EXHIBIT 2.1
                                                                    -----------



                                                                  EXECUTION COPY
                                                                  --------------


                               PURCHASE AGREEMENT


                                     BETWEEN

                THE INDIVIDUALS AND ENTITIES LISTED ON EXHIBIT A

                                       AND

                              IONICS, INCORPORATED







                          DATED AS OF NOVEMBER 18, 2003






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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I         PURCHASE AND SALE OF THE EQUITY INTERESTS...................2


   SECTION 1.01      PURCHASE AND SALE OF THE EQUITY INTERESTS................2

   SECTION 1.02      CLOSING DATE.............................................3

   SECTION 1.03      TRANSACTIONS TO BE EFFECTED AT THE CLOSING...............3

   SECTION 1.04.     ADJUSTMENTS TO INITIAL PURCHASE PRICE....................5

   SECTION 1.05      ALLOCATION OF PURCHASE PRICE; SECTION 338
                      TAX ADJUSTMENTS.........................................9

   SECTION 1.06      SELLERS REPRESENTATIVES; ATTORNEYS-IN-FACT..............13

   SECTION 1.07      ESTATE TAX LIEN.........................................14

ARTICLE II        INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF SELLERS.......14


   SECTION 2.01      AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.......14

   SECTION 2.02      TITLE TO THE EQUITY INTERESTS...........................14

   SECTION 2.03      CAPITAL STOCK...........................................15

   SECTION 2.04      INVESTMENT REPRESENTATION...............................15

   SECTION 2.05      NO CONFLICT.............................................15

   SECTION 2.06      LITIGATION..............................................16

   SECTION 2.07      PURCHASER STOCK OWNERSHIP...............................16

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF SELLERS
                   CONCERNING THE COMPANIES AND THEIR SUBSIDIARIES...........17


   SECTION 3.01      ORGANIZATION AND STANDING...............................17

   SECTION 3.02      CAPITAL STOCK OF THE COMPANIES AND THEIR
                      SUBSIDIARIES; JOINT VENTURE............................17

   SECTION 3.03      NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR
                      APPROVALS REQUIRED.....................................19

   SECTION 3.04      FINANCIAL STATEMENTS....................................19

   SECTION 3.05      ASSETS OTHER THAN REAL PROPERTY INTERESTS;
                      SUFFICIENCY OF ASSETS..................................20

   SECTION 3.06      REAL PROPERTY...........................................21

   SECTION 3.07      INTELLECTUAL PROPERTY...................................22

   SECTION 3.08      CONTRACTS...............................................25

   SECTION 3.09      LITIGATION..............................................28

   SECTION 3.10      TAXES...................................................28

   SECTION 3.11      ABSENCE OF CHANGES OR EVENTS............................32

   SECTION 3.12      COMPLIANCE WITH APPLICABLE LAW..........................33

   SECTION 3.13      EMPLOYEE AND LABOR MATTERS..............................34

   SECTION 3.14      EMPLOYEE BENEFIT PLANS..................................34

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   SECTION 3.14A     INTERNATIONAL EMPLOYEE BENEFIT PLANS....................36

   SECTION 3.15      ENVIRONMENTAL MATTERS...................................36

   SECTION 3.16      INSURANCE...............................................38

   SECTION 3.17      TRANSACTIONS WITH AFFILIATES............................39

   SECTION 3.18      GOVERNMENTAL PERMITS....................................39

   SECTION 3.19      ACCOUNTS RECEIVABLE.....................................39

   SECTION 3.20      INVENTORY...............................................39

   SECTION 3.21      CUSTOMERS AND SUPPLIERS.................................40

   SECTION 3.22      BROKERS.................................................40

   SECTION 3.23      NALCO JV................................................40

ARTICLE IV        REPRESENTATION AND WARRANTIES OF PURCHASER.................40


   SECTION 4.01      ORGANIZATION AND STANDING...............................40

   SECTION 4.02      AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.......40

   SECTION 4.03      CAPITAL STOCK OF PURCHASER, JOINT VENTURES..............41

   SECTION 4.04      NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR
                      APPROVALS REQUIRED.....................................42

   SECTION 4.05      PURCHASER SEC REPORTS...................................43

   SECTION 4.06      FINANCIAL STATEMENTS....................................44

   SECTION 4.07      SUFFICIENCY OF ASSETS...................................44

   SECTION 4.08      LITIGATION..............................................45

   SECTION 4.09      ABSENCE OF CHANGES OR EVENTS............................45

   SECTION 4.10      SECURITIES ACT..........................................46

   SECTION 4.11      SELLERS' COMMON STOCK...................................46

   SECTION 4.12      BROKERS.................................................46

   SECTION 4.13      VOTING REQUIREMENTS.....................................46

   SECTION 4.14      OPINION OF FINANCIAL ADVISOR............................47

   SECTION 4.15      RIGHTS AGREEMENTS.......................................47

   SECTION 4.16      COMPLIANCE WITH APPLICABLE LAW..........................47

   SECTION 4.17      EMPLOYEE AND LABOR MATTERS..............................47

   SECTION 4.18      CONTRACTS...............................................47

   SECTION 4.19      TAXES...................................................49

   SECTION 4.20      ENVIRONMENTAL MATTERS...................................49

   SECTION 4.21      GOVERNMENTAL PERMITS....................................51

   SECTION 4.22      BENEFIT PLANS...........................................51

   SECTION 4.23      INTELLECTUAL PROPERTY...................................52

   SECTION 4.24      COMMITMENT LETTER.......................................53

ARTICLE V         COVENANTS..................................................53

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   SECTION 5.01      COVENANTS RELATING TO CONDUCT OF THE PARTIES
                      BEFORE THE CLOSING.....................................53

   SECTION 5.02      ACCESS..................................................58

   SECTION 5.03      CONFIDENTIALITY.........................................58

   SECTION 5.04      EFFORTS.................................................59

   SECTION 5.05      CONSENTS................................................61

   SECTION 5.06      PUBLICITY...............................................61

   SECTION 5.07      ARRANGEMENTS WITH SELLERS...............................61

   SECTION 5.08      NONCOMPETITION AND NONSOLICITATION......................61

   SECTION 5.09      CORPORATE INDEMNITY FOR COMPANY MANAGERS,
                      OFFICERS AND DIRECTORS.................................63

   SECTION 5.10      NO SOLICITATION OF PROPOSALS OR OFFERS..................63

   SECTION 5.11      COMPANIES' FINANCIAL STATEMENTS; PROXY
                      STATEMENT; SEC FILINGS.................................66

   SECTION 5.12      NEW YORK STOCK EXCHANGE LISTING.........................68

   SECTION 5.13      PURCHASER STOCKHOLDERS MEETING..........................68

   SECTION 5.14      RIGHTS AGREEMENT........................................68

   SECTION 5.15      SHELF REGISTRATION STATEMENT............................69

   SECTION 5.16      BORROWED DEBT...........................................69

   SECTION 5.17      FOREIGN QUALIFICATIONS..................................69

   SECTION 5.18      PERMITS.................................................69

   SECTION 5.19      STATUTE OF LIMITATIONS..................................70

   SECTION 5.20      NOTICES OF CERTAIN EVENTS...............................70

   SECTION 5.21      INTERNAL CONTROLS.......................................71

   SECTION 5.22      401(K) PLAN TERMINATION.................................71

   SECTION 5.23      PURCHASER FINANCING.....................................71

   SECTION 5.24      CERTAIN EMPLOYEE BONUSES................................72

   SECTION 5.25      PERMITTED DESIGNEES.....................................72

   SECTION 5.26      401(K) PLAN QUALIFICATION...............................72

   SECTION 5.27      SHAREHOLDERS AGREEMENTS AND OPERATING AGREEMENT.........72

   SECTION 5.28      IDENTIFICATION OF INVESTOR DIRECTORS....................72

   SECTION 5.29      TRUSTEE UNDERTAKING.....................................73

   SECTION 5.30      NALCO JV................................................73

   SECTION 5.31      FINANCING EFFORTS.......................................73

ARTICLE VI        EMPLOYEE AND BENEFIT MATTERS...............................73


   SECTION 6.01      EMPLOYEES...............................................73

   SECTION 6.02      BENEFIT PLANS...........................................74

ARTICLE VII          TAX MATTERS.............................................75

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   SECTION 7.01      PREPARATION OF TAX RETURNS..............................75

   SECTION 7.02      TRANSFER AND SIMILAR TAXES..............................76

   SECTION 7.03      SUBCHAPTER S STATUS.....................................76

   SECTION 7.04      FIRPTA CERTIFICATE......................................76

   SECTION 7.05      ASSISTANCE AND COOPERATION..............................76

   SECTION 7.06      DISPUTES BY TAXING AUTHORITY............................77

   SECTION 7.07      SECTION 338(H)(10) ELECTIONS............................77

   SECTION 7.08      FAILURE TO MAINTAIN SUBCHAPTER S STATUS.................78

   SECTION 7.09       STRADDLE PERIOD........................................78

   SECTION 7.10      TAX CLEARANCE CERTIFICATES..............................78

   SECTION 7.11      ACTIONS ON CLOSING DATE.................................78

   SECTION 7.12      TAX AUDITS..............................................79

   SECTION 7.13      SECTION 83(B) ELECTIONS.................................79

ARTICLE VIII         CONDITIONS PRECEDENT....................................79


   SECTION 8.01      CONDITIONS TO OBLIGATION OF PURCHASER...................79

   SECTION 8.02      CONDITIONS TO OBLIGATION OF SELLERS.....................81

   SECTION 8.03      WAIVER..................................................82

   SECTION 8.04      FRUSTRATION OF CLOSING CONDITIONS.......................82

ARTICLE IX        TERMINATION................................................83


   SECTION 9.01      TERMINATION.............................................83

   SECTION 9.02      EFFECT OF TERMINATION...................................84

   SECTION 9.03      FEE AND EXPENSES........................................85

   SECTION 9.04      AMENDMENT...............................................86

   SECTION 9.05      EXTENSION; WAIVER.......................................86

   SECTION 9.06      EXPENSE OR FEE REIMBURSEMENT............................86

ARTICLE X         INDEMNIFICATION............................................87


   SECTION 10.01     TAX AND 401(A) COMPANY BENEFIT PLAN INDEMNIFICATION.....87

   SECTION 10.02     ARTICLE II AND CERTAIN OTHER INDEMNIFICATIONS...........88

   SECTION 10.03     OTHER INDEMNIFICATION BY SELLERS........................88

   SECTION 10.04     OTHER INDEMNIFICATION BY PURCHASER......................90

   SECTION 10.05     LIMITATIONS ON LIABILITY; COOPERATION...................92

   SECTION 10.06     LOSSES NET OF INSURANCE, ETC............................93

   SECTION 10.07     TERMINATION OF INDEMNIFICATION..........................93

   SECTION 10.08     PROCEDURES RELATING TO INDEMNIFICATION FOR
                      THIRD-PARTY CLAIMS.....................................93

   SECTION 10.09     PROCEDURES RELATED TO INDEMNIFICATION FOR
                      OTHER CLAIMS (OTHER THAN TAX CLAIMS
                      UNDER SECTION 10.01)...................................94

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   SECTION 10.10     PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS....95

   SECTION 10.11     REPRESENTATIONS AND WARRANTIES..........................95

ARTICLE XI  GENERAL PROVISIONS...............................................96


   SECTION 11.01     ASSIGNMENT..............................................96

   SECTION 11.02     NO THIRD-PARTY BENEFICIARIES............................96

   SECTION 11.03     EXPENSES................................................96

   SECTION 11.04     NOTICES.................................................97

   SECTION 11.05     HEADINGS; CERTAIN DEFINITIONS...........................98

   SECTION 11.06     DISCLAIMERS; ACKNOWLEDGMENTS; INTEGRATED CONTRACT......106

   SECTION 11.07     EXHIBITS/SCHEDULES; CONFLICTS..........................108

   SECTION 11.08     COUNTERPARTS...........................................108

   SECTION 11.09     GOVERNING LAW..........................................108

   SECTION 11.10     CONSENT TO JURISDICTION................................109

   SECTION 11.11     WAIVER OF JURY TRIAL...................................109

   SECTION 11.12     SURVIVAL OF CERTAIN REPRESENTATIONS....................109

   SECTION 11.13     FURTHER ASSURANCES.....................................110




EXHIBIT A.........Listing of Sellers and Sellers' Equity
EXHIBIT B.........Allocation of Purchase Price
EXHIBIT C.........Employment Agreement
EXHIBIT D.........Stockholders Agreement
EXHIBIT E.........Escrow Agreement
EXHIBIT F.........Working Capital/Excess Cash Calculation Examples
EXHIBIT G.........Amendment to Purchaser's Rights Agreement
EXHIBIT H.........Opinion of Williams Mullen
EXHIBIT I.........Opinion of Testa, Hurwitz & Thibeault, LLP
EXHIBIT J ........Sellers' Release
EXHIBIT K ........Section 338 Escrow Agreement






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         THIS PURCHASE AGREEMENT is dated as of November 18, 2003 (the
"Agreement") among the individuals and entities listed on EXHIBIT A (each a "Seller" and collectively, "Sellers"), and Ionics, Incorporated, a Massachusetts corporation ("Purchaser").


                                    RECITALS
                                    --------


         A. Purchaser, either directly or through one or more of its direct or indirect wholly-owned subsidiaries (each, a "Permitted Designee" and collectively, the "Permitted Designees"), wishes to purchase from Sellers holding shares of common stock of Ecolochem, Inc. ("Ecolochem Sellers"), and Ecolochem Sellers wish to sell to Purchaser or its Permitted Designees, all the issued and outstanding shares of common stock (the "Ecolochem Shares") of Ecolochem, Inc., a Virginia corporation ("Ecolochem");

         B. Purchaser, either directly or through its Permitted Designees, wishes to purchase from Sellers holding shares of common stock of Ecolochem International, Inc. ("International Sellers"), and International Sellers wish to sell to Purchaser, all the issued and outstanding shares of common stock (the "International Shares") of Ecolochem International, Inc., a Delaware corporation ("International");

         C. Purchaser, either directly or through its Permitted Designees, wishes to purchase from Sellers holding equity interests in Ecolochem S.A.R.L. ("S.A.R.L. Sellers"), and S.A.R.L. Sellers wish to sell to Purchaser or its Permitted Designees, all of the issued and outstanding equity interests (the "S.A.R.L. Interests") of Ecolochem S.A.R.L., a societe a responsabilite limitee organized under the laws of France ("S.A.R.L.");

         D. Purchaser, either directly or through its Permitted Designees, wish to purchase from Sellers holding membership interests of Moson Holdings, LLC ("Moson Holdings Sellers"), and Moson Holdings Sellers wish to sell to Purchaser or its Permitted Designees, all the issued and outstanding membership interests (the "Moson Holdings Interests") of Moson Holdings, LLC, a Virginia limited liability company ("Moson Holdings"); and

         E. Ecolochem, International, S.A.R.L. and Moson Holdings are collectively referred to as the "Companies" and each as a "Company." The Ecolochem Shares, International Shares, the S.A.R.L. Interests and the Moson Holdings Interests are collectively referred to as the "Equity Interests." Purchaser's or its Permitted Designees' acquisition of the Equity Interests and all ancillary transactions contemplated by this Agreement are referred to collectively as the "Transaction." Section 11.05 identifies the Sections of this Agreement in which certain capitalized terms are defined.

                                    AGREEMENT
                                    ---------


         Accordingly, the parties agree:



                                    ARTICLE I


                    Purchase and Sale of the Equity Interests
                    -----------------------------------------


         SECTION 1.01.     Purchase and Sale of the Equity Interests.
                           ------------------------------------------

              (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Ecolochem Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the issued and outstanding Ecolochem Shares, (ii) International Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the issued and outstanding International Shares, (iii) subject to Section 1.07, S.A.R.L. Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the outstanding S.A.R.L. Interests, and (iv) Moson Holdings Sellers will sell and transfer to Purchaser (or its Permitted Designee), and Purchaser (or such Permitted Designee) will purchase, all the outstanding Moson Holdings Interests, for an aggregate purchase price (the "Initial Purchase Price") of (A) $200,000,000 in cash which shall be subject to adjustment under this Section 1.01(a), Section 1.03(a)(viii), Section 1.04 (Certain Post-Closing Adjustments) and Section 1.05 (Allocation of Purchase Price; Section 338 Tax Adjustment) plus
(B) 4,905,660 shares of the common stock of Purchaser, par value $1.00 per share (the "Common Stock"), which shall be subject to adjustment under this Section 1.01(a). Notwithstanding anything to the contrary set forth in this Section 1.01 or otherwise in this Agreement, Purchaser shall have the right to substitute cash for the shares of Common Stock that Sellers otherwise would be entitled to receive under this Agreement as and to the extent reasonably necessary to ensure that such Sellers, as a group (and applying the stock ownership attribution rules of Section 267(c) of the Code) do not (directly or by such attribution rules) own immediately after the Transaction in excess of 19.5% of the outstanding shares of capital stock of Purchaser. Each share of Common Stock for which cash is substituted under the preceding sentence shall be valued at $26.50 (the "Share Price"). The term "Initial Cash Consideration" shall mean the aggregate amount of cash to be received by Sellers under this Section 1.01(a). The term "Initial Stock Consideration" shall mean the aggregate number of shares of Common Stock to be received by Sellers under this Section 1.01(a). The Initial Cash Consideration and the Initial Stock Consideration and all adjustments thereto under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 shall be allocated among the Companies and the covenant contained in Section 5.08 as shown on EXHIBIT B; provided, that all payments in respect of the S.A.R.L. Interest, the Moson Holdings Interest and the covenant contained in Section 5.08 shall be made in cash (and not Common Stock). The number of shares, equity interests or the percentage of membership interests in a Company, as applicable, to be transferred by each Seller to Purchaser or its Permitted Designee, is set forth on EXHIBIT A.

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              (b) Unless otherwise required by a Final Determination or by
Applicable Law, neither Purchaser nor Sellers shall take any position on any Tax Return or with any Taxing Authority inconsistent with the allocation of the Initial Cash Consideration and the Initial Stock Consideration set forth on EXHIBIT A and EXHIBIT B and as adjusted under Sections 1.01(a), 1.03(a)(viii),
1.04 and 1.05 or as contemplated by EXHIBIT B or with any Allocation Schedule (taking into account any Final Section 338 Tax Adjustment). The aggregate amount of the Initial Cash Consideration and the Initial Stock Consideration allocated to the Equity Interests of a Company as set forth on EXHIBIT A and EXHIBIT B and as adjusted under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 and EXHIBIT B is referred to as the "Company Amount" for such Company. The aggregate amount of the Initial Cash Consideration and the Initial Stock Consideration allocated to the Equity Interests of all Companies as set forth on EXHIBIT A and EXHIBIT B and as adjusted under Sections 1.01(a), 1.03(a)(viii), 1.04 and 1.05 and EXHIBIT B is referred to as the "Aggregate Consideration."

              (c) Each Company Amount shall be allocated to Sellers in the percentages set forth beside their names for the applicable Company on EXHIBIT
A. Subject to Section 1.03(a)(vii) and (viii), each Seller shall be entitled to receive from Purchaser an amount equal to the aggregate Company Amounts allocated to such Seller in accordance with the preceding sentence.


         SECTION 1.02. Closing Date. The closing of the Transaction (the "Closing") will take place at the offices of Williams Mullen, 222 Central Park Avenue, Suite 1700, Virginia Beach, Virginia 23462, at 10:00 a.m., local time, as soon as reasonably practicable (but in no event later than the second business day) following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Article VIII, other than conditions which by their terms are to be satisfied on that day (but nonetheless subject to satisfaction or permitted waiver of such conditions), or at such other place, time and date as may be agreed by Sellers Representatives and Purchaser. The date the Closing occurs is the "Closing Date."


         SECTION 1.03.     Transactions To Be Effected at the Closing.

              (a) At the Closing:

                           (i) each Ecolochem Seller shall deliver to Purchaser,
or its Permitted Designee, certificates representing the Ecolochem Shares held by such Seller duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer;

                           (ii) each International Seller shall deliver to
Purchaser, or its Permitted Designee, certificates representing the International Shares held by such Seller, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer;

                           (iii) subject to Section 1.07, Purchaser or its
Permitted Designees shall execute and deliver to each of the S.A.R.L. Sellers, and each of the S.A.R.L. Sellers shall execute and deliver to Purchaser or its Permitted Designees, instruments of transfer of the S.A.R.L. Interests owned by such S.A.R.L. Sellers, in a form reasonably acceptable to Sellers Representatives and Purchaser;

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                           (iv) each Moson Holdings Seller shall deliver to
Purchaser, or its Permitted Designee, duly executed instruments of transfer of the Moson Holdings Interests owned by such Seller, in a form reasonably acceptable to Sellers Representatives and Purchaser;

                           (v) Sellers shall deliver, or cause to be delivered,
to Purchaser written resignations of the directors of the Companies;

                           (vi) Sellers Representatives, Purchaser and Citibank
N.A. (or another escrow agent reasonably acceptable to Purchaser and Sellers Representatives)(the "Escrow Agent") shall execute and deliver the escrow agreement substantially in the form of EXHIBIT E (such form shall be subject to changes requested by the Escrow Agent and reasonably acceptable to Sellers Representatives and Purchaser (the "Escrow Agreement")), providing for the establishment of an escrow account (the "Escrow Account") with the Escrow Agent to secure the obligations of Sellers to Purchaser under this Agreement. The Escrow Account shall consist of (i) $20,000,000 in cash and (ii) 490,566 of the shares of Common Stock (the "Escrowed Shares") Sellers are entitled to receive under Section 1.01(a) (collectively, the "Escrow Amount"); provided that Sellers may elect at least two business days before Closing to replace some or all of the Escrowed Shares with an amount of cash equal to the number of Escrowed Shares to be replaced multiplied by the Share Price. At the Closing, Purchaser shall deposit the Escrow Amount in the Escrow Account to be held, invested and subsequently disbursed in accordance with the terms, conditions and provisions of this Agreement and the Escrow Agreement. The Escrow Account shall be divided into sub-accounts (each a "Sub-Account") for each Seller, which shall be based on the percentage of the Aggregate Consideration to be received by such Seller. The right of any Seller to receive any funds held in the Escrow Account shall be conditioned on such funds not being otherwise distributed in accordance with this Agreement and the Escrow Agreement. On its termination, all funds and Escrowed Shares remaining in the Escrow Account shall be distributed to each Seller to the extent of the balance of such Seller's Sub-Account, as provided in this Agreement and the Escrow Agreement;

                           (vii) Purchaser shall deliver to each Seller amounts
of the Initial Stock Consideration allocated to such Seller under Section 1.01(c) minus the amount of Common Stock to be placed in such Seller's Sub-Account under Section 1.03(a)(vi);

                           (viii) (A) Purchaser shall deliver to each Seller
amounts of cash equal to the respective portion of the Initial Cash Consideration allocated to such Seller under Section 1.01(c), minus
(1) the amount of cash to be placed in such Seller's Sub-Account under Section 1.03(a)(vi), plus (2) the Estimated Closing Excess Cash Amount (which may be either positive or negative) allocated to such Seller under Section 1.01(c), plus (3) the Estimated Closing WC Amount (which may be either positive or negative) allocated to such Seller under Section 1.01(c).

                                    (B) All cash amounts payable by Purchaser
under this Section 1.03(a)(viii) shall be made by wire transfer in immediately available funds to accounts of Sellers, in each case which accounts shall have been designated by Sellers Representatives at least two business days before the Closing Date;


                           (ix) Sellers shall provide evidence to the reasonable
satisfaction of Purchaser that (A) all Borrowed

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Debt and any and all obligations relating thereto have been repaid, (B) any
Liens securing such Borrowed Debt have been or will be discharged and (C) all agreements relating to foreign currency swaps, interest rate swaps, commodity swaps, options, caps, collars, hedges or forward exchanges or similar agreements (collectively, "Derivatives") have been terminated; and

                           (x) if required, each Permitted Designee shall
deliver to Sellers the certificate required pursuant to
Section 5.25.

              (b) The parties acknowledge that the terms of any instruments delivered in connection with this Section 1.03 or Sections 1.04, 1.07 or 11.13 (other than any certificate required pursuant to Section 5.25) will not require any party to make any additional representations, warranties or covenants, express or implied (other than those set forth in this Agreement) and such instruments will not result in any increase in the obligations of any Seller or Purchaser beyond those expressly set forth in this Agreement.

              (c) In the event that, prior to Closing, Purchaser determines that Purchaser or its Permitted Designees may be obligated to withhold, pursuant to any Tax law, any amount from the consideration otherwise payable to any Seller hereunder, Purchaser shall use reasonable efforts to notify such Seller of the same and whether such obligation may be relieved by the delivery by such Seller of any certificate or other documentation (including, as applicable, an IRS Form W-9, W-8BEN, W-8EXP, or W-8ECI). Prior to Closing, each Seller shall provide to Purchaser any such certificate or other documentation, to the extent that such Seller is legally entitled to do so. Notwithstanding the foregoing, Purchaser and its Permitted Designees shall be entitled to deduct and withhold from any of the consideration otherwise payable to any of the Sellers pursuant to this Agreement or as part of the transactions contemplated herein such amounts in cash as may be required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or non-United States Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, Purchaser or its Permitted Designees (as appropriate) will be treated as though it paid to the Sellers such amount deducted or withheld as consideration otherwise payable pursuant to this Agreement.

         SECTION 1.04. Adjustments to Initial Purchase Price.

              (a) "Excess Cash" shall mean the amount equal to (i) the sum of
(A) all cash, cash equivalents (including cash represented by undeposited checks) and marketable securities held by the Companies and their subsidiaries as of the close of business on the business day immediately prior to the Closing Date plus (B) cash deposits made by the Companies and held by the Internal Revenue Service for Required Payment for Refund under Section 7519 of the Code (which, as of the date hereof, were in the approximate amount of $1,620,988) as described in SECTION 1.04(A) OF THE SELLER DISCLOSURE SCHEDULE (collectively, the "Deposits"), minus (ii) the sum of (A) all amounts necessary for the Companies and their subsidiaries to satisfy and discharge in full all Borrowed Debt and all monetary liabilities and obligations arising under any Derivatives existing as of the Closing (including any Liens securing such Borrowed Debt and other items), (B) if, as of the close of business on the business day immediately prior to the Closing Date, the Companies and their subsidiaries shall not have made all Required Capital Calls (as defined below) in cash, the aggregate amount of all Required Capital Calls that have not been made by the Companies and their subsidiaries before the close of business on the business day immediately prior to the Closing Date, (C) the amount represented by checks issued by the Companies and their subsidiaries but uncollected or unpaid as of the close of business on the business day immediately prior to the Closing Date and (D) $1,000,000, which represents the agreed upon adjustment related to UK deferred income taxes as disclosed in the Combined Balance Sheet. Between the date hereof and the close of business on the business day immediately prior to the Closing Date, the Companies and their subsidiaries shall make all investments in, and capital contributions to, the Nalco JV that the Companies and their subsidiaries are required to make through the Closing Date pursuant to any partnership, operating or other governing agreements of the Nalco JV (the "Required Capital Calls"). Sellers hereby inform Purchaser that the aggregate amount of all unmade Required Capital Calls as of the date hereof is approximately $650,000. For purposes of determining Excess Cash (and any related items), all assets and liabilities of the Nalco JV shall be excluded. The parties acknowledge that Sellers intend to cause to be distributed to Sellers before the Closing all Excess Cash and no more. Sellers Representatives shall prepare and deliver to Purchaser at least two business days before the Closing Date, a good faith estimate of the amount of Excess Cash as of the Closing (the "Estimated Closing Excess Cash Amount") (such estimate to separately set forth both the aggregate and detailed amounts supporting the Estimated Closing Excess Cash Amount and the amounts thereof allocated to each Seller under Section 1.01(c)). From and after the time the Sellers Representatives submit to Purchaser the good faith estimate of the amount of Excess Cash, neither the Companies nor their subsidiaries shall make any distribution of cash, cash equivalents, marketable securities or Deposits unless the making of such distribution and the amount thereof was specifically included in the Sellers' calculation of the Estimated Closing Excess Cash Amount. "Final Excess Cash Amount" shall mean the amounts of Excess Cash set forth on the Closing Excess Cash Statement that becomes final and binding on each Seller and Purchaser in accordance with this Section 1.04.

              (b) Within 90 days after the Closing Date, Purchaser shall deliver to Sellers Representatives two statements (the "Post-Closing Statements") setting forth: (i) a calculation of Excess Cash (the "Closing Excess Cash Statement") and (ii) a calculation of Closing Working Capital and the Closing WC Amount (the "Closing Working Capital Statement"). The Post-Closing Statements will be prepared by Purchaser's outside accountants (it being acknowledged by Sellers that Purchaser may use either PricewaterhouseCoopers LLP or Ernst & Young LLP for this purpose) and be accompanied by a certificate of Purchaser's outside accountants stating that the Post-Closing Statements have been prepared in compliance with the requirements of this Section 1.04.

              (c) During the 60-day period following Sellers Representatives' receipt of the Post-Closing Statements, Purchaser shall cause Purchaser's accountants to provide Sellers' outside accountants with such access, on reasonable prior notice and during normal business hours, to the work papers of Purchaser's outside accountants reasonably necessary to verify the calculations underlying the Closing Excess Cash Statement and the Closing Working Capital Statement. A Post-Closing Statement will be final, deemed accepted by and be binding on the parties on the 60th day following its delivery unless Sellers Representatives give written notice to Purchaser of their disagreement with such Post-Closing Statement (such notice, a "Notice of Disagreement") before such date. Any Notice of Disagreement must specify in reasonable detail the nature of any disagreement so asserted. If a Notice of Disagreement is received by Purchaser in a timely manner, then the applicable Post-Closing Statement (as revised in accordance with clause (d) below) will become final and binding on each Seller and Purchaser, on the earlier of (1) the date Sellers Representatives and Purchaser resolve in writing any differences they have with respect to the matters specified in such Notice of Disagreement and (2) the date all disputed matters specified in such Notice of Disagreement are finally resolved in writing by Deloitte & Touche or such other nationally recognized independent accounting firm mutually agreed on by Sellers Representatives and Purchaser (the "Accounting Firm").


              (d) During the 30-day period following delivery of a Notice of Disagreement, Sellers Representatives and Purchaser shall seek in good faith to resolve in writing any differences they may have with respect to the matters set forth in the Notice of Disagreement. If any disagreement included in the Notice of Disagreement is not resolved in writing within such 30-day period, Sellers Representatives or Purchaser may submit to the Accounting Firm for review and resolution any and all matters that remain in dispute and that were properly included in the Notice of Disagreement. The scope of the Accounting Firm's review shall be limited to only those matters that remain in dispute and that are included in the Notice of Disagreement. Sellers Representatives and Purchaser shall use all commercially reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to it within 30 days of the receipt of such submission. Judgment may be entered on the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm's determination will be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 1.04. The fees and expenses of the Accounting Firm under this Section 1.04 shall be borne by Purchaser and Sellers in inverse proportion as they may prevail on matters resolved by the Accounting Firm, and such proportionate allocation also shall be determined by the Accounting Firm when its determination is rendered on the merits of the matter submitted. All other costs of any arbitration shall be borne by the party or parties incurring such costs.

              (e) The scope of the disputes to be resolved by the Accounting Firm shall be limited to disagreements based on mathematical errors or based on the amount of Excess Cash or Closing Working Capital set forth in the Post-Closing Statements not being calculated in accordance with this Section
1.04 and the Accounting Firm is not to make any other determination, including any determination whether Excess Cash or Closing Working Capital is in accordance with GAAP.

              (f) If (i) the Final Closing WC Amount exceeds the Estimated Closing WC Amount, Purchaser shall, or if (ii) the Estimated Closing WC Amount exceeds the Final Closing WC Amount, Sellers shall, within three business days after the Closing Working Capital Statement becomes final and binding on the parties in accordance with this Section 1.04, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest from time to time publicly announced by Citibank, N.A., in its New York office as its prime or base rate (the "Prime Rate"), calculated on the basis of the actual number of days elapsed over 365 from the Closing Date to the date of payment. Such payment shall be made to the bank accounts of Sellers or Purchaser, as the case may be, designated in writing by Sellers Representatives, on the one hand, and Purchaser, on the other hand. Any payments shall be allocated in accordance with
Section 1.01(c). An example of the calculation of Closing Working Capital is set forth on EXHIBIT F hereto.

              (g) If (i) the Final Excess Cash Amount exceeds the Estimated Closing Excess Cash Amount, Purchaser shall, or (ii) if the Estimated Closing Excess Cash Amount exceeds the Final Excess Cash Amount, Sellers shall, within three business days after the Closing Excess Cash Statement becomes final and binding on the parties in accordance with this Section 1.04, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the Prime Rate, calculated on the basis of the actual number of days elapsed over 365 from the Closing Date to the date of payment. Such payment shall be made to the bank accounts of Sellers or Purchaser, as the case may be, designated in writing by Sellers Representatives, on the one hand, and Purchaser, on the other hand. Any payments to be made to Sellers shall be allocated in accordance with Section 1.01(c). An example of the calculation of Excess Cash is set forth on EXHIBIT F hereto.

              (h) "Working Capital" shall mean Current Assets minus Current Liabilities. "Current Assets" shall mean total current assets of the Companies and their subsidiaries, excluding any items included in the calculation of Excess Cash. Current Assets shall be calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to current assets in the Combined Balance Sheet. "Current Liabilities" shall mean total current liabilities of the Companies and their subsidiaries, excluding any items included in the calculation of Excess Cash. Current Liabilities shall be calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to current liabilities in the Combined Balance Sheet. Working Capital shall include Current Assets or Current Liabilities relating to Taxes properly accruable by the Companies or their subsidiaries calculated in a consistent manner, using the same GAAP accounting principles, practices, methodologies and policies as applied to Taxes in the Combined Balance Sheet (for the avoidance of doubt, deferred taxes related to the UK, as recorded in the Combined Balance Sheet, are not includable in Current Assets or Current Liabilities). Working Capital shall not include any Borrowed Debt or any Derivatives, which are included in the calculation of Excess Cash. Working Capital shall not include any accruals for
(i) unused vacation or (ii) advances to Sellers that are reclassified as distributions to such Sellers before the Closing Date. For purposes of determining Working Capital (and any related items), all assets and liabilities of the Nalco JV shall be excluded. All bonuses payable to employees of the Companies and their subsidiaries that are currently scheduled to be paid in November 2003 for sales bonuses and January 2004 for other employees, although discretionary, shall be paid before the close of business on the business day immediately prior to the Closing Date. "Closing Working Capital" shall mean Working Capital as of the close of business on business day immediately prior to the Closing Date. "Closing WC Amount" shall mean Closing Working Capital minus $17,000,000. Sellers Representatives shall prepare and deliver to Purchaser at least two business days before the Closing Date, a good faith estimate of the amount of Closing Working Capital (the "Estimated Closing Working Capital") and Closing WC Amount (the "Estimated Closing WC Amount") (such estimates to separately set forth both the aggregate and detailed amounts supporting the Estimated Closing Working Capital and Estimated Closing WC Amount and the amounts thereof allocated to each Seller under Section 1.01(c)). "Final Closing Working Capital" shall mean the amounts of Closing Working Capital set forth on the Closing Working Capital Statement that becomes final and binding on each Seller and Purchaser in accordance with this Section 1.04. "Final Closing WC Amount" shall mean Final Closing Working Capital minus $17,000,000.

              (i) Until final resolution of any issues regarding the Post-Closing Statements, Purchaser shall not take any actions with respect to the historical accounting books and records of the Companies on which the Post-Closing Statement are based not consistent with the past practices of the Companies. Without limiting the generality of the foregoing, no changes shall be made until such determination in any reserve or other account existing as of the date of the Combined Balance Sheet or the Closing Date except as a result of events occurring after the date of the Combined Balance Sheet through the Closing Date and, in such event, only in a manner consistent with the methodology used in the Combined Balance Sheet. During the period required for the preparation and review of, and resolution of disputes relating to, the Post-Closing Statements or any amounts set forth therein or based thereon, Sellers and Purchaser shall each afford the other's accountants and other designated representatives reasonable access during regular business hours to the books and records of the Companies and their respective subsidiaries as they may reasonably require in order to review and verify the items in the Post-Closing Statements.

              (j) Within fifteen months after the Closing Date, Purchaser shall prepare and provide to Sellers Representatives a statement setting forth the amount of such Taxes reflected in Closing Working Capital and the amount of such Taxes actually paid or remaining accrued by the Companies and their subsidiaries during the 12-month period following the Closing Date. In the event that Sellers Representatives disagree with such calculation, the Sellers Representatives and Purchaser shall follow the dispute resolution mechanism of Section 1.04(d). If the amount of such Taxes actually paid or that remain accrued during such period in respect of periods ending on or before the Closing Date, is less than the amount of such Taxes reflected in Closing Working Capital, Purchaser shall pay to Sellers (divided among the Sellers in the amounts to be specified in writing in advance by Sellers) an amount equal to (x) the amount of such Taxes reflected in Closing Working Capital minus (y) the sum of the amount of such Taxes paid or that remain accrued by the Companies or their subsidiaries during such period with respect to periods ending on or before the Closing Date. Such payment shall be made in immediately available funds to the accounts designated by the Sellers Representatives at least two business days prior to payment.


         SECTION 1.05. Allocation of Purchase Price; Section 338 Tax
Adjustments.

              (a) In the event that Purchaser elects to make any Section 338 Election, the provisions of this Section 1.05 shall apply.

              (b) Purchaser shall pay to each Seller, at the time and in the amounts and manner described below, the amount in cash necessary to cause: (i) if Purchaser makes a Section 338 Election with respect to Ecolochem, the after-Tax proceeds from the sale of the Ecolochem Shares of such Ecolochem Seller to be equal to the after-Tax proceeds that such Seller would have received in connection with the sale of the Ecolochem Shares hereunder had the
Section 338 Election not been made with respect to Ecolochem, and (ii) if Purchaser makes a Section 338 Election with respect to International, the after-Tax proceeds from the sale of the International Shares of such International Seller to be equal to the after-Tax proceeds that such Seller would have received in connection with the sale of the International Shares hereunder had the Section 338 Election not been made with respect to International, in each case taking into account all applicable federal, state and local Income Taxes (the "Section 338 Tax Adjustment").

              (c) No later than 30 days prior to the Closing, Purchaser shall prepare in good faith and deliver to the Sellers, using such assumptions concerning the value of the Common Stock to be delivered to the Sellers at Closing and such other adjustments to the Initial Purchase Price as Purchaser reasonably expects to be made under the provisions of this Article I, a preliminary schedule, allocating the applicable aggregate deemed sales price (as determined under Section 338 of the Code and the Treasury Regulations thereunder and based on such assumptions and adjustments) among the assets of Ecolochem and International (the "Preliminary Allocation").

              (d) No later than 15 days prior to Closing, Sellers shall, in good faith, complete a preliminary computation of the Section 338 Tax Adjustment (the "Preliminary 338 Tax Adjustment") and submit such computation to Purchaser for Purchaser's review based upon the preliminary allocation set forth in Section 1.05(c) above and in accordance with Section 1.05(e) below. In the event that Purchaser determines that the result of Sellers' computation is in excess of Purchaser's calculation of the Preliminary 338 Tax Adjustment by more than $1,000,000, then the Sellers and the Purchaser shall follow the dispute resolution mechanism of Section 1.04(d), provided that each reference in Section 1.04(d) to any 30-day period shall be deemed to be a 5-day period. In the event any such dispute is not resolved as of the Closing, Section 1.05(f) shall be applied based on Sellers' calculation of the Preliminary 338 Tax Adjustment, until such time as such dispute is resolved, at which time the amount of the letter of credit or the amount of Section 338 Escrowed Funds shall be adjusted to be consistent with such resolution.

              (e) In making all computations under Section 1.05(d), (i) the highest federal, state and local Tax rates to which such Seller is subject with respect to the consideration to be delivered to such Seller pursuant to this Agreement (taking into account the proper character of such income (e.g. capital gain or ordinary income)) shall be used, (ii) any other items of income, deduction, gain, loss or credits of such Seller not associated with the Transaction shall be ignored, (iii) the aggregate amount of consideration to which such Seller is entitled pursuant to this Agreement shall be treated as having been received by such Seller at the time of Closing, without regard to the deferral of any payments contemplated under Section 1.03(a)(vi) or otherwise (and, therefore, no Seller shall be treated as having received any evidence of indebtedness for Tax purposes) and (iv) in the case of any Seller that is a trust, all Taxes applicable to both such trust and the beneficiaries of such trust shall be taken into account without duplication (including by taking into account any deduction available to the trust for distributions to beneficiaries of income arising from the Section 338 Election, or the sale of the Equity Interests, as the case may be).

              (f) Upon the written request of Sellers Representatives at least 10 days prior to the Closing, Purchaser shall, in its sole discretion, elect to either (i) deliver at Closing to Sellers Representatives, and continuously maintain until at least April 30, 2005, an irrevocable standby letter of credit (which shall be an asset of Sellers), from a financial institution, and in a form, reasonably satisfactory to Sellers Representatives, which shall initially be in the amount of the Preliminary 338 Tax Adjustment, and which amount shall be adjusted upward or downward so as to equal the amount of the Section 338 Tax Adjustment as and when such amount is finally determined pursuant to Section 1.05(g), or (ii) enter into an escrow agreement substantially in the form attached hereto as Exhibit K with Citibank N.A., or another escrow agent mutually agreed to by the Sellers Representatives and the Purchaser and requiring Purchaser to escrow, for the benefit of Sellers, an amount equal to the Preliminary 338 Tax Adjustment which amount shall be adjusted upward or downward so as to equal the amount of the Section 338 Tax Adjustment as and when such amount is finally determined pursuant to Section 1.05(g) (such agreement, the "Section 338 Escrow Agreement" and the amount held in escrow, the "Section 338 Escrowed Funds"). Sellers Representatives shall be entitled to draw against such letter of credit in satisfaction of any payment obligation of Purchaser under Section 1.05(g) not paid by Purchaser when due within twenty-four (24) hours following notice to Purchaser of such failure to pay. Sellers Representatives may also fully draw down such letter of credit at any time during the 60 days immediately preceding the expiration date of such letter of credit, unless Sellers Representatives have been provided a substitute letter of credit on terms not different than those reflected in the prior letter of credit; provided, however, that Sellers Representatives shall not be permitted to draw down such letter if the expiration date of such letter of credit is after April 30, 2005 other than to satisfy any payment obligation of Purchaser under Section 1.05(g) not paid in accordance with the immediately preceding sentence. Sellers Representatives may draw down the Section 338 Escrowed Funds in accordance with the terms of the
Section 338 Escrow Agreement. Should Sellers Representatives draw upon any letter of credit or upon the Section 338 Escrowed Funds provided for hereunder, it may retain the proceeds thereof and apply the same against Purchaser's payment obligations under Section 1.05(g). At the expiration of the term established pursuant to the Section 338 Escrow Agreement, any remaining proceeds shall be remitted to Purchaser. The amount of such letter of credit or the amount of the Section 338 Escrowed Funds shall be reduced at any time, so that such amount is equal to but not less than the amount of the Section 338 Tax Adjustment that has not been paid as of such time. Such letter of credit or the
Section 338 Escrow Agreement may be terminated by Purchaser in the event that the amount of the Section 338 Tax Adjustment that remains unpaid is equal to zero. If the letter of credit is issued, Sellers Representatives, on behalf of the Sellers, shall bear all reasonable fees charged to Purchaser by the letter of credit issuing bank for issuing the letter of credit described in this
Section 1.05(f) in an amount not to exceed $900,000 in the aggregate or, if the
Section 338 Escrow Agreement is entered into, Sellers Representatives, on behalf of the Sellers, shall bear all fees payable to the escrow agent as provided for in the Section 338 Escrow Agreement and shall pay an arrangement fee (the "338 Escrow Arrangement Fee") to the Purchaser in an amount equal to the difference between the actual borrowing cost to Purchaser of the funds borrowed through Purchaser's credit arrangement and deposited with the escrow agent and the actual interest earned on such funds which amount shall be payable from time to time (but no more frequently than once per calendar quarter) as requested by the Purchaser upon presentation of documentation to the Sellers Representatives evidencing such amounts then payable. Notwithstanding the foregoing, in no event shall the 338 Escrow Arrangement Fee exceed an amount equal to the amount of the
Section 338 Escrowed Funds initially deposited by the Purchaser as of the execution of the Section 338 Escrow Agreement multiplied by .04083.

              (g) Within 90 days after the Closing, Purchaser shall prepare in good faith and deliver to Sellers a final allocation schedule (the "Allocation Schedule"), allocating the applicable aggregate deemed sales price (as determined under Section 338 of the Code and the Treasury Regulations thereunder) among the assets of Ecolochem and/or International. Within 30 days after Purchaser has delivered to Sellers the Allocation Schedule, Sellers shall in good faith compute the Section 338 Tax Adjustment based upon the Allocation Schedule and submit such computation to Purchaser for Purchaser's review. In the event that Purchaser disagrees with Sellers' computation of the Section 338 Tax Adjustment, Sellers and Purchaser shall follow the dispute resolution mechanism of Section 1.04(d), provided that each reference in Section 1.04(d) to a 30-day period shall be deemed to be a 10-day period. The Section 338 Tax Adjustment shall be allocated among the Sellers as designated by Seller's Representatives. Not later than 5 business days prior to any Seller's Tax Payment Date, Purchaser shall make payment by wire transfer in immediately available funds of the amount of such Seller's allocable portion of the Section 338 Tax Adjustment (to the extent not previously drawn down by Sellers under Section 1.05(f) above and in an amount sufficient to permit such Seller to pay that portion of the Tax attributable to the Section 338 Election then due as determined in accordance with this Section 1.05). Such payment shall be made to the bank accounts of such Sellers designated in writing by Sellers Representatives to Purchaser in advance. The "Tax Payment Date" of a Seller is the later of (i) the date upon which such Seller is required, under U.S. Tax law, to pay to a Taxing Authority Taxes attributable to the Section 338 Elections and (ii) the date that is 10 business days after the day upon which such Seller notifies Purchaser of the date described in clause (i).

              (h) In making all computations under Section 1.05(g), (i) the highest federal, state and local Tax rates to which such Seller is subject with respect to the consideration delivered, or to be delivered, to such Seller pursuant to this Agreement (taking into account the proper character of such income (e.g. capital gain or ordinary income)) shall be used, (ii) any items of income, deduction, gain, loss or credits of such Seller not associated with the Transaction shall be ignored, (iii) the aggregate amount of consideration to which such Seller is entitled pursuant to this Agreement shall be treated as having been received by such Seller at the time of Closing, without regard to the deferral of any payments contemplated under Section 1.03(a)(vi) or otherwise (and, therefore, no Seller shall be treated as having received any evidence of indebtedness for Tax purposes) and (iv) in the case of any Seller that is a trust, all Taxes applicable to both such trust and the beneficiaries of such trust shall be taken into account without duplication (including by taking into account any deductions available to the trust for distributions to beneficiaries of income arising from the Section 338 Election, or the sale of the Equity Interests, as the case may be).

              (i) In the event that (i) a Final Determination results in (A) a change to the Allocation Schedule that affects the Income Taxes paid by a Seller, (B) a change to the tax basis of the Ecolochem Shares or the International Shares as of the Closing Date, or (C) a change to the tax basis of the assets of Ecolochem or International as of the Closing Date or (ii) the aggregate consideration to which any Seller is entitled is reduced pursuant to the Escrow Agreement or any provision of this Agreement, the Section 338 Tax Adjustment shall be recalculated by Sellers in good faith (each, a "Final
Section 338 Tax Adjustment"). Sellers shall complete such recalculation within 30 days of such Final Determination or reduction, and shall submit such computation to Purchaser for Purchaser's review. In the event that Purchaser disagrees with Sellers' computation of such Final Section 338 Tax Adjustment, Sellers and Purchaser shall follow the dispute resolution mechanism of Section 1.04(d), provided that in applying Section 1.04(d) each reference therein to any 30-day period shall be deemed to be a 10-day period. Within 10 days after determination of such Final Section 338 Tax Adjustment (including after resolution of any dispute), if (i) the Section 338 Tax Adjustment exceeds the Final Section 338 Tax Adjustment, Sellers shall, or (ii) if the Section 338 Tax Adjustment is less than the Final Section 338 Tax Adjustment Purchaser shall, make payment to the other party by wire transfer in immediately available funds of the amount of such difference. Such payment shall be made to the bank accounts of Sellers or Purchaser, as the case may be, designated in writing by Sellers Representatives, on the one hand, and Purchaser, on the other hand. Any payments to be made to Sellers shall be allocated as designated by Sellers Representatives.

         SECTION 1.06. Sellers Representatives; Attorneys-in-Fact.

              (a) Each Seller appoints Lyman B. Dickerson and Douglas G. Dickerson as the representatives of such Seller ("Sellers Representatives") to act as the agent and on behalf of such Seller for purposes of (i) determining any adjustment to be made to the Initial Cash Consideration under Sections 1.03(a)(viii), 1.04 and 1.05, (ii) determining whether the conditions to Closing in Article VIII have been satisfied, including waiving any such condition if Sellers Representatives, in their sole discretion, determine that such waiver is appropriate or desirable, (iii) taking any action that may be necessary or desirable, as determined by Sellers Representatives in their sole discretion, in connection with the termination of this Agreement in accordance with Section 9.01, (iv) taking any action that may be necessary or desirable, as determined by Sellers Representatives in their sole discretion, in connection with any amendment of this Agreement, (v) accepting notices on behalf of such Seller in accordance with Section 11.04, (vi) delivering or causing to be delivered to Purchaser, or its Permitted Designees, at the Closing certificates representing the Ecolochem Shares, (vii) delivering or causing to be delivered to Purchaser, or its Permitted Designees, at the Closing certificates representing the International Shares, (viii) delivering or causing to be delivered to Purchaser, or its Permitted Designees, duly executed instruments of transfer of the S.A.R.L. Interests, (ix) delivering or causing to be delivered to Purchaser, or its Permitted Designees, duly executed instruments of transfer of the Moson Holdings Interests, (x) granting any consent or waiver in respect of this Agreement on behalf of such Seller, (xi) taking all actions on behalf of Sellers with respect to Article X, (xii) executing and delivering, in their capacity as the representatives of such Seller, any and all notices, documents or certificates to be executed by Sellers Representatives, on behalf of such Seller, in connection with this Agreement and the transactions contemplated hereby, (xiii) entering into and amending the Escrow Agreement and the Section 338 Escrow Agreement and (xiv) for any other purpose consistent with their appointment as representatives of Sellers. As the representatives of Sellers, Sellers Representatives shall act as the agent for all such persons and have authority to bind each such person in connection with this Agreement, and Purchaser may rely on such appointment and authority until the receipt of notice of the appointment of successor Seller Representatives. Unless otherwise specified herein, no action by a Sellers Representative shall be effective unless both Sellers Representatives take such action.

              (b) Each Seller appoints Lyman B. Dickerson and Douglas G. Dickerson as such Seller's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact"), with full power of substitution and resubstitution, in such Seller's name, place and stead, in any and all capacities, in connection with the transactions contemplated by this Agreement, granting to the Attorneys-in-Fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of such Seller's Equity Interests as fully to all intents and purposes as such Seller might or could do in person. Purchaser may rely on such appointment and authority until the receipt of notice of the appointment of a successor Attorney-in-Fact. No action by an Attorney-in-Fact shall be effective unless both Attorneys-in-Fact take such action.

              (c) Neither Sellers Representatives nor the Attorneys-in-Fact shall have any liability to any person in their capacity as such except for liability arising from actions taken in bad faith by them on behalf of, or in the name of, a Seller.

              (d) Neither Sellers Representatives nor the Attorneys-in-Fact shall have any liability to Purchaser in their capacities as such for any breach or default under this Agreement by any Seller.

         SECTION 1.07. Estate Tax Lien. Notwithstanding anything to the contrary set forth in this Article I, in the event that the Estate tax lien referred to in Section 3.10(j) has not been extinguished prior to Closing, either by a certificate of release of lien or certificate of discharge obtained pursuant to
Section 6325 of the Code, the receipt of a closing letter from the Internal Revenue Service or otherwise, then, at Purchaser's election, Purchaser may elect (and the Sellers shall consent to any such election) to purchase all of the assets and liabilities (other than Tax or Estate Tax liabilities) of S.A.R.L. pursuant to a form of asset purchase agreement reasonably acceptable to Sellers Representatives and Purchaser, and, in that event Sellers and Purchaser will use their commercially reasonable efforts to cause S.A.R.L. to execute all required instruments of transfer, certificates (including governmental approvals) and other consents as may be necessary or desirable to effect the transfer to Purchaser or Purchaser's Permitted Designee of all of the assets and liabilities (other than Tax or Estate Tax liabilities) of S.A.R.L.


                                   ARTICLE II


              Individual Representations and Warranties of Sellers
              ----------------------------------------------------


         Except as set forth in that certain letter, dated as of the date hereof, addressed to the Purchaser from Sellers (such letter being referred to herein as the "SELLER DISCLOSURE SCHEDULE"), each Seller, severally and not jointly, represents and warrants to Purchaser as hereinafter provided in this
Article II:

         SECTION 2.01. Authority; Execution and Delivery; Enforceability. Such Seller has the requisite authority and capacity to execute, deliver and perform this Agreement and the other agreements and instruments to be executed in connection with this Agreement (the "Ancillary Agreements") to which such Seller is to be a party and to consummate the Transaction. Such Seller has duly executed and delivered this Agreement, and at or before the Closing will have duly executed and delivered each Ancillary Agreement to which it is to be a party, and this Agreement constitutes, and each Ancillary Agreement to which such Seller is to be a party will, when executed, constitute such Seller's legal, valid and binding obligation, enforceable against such Seller in accordance with its terms.

         SECTION 2.02. Title to the Equity Interests. Such Seller has good and valid title to the Equity Interests held by it as shown on SECTION 3.02(A) OF THE SELLER DISCLOSURE SCHEDULE, free and clear of all Liens. On delivery to Purchaser (or its Permitted Designees) at the Closing of all necessary instruments of transfer, and, on such Seller's receipt of such Seller's portion of the Initial Purchase Price, good and valid title to such Equity Interests will pass to Purchaser (or its Permitted Designees), free and clear of any Liens, other than those arising from acts of Purchaser (or its Permitted Designees) or its affiliates. Except as described in SECTION 2.02 OF THE SELLER DISCLOSURE SCHEDULE, none of the Equity Interests held by such Seller is subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting or disposition of the Equity Interests held by such Seller.

         SECTION 2.03. Capital Stock. No Seller has granted any warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (A) under which such Seller is or may become obligated to sell or purchase any shares of capital stock, membership interests, equity interests or similar ownership interests or other securities of the Companies or their subsidiaries or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock, membership interests or equity interests of the Companies or their subsidiaries.

         SECTION 2.04. Investment Representation. Such Seller represents and warrants that:

                           (i) the Common Stock to be issued to such Seller
under this Agreement is being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any other jurisdiction applicable to the Transaction or such Seller;

                           (ii) such Seller has had the opportunity to ask
questions of and to receive answers from representatives of Purchaser concerning the business, management and financial condition of Purchaser and the terms and conditions of the Common Stock;

                           (iii) such Seller is able to bear the economic risk
of its investment in the Common Stock for an indefinite period of time;

                           (iv) such Seller can afford a complete loss of its
investments in the Common Stock;

                           (v) such Seller has such knowledge and experience in
financial and business matters as to be capable of evaluating the merits and risks of the investment in Common Stock; and

                           (vi) such Seller is an "accredited investor" within
the meaning of Rule 501 under the Securities Act.


         SECTION 2.05. No Conflict.

              (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by such Seller does not, and the consummation of the Transaction by such Seller will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation with notice, lapse of time or both, or result in the creation of any Lien on any of the properties or assets of such Seller, under, (i) any Contract to which such Seller is a party or by which any of such Seller's properties or assets are bound, (ii) any Judgment applicable to such Seller or any of such Seller's properties or assets, (iii) to the knowledge of such Seller, and subject to the matters referred to in Section 2.05(b), any Applicable Law applicable to such Seller or any of such Seller's properties or assets or (iv) with respect to any Seller that is a trust, partnership, limited liability company or corporation, the trust agreement, partnership agreement, limited liability company agreement, articles of incorporation, or other corporate formation documents of such Seller, in the case of each of clauses (i), (ii) and
(iii) in a manner that could reasonably be expected to materially impair such Seller's ability to consummate the Transaction.

              (b) No Consent of, or registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made with respect to such Seller in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transaction, other than (i) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, (ii) those that may be required solely by reason of the participation of Purchaser or Purchaser's affiliates in the Transaction, (iii) filings required under the Securities Act or the Exchange Act and (iv) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to materially impair such Seller's ability to consummate the Transaction.

         SECTION 2.06. Litigation. There are no pending or, to the knowledge of such Seller threatened, Proceedings against such Seller, or such Seller's properties or assets, that if adversely determined, individually or in the aggregate, could reasonably be expected to materially impair such Seller's ability to consummate the Transaction.

         SECTION 2.07. Purchaser Stock Ownership. (a) As of the date hereof, such Seller does not own more than .01% of the outstanding stock of Purchaser, taking into account stock owned by such Seller (i) directly, (ii) indirectly through any affiliate controlled by such Seller, (iii) to the knowledge of such Seller, indirectly other than through an affiliate controlled by such Seller or
(iv), to the knowledge of such Seller, by operation of the ownership attribution rules of Section 267 and Section 318 of the Code (provided, however, that in applying the ownership attribution rules of Section 267 and 318 of the Code for this purpose, such Seller shall not be required to treat outstanding Purchaser stock owned by a regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle as owned by such person unless such person owns more than 0.1% of the shares of such regulated investment company or other publicly traded investment vehicle). Further, as of the date hereof, such Seller does not own more than 0.1% of the shares or other equity interests of any regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle.

              (b) As of the date hereof, if such Seller is a trust or estate, to the knowledge of such Seller, the beneficiaries of such trust or estate do not own in the aggregate more that .01% of the outstanding stock of Purchaser, taking into account stock owned by such beneficiary (i) directly, (ii) indirectly through any affiliate controlled by such beneficiary, (iii) indirectly other than through an affiliate controlled by such beneficiary or
(iv) by operation of the ownership attribution rules of Section 267 and 318 of the Code (provided, however, that in applying the ownership attribution rules of Section 267 and 318 of the Code for this purpose, any Purchaser stock owned by a regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle shall not be deemed to be owned by such beneficiary unless such person owns more that 0.1% of the shares of such regulated investment company or other publicly traded investment vehicle). Further, as of the date hereof, if such Seller is a trust or estate, to the knowledge of such Seller, the beneficiaries of such trust or estate do not own in the aggregate more than .01% of the shares or other equity interests of any regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle.


                                   ARTICLE III


Representations and Warranties of Sellers Concerning the Companies and their Subsidiaries

         Except as set forth in the SELLER DISCLOSURE SCHEDULE, each Seller jointly and severally represents and warrants to Purchaser as hereinafter provided in this Article III:

         SECTION 3.01. Organization and Standing. Ecolochem is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. International is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. S.A.R.L. is a societe a responsibilite limitee duly organized and validly existing under the laws of France. Moson Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each subsidiary of the Companies is duly organized and validly existing in the jurisdiction of its organization. Each of the Companies and each of their subsidiaries has full corporate or other power and authority to carry on its business as presently conducted. Each of the Companies and each of their subsidiaries is duly qualified and in good standing to do business as a foreign entity in each material jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary. Sellers have caused the Companies to make available to Purchaser true and complete copies of the articles of incorporation and bylaws or comparable organizational documents, each as amended to the date hereof, of the Companies and each of their subsidiaries.

         SECTION 3.02. Capital Stock of the Companies and their Subsidiaries; Joint Venture.

              (a) SECTION 3.02(A) OF THE SELLER DISCLOSURE SCHEDULE sets forth
(i) in the case of Ecolochem, the amount of its authorized and issued and outstanding capital stock and the record owners thereof, (ii) in the case of International, the number of shares of its authorized and issued and outstanding capital stock and the record owners thereof, (iii) in the case of S.A.R.L., the number of its issued and outstanding equity interests and the record owners of all outstanding equity interests therein and the percentage of ownership represented thereby, (iv) in the case of Moson Holdings, the record owners of all outstanding membership interests therein and the percentage of ownership represented thereby and (v) in the case of each subsidiary of the Companies the name of each such subsidiary, its jurisdiction of incorporation and the record and beneficial owners of all of its outstanding equity interests. Except for the Ecolochem Shares and the International Shares being transferred to Purchaser or its Permitted Designees in the Transaction, there are no shares of capital stock of Ecolochem or International outstanding. Except for the S.A.R.L. Interests and the Moson Holdings Interests being transferred to Purchaser in the Transaction, there are no equity interests, membership interests or other ownership interests of S.A.R.L. or Moson Holdings outstanding. All of the outstanding shares of capital stock, membership interests and equity interests, as applicable, of each of Ecolochem, International, S.A.R.L. and Moson Holdings, and each of their subsidiaries, is duly authorized, validly issued, fully paid and nonassessable and have been issued in accordance with the securities laws of the jurisdictions within which each such security was offered and issued. None of the outstanding shares of capital stock, membership interests or equity interests, as applicable, of each of Ecolochem, International, S.A.R.L. or Moson Holdings, or any of their subsidiaries, has been issued in violation of any provision of Applicable Law, the articles of incorporation, bylaws, limited liability company agreements or other comparable organizational documents of the Companies or their subsidiaries or any Contract to which any of the Companies or their subsidiaries is subject, bound or a party or in violation of any preemptive, subscription or similar rights under any provision of Applicable Law, the articles of incorporation, bylaws, limited liability company agreements or other comparable organizational documents of the Companies or their subsidiaries or any Contract to which any of the Companies or their subsidiaries is subject, bound or a party.

              (b) There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (A) under which the Companies or their subsidiaries are or may become obligated to issue, sell, purchase or redeem any shares of capital stock, membership interests, equity interests or similar ownership interests or other securities of the Companies or their subsidiaries or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock, membership interests or equity interests of the Companies or their subsidiaries. There are no equity securities of the Companies or their subsidiaries reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders or members of any of the Companies or their subsidiaries may vote.

              (c) Except as shown in SECTION 3.02(C) OF THE SELLER DISCLOSURE SCHEDULE, none of the Companies or their subsidiaries, directly or indirectly, owns any capital stock of or other equity interests in any corporation, partnership, joint venture or similar entity (other than any equity interest held as a purely financial investment) and none of the Companies or their subsidiaries is a member of or participant in any partnership, corporation, joint venture or similar entity. There are no outstanding contractual obligations of the Companies or any of their subsidiaries to make any material investment (in the form of a loan, capital contribution, guarantee or otherwise) in any person; provided, however, that performance bonds, letters of credit, letters of guarantee and similar instruments and commitments provided by the Companies or their subsidiaries in the ordinary course of business consistent with past practice in connection with the sale of equipment or the provision of services shall not be considered a contractual obligation to make an investment in any person.

              (d) SECTION 3.02(A) OF THE SELLER DISCLOSURE SCHEDULE sets forth, as of the date of this Agreement, the holders of any equity interest in any corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of the Companies or their subsidiaries has an interest (except for any such entity in which the interests held by the Companies or their subsidiaries are held as purely financial investments).
SECTION 3.02(A) OF THE SELLER DISCLOSURE SCHEDULE sets forth, as of the Closing Date, the holders of any equity interest in any corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of the Companies or their subsidiaries has an interest (except for any such entity in which the interests held by the Companies or their subsidiaries are held as purely financial investments) other than changes in the identity of such holders since the date of this Agreement permitted by the constituent documents of the entity and not requiring the consent of the Companies or any of their subsidiaries. Sellers have caused the Companies to deliver to Purchaser true and correct copies of all operative documents regarding the formation and governance of all such corporations, partnerships, joint ventures, limited liability companies and similar operating entities, to which the Companies or their subsidiaries are a party.


         SECTION 3.03. No Conflicts or Violations; No Consents or Approvals Required.

              (a) The execution, delivery and performance of this Agreement and the Ancillary Agreements by Sellers does not, and the consummation of the Transaction will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration with notice, lapse of time or both, of any right or obligation under, or result in the creation of any Lien on any of the assets or properties of the Companies or their subsidiaries, under any provision of (i) the articles of incorporation, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents of the Companies or their subsidiaries, (ii) any material Contract to which any of the Companies or their subsidiaries is a party or by which any of their properties or assets is bound,
(iii) any Judgment applicable to any of the Companies or their subsidiaries or any of their properties or assets or (iv) subject to the matters referred to in
Section 3.03(b), any Applicable Law applicable to any of the Companies or their subsidiaries or any of their properties or assets other than in the case of each of clauses (iii) and (iv), any such items that would not reasonably be expected to have a Company Material Adverse Effect.


              (b) No Consent of, or registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made with respect to the Companies or their subsidiaries or any Seller in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transaction, other than (i) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, (ii) those that may be required solely by reason of the participation of Purchaser or Purchaser's affiliates in the Transaction, (iii) filings required under the Securities Act or the Exchange Act and (iv) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.


         SECTION 3.04. Financial Statements.


              (a) SECTION 3.04 OF THE SELLER DISCLOSURE SCHEDULE sets forth (i) the audited combined balance sheets and statements of income and cash flows of the Companies and their subsidiaries as of, and for the fiscal years ended, September 30, 2001, 2002 and 2003, together with the notes thereto (the balance sheet as of September 30, 2003, together with the notes thereto, the "Combined Balance Sheet" and, collectively, with the financial statements set forth on
SECTION 3.04 OF THE SELLER DISCLOSURE SCHEDULE and notes thereto, the "Combined Financial Statements"). The Combined Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in effect in the United States applied on a consistent basis (except as may be indicated therein or in the notes thereto). The Combined Financial Statements fairly presented, in all material respects, the combined financial position and results of operations and cash flows of the entities to which they relate as of the dates thereof and for the periods indicated.

              (b) Except (i) as reflected in the Combined Balance Sheet or liabilities described in any notes thereto and liabilities for which neither accrual nor footnote disclosure is required under GAAP or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2003, neither the Company nor any of its subsidiaries has any obligation or liabilities of any nature which would reasonably be expected to have a Company Material Adverse Effect.

              (c) SECTION 3.04(C) OF THE SELLER DISCLOSURE SCHEDULE lists, and Sellers have delivered to Purchaser copies of, the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K) effected by the Company or its subsidiaries between January 1, 2002 and the date hereof.


         SECTION 3.05. Assets Other than Real Property Interests; Sufficiency of Assets.

              (a) The Companies and their subsidiaries have good and valid title (or immediately prior to the Closing, will have good and valid title) to all the material assets reflected on the Combined Balance Sheet or thereafter acquired, except those sold or otherwise disposed of or consumed since the date of the Combined Balance Sheet in the ordinary course of business and consistent with past practices, in each case free and clear of all liens, charges, claims, licenses, pledges, options, security interests, mortgages, leases, subleases, easements, covenants, rights-of-way or other similar encumbrances or other similar restrictions (collectively, "Liens"), except (i) Liens set forth in
SECTION 3.05 OF THE SELLER DISCLOSURE SCHEDULE, (ii) inchoate mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business for amounts not yet due and payable or for amounts which are due and payable but are not material to the Companies and their subsidiaries, (iii) Liens arising under original purchase price conditional sales contracts for tangible personal property and equipment leases with third parties entered into in the ordinary course of business and consistent with past practices, (iv) Liens for governmental Taxes and other charges that are not due and payable, (v) other imperfections of title, licenses or encumbrances, if any, which do not, individually or in the aggregate, prohibit, prevent or materially impair the continued use, operation or value of the assets to which they relate in the business of the Companies and their subsidiaries as presently conducted (the Liens described in clauses (i) through (v) above are collectively "Permitted Liens"). This Section 3.05(a) does not relate to real property or interests in real property, which are the subject of Section 3.06, to Intellectual Property, which is the subject of Section 3.07, or to Contracts, which are subject of Section 3.08.

              (b) As of the date hereof, the assets of the Companies and their subsidiaries constitute all of the material assets and material properties necessary to operate and conduct the business of the Companies and their subsidiaries as currently operated and conducted. After the consummation of the Transaction, no Seller or Affiliate of any Seller shall retain any ownership interest in any material assets or material properties of the Companies or their subsidiaries necessary to operate and conduct the business of the Companies and their subsidiaries as currently operated and conducted, except by virtue of such Seller's holding of Purchaser Common Stock. The material equipment of the Companies and their subsidiaries, taken as a whole, have been reasonably maintained by the Companies and their subsidiaries (giving due account to the age and length of use of same, ordinary wear and tear excepted) and is substantially suitable for its present use.


         SECTION 3.06. Real Property.


              (a) SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE lists all real property owned or leased by the Companies or their subsidiaries identifying such property under the headings "Owned" or "Leased" (the "Company Properties"). The Companies or their subsidiaries hold good title to and are in actual possession of the owned Company Properties listed under the heading "Owned" on SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE and have valid leasehold interests in, and exclusively occupy, the Company Properties leased by the Companies or their subsidiaries in each case free and clear of all Liens, except (i) Permitted Liens, (ii) such Liens as are set forth in SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE, (iii) easements, covenants, rights-of-way and other similar restrictions of record that do not secure any obligations of the Companies or their subsidiaries, that do not render title to such Company Property unmarketable or prohibit, prevent or materially impair the continued use and operation of the Company Property to which they relate in the business of the Companies or their subsidiaries as presently conducted, (iv) any conditions that would be apparent as part of a visual inspection of any Company Property, (v) in the case of property leased to the Companies, Liens that affect the title of the landlord to such property and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on any Company Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clause (vi) individually or in the aggregate, prohibit, prevent or materially impair the continued use, operation or value of the Company Property to which they relate in the business of the Companies or their subsidiaries as presently conducted. To the knowledge of Sellers, there are no boundary or title disputes relating to the owned Company Properties including any encroachments from adjacent properties onto the Company Properties or from the Company Properties onto adjacent properties, nor to the knowledge of Sellers is any owned Company Property the subject of any other outstanding or threatened dispute, claim, action or notice of violation, except such encroachments, disputes, claims, actions or notices that would not reasonably be expected to prohibit, prevent or materially impair the continued use, operation or value of such owned Company Property. As of the date hereof, the Companies have not received written notice of any pending or proposed change in zoning, urbanization regulation or other land use law, classification or designation which, if implemented, would materially impede or otherwise materially adversely affect the continued use of the owned Company Properties as currently being used. All material leases of Company Properties are valid, binding and enforceable against the Companies or their subsidiaries in accordance with their respective terms, and there does not exist under any such lease of Company Property any material default on the part of the Companies or their subsidiaries or, to the knowledge of Sellers on the part of any other party to such lease. The plants of the Companies or their subsidiaries, to the knowledge of Sellers, have been reasonably maintained by the Companies or their subsidiaries

(giving due account to the age and length of use of same, ordinary wear and tear excepted) and are substantially suitable for their present uses.

              (b) Except as provided in SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE with respect to all Company Properties set forth under the heading "Owned" on SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE and located in the United Kingdom (the "Owned U.K. Real Property"):

                           (i) To the knowledge of Sellers, the documents of
title consist of original documents or properly examined abstracts, all of which are in possession of International or are unconditionally held to its order. To the knowledge of Sellers, where necessary, all title deeds are fully stamped with ad valorem stamp duty and a produced document stamp.

                           (ii) To the knowledge of Sellers, no buildings,
extensions or major alterations have been erected or carried out on any Owned U.K. Real Property within the last six (6) years, nor is any such construction in process or under contract. To the knowledge of Sellers, no development (as defined in the Town and Country Planning Act 1990) is being carried out at any U.K. Real Property. To the knowledge of Sellers, all material planning permissions are either unconditional or subject only to conditions which have either been satisfied in all material respects or, in the case of continuing conditions, are being complied with in all material respects in the ordinary course.


              (c) In the case of all Company Properties set forth under the heading "Leased" on Section 3.06 of the Seller Disclosure Schedule and located in the United Kingdom (the "Leased U.K. Real Property"):

                           (i) To the knowledge of Sellers, any consent required
for the grant of lease or the vesting of the lease in International or for any works carried out by or change of use effected by such tenant has been obtained and placed with the documents of title, along with evidence of the registration of any such grant or vesting where requisite.

                           (ii) To the knowledge of Sellers, if title to the
lease is not registered at HM Land Registry with leasehold title absolute, the titles of the landlord and any superior landlord have been investigated on behalf of International and found to be satisfactory in all material respects.


         SECTION 3.07. Intellectual Property.


              (a) SECTION 3.07(A) OF THE SELLER DISCLOSURE SCHEDULE lists: (i) all patents and all registered trademarks, service marks, copyrights, and any applications and renewals for any of the foregoing owned by or on behalf of the Companies or their subsidiaries and (ii) all licenses (in and out), sublicenses and other agreements to which the Companies or their subsidiaries are a party and pursuant to which the Companies or their subsidiaries, or any other person is authorized to use any material Company Intellectual Property (other than implied licenses pursuant to sales of the services and products of the business of the Companies and their subsidiaries) (all such intellectual property set forth on SECTION 3.07(A) OF THE SELLER DISCLOSURE SCHEDULE being referred to herein as the "Scheduled Company Intellectual Property").

              (b) Each item of Scheduled Company Intellectual Property is either: (i) owned solely by one of the Companies or their subsidiaries free and clear of any Liens (which for this purposes shall specifically exclude implied licenses pursuant to sales of the services and products of the business of the Companies and their subsidiaries) other than Permitted Liens or (ii) rightfully used and authorized for use by the Companies or their subsidiaries as between the Companies and their subsidiaries on the one hand, and the licensors of such Scheduled Intellectual Property on the other hand. All Scheduled Company Intellectual Property that is used by the Companies or their subsidiaries pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such on SECTION 3.07(B) OF THE SELLER DISCLOSURE SCHEDULE.

              (c) Neither the Companies nor any of their subsidiaries is in material violation of any license, sublicense or other agreement to which such entity is a party or otherwise bound relating to any material Company Intellectual Property. Except as noted on SECTION 3.07(C) OF THE SELLER DISCLOSURE SCHEDULE, neither the Companies nor their subsidiaries is obligated to provide any current or future financial consideration to any third party, with respect to any exercise of rights by the Companies or their subsidiaries or Purchaser, as successor to the Companies and their subsidiaries in the material Company Intellectual Property (it being understood that this sentence does not apply to any consideration payable as a result of any infringement claim covered by the first or second sentence of Section 3.07(d)).

              (d) The use of the term "Ecolochem" in any trademark, service mark, trade dress, logo, trade name, domain name, or corporate name by the Companies and their subsidiaries as currently used does not infringe or otherwise violate any other person's trademark rights or other proprietary. The "Ecolochem" trademark is valid, subsisting and enforceable in the United States and United Kingdom and in each other jurisdiction in which such trademark is presently registered. The use of the Company Intellectual Property owned by the Company or their subsidiaries other than the "Ecolochem" trademark as currently used does not infringe any other person's Intellectual Property right except for circumstances where such infringement by the use of the Company Intellectual Property would not be reasonably expected to have a Company Material Adverse Effect. Each copy of any Commercially Available Software used by the Companies or their subsidiaries is used pursuant to, and in accordance with, valid license rights in favor of the Companies or their subsidiaries, other than instances of misuse that could not reasonably be expected to result in a liability of the Companies or their subsidiaries of an aggregate amount in excess of $250,000. As of the date of this Agreement, no claims have been asserted in writing against the Companies or their subsidiaries or, to the knowledge of the Sellers, threatened in writing by any person either: (i) challenging the validity, enforceability, effectiveness or ownership by the Companies or their subsidiaries of any of the material Company Intellectual Property owned by the Companies or their subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of such Company Intellectual Property by the Companies or their subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. To the knowledge of the Sellers, as of the date of this Agreement, there does not exist any valid basis for a claim of the type set forth in the preceding sentence. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, there will be no claims asserted in writing against the Companies or their subsidiaries or, to the knowledge of the Sellers, threatened in writing by any person either: (i) challenging the validity, enforceability, effectiveness or ownership by the Companies or their subsidiaries of any of the material Company Intellectual Property owned by the Companies or their subsidiaries; or
(ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of such Company Intellectual Property by the Companies or their subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. As of the Closing Date, to the knowledge of the Sellers, there will not exist any valid basis for a claim of the type set forth in the preceding sentence, except as would not reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, all granted or issued patents, and all registered trademarks (other than "Ecolochem") and service marks, owned by Purchaser or its subsidiaries are valid, subsisting and enforceable. To the knowledge of Sellers, as of the date of this Agreement there is no pending U.S. or foreign patent applications which, if issued, would materially limit or materially prohibit the current activities of the Companies or their subsidiaries. As of the date hereof, to the knowledge of Sellers, there is no unauthorized use, infringement, or misappropriation of any of the Scheduled Company Intellectual Property by any third party, employee or former employee. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing there will be no unauthorized use, infringement, or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

              (e) The Companies or their subsidiaries have secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the material Company Intellectual Property owned by the Companies or their subsidiaries valid and enforceable written assignments of any such work, invention, improvement or other rights to the Companies or their subsidiaries to the extent necessary to vest valid title in such Company Intellectual Property in the Companies or their subsidiaries.

              (f) The Transaction does not materially and adversely affect any rights of the Company or its subsidiaries to use any material Company Intellectual Property.

              (g) The Companies and their subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all material trade secrets and material confidential information owned or used by the Companies and their subsidiaries.

              (h) "Intellectual Property" means:

                           (A) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, customer data, pricing and cost information and business and marketing plans and proposals), and (v) all software (in both source and object code form) and firmware (including data, databases and related documentation);

                           (B) all documents, records, instructions and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

                           (C) all licenses, agreements and other rights in any third party product or any third party intellectual property described in (A) and (B) above other than any commercially available "off-the-shelf" third party software, so-called "click wrap" or related intellectual property ("Commercially Available Software").

                           (i) "Company Intellectual Property" means all
Intellectual Property that is owned, held or used by the Companies or their subsidiaries.

         SECTION 3.08. Contracts.

              (a) Except for this Agreement and the Ancillary Agreements or as set forth in SECTION 3.08(A) OF THE SELLER DISCLOSURE SCHEDULE, none of the Companies or their subsidiaries or their respective properties is a party to, or bound by any:

                           (i) employment, independent contractor, consulting,
severance, termination, special incentive, change in control or similar agreement or employment Contract (other than employment "at will" or statutory employment Contract required under Applicable Law for employees outside the United States);

                           (ii) employee collective bargaining agreement or
other Contract with any labor union (except as may be required under Applicable Law for employees outside the United States);

                           (iii) except with respect to the items set forth in
Section 3.06(a)(vi)(A), covenant not to compete that limits the conduct of the Companies or their subsidiaries or other covenant of any of the Companies or their subsidiaries restricting the development, marketing or distribution of the products and services of any of the Companies or their subsidiaries or limits any of the Companies or their subsidiaries from soliciting the employees, suppliers, or customers of any third party;

                           (iv) lease, sublease or similar agreement with any
person under which any of the Companies or their subsidiaries is a lessor or sublessor of, or makes available for use, to any person, (A) any Company Property or (B) any portion of any premises otherwise occupied by any of the Companies or their subsidiaries, in any such case that has an aggregate future receivable in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

                           (v) lease or similar agreement (other than a Contract
with a customer of the Companies or their subsidiaries for the provision of goods or services by the Companies or their subsidiaries) with any person under which (A) any of the Companies or their subsidiaries is lessee of, or holds or uses, any tangible personal property owned by any person or (B) any of the Companies or their subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by any of the Companies or their subsidiaries, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

                           (vi) (A) continuing Contract requiring the future
purchase of materials, supplies or equipment by the Companies or their subsidiaries, (B) management, service, or other similar type of Contract or (C) advertising agreement or arrangement, in any such case that has an aggregate future liability to any person in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

                           (vii) Contract in existence as of the date hereof
under which any of the Companies or their subsidiaries has borrowed any money from or deferred the purchase price of any property, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

                           (viii) Contract involving interest rate or foreign
currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise;

                           (ix) Contract (including so-called take-or-pay or
keep well agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of the Companies or their subsidiaries or (B) any of the Companies or their subsidiaries has, directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $25,000;

                           (x) Contract under which any of the Companies or
their subsidiaries has, directly or indirectly, made or committed to make any material advance, loan, extension of credit or capital contribution to, or other investment in, any person;

                           (xi) Except with respect to Liens relating to
indebtedness pursuant to Section 5.01(a)(viii), material mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien on any Company Property not set forth in SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE;

                           (xii) Contract evidencing a limited liability
company, partnership, joint venture or similar business relationship or entity;

                           (xiii) Contract (other than a Contract with a
customer of the Companies or their subsidiaries for the provision of goods or services by the Companies or their subsidiaries and other than sales or purchase orders with suppliers entered into by the Companies or their subsidiaries in the ordinary course of business) that has an aggregate future liability to any person in excess of $100,000 and is not terminable by any of the Companies or their subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

                           (xiv) Any agency, dealer, sales representative,
distributorship or other similar Contract that is not terminable by any of the Companies or its subsidiaries by notice of not more than 90 days for a cost of less than $25,000;

                           (xv) Any Contract (other than a Contract with a
customer of the Companies or their subsidiaries for the provision of goods or services by the Companies or their subsidiaries and other than sales or purchase orders with suppliers entered into by the Companies or their subsidiaries in the ordinary course of business) in existence as of the date hereof requiring future capital expenditures of $100,000 or more in any particular instance or for any particular project;

                           (xvi) Any so-called requirements Contract requiring
the Companies or any of their subsidiaries to purchase its requirements of a particular raw material, resource or product from a particular supplier or suppliers, or to purchase all or substantially all of the output or production of a particular supplier; or

                           (xvii) Any material Contract (other than Contracts or
purchase orders with customers or purchase or sales orders with suppliers entered into by the Companies or their subsidiaries in the ordinary course of business) that would reasonably be expected to have a potential aggregate future liability as a result of any warranty or indemnification provision in excess of $50,000.

              (b) Each Contract set forth in SECTION 3.08(A) OF THE SELLER DISCLOSURE SCHEDULE (the "Company Contracts") is valid, binding and in full force and effect and, to the knowledge of Sellers, is enforceable by the applicable Company or subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principles), except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Company Material Adverse Effect. Each of the Companies or their subsidiaries has performed all obligations required to be performed by them under the Company Contracts and are not (with or without the lapse of time, giving of notice, or both) in breach or default thereunder and, to the knowledge of Sellers, no other party to any of the Company Contracts is (with or without the lapse of time, giving of notice, or both) in breach or default in any aspect thereunder, in each case except to the extent that any such lack of performance, breach or default by a Company or a subsidiary or any such third party would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Sellers, as of the date of this Agreement, no party to a Company Contract has given written notice of, or has threatened to terminate any such Company Contract. Except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, no party to a Company Contract will have given written notice, or threatened to terminate any such Company Contract.

              (c) The Companies and their subsidiaries have provided or made available to Purchaser true, complete and correct copies of all "extended term agreements" Contracts and all "priority service agreement" Contracts (other than those on standard company forms without material changes thereto) in existence on the date of this Agreement ("Customer Contracts"). Each Customer Contract is valid, binding and in full force and effect and, to the knowledge of Sellers, is enforceable by the applicable Company or subsidiary in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws effecting creditors' rights generally and to general equitable principles), except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Company Material Adverse Effect. Each of the Companies and their subsidiaries has performed all obligations required to be performed by them to date under the Customer Contracts and are not (with or without the lapse of time, giving of notice, or both) in breach or default thereunder and, to the knowledge of Sellers, no other party to any of the Customer Contracts is (with or without the lapse of time, giving of notice, or both) in breach or default thereunder, in each case except to the extent that any such lack of performance, breach or default by a Company or a subsidiary or any such third party would not reasonably be expected to have a Company Material Adverse Effect.


         SECTION 3.09. Litigation. SECTION 3.09 OF THE SELLER DISCLOSURE SCHEDULE lists, as of the date of this Agreement, all pending or, to the knowledge of Sellers threatened, Proceedings against the Companies or their subsidiaries that (a) involve a specified amount of, or unspecified amount that would reasonably be expected to result in a liability of, more than $50,000, (b) involve any Governmental Entity as an adverse party or (c) seek any injunctive relief. There are no pending or, to the knowledge of Sellers, threatened Proceedings, against the Companies or their subsidiaries that, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. None of the Companies or their subsidiaries or their respective properties is subject to, bound by, or in default under, any unsatisfied, unbonded Judgment in excess of $50,000.


         SECTION 3.10. Taxes.

              (a) Each of the Companies and its subsidiaries has timely filed or caused to be timely filed (taking into account any applicable extension periods) all material Tax Returns required to be filed by it and each such Tax Return was true, complete and correct in all material respects. All Taxes covered by such material Tax Returns, and all other material Taxes otherwise due and payable from a Company or any of its subsidiaries, have been timely paid in full other than such Taxes being contested in good faith and for which adequate reserves have been provided. There are no material Liens for Taxes with respect to any of the assets or properties of any Company or any of its subsidiaries not adequately provided for in the Combined Balance Sheet, except for statutory Liens for property Taxes not yet due and payable.

              (b) (i) As of the date hereof, no Tax Return of the Companies or their subsidiaries is under audit or examination by or with any Taxing Authority, and no notice of such an audit or examination has been received by the Companies or any of their subsidiaries; (ii) as of the date hereof, no claim has been made in the last six years by a Taxing Authority in a jurisdiction where the Companies and their subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction; and (iii) as of the date hereof, none of the Tax Returns filed or Taxes payable by the Companies and their subsidiaries (or Sellers as they relate to the income, assets or business of the Companies or their subsidiaries) have been the subject of any audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Taxing Authority in the past six years. All material elections with respect to Taxes of the Companies and their subsidiaries made in the last six years are set forth in the Combined Financial Statements, in Section 3.10(b) of the Seller Disclosure Schedule, or in Tax Returns filed by the Companies and their subsidiaries that have been delivered to the Purchaser prior to the date hereof. None of the Companies or their subsidiaries has any liability for Taxes of any other person, as a transferee or successor, by contract, or otherwise.

              (c) (i) The accrued but unpaid Taxes of the Companies and their subsidiaries did not, as of the date of the Combined Balance Sheet, exceed the liability for Taxes payable, as shown on the Combined Balance Sheet; (ii) none of the Companies or any of their subsidiaries will be required to include in a taxable period (or a partial period) beginning on or after the Closing Date, taxable income that accrued in a prior taxable period that was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the completed contract method of accounting, the cash method of accounting, Section 481 of the Code or any comparable provisions of state, local and foreign Tax law; and (iii) the equity interests of the Companies are not subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, and are not subject to a "non-lapse" restriction as that term is defined in Section 83 of the Code.

              (d) Section 3.10(d) of the Seller Disclosure Schedule lists each non-U.S. jurisdiction in which any of the Companies or their subsidiaries has filed an Income Tax Return in the last six years. S.A.R.L. does not have an office or fixed place of business in the U.S., and none of the income of S.A.R.L is sourced in the United States for purposes of the Code and comparable provisions of state and local law. None of the Companies or any of their subsidiaries is, or holds an interest in, any entity that would be treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code.

              (e) (i) Neither Ecolochem nor International has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to qualify, in whole or in part, for tax-free treatment under Section 355 or Section 361 of the Code, (ii) neither Ecolochem nor International has been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code during the period specified in Section 897(c)(1)(a)(ii) of the Code ending on the Closing Date, and (iii) Section 3.10(e) of the Seller Disclosure Schedule lists each of the subsidiaries of the Companies that is, and any arrangement to which any of the Companies or their subsidiaries is a party which is treated as, a partnership for federal, state or local U.S. Income Tax purposes.

              (f) (i) None of the Companies or any of their subsidiaries is a party to or bound by, any agreement, contract, plan or arrangement that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign tax law) or (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign tax law).

              (g) None of the Companies or their subsidiaries is party to or bound by any Tax sharing agreement.

              (h) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of any Company or any of its subsidiaries.

              (i) The Companies and their subsidiaries have complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes (including but not limited to withholding of Taxes under Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any state, local or foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under Applicable Law.

              (j) Ecolochem has had at all times from October 1, 1986, and International has, since inception, had, in effect a valid election to be treated as an "S corporation" within the meaning of Section 1361 of the Code (and has had a similar election in effect during such period for purposes of comparable state and local Income Tax laws in every jurisdiction in which either is required to file Income Tax Returns or where such election may be relevant), and none of Ecolochem, International or the Sellers has taken any action that would have caused a termination of any such election (or which would otherwise have terminated the status of Ecolochem and International as "S corporations" within the meaning of Section 1361 of the Code) for any period. Section 3.10(j) of the Seller Disclosure Schedule identifies every entity owned by Ecolochem and International that is a "qualified Subchapter S subsidiary" within the meaning of Section 1361(b)(3)(B) of the Code. Each such subsidiary so identified has been a "qualified Subchapter S subsidiary" at all times since its inception up to and including the Closing Date. Every person or entity that has ever been a holder of any equity interest in Ecolochem or International has been, for all periods during which such person has been a holder of such an equity interest, a person that is eligible to own equity interests in an "S Corporation" (as that term is defined in Section 1361(a)(1) of the Code) without causing the corporation to fail to be treated as a "small business corporation" within the meaning of Section 1361(b)(1) of the Code. The Sellers hereby acknowledge that certain Equity Interests are included in the federal gross estate of Richard C. Dickerson, a resident of the Commonwealth of Virginia who died on July 23, 2002, and are subject to federal estate tax as a consequence of his death. The duly appointed executors of the Estate of Richard C. Dickerson ("Dickerson's Executors") have timely filed the federal Estate Tax Return, Form 706. Dickerson's Executors elected pursuant to Section 6166 of the Code for an extension of time to pay the federal estate tax attributable to the value of certain closely-held business interests in the estate. Dickerson's Executors did not elect to release the executors from personal liability for the federal estate tax pursuant to Section 2204 of the Code. Dickerson's Executors did not elect to impose a lien with respect to any of the assets of the estate pursuant to Section 6324A of the Code. The only assets which Purchaser is purchasing which were owned by Richard C. Dickerson individually on the date of his death are the S.A.R.L. Interests. None of the remaining assets being purchased are included in the federal gross estate of Richard C. Dickerson other than pursuant to Sections 2034 through 2042 of the Code. There is no Virginia state estate tax lien which arises on such assets.

              (k) Neither Ecolochem nor International (nor any of their qualified Subchapter S subsidiaries) has, in the past 10 years, (i) acquired assets from another person in a transaction in which Ecolochem's or International's (or any of their qualified Subchapter S subsidiaries') tax basis for the acquired assets was determined, in whole or in part, by reference to the tax basis of the acquired assets (or other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified Subchapter S subsidiary, and consequently, neither Ecolochem nor International will be subject to tax under Section 1374 of the Code as the result of any
Section 338 Election.

              (l) The Companies and their subsidiaries have complied in all material respects with the requirements of Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations thereunder.

              (m) None of the assets of the Companies or their subsidiaries secures, directly or indirectly, any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Companies or their subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Companies or their subsidiaries is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the Companies or their subsidiaries is a personal holding company within the meaning of Section 542 of the Code.

              (n) To the knowledge of the Sellers, all documents which establish or are necessary to establish the title of International, or any of its subsidiaries, to any asset, or to enforce any rights, and which attract stamp duty or any similar foreign tax or duty, have been properly stamped, and International has duly paid all stamp duty and similar taxes or duties in other countries to which it is, has been, or may be made, liable;

              (o) The Companies and their subsidiaries have not agreed in the last six years to make any adjustments under Section 481(a) of the Code (and any corresponding provisions of state, local and foreign law) by reason of a change in accounting method or otherwise. Each of Ecolochem and International have utilized, for the past six taxable years or periods ending on or before the Closing Date, the accrual method of accounting for federal, state, local and foreign tax purposes with respect to each material item of income.

              (p) Each of Ecolochem and International and their respective Sellers is eligible to join with Purchaser in making a Section 338 Election.

              (q) S.A.R.L. is, and always has been, a societe a responsibilite limitee treated as a partnership for United States Income Tax purposes. Moson Holdings is, and has always been, a limited liability company treated as a partnership for United States Income Tax purposes.

         SECTION 3.11. Absence of Changes or Events.


              (a) Since September 30, 2003, there has not been any change, event, fact or circumstance affecting the Companies or their subsidiaries that, when taken in the aggregate with all other changes, events and circumstances whether beneficial or detrimental to the Companies and their subsidiaries, taken as a whole, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

              (b) Between September 30, 2003 and the date hereof, the Companies and their subsidiaries have been operated in the ordinary course of business in substantially the same manner as currently conducted, and have not:

                           (i) amended their articles of incorporation, bylaws,
limited liability company agreements or comparable organizational documents;

                           (ii) declared, set aside or paid any dividend or made
any other distribution on or in respect of any shares of their capital stock, membership interests, equity interests or similar ownership interests other than transfers between a Company and its subsidiaries;

                           (iii) redeemed or otherwise acquired any shares of
their capital stock, membership interests, equity interests, or similar ownership interests;

                           (iv) issued, delivered, sold, granted, pledged or
otherwise encumbered any capital stock, membership interests or similar ownership interest or any securities convertible or exchangeable into or exchangeable for any rights, warrants, "phantom" stock rights, stock appreciation rights, options or similar derivative securities to acquire, any such capital stock, membership interests or similar ownership interest or made any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such capital stock, membership interests or similar ownership interest, convertible securities, rights, warrants, "phantom" stock rights, stock appreciation rights, options or similar derivative securities;

                           (v) (A) split, combined or reclassified any of its
capital stock, membership interests or similar ownership interest or engaged in a recapitalization, exchange of shares or similar transaction with respect to its capital stock, membership interests or similar ownership interest or (B) issued or authorized the issuance of any other securities in respect of, in lieu of, or in substitution for, any of its capital stock, membership interests or similar ownership interest;

                           (vi) (A) granted any severance or termination pay to
any of their employees, directors or officers, (B) entered into, amended or increased benefits payable under any severance or termination pay policies or employment or other agreements, (C) established, adopted or amended any bonus, profit sharing, thrift, pension, retirement, change-in-control, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of their directors, officers or employees or (D) increased compensation, bonus or other benefits payable to any of their directors or officers, in each case other than (1) as required by Applicable Law, and (2) as required under the terms of any Company Benefit Plan or to satisfy contractual obligations in existence on September 30, 2003;

                           (vii) incurred any indebtedness for borrowed money or
granted any guarantee in respect thereof;

                           (viii) acquired by merging or consolidating with, or
by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than those in the ordinary course of business not in excess of $100,000 in the aggregate;

                           (ix) sold, transferred, leased or otherwise disposed
of any assets in excess of $100,000 in the aggregate, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

                           (x) canceled any material indebtedness (individually
or in the aggregate) or waived any claims or rights of material value;

                           (xi) paid, loaned or advanced any amount to, or sold,
transferred or leased any assets to, or entered into any agreement or arrangement with, any Seller;

                           (xii) made any change in accounting methods,
principles or practices, except as required by GAAP or Applicable Law;

                           (xiii) taken or permitted any action that would cause
either Ecolochem or International to fail to be treated as an "S corporation" within the meaning of Section 1361 of the Code, or to fail to be treated as an "S corporation" under comparable state and local Tax laws (or permitted any such action to be taken by any of their respective shareholders);

                           (xiv) amended any Tax Return or changed or modified
any method of reporting income, deductions or other items for Tax purposes; or

                           (xv) agreed, whether in writing or otherwise, to do
any of the foregoing.

              (c) Between September 30, 2003 and the date hereof, there has not occurred any event or occurrence resulting in damage, destruction or other casualty loss of $100,000 or more (whether or not covered by insurance) to the Companies or their subsidiaries or their respective assets.


         SECTION 3.12. Compliance with Applicable Law. The Companies and their subsidiaries are in compliance with all Applicable Laws applicable to the conduct of their businesses, except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Companies nor their subsidiaries has received, during the two years before the date of this Agreement, any written notice from a Governmental Entity alleging that the Companies or any of their subsidiaries are in violation of any Applicable Law applicable to the conduct of the business of the Companies or their subsidiaries in a manner that would be material to the Companies and their subsidiaries taken as a whole.

         SECTION 3.13. Employee and Labor Matters.

              (a) As of the date hereof (i) there is not and has not been during the past five years any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Sellers, threatened, against the Companies or their subsidiaries, (ii) to the knowledge of Sellers, no union organizational campaign is in progress with respect to the employees of any of the Companies or their subsidiaries and no question concerning representation has been presented to such employees, (iii) to the knowledge of Sellers, none of the Companies or their subsidiaries is engaged in any unfair labor practice and (iv) neither the Companies nor any of their subsidiaries has received any written notice that there is an unfair labor practice charge or complaint against any of them pending or threatened before the National Labor Relations Board.

              (b) The employees of the Companies and their subsidiaries have been since January 1, 2001, and currently are, properly classified in all material respects under the Fair Labor Standards Act of 1938, as amended, and under any comparable, state Applicable Law. The Companies and their subsidiaries are not delinquent to, and have not failed to pay any of its employees, consultants or contractors for any wages (including overtime), salaries, commissions, bonuses, benefits or other direct compensation for any services performed by them to the date hereof or amounts required to be reimbursed to such individuals except where the failure to pay any such wages, salaries, commissions, bonuses, benefits or other direct compensation could not reasonably be expected to result in criminal liability or material civil liability on the part of the Company or their subsidiaries or any officer or director thereof.

              (c) The Companies and their subsidiaries do not have an established severance pay practice or policy. The Companies and their subsidiaries are not liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the policies of the Companies and their subsidiaries) to any employee or former employee arising from the termination of employment of such employee or former employee.


              (d) The Companies and their subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, employee benefits, terms and conditions of employment and immigration matters, in each case, with respect to its employees.

              (e) As of the date hereof, neither the Companies nor any of their subsidiaries has communicated to any employee, at the managerial level or above (each a "Senior Company Employee" and collectively, the "Senior Company Employees"), an intention to terminate the employment of such employee. To the knowledge of the Sellers, as of the date hereof, no Senior Company Employee has given the Companies or their subsidiaries notice or any other communication relating to such Senior Company Employee's intention to terminate his or her employment with the Companies or their subsidiaries.

         SECTION 3.14. Employee Benefit Plans.

              (a) SECTION 3.14(A) OF THE SELLER DISCLOSURE SCHEDULE lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and each other material plan, arrangement or policy relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits (other than plans or arrangements mandatory under Applicable Law), in each case maintained by or contributed to the Companies or any of their respective ERISA Affiliates for the benefit of any of their present or former directors, officers or employees or with respect to which the Companies or any of their respective ERISA Affiliates may incur any liability (collectively, "Company Benefit Plans"). Notwithstanding the foregoing, the Stakeholder Scheme (as defined in
Section 3.14A) shall be considered a "Company Benefit Plan" for purposes of this Agreement. Sellers have caused the Companies to deliver or make available to Purchaser copies of (i) each Company Benefit Plan and (ii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required.

              (b) Neither the Companies nor their respective ERISA Affiliates have ever maintained any employee benefit plan that was (i) subject to Title IV of ERISA, (ii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), or (iii) a multiemployer plan (as defined in Section 3(37) of ERISA). With respect to each Company Benefit Plan, no material liability has been incurred and there exists no condition or circumstances in connection with which the Companies or any of their respective ERISA Affiliates could be subject to any liability that would, individually or in the aggregate, have a significant adverse effect, in each case under ERISA, the Code or any other Applicable Law, rule or regulation. Neither the Companies nor any of their respective ERISA Affiliates have incurred any liability with respect to any transaction described in Section 4069 of ERISA, and there is no reasonable basis to expect any such liability to occur in the future.

              (c) No person will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan as a result of the Transaction.


              (d) Each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified at all times during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, except where failure to be qualified or tax-exempt, respectively, could not reasonably be expected to have a Company Material Adverse Effect. The Company has furnished to Purchaser copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Company Benefit Plan.


              (e) Each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by all applicable statutes, orders, rules and regulations, except where noncompliance could not reasonably be expected to have a Company Material Adverse Effect. No Company Benefit Plan is under examination by the Department of Labor, the Internal Revenue Service, or any other governmental body.

              (f) Neither the Companies nor any of their respective ERISA Affiliates has ever maintained any plan providing for post-retirement health or welfare benefits for current or former employees, except as required by Section 4980B of the Code or state Applicable Law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Company Benefit Plan that is a "group health plan," as defined in Section 5000(b)(1) of the Code, except where incurrence of such tax could not reasonably be expected to have a Company Material Adverse Effect.

              (g) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Company Benefit Plan, except where a statutory or regulatory exemption applies, except where the occurrence of such a prohibited transaction could not reasonably be expected to have a Company Material Adverse Effect.

              (h) Neither the Companies nor any of their respective ERISA Affiliates have made an amendment to, written interpretation of or announcement (whether or not written) relating to any change in employee participation or coverage under any Company Benefit Plan that would materially increase the expense of maintaining such Company Benefit Plan above the level of expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

              (i) Set forth on SECTION 3.14(I) OF THE SELLER DISCLOSURE SCHEDULE is an accurate statement of the vacation policies of the Companies and their subsidiaries.


         SECTION 3.14A. International Employee Benefit Plans. For the purpose of this Section 3.14A, "Pension Scheme" means the stakeholder scheme maintained by International for the benefit of its Employees; and "Employee" means an employee, former employee officer or former officer of International.

              (a) Except as imposed under Applicable Law, the Pension Scheme is the only arrangement to which International has any liability for the purpose of providing benefits on retirement.

              (b) The Pension Scheme is a Stakeholder Scheme within the meaning of Part I (Stakeholder Pension Schemes) Section 1(1) Welfare Reform and Pensions Act 1999.

              (c) All benefits under the Pension Scheme payable to or in respect of the Employees (other than those which are fully insured) are calculated on a money purchase basis only and there is no material obligation of International or under the Pension Scheme in respect of the Employees (other than in the case of those benefits which are fully insured) to provide any specified level of benefits.

              (d) All investment business in relation to the Pension Scheme in respect of the Employees has been conducted by Norwich Union which, to the knowledge of Sellers, has nominated the Pension Scheme, and is itself authorized, in accordance with the requirements of the Financial Service and Markets Act 2000.


         SECTION 3.15. Environmental Matters.

              (a) Except as set forth in the Malcolm Pirnie environmental assessment reports of the Company Properties previously delivered to Purchaser or in the Environ environmental assessment reports of the Company Properties previously delivered to Purchaser:

                           (i) the Companies and their subsidiaries (A) are and
have been in compliance in all material respects at all times with all Environmental Laws, and (B) are in compliance in all material respects with all Environmental Permits required to conduct the Companies' and their subsidiaries' operations as currently conducted;

                           (ii) except for materials used in the ordinary course
of business consistent with past practice, there are no Hazardous Materials at any property currently owned, used or leased by the Companies or their subsidiaries, or to the knowledge of Sellers, formerly owned, used or leased by the Companies or their subsidiaries, in each case, under circumstances that create any material liability for any of the Companies or their subsidiaries under any Environmental Law;

                           (iii) (A) as of the date of this Agreement, none of
the Companies nor any of their subsidiaries has received any written notice alleging that it is liable under Environmental Laws, or any written information request, related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Governmental Entity having jurisdiction over the matter and without requiring any of the Companies or their subsidiaries to make any payment to such Governmental Entity (B) except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, no Company or any of its subsidiaries will have received any written notice alleging that it is liable under Environmental Laws, or any written information request related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Government Entity having jurisdiction over the matter;

                           (iv) (A) none of the Companies nor any of their
subsidiaries has entered into or agreed to any consent decree or order under any Environmental Law, (B) as of the date of this Agreement, no Company or any of its subsidiaries is subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former Company business or Company Property and (C) except as would not reasonably be expected to have a Company Material Adverse Effect, as of Closing, no Company or any of its subsidiaries will be subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former Company business or Company Property;

                           (v) as of the date hereof, no action, claim or
proceeding under any Environmental Laws or Environmental Permits has been commenced, or to the knowledge of Sellers, is threatened by any Governmental Entity against any Company or any of its subsidiaries and as of the Closing, no action, claim or proceeding under any Environmental Laws or Environmental Permits will have been commenced, or to the knowledge of Sellers, will be threatened by any Governmental Entity against any Company or any of its subsidiaries except for such actions, claims or proceedings under Environmental Laws or Environmental Permits that could not reasonably be expected to form the basis for liability that would be material to the Companies and their subsidiaries taken as a whole;

                           (vi) in connection with the Companies' or their
subsidiaries' current or former businesses or properties (in each case while they were operated by the Companies or their subsidiaries) there have been no actions or omissions, and there are no circumstances or conditions that have occurred or currently exist that would reasonably be expected to form the basis for any liability that would be material to the Companies and their subsidiaries taken as a whole under Environmental Laws;

                           (vii) no Lien has been placed or, to the knowledge of
Sellers, is threatened to be placed, on any Company Property under any Environmental Law; and

                           (viii) Sellers have caused to be provided to
Purchaser copies of any material written report of any environmental investigation, study, audit, test, review or other analysis conducted in relation to any current operations or properties of any Company or any of its subsidiaries or any other operations or properties or facilities now or previously owned or leased by any Company or any of its subsidiaries, in the possession of or under the control of any Company or any of its subsidiaries.

              (b) No Hazardous Materials have been Released at any property owned, used or leased by the Companies or their subsidiaries under circumstances that create any material obligations or material liability for the Companies or their subsidiaries.

              (c) Except for Contracts with customers of the Companies or their subsidiaries for the provisioning of goods or services by the Companies or their subsidiaries, the Companies and their subsidiaries have not (1) contracted, or otherwise agreed, to indemnify any person, in whole or in part, with respect to any liability, claim, costs, fees or demand, known or unknown, arising under, or related to, any Environmental Law, (2) contractually agreed to assume any liability, costs, expenses, claims or fees arising under any Environmental Law, or (3) entered into any agreement to undertake any remediation, removal, response or site assessment activities at any site, property or location, in each case that would reasonably be expected to form the basis for liability that would be material to the Companies and their subsidiaries taken as a whole under Environmental Law.

              (d) Notwithstanding any other representations and warranties in this Agreement (other than Section 3.18), the representations and warranties in this Section 3.15 are the only representations and warranties in this Agreement by Sellers with respect to environmental matters.

         SECTION 3.16. Insurance. SECTION 3.16 OF THE SELLER DISCLOSURE SCHEDULE contains a list of the policies of casualty, liability, theft, fidelity, life, director and officer and other forms of insurance held by the Companies and any of their subsidiaries, as of the date of this Agreement. All such insurance policies are in the name of the Companies or their subsidiaries, and all premiums with respect to such policies due before the date of this Agreement have been paid. All such policies are in full force and effect, and neither the Companies nor any of their subsidiaries have received notice of cancellation or termination of any policy. Since December 31, 2000, none of the Companies or any of their subsidiaries has been denied or had revoked or rescinded any policy of insurance. The Companies and its subsidiaries have been covered since the date each commenced business by insurance in scope and amount customary and reasonable for their business.

         SECTION 3.17. Transactions with Affiliates. Except as described in
SECTION 3.17 OF THE SELLER DISCLOSURE SCHEDULE, no Related Party or Related Entity is a party to any transaction with the Companies or their subsidiaries, including any Contract, agreement or other arrangement providing for the employment of, furnishings of services by, rental of real or personal property from or otherwise requiring payment to any Related Entity or Related Party, other than employment-at-will arrangements in the ordinary course of business. For purposes of the foregoing, a "Related Party" shall mean any Seller, and any director, officer, stockholder, partner, equity holder or limited liability company member of the Companies or their subsidiaries, and any beneficiary of any Seller that is a trust or an estate, or any immediate family member of any of the foregoing; and "Related Entity" shall mean any corporation, partnership, trust or other entity in which any Related Party, or any immediate family member of any Related Party, has a substantial interest or is an officer, director, trustee, partner or direct holder of more than 5% of the outstanding capital stock or interests of such entity.

         SECTION 3.18. Governmental Permits. Each of the Companies and its subsidiaries owns, holds or possesses all licenses, franchises, permits, approvals and other authorizations from all Governmental Entities necessary for it to own or lease, operate and use its assets and to carry on and conduct its business (collectively "Governmental Permits") except such Governmental Permits (other than any wastewater discharge permits relating to or required under any Environmental Law) the lack of which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.
SECTION 3.18 OF THE SELLER DISCLOSURE SCHEDULE sets forth a list and a brief description of each material Governmental Permit of the Companies and their subsidiaries (including, without limitation, all wastewater discharge permits relating to or required under any Environmental Law), complete and correct copies of which have been delivered to Purchaser by Sellers. Except as set forth on SECTION 3.18 OF THE SELLER DISCLOSURE SCHEDULE, each material Governmental Permit is in full force and effect and to the knowledge of Sellers, no revocation, termination or expiration of any Governmental Permit is threatened or pending.

         SECTION 3.19. Accounts Receivable. All accounts receivable reflected on the Combined Balance Sheet and all account receivable of the Companies and their subsidiaries that have arisen since the Combined Balance Sheet Date derive from bona fide transactions of the Companies or their subsidiaries in the ordinary course. No person has asserted in writing or, to knowledge of Sellers, threatened to assert any counterclaims or offsetting claims or defenses to collection of any of the accounts receivable of the Companies and their subsidiaries other than (a) claims in the ordinary course which in the aggregate are not material relative to the total amount, net of reserves, of the accounts receivable taken as a whole or (b) claims included in the Estimated Closing WC Amount.

         SECTION 3.20. Inventory. All of the inventory recorded on the Combined Balance Sheet consists of, and all inventory on the Closing Date will consist of, items of a quality usable or saleable in the ordinary course of business consistent with past practice except to the extent of the reserve therefor set forth in the Estimated Closing WC Amount. Each of the Companies and their subsidiaries has sufficient inventories on hand for the continued operation of its business in the ordinary course of business consistent with past practice.

         SECTION 3.21. Customers and Suppliers. Sellers have previously delivered to the Purchaser a written list of the names and addresses of (a) the 25 largest customers of Ecolochem and the 10 largest customers of International and (b) the 25 largest suppliers of Ecolochem and the 10 largest suppliers of International (measured in each case by dollar volume of purchases or sales during the fiscal years ended September 30, 2002 and September 30, 2003) and the dollar amount of purchases or sales that each such customer or supplier represented during each of the years ended September 30, 2002 and 2003. Except as set forth in SECTION 3.21 OF THE SELLER DISCLOSURE SCHEDULE, as of the date hereof, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Ecolochem and International with any such customer or supplier.

         SECTION 3.22. Brokers. The only investment advisor that has acted for Sellers or the Companies in connection with this Agreement or the Transaction is Needham & Company, Inc. ("Needham") whose fees will be paid by Sellers.

         SECTION 3.23. Nalco JV. As of the date hereof, the remaining amount of Ecolochem's required investment in and capital contribution amount to the Nalco JV does not exceed $750,000 in the aggregate.


                                   ARTICLE IV

         Representations and Warranties of Purchaser. Except as set forth in the Purchaser SEC Reports filed before the date hereof or in that certain letter, dated as of the date hereof, addressed to the Sellers from the Purchaser (such letter being referred to herein as the "PURCHASER DISCLOSURE SCHEDULE"), Purchaser represents and warrants to each Seller as hereinafter provided in this
Article IV:

         SECTION 4.01. Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Massachusetts. Each subsidiary of Purchaser is duly organized, validly existing and in good standing in the jurisdiction of its organization except where the failure of such subsidiary to be so organized, existing or in good standing would not reasonably be expected to have a Purchaser Material Adverse Effect. Each of Purchaser and each of its subsidiaries has full corporate and other power and authority to carry on its business as presently conducted. Each of Purchaser and its subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser has delivered or otherwise made available to Sellers true and complete copies of the articles of organization and bylaws or comparable organizational documents, each as amended to the date hereof, of Purchaser and its material subsidiaries, joint ventures and affiliates.

         SECTION 4.02. Authority; Execution and Delivery; Enforceability. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is to be a party and to consummate the Transaction. Purchaser has taken all corporate action required to authorize the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is to be a party, except for the approval by the stockholders of Purchaser of the issuance of the shares of Common Stock to be issued to Sellers in the Transaction. Purchaser has duly executed and delivered this Agreement, and, at or before the Closing, will have duly executed and delivered each Ancillary Agreement to which it is specified to be a party, and this Agreement constitutes, and each Ancillary Agreement to which it is to be a party will, when executed, constitute Purchaser's legal, valid and binding obligation, enforceable against Purchaser in accordance with its terms.

         SECTION 4.03. Capital Stock of Purchaser, Joint Ventures.

              (a) The authorized capital stock of Purchaser consists of 55,000,000 shares of Common Stock and no shares of preferred stock. As of the close of business on September 30, 2003, Purchaser had issued only 17,734,761 rights to purchase shares of Common Stock (the "Purchaser Rights") that were issued pursuant to the Renewed Rights Agreement dated as of August 19, 1997 (the "Purchaser Rights Agreement"), between Purchaser and Equiserve Trust Company, N.A. At the close of business on September 30, 2003: (i) 17,734,761 shares of Common Stock were outstanding; (ii) no shares of Common Stock were held by Purchaser; and (iii) 3,910,667 shares of Common Stock were issuable upon the exercise of outstanding employee or director stock options (the "Purchaser Employee Stock Options") that were granted pursuant to any stock plan, program or arrangement of Purchaser (the "Purchaser Employee Stock Plans"). Except as set forth above, at the close of business on September 30, 2003, no shares of capital stock or other voting securities of Purchaser were issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of Purchaser and Purchaser's Significant Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and have been issued in accordance with the securities laws of the jurisdictions within each such security was offered and issued. None of the outstanding shares of capital stock of Purchaser or Purchaser's Significant Subsidiaries has been issued in violation of any provision of Applicable Law, the articles of organization, bylaws, limited liability company agreements or other comparable organizational documents of the Purchaser or its Significant Subsidiaries or any Contract to which any of the Purchaser or its Significant Subsidiaries is subject, bound or a party or in violation of any preemptive, subscription or similar rights under any provision of Applicable Law, the articles or organization, bylaws, limited liability company agreements or other comparable organizational documents of the Purchaser or its Significant Subsidiaries or any Contract to which any of the Purchaser or its Significant Subsidiaries is subject, bound or a party.

              (b) Except as described in Section 4.03(a), as of the date hereof, there are no (i) outstanding warrants, options, rights, "phantom" stock rights, agreements, stock appreciation rights, Contracts, stock-based performance or its convertible or exchangeable securities or other commitments (other than this Agreement) (A) under which Purchaser or Purchaser's Significant Subsidiaries are or may become obligated to issue, sell, purchase or redeem any shares of their capital stock or other securities or extend or enter into any such warrant, option, right, "phantom" stock right, agreement, stock appreciation right, Contract, stock based performance unit, convertible or exchangeable security or other commitment or (B) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of the capital stock or securities of Purchaser or Purchaser's Significant Subsidiaries,

(ii) equity securities of Purchaser or Purchaser's Significant Subsidiaries reserved for issuance for any purpose or (iii) outstanding bonds, debentures, notes or other indebtedness (or convertible into, or exchangeable for, securities) having the right to vote on any matters on which stockholders of Purchaser or Purchaser's Significant Subsidiaries may vote. All shares of Common Stock that are subject to future issuance on issuance on the terms and conditions specified in the instrument under which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

              (c) As of the date of this Agreement, there are no outstanding contractual obligations of Purchaser or any of its subsidiaries to make any material investment (in the form of a loan, capital contribution, guarantee or otherwise) in any person; provided, however, that performance bonds, letters of credit, letters of guarantee and similar instruments and commitments provided by the Purchaser or its subsidiaries in the ordinary course of business consistent with past practice in connection with the sale of equipment or the provision of services shall not be considered a contractual obligation to make an investment in any person.

              (d) SECTION 4.03(D) OF THE PURCHASER DISCLOSURE SCHEDULE sets forth, as of the date of this Agreement, the holders of any equity interest in any material corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of Purchaser or its subsidiaries has an interest (except for any such entity in which the interests held by the Purchaser or its subsidiaries are held as purely financial investments). SECTION 4.03(D) OF THE PURCHASER DISCLOSURE SCHEDULE sets forth, as of the Closing Date, the holders of any equity interest in any material corporation, partnership, joint venture, limited liability company, or similar operating entity in which any of Purchaser or its subsidiaries has an interest (except for any such entity in which the interests held by the Purchaser or its subsidiaries are held as purely financial investments) other than changes in the identity of such holders since the date of this Agreement permitted by the constituent documents of the entity and not requiring the consent of Purchaser or any of its subsidiaries. Purchaser has delivered or otherwise made available to Sellers true and correct copies of all operative documents regarding the formation and governance of all such partnerships, joint ventures, limited liability companies and similar operating entities, to which Purchaser or its subsidiaries are a party.


         SECTION 4.04. No Conflicts or Violations; No Consents or Approvals Required.

              (a) The execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements does not, and the consummation of the Transaction will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration with notice, lapse of time or both, of any right or obligation under, or result in the creation of any Lien on any of the assets or properties of Purchaser or its subsidiaries, under any provision of (i) the articles of organization or by-laws or comparable organizational or governing documents of Purchaser or Purchaser's Significant Subsidiaries, (ii) any material Contract to which Purchaser or any of its subsidiaries is a party or by which any of the properties or assets of Purchaser or any of its subsidiaries is bound (iii) any Judgment applicable to Purchaser or any of its subsidiaries or any of their properties or assets or
(iv) subject to the matters referred to in Section 4.04(b), any Applicable Law applicable to Purchaser or any of its subsidiaries or any of their properties or assets other than, in the case of each of clauses (iii) and (iv), any such items that would not reasonably be expected to have a Purchaser

Material Adverse Effect. As of the Closing Date, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements and the consummation of the Transaction will not conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration with notice, lapse of time or both, of any right or obligation under, or result in the creation of any Lien on any of the assets or properties of Purchaser or its subsidiaries, under any provision of the articles of organization or by-laws or comparable organizational or governing documents any of Purchaser's subsidiaries.

              (b) No Consent of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made with respect to Purchaser or its subsidiaries in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transaction, other than (i) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, (ii) those that may be required solely by reason of the participation of Sellers or the Companies or their subsidiaries in the Transaction, (iii) the filing with the SEC of the Proxy Statement and those required to be made by Purchaser under this Agreement or the Ancillary Agreements or in connection with the Transaction or the performance of Purchaser's obligations under this Agreement or the Ancillary Agreements in each case under the Securities Act or the Exchange Act, and filings and qualifications with the NYSE in respect of the Initial Share Consideration, (iv) those required under any state "blue sky" laws in connection with the issuance or resale of the shares of Common Stock to be issued by the Purchaser hereunder and (v) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.


         SECTION 4.05. Purchaser SEC Reports.

              (a) Purchaser has, on a timely basis, filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2003. Purchaser has delivered or otherwise made available to Sellers copies in the form filed with the SEC of, (i) Purchaser's Annual Reports on Form 10-K for the fiscal years of Purchaser beginning on or after January 1, 2002, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in the fiscal years of Purchaser beginning on or after January 1, 2003, (iii) all proxy statements relating to Purchaser's meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since January 1, 2003, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 under Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act of 2002 "SOX") with respect to any report referred to in clause (i) or (ii) above, (v) all other forms, reports, registration statements and other documents filed or to be filed with the SEC since January 1, 2003 (other than preliminary materials if the corresponding definitive materials have been provided or made available to Sellers, filed by Purchaser with the SEC since January 1, 2003 (the forms, reports, registration statements and other documents referred to in clauses (i),
(ii), (iii), (iv) and (v) above, as amended, collectively, the "Purchaser SEC Reports")) and (vi) all comment letters received by Purchaser from the staff of the SEC since January 1, 2003 and all responses to such comment letters by or on behalf of Purchaser. The Purchaser SEC Reports (A) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (B) did not at the time they were filed with the SEC (or in the case of Purchaser SEC Reports that have been amended before the date hereof, at the time any such amendment was filed), or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Purchaser makes no representations regarding any information contained in any Purchaser SEC Report to the extent such information was provided by or on behalf of the Sellers or the Companies or their subsidiaries. No subsidiary of Purchaser is or has been required to file any form, report, registration statement or other document with the SEC.

              (b) As of the date hereof, Purchaser is in compliance in all material respects with all current listing and currently effective corporate governance requirements of the New York Stock Exchange.


         SECTION 4.06. Financial Statements.

              (a) The financial statements (including balance sheets, statements of income and statements of cash flows) of Purchaser and its subsidiaries included in the Purchaser SEC Reports (including the related notes), (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were prepared in conformity with GAAP in effect in the United States applied on a consistent basis (except as may be indicated therein or in the notes thereto) and (iii) each fairly presented, in all material respects, the consolidated financial condition and results of operations and cash flows of Purchaser and its subsidiaries at the dates thereof and for the periods indicated.

              (b) Except (i) as reflected in the audited consolidated balance sheet of Purchaser as of December 31, 2002, contained in the Purchaser SEC Reports (the "Purchaser Balance Sheet") or liabilities described in any notes thereto and liabilities for which neither accrual nor footnote disclosure is required under GAAP, or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2002, neither Purchaser nor any of its subsidiaries has any obligation or liabilities of any nature which would reasonably be expected to have a Purchaser Material Adverse Effect.

              (c) SECTION 4.06(C) OF THE PURCHASER DISCLOSURE STATEMENT lists, and Purchaser has delivered to Sellers copies of, the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K) effected by Purchaser or its subsidiaries between January 1, 2002 and the date hereof.


         SECTION 4.07. Sufficiency of Assets. As of the date hereof, the Purchaser and its subsidiaries have good and valid title to, or a valid right to use, all material assets and material properties necessary to operate and conduct the business of the Purchaser and its subsidiaries as currently conducted.

         SECTION 4.08. Litigation. SECTION 4.08 OF THE PURCHASER DISCLOSURE SCHEDULE lists, as of the date of this Agreement, all pending or, to the knowledge of Purchaser, threatened Proceedings against Purchaser or its subsidiaries that (a) involve a specified amount of, or unspecified amount that would reasonably be expected to result in a liability of more than $200,000, (b) involve any Governmental Entity as an adverse party or (c) seek any injunctive relief. There are no pending, or to the knowledge of Purchaser, threatened Proceedings against Purchaser or its subsidiaries that, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. None of Purchaser or its subsidiaries is subject to, bound by, or in default under, any unsatisfied, unbonded Judgment in excess of $200,000.

         SECTION 4.09. Absence of Changes or Events.

              (a) Since December 31, 2002, there has not been any change, event, fact or circumstance affecting Purchaser or its subsidiaries that, when taken in the aggregate with all other changes, events and circumstances whether beneficial or detrimental to Purchaser and its subsidiaries, taken as a whole, has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect.

              (b) Between December 31, 2002 and the date hereof, Purchaser and its subsidiaries have been operated in the ordinary course of business in substantially the same manner as currently conducted, and have not:


                           (i) redeemed or otherwise acquired any shares of
Purchaser's capital stock or similar ownership interests;

                           (ii) issued, delivered, sold, granted, pledged or
encumbered any shares of the Purchaser's capital stock, voting securities or any securities convertible or exchangeable into or exchangeable for, or any rights, "phantom stock rights", stock appreciation rights, warrants or options or similar derivative securities to acquire, any such shares of capital stock, voting securities or convertible securities or made any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such shares, other voting securities, convertible or exchangeable securities, rights, warrants, options or similar derivative securities (other than (A) as was required under existing agreements with current or former employees, and directors, and the Purchaser Employee Stock Option Plan and the Purchaser Benefit Plans in effect on the date of this Agreement and (B) the issuance of Common Stock and related rights on the exercise of Purchaser Employee Stock Options in accordance with their present terms);

                           (iii) split, combined or reclassified any of
Purchaser's capital stock or similar ownership interests or engaged in a recapitalization, exchange of shares or similar transaction with respect to Purchaser's capital stock or similar ownership interests or (B) issued or authorized the issuance of any other securities in respect of, in lieu of, or in substitution for, any of Purchaser's capital stock or similar ownership interests;

                           (iv) incurred any indebtedness for borrowed money or
granted any guarantee in respect thereof, in each case outside of the ordinary course of business consistent with past practice;

                           (v) acquired by merging or consolidating with, or by
purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, other than those not in excess of $10,000,000 in the aggregate;

                           (vi) sold, transferred, leased or otherwise disposed
of (x) more than 10% of the assets of Purchaser's ultrapure water group, or (y) any other assets material to the Purchaser and its subsidiaries, taken as a whole, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

                           (vii) made any change in accounting methods,
principles or practices, except as required by GAAP or Applicable Law; or

                           (viii) agreed, whether in writing or otherwise, to do
any of the foregoing.


              (c) Between December 31, 2002 and the date hereof, there has not occurred any event or occurrence resulting in damage, destruction or other casualty loss of $100,000 or more (whether or not covered by insurance) to Purchaser or its subsidiaries or its respective assets.


         SECTION 4.10. Securities Act. The Equity Interests to be purchased by Purchaser or its Permitted Designees are being acquired for investment only and not with a view to any public distribution thereof in violation of any of the registration requirements of the Securities Act or the securities laws of any other jurisdiction applicable to the Transaction.


         SECTION 4.11. Sellers' Common Stock. Except as set forth in Section
4.11 of the Purchaser Disclosure Schedule, the shares of Common Stock to be issued to Sellers as part of the Initial Share Consideration have been reserved for issuance and have been duly authorized, and, on delivery to Sellers at the Closing, will be validly issued, fully paid, nonassessable, free and clear of Liens imposed by Purchaser or by any Contract to which the Purchaser is a party (other than those arising from the acts of Sellers) and issued in compliance with Applicable Law. None of such shares of Common Stock will be issued in violation of any provision of Applicable Law, the articles of organization, bylaws or other comparable organizational or governing documents of Purchaser or its subsidiaries or any Contract to which Purchaser or any of its subsidiaries is subject, bound or a party or in violation of any preemptive, subscription, first refusal or similar rights under any provision of Applicable Law, the articles of organization or bylaws or comparable organizational or governing documents of Purchaser or any of its subsidiaries or any Contract to which Purchaser or any of its subsidiaries is subject, bound or a party.


         SECTION 4.12. Brokers. The only investment advisor that has acted for Purchaser in connection with this Agreement or the Transaction is Goldman, Sachs & Co. whose fees will be paid by Purchaser.


         SECTION 4.13. Voting Requirements. The approval of the issuance of the Initial Share Consideration to Sellers in the Transaction as contemplated by this Agreement by the holders of a majority of a quorum of the outstanding shares of Common Stock (the "Purchaser

Stockholder Approval") is the only vote of the holders of any class or series of capital stock of Purchaser necessary in connection with this Agreement or the Ancillary Agreements or the Transaction. The Purchaser Board, at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement and the Transaction and (ii) recommending that the stockholders of Purchaser grant the Purchaser Stockholder Approval. In addition, the Purchaser Board has taken all action necessary to render Sections 110C, 110D and 110F of the Massachusetts Corporation-Related Laws inapplicable to this Agreement and the Transaction.

         SECTION 4.14. Opinion of Financial Advisor. Purchaser has received the opinion of Goldman, Sachs & Co. to the effect that, as of the date hereof, the Initial Purchase Price is fair to the Purchaser from a financial point of view.

         SECTION 4.15. Rights Agreements. Purchaser has prior to Closing taken all necessary action to amend the Purchaser Rights Agreement in the form attached hereto as EXHIBIT G. As of the Closing, the Purchaser Board shall have taken all necessary action to cause one Purchaser Right to be issued with each share of Common Stock issuable to Sellers in the Transaction.


         SECTION 4.16. Compliance with Applicable Law. Purchaser and its subsidiaries are in compliance with all Applicable Laws applicable to the conduct of their businesses, except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect. None of Purchaser or any of its subsidiaries has received, during the two years before the date of this Agreement, any written notice from a Governmental Entity alleging that Purchaser or any of its subsidiaries is in violation of any Applicable Law applicable to the conduct of the business of the Purchaser or its subsidiaries in a manner that would be material to the Purchaser and its subsidiaries taken as a whole.

         SECTION 4.17. Employee and Labor Matters. As of the date hereof, with respect to the businesses currently conducted by Purchaser and its subsidiaries,
(i) there is not and has not been during the past five years any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Purchaser, threatened, against Purchaser or its subsidiaries, (ii) to the knowledge of Purchaser, no union organizational campaign is in progress with respect to the employees of any of Purchaser or its subsidiaries and no question concerning representation has been presented to such employees, (iii) to the knowledge of Purchaser, none of Purchaser or its subsidiaries is engaged in any unfair labor practice and (iv) neither Purchaser nor its subsidiaries has received any written notice that there is an unfair labor practice charge or complaint against any of them pending or threatened before the National Labor Relations Board.

         SECTION 4.18. Contracts. (a) Except for this Agreement and the Ancillary Agreements or as set forth in Section 4.18(a) of the PURCHASER DISCLOSURE SCHEDULE, there are no Contracts to which Purchaser or any subsidiary of Purchaser is a party, or by which any of them or their respective properties are bound, (A) as of the date hereof, which are required to be filed or listed as an exhibit to the Purchaser SEC Documents which have not been so filed or listed or (B) involving the following (the Contracts required to be set forth on the PURCHASER DISCLOSURE SCHEDULE, together with the Contracts filed or listed or required to be filed or listed as an exhibit to the Purchaser SEC Documents, the "Purchaser Contracts"):

                           (i) covenant not to compete that limits the conduct
of Purchaser or its subsidiaries or other covenant of any of Purchaser or its subsidiaries restricting the development, marketing or distribution of the products and services of any of Purchaser or its subsidiaries;

                           (ii) Contract in existence on the date hereof under
which any of Purchaser or its subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

                           (iii) Contract in existence on the date hereof
involving interest rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise, other than those entered into in the ordinary course of business consistent with past practice (which shall not include those entered into for the purpose of trading or speculative purposes);

                           (iv) Contract (including so-called take-or-pay or
keep well agreements) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of any of Purchaser or its subsidiaries or (B) any of Purchaser or its subsidiaries has, directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than (x) endorsements for the purpose of collection in the ordinary course of business or (y) guarantees among Purchaser and its subsidiaries entered into in the ordinary course of business consistent with past practice), in any such case which, individually, is in excess of $1,000,000;

                           (v) Contract in existence on the date hereof under
which any of Purchaser or its subsidiaries has, directly or indirectly, made or committed to make any material advance, loan, extension of credit or capital contribution to, or other investment in, any person; or

                           (vi) Contract in existence on the date hereof
evidencing a limited liability company, partnership, joint venture or similar business relationship or entity.

              (b) Each Purchaser Contract is valid, binding and in full force and effect and, to the knowledge of Purchaser, is enforceable by Purchaser or its subsidiaries in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer or similar laws affecting creditors' rights generally and to general equitable principle(s)), except for such failures to be valid, binding, in full force and effect or enforceable that would not reasonably be expected to have a Purchaser Material Adverse Effect. Purchaser or its subsidiaries has performed all obligations required to be performed by them under the Purchaser Contracts and is not (with or without the lapse of time, giving of notice, or both) in breach or default thereunder and, to the knowledge of Purchaser, no other party to any Purchaser Contract is (with or without the lapse of time, giving of notice, or both) in breach or default in any aspect thereunder in each case except to the extent that any such lack of performance, breach or default by a Purchaser or a subsidiary or any such third party would not reasonably be expected to have a Purchaser Material Adverse Effect. To the knowledge of Purchaser, as of the date of this Agreement, no party to a Purchaser Contract has given written notice of, or has threatened to terminate any such Purchaser Contract. Except as would not reasonably be expected to have a

Purchaser Material Adverse Effect, as of the Closing, no party to a Purchaser Contract will have given written notice, or threatened to terminate any such Purchaser Contract.

              (c) Purchaser has made available to Sellers true and complete copies of all material Contracts relating to any material joint ventures in which Purchaser or its subsidiaries has an interest.


         SECTION 4.19. Taxes.

              (a) Each of Purchaser and its subsidiaries has timely filed or caused to be timely filed (taking into account any applicable extension periods) all Tax Returns required to be filed by it and each such Tax Return was true, complete and correct in all respects, except where the failure to so file a Tax Return, or the failure of any such Tax Return to be true, complete and correct in all respects, would not reasonably be expected to have a Purchaser Material Adverse Effect. All Taxes with respect to taxable periods covered by such Tax Returns (whether or not shown on Tax Returns), and all other Taxes otherwise due and payable from Purchaser or any of its subsidiaries, have been timely paid in full, other than such Taxes being contested in good faith and for which adequate reserves have been provided in its financial statements filed with the SEC, and except for such failures to pay that would not reasonably be expected to have a Purchaser Material Adverse Effect.

              (b) (i) No material Tax Return of Purchaser or any of its subsidiaries is under audit or examination by or with any Taxing Authority, and no written notice of such an audit or examination has been received by Purchaser or any of its subsidiaries; (ii) no written claim has been made in the last six years by a Taxing Authority in a jurisdiction where Purchaser and its subsidiaries do not file Tax Returns that they are or may be subject to taxation by that jurisdiction; and (iii) none of the material Tax Returns filed or material Taxes paid by Purchaser and its subsidiaries have been the subject of any audit, action, suit, proceeding, claim, examination, deficiency or assessment by any Taxing Authority in the last six years.

              (c) Other than any transaction with one or more past or present affiliates, neither Purchaser nor any of its subsidiaries, within the two-year period ending on the date of this Agreement, has distributed stock of another corporation, or had its stock distributed by another corporation, in a transaction that was purported or intended to qualify, in whole or in part, for tax-free treatment under Section 355 or Section 361 of the Code.


         SECTION 4.20. Environmental Matters. (a) Except as set forth in SECTION
4.20 OF THE PURCHASER DISCLOSURE SCHEDULE or set forth in the Environ environmental assessment reports of certain of Purchaser's properties previously delivered to Sellers:

                           (i) Purchaser and its subsidiaries (A) are and have
been in compliance in all material respects at all times with all Environmental Laws, and (B) are in compliance in all material respects with all Environmental Permits required to conduct the Purchaser's and its subsidiaries' operations as currently conducted;

                           (ii) except for materials used in the ordinary course
of business consistent with past practice, there are no Hazardous Materials at any property currently owned, used or leased by Purchaser or its subsidiaries, or to the knowledge of Purchaser, formerly owned, used or leased by Purchaser or its subsidiaries, in each case, under circumstances that create any material liability for any of Purchaser or its subsidiaries under any Environmental Law;

                           (iii) (A) as of the date of this Agreement, neither
Purchaser nor any of its subsidiaries has received any written notice alleging that it is liable under Environmental Laws, or any written information request, related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Governmental Entity having jurisdiction over the matter and without requiring the Purchaser or its subsidiaries to make any payment to such Governmental Entity (B) except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of Closing, neither Purchaser nor any of its subsidiaries will have received any written notice alleging that it is liable under Environmental Laws, or any written information request related to any Release of Hazardous Materials at any location except with respect to such matters that have been resolved with the Government Entity having jurisdiction over the matter;

                           (iv) (A) neither Purchaser nor any of its
subsidiaries has entered into or agreed to any consent decree or order under any Environmental Law that would materially and adversely impact the operations of Purchaser's ultrapure water group, (B) as of the date of this Agreement, neither Purchaser nor any of its subsidiaries is subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former business of Purchaser or its subsidiaries or real property owned or leased by Purchaser or its subsidiaries and (C) except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of Closing, neither Purchaser nor any of its subsidiaries will be subject to any court order relating to compliance with, or liability under, any Environmental Laws, in each case, in respect of any current or former business of Purchaser or its subsidiaries or real property owned or leased by Purchaser or its subsidiaries;

                           (v) As of the date hereof, no action, claim or
proceeding under any Environmental Laws or Environmental Permits has been commenced, or to the knowledge of Purchaser, is threatened by any Governmental Entity against Purchaser or any of its subsidiaries as of the Closing no action, claim or proceeding under any Environmental Laws or Environmental Permits will have been commenced, or to the knowledge of Purchaser, will have been threatened by any Governmental Entity against Purchaser or any of its subsidiaries except for such actions, claims or proceedings under any Environmental Laws or Environmental Permits that could not reasonably be expected to form the basis for liability that would be material to the Purchaser and its subsidiaries taken as a whole;

                           (vi) in connection with the Purchaser's or its
subsidiaries' current or former businesses or properties (in each case while they were operated by Purchaser or its subsidiaries) there have been no actions or omissions, and there are no circumstances or conditions that have occurred or currently exist that would reasonably be expected to form the basis for any liability that would be material to the Purchaser and its subsidiaries taken as a whole under Environmental Laws; and

                           (vii) no Lien has been placed or, to the knowledge of
Purchaser, is threatened to be placed, on any real property owned or leased by Purchaser or its subsidiaries under any Environmental Law.

              (b) No Hazardous Materials have been Released at any property owned, used or leased by Purchaser or its subsidiaries under circumstances that create any material obligations or material liability for Purchaser or its subsidiaries.

              (c) Except for Contracts with customers for the provisioning of goods or services by Purchaser or its subsidiaries, Purchaser and its subsidiaries have not (1) contracted, or otherwise agreed, to indemnify any person, in whole or in part, with respect to any liability, claim, costs, fees or demand, known or unknown, arising under, or related to, any Environmental Law, (2) contractually agreed to assume any liability, costs, expenses, claims or fees arising under any Environmental Law or (3) entered into any agreement to undertake any remediation, removal, response or site assessment activities at any site, property or location in each case that would reasonably be expected to form the basis for any liability that would be material to the Purchaser and its subsidiaries taken as a whole under Environmental Laws.

              (d) Notwithstanding any other representations and warranties in this Agreement (other than Section 4.21), the representations and warranties in this Section 4.20 are the only representations and warranties in this Agreement by Purchaser with respect to environmental matters.

         SECTION 4.21. Governmental Permits. Each of Purchaser and its subsidiaries owns, holds or possesses all Governmental Permits except such Governmental Permits (other than any wastewater discharge permits relating to or required under any Environmental Law) the lack of which would not reasonably be expected, individually or in the aggregate, to have a Purchaser Material Adverse Effect. Except as set forth on SECTION 4.21 OF THE PURCHASER DISCLOSURE SCHEDULE, each material Governmental Permit is in full force and effect and to the knowledge of Purchaser, no revocation, termination or expiration of any Governmental Permit is threatened or pending.

         SECTION 4.22. Benefit Plans. Neither the execution and delivery of this Agreement nor the consummation of the Transaction (alone or in conjunction with any other event, such as termination of employment) will constitute or result in a "change in control," "change of control" or any substantially similar concept for purposes of any employee benefit plans, programs, arrangements or policies of Purchaser or any of its subsidiaries, or for purposes of any individual agreement between Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee or consultant of Purchaser or any of its subsidiaries, on the other hand, or otherwise (i) entitle any current or former director, officer, employee or consultant of Purchaser or any of its subsidiaries to severance or termination pay, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation under any such employee benefit plan, program, arrangement, policy or individual agreement or (iii) result in any breach or violation of, or default under, any such employee benefit plan, program, arrangement, policy or individual agreement.

         SECTION 4.23. Intellectual Property.

              (a) Each item of material Purchaser Intellectual Property is either: (i) owned solely by Purchaser or its subsidiaries free and clear of any Liens other than Permitted Liens or (ii) rightfully used or authorized for use by Purchaser or its subsidiaries as between Purchaser or its subsidiaries on the one hand, and the licensors of such intellectual property on the other hand.

              (b) Neither Purchaser nor any of its subsidiaries is in material violation of any license, sublicense or other agreement to which such entity is a party or otherwise bound relating to any material Purchaser Intellectual Property.

              (c) The use of the term "Ionics" in any trademark, service mark, trade dress, logo, trade name, domain name, or corporate name by the Purchaser and its subsidiaries as currently used does not infringe or otherwise violate any other person's trademark rights or other proprietary rights. The "Ionics" trademark is valid, subsisting and enforceable in the United States and the United Kingdom and in each other jurisdiction in which such trademark is presently registered. The use of the Purchaser Intellectual Property other than the "Ionics" trademark by Purchaser and its subsidiaries as currently used does not infringe any other person's Intellectual Property right except for circumstances where such infringement by the use of the Purchaser Intellectual Property would not be reasonably expected to have a Purchaser Material Adverse Effect. As of the date of this Agreement, no claims have been asserted in writing against Purchaser or its subsidiaries or, to the knowledge of Purchasers, threatened in writing by any person, either: (i) challenging the validity, enforceability, effectiveness or ownership by Purchaser and its subsidiaries of any material Purchaser Intellectual Property owned by the Purchaser or its subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the material Purchaser Intellectual Property by Purchaser or its subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. As of the date hereof, to the knowledge of the Purchaser, there does not exist any valid basis for a claim of the type set forth in the preceding sentence. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of the Closing, there will be no claims asserted in writing against the Purchaser or its subsidiaries or, to the knowledge of Purchaser, threatened in writing by any person either:
(i) challenging the validity, enforceability, effectiveness or ownership by Purchaser and its subsidiaries of any material Purchaser Intellectual Property owned by the Purchaser or its subsidiaries; or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the material Purchaser Intellectual Property by Purchaser or its subsidiaries infringes or will infringe on any intellectual property or other proprietary right of any person. As of the Closing Date, to the knowledge of the Purchaser, there will not exist any valid basis for a claim of the type set forth in the preceding sentence, except as would not reasonably be expected to have a Purchaser Material Adverse Effect. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, all granted or issued patents, and all registered trademarks (other than "Ionics") and service marks, owned by Purchaser or its subsidiaries are valid, subsisting and enforceable. To the knowledge of Purchaser, as of the date of this Agreement there is no pending U.S. or foreign patent applications which, if issued, would materially limit or materially prohibit the current activities of Purchaser or its subsidiaries. As of the date hereof, to the knowledge of Purchaser, there is no unauthorized use, infringement, or misappropriation of any of the material Purchaser Intellectual Property by any third party, employee or former employee. Except as would not reasonably be expected to have a Purchaser Material Adverse Effect, as of Closing there is no unauthorized use, infringement, or misappropriation of any of the Purchaser Intellectual Property by any third party, employee or former employee.

              (d) Purchaser or its subsidiaries have secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the material Purchaser Intellectual Property valid and enforceable written assignments of any such work, invention, improvement or other rights to Purchaser or its subsidiaries to the extent necessary to vest valid title in such Purchaser Material Property in Purchaser or its subsidiaries.

              (e) Purchaser and its subsidiaries have each taken reasonable measures to protect the proprietary nature of the Purchaser Intellectual Property and to maintain in confidence all material trade secrets and material confidential information owned or used by Purchaser and its subsidiaries.


              (f) "Purchaser Intellectual Property" means all Intellectual Property that is owned, held or used by Purchaser or its subsidiaries.


         SECTION 4.24. Commitment Letter.. Purchaser has delivered to Sellers Representatives a copy of the commitment letter and related documents that Purchaser has entered into with the other parties identified therein (the "Commitment Letter") in connection with the proposed financing of a portion of the Initial Cash Consideration.


                                    ARTICLE V


                                    Covenants
                                    ---------

         SECTION 5.01. Covenants Relating to Conduct of the Parties Before the Closing.

              (a) Except as (A) consented to, in writing, by Purchaser, (B) otherwise contemplated by this Agreement or (C) set forth in SECTION 5.01(A) OF THE SELLER DISCLOSURE SCHEDULE, from the date of this Agreement to the Closing, Sellers shall cause the Companies and their subsidiaries not to take any of the following actions (each, a "Restricted Action"):

                           (i) amend their articles of incorporation, bylaws,
limited liability company agreements or comparable organizational documents;

                           (ii) declare, set aside or pay any non-cash dividend
or make any other non-cash distribution whether on or in respect of any shares of their capital stock, membership interests, equity interests or similar ownership interests; provided, however, that the Companies and their subsidiaries may continue to make inter-company transfers pursuant to existing Contracts and any Company and its direct subsidiaries may make inter-company transfers with one another;

                           (iii) redeem or otherwise acquire any shares of their
capital stock, membership interests, equity interests, or similar ownership interests;

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

                           (iv) issue, deliver, sell, grant, pledge or otherwise
encumber any capital stock, membership interests or similar ownership interest or any securities convertible or exchangeable into or exchangeable for any rights, warrants, "phantom" stock rights, stock appreciation rights, options or similar derivative securities to acquire, any such capital stock, membership interests or similar ownership interest or make any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such capital stock, membership interests or similar ownership interest, convertible securities, rights, warrants, "phantom" stock rights, stock appreciation rights, options or similar derivative securities;

                           (v) (A) split, combine or reclassify any of its
capital stock, membership interests or similar ownership interest or engage in a recapitalization, exchange of shares or similar transaction with respect to its capital stock, membership interests or similar ownership interest or (B) issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any of its capital stock, membership interests or similar ownership interest;

                           (vi) (A) grant any severance or termination pay to
any of their employees, directors or officers, (B) establish, enter into, amend or increase benefits payable under any severance or termination pay policies or employment or other agreements, (C) establish, adopt or amend any bonus, profit sharing, incentive scheme, thrift, pension, retirement, supplementary private pension or health or welfare scheme, change-in-control, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of their directors, officers or employees or (D) increase compensation, bonus, incentive scheme or other benefits payable to any of their directors or officers, in each case other than (1) as required by Applicable Law, and (2) as required under the terms of any Company Benefit Plan or to satisfy contractual obligations in existence on the date of this Agreement and (3) as set forth on SECTION 5.01(A)(VI) OF THE SELLER DISCLOSURE SCHEDULE relating to the establishment of, or increases in, compensation, employee benefits, and severance and termination benefits, in the ordinary course of business consistent with past practice;

                           (vii) incur any indebtedness for borrowed money or
grant any guarantee in respect thereof; provided, however, that the foregoing shall be deemed not to include any Borrowed Debt or other indebtedness, or guarantees thereof, that will be repaid in full at or before Closing;

                           (viii) except in respect of Liens relating to
indebtedness permitted under subclause (vii) above, voluntarily permit any of their assets to become subject to any Lien that would have been required to be set forth in SECTION 3.05 OF THE SELLER DISCLOSURE SCHEDULE or SECTION 3.06 OF THE SELLER DISCLOSURE SCHEDULE if existing as of the date of this Agreement;

                           (ix) acquire by merging or consolidating with, or by
purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof other than acquisitions not in excess of $100,000 in the aggregate;

                           (x) sell, transfer, lease or otherwise dispose of any
assets in excess of $100,000 in the aggregate, except (A) the sale or disposal of obsolete or excess equipment or (B)

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

sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

                           (xi) cancel any material indebtedness (individually
or in the aggregate) or waive any claims or rights of material value;

                           (xii) incur any obligation or liability for any
capital expenditure in excess of $1,000,000, except (A) in accordance with the capital expenditure budgets of the Companies and their subsidiaries for the calendar quarter ending December 31, 2003 and the calendar year ending December 31, 2004, (B) for expenditures for extended term agreements over and above the budgeted expenditures for such periods, or (C) for obligations and liabilities that are paid in full before the Closing.

                           (xiii) pay, loan or advance any amount to, or sell,
transfer or lease any assets to, or enter into any agreement or arrangement with any Seller or any beneficiary of any Seller that is a trust other than in respect of (A) dividends and distributions permitted under Section 5.01(c), (B) payments of salary and benefits to any Seller (or any affiliate of any Seller who is employed by any of the Companies or their subsidiaries), or (C) transactions set forth in SECTION 5.01(A)(XIII) OF THE SELLER DISCLOSURE SCHEDULE;

                           (xiv) make any change in accounting methods,
principles or practices, except as required by GAAP or Applicable Law;

                           (xv) other than the sale of the outstanding capital
stock of Ecolochem or International to Purchaser hereunder, take or permit any action that would cause either Ecolochem or International to fail to be treated as an "S corporation" within the meaning of Section 1361 of the Code, or to fail to be treated as an "S corporation" under comparable state and local Tax laws (or permit any such action to be taken by any of their respective shareholders);

                           (xvi) change or modify any method of reporting
income, deductions or other items for Tax purposes or amend any Tax Return if such filing would have any impact on Purchaser's or its subsidiaries' Tax liability, the effectiveness of the Section 338 Elections, or any Tax attribute relevant to Purchaser or its subsidiaries;

                           (xvii) enter into any Contract involving interest
rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise;

                           (xviii) declare, set aside or pay any cash dividend
or make any other cash distribution on or in respect of any shares of their capital stock, membership interests, equity interests or similar ownership interest if the payment of such distribution would cause the cash balance of the Companies and its subsidiaries on a consolidated basis, to fall below the amount required to repay in full the amounts set forth in Section 1.04(a)(ii)(A), measured immediately prior to the payment of any such distribution or dividend; or

                           (xix) agree, whether in writing or otherwise, to do
any of the foregoing.

              (b) From the date of this Agreement to the Closing, Sellers shall cause the Companies and their subsidiaries not to spend less than the amounts set forth in the capital expenditure budget for the calendar quarter ending December 31, 2003 and the calendar year ending December 31, 2004 (each in the form set forth in SECTION 5.01(B) OF THE SELLER DISCLOSURE SCHEDULE)(it being acknowledged that if Closing occurs prior to December 31, 2004, the Companies and their subsidiaries shall not be required to expend all amounts for such period prior to Closing but shall be required to expend such amounts on a basis consistent with past practice and maintenance practices in effect as of the date of this Agreement); provided that the Companies and their subsidiaries shall not be required to expend any amounts set forth in the capital expenditure budget associated with any extended term agreements which are not entered into during such periods.

              (c) Except as (i) consented to, in writing, by Sellers Representatives, (ii) otherwise contemplated in this Agreement or (iii) set forth in SECTION 5.01(C) OF THE PURCHASER DISCLOSURE SCHEDULE, from the date of this Agreement to the Closing, Purchaser shall not, and shall cause its subsidiaries not to, take any of the following actions:

                           (i) amend Purchaser's or its subsidiaries' articles
of organization or bylaws or comparable organizational or governing documents in a manner that adversely affects Sellers or consummation of the Transaction, other than to increase the number of shares of authorized Common Stock;

                           (ii) declare, set aside or pay any dividend or make
any other distribution whether on or in respect of any shares of its capital stock or similar ownership interests; provided; however, that Purchaser and its subsidiaries may continue to make inter-company transfers;

                           (iii) redeem or otherwise acquire any shares of its
capital stock or similar ownership interests;

                           (iv) issue, deliver, sell, grant, pledge or otherwise
encumber any shares of capital stock, voting securities or any securities convertible or exchangeable into or exchangeable for, or any rights, warrants, "phantom stock rights", stock appreciation rights, options or similar derivative securities to acquire, any such shares of capital stock, voting securities or convertible or exchangeable securities or make any announcement of the intention to so issue, deliver, sell, grant, pledge or encumber any such shares, other voting securities, convertible securities, rights, warrants, "phantom stock rights", stock appreciation rights, options or similar derivative securities (other than (A) under existing agreements with current or former employees, and directors, and the Purchaser Employee Stock Option Plan and the Purchaser Benefit Plans in effect on the date of this Agreement, (B) the issuance of Common Stock and related rights on the exercise of Purchaser Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (C) the issuance of shareholder rights of the Purchaser under the Purchaser Rights Agreement and (D) other issuances not to exceed 1,750,000 shares of Common Stock in the aggregate);

                           (v) split, combine or reclassify any of Purchaser's
capital stock or similar ownership interests or engage in a recapitalization, exchange of shares or similar transaction with respect to Purchaser's capital stock or similar ownership interests or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any of Purchaser's capital stock or similar ownership interests;

                           (vi) incur any indebtedness for borrowed money or
grant any guarantee in respect thereof (other than debt incurred in connection with the financing of the Transactions), in each case outside of the ordinary course of business;

                           (vii) acquire by merging or consolidating with, or by
purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or acquire any assets other than those not in excess of $10,000,000 in the aggregate;

                           (viii) sell, transfer, lease or otherwise dispose (x)
of more than 10% of the assets of Purchaser's ultrapure water group or (y) any other assets material to Purchaser and its subsidiaries, taken as a whole, except (A) the sale or disposal of obsolete or excess equipment or (B) sales, transfers, leases or disposals in the ordinary course of business consistent with past practice;

                           (ix) make any change in accounting methods,
principles or practices, except as required by GAAP or Applicable Law;

                           (x) except in connection with any financing
agreements entered into in connection with the consummation of the Transaction, enter into any Contract involving interest rate or foreign currency swaps, commodity swaps, options, caps, collars, hedges or forward exchanges, or other similar agreements, regardless whether entered into for purposes of hedging, investment or otherwise, other than in the ordinary course of business consistent with past practice (which shall not include those entered into for the purpose of trading or speculative purposes);

                           (xi) except as set forth on SECTION 5.01(C)(XI) OF
THE PURCHASER DISCLOSURE SCHEDULE, enter into any Contract under which any of Purchaser or its subsidiaries, directly or indirectly, makes or commits to make any advance, loan, extension of credit or capital contribution to, or other investment in, any person in each case if such loan, extension of credit, capital contribution or investment would either individually or in the aggregate obligate the Purchaser to expend more than $10,000,000;

                           (xii) except as set forth on SECTION 5.01(C)(XII) OF
THE PURCHASER DISCLOSURE SCHEDULE, enter into any Contract evidencing a limited liability company, partnership, joint venture or similar business relationship or entity in each case if such relationship or entity would either individually or in the aggregate obligate the Purchaser to expend more than $10,000,000; or

                           (xiii) agree, whether in writing or otherwise, to do
any of the foregoing.


              (d) Notwithstanding anything in this Agreement to the contrary, at or before the Closing, each of the Companies shall be permitted to transfer to Sellers any cash, cash equivalents, marketable securities or Deposits held by the Companies and their subsidiaries to the extent that such transfer would not cause the cash then available to the Companies and its subsidiaries, on a consolidated basis, to fall below the amount required to repay in full the amounts set forth in Section 1.04(a)(ii)(A), measured immediately prior to the payment of any such distribution or dividend.

         SECTION 5.02. Access.

              (a) From the date hereof to the Closing, except to the extent prohibited or limited by Applicable Law, each party shall grant or furnish the other and its representatives, employees, counsel and accountants reasonable access, during normal business hours and on reasonable written notice, to the personnel, properties, books and records of such party (which in the case of Sellers, shall include each of the Companies and their subsidiaries); provided, however, that such access does not unreasonably disrupt the normal operations of such party.

              (b) After the Closing, Purchaser shall, and shall cause its affiliates (including the Companies and their subsidiaries) to, grant or furnish each Seller and such Seller's representatives, agents, counsel and accountants reasonable access, during normal business hours and on reasonable notice, to the personnel, properties, books and records of the Companies and their subsidiaries (including, for purposes of Sections 1.04 and 1.05, bank account information) in connection with (i) the preparation and validation of the adjustment to the Initial Purchase Price under Sections 1.04 and 1.05, (ii) any Tax Return of such Seller, (iii) any item for which indemnification is being sought from or by Sellers or (iv) any Proceeding involving such Seller. Purchaser shall provide copies of any books and records reasonably requested by Sellers in connection with this Section 5.02. Purchaser shall not, and shall cause its affiliates to not, destroy any books and records of the Companies before the seventh anniversary of the Closing.

         SECTION 5.03. Confidentiality.

              (a) Purchaser acknowledges that the information being provided to it in connection with the Transaction is subject to the terms of a confidentiality agreement between Purchaser and Needham for the benefit of the Companies, dated as of May 6, 2003 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective as of, and only as of, the Closing, the Confidentiality Agreement shall terminate with respect to information relating to the Companies and their subsidiaries; provided, however, that Purchaser acknowledges that any and all other information not related to the Companies and their subsidiaries provided to it by the Companies, Sellers or any other person shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date as if such information was Evaluation Material (as defined in the Confidentiality Agreement).

              (b) Sellers acknowledge that the information being provided to the Sellers in connection with the Transaction is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, and that the Confidentiality Agreement shall survive the Closing with respect to any and all information provided to the Sellers relating to the Purchaser and its subsidiaries. From and after the Closing Date, neither Lyman
B. Dickerson nor Douglas G. Dickerson (each an "Executive") nor any Seller shall divulge, furnish, use or make available to any person (other than Purchaser or its affiliates) any confidential proprietary information of the Companies that relates to the business of the Companies. This

Section 5.03(b) shall not apply to any such confidential proprietary information that (i) shall have entered the public domain or become generally available through no act of such Executive or Seller, unless such act is expressly permitted under a contractual arrangement between Purchaser and such Executive or Seller (it being understood that the Employment Agreement permits disclosure in the proper performance of Lyman B. Dickerson's duties), (ii) shall have become available to such Executive or Seller from a third party who, to the knowledge of such Executive or Seller, is not obligated to the Companies or Purchaser or its affiliates to keep such proprietary information confidential or
(iii) shall be required by Applicable Law, legal process, legal proceeding or any Governmental Entity to be disclosed, provided, in the case of clause (iii) that such Executive or Seller shall give reasonably prompt notice of such requirement to Purchaser.

              (c) Notwithstanding anything herein to the contrary or in the Confidentiality Agreement, any party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the Tax treatment and Tax structure of the Transaction and all materials of any kind (including opinions or other Tax analyses) provided to it relating to such Tax treatment and Tax structure, except that (i) Tax treatment and Tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Agreement and (ii) this provision shall not permit disclosure to the extent that nondisclosure is necessary to comply with applicable securities laws. Nothing in this Agreement shall in any way limit any party's ability to consult any Tax advisor (including a Tax advisor independent from all other entities involved in such transactions) regarding the Tax treatment or Tax structure of the Transaction.

         SECTION 5.04. Efforts.

On the terms and subject to the conditions set forth in this Agreement, each of the parties shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, but in any event before the Outside Date, the Transaction, including (i) obtaining all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making all necessary registrations and filings (including filings with Governmental Entities, if any) and taking all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) causing
(A) the Companies and their subsidiaries to hold separate or divest any of their assets or lines of business that are not material to their businesses, taken as a whole, if required by any Governmental Entity or (B) the Purchaser or its subsidiaries to hold separate or divest any of their assets or lines of business that are not material to their businesses, taken as a whole, if required by any Governmental Entity and (iii) until a final non-appealable order has been issued, defending any lawsuits or other Proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the Transaction, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

              (a) Neither Sellers nor Purchaser shall, directly or indirectly, extend any waiting period under the HSR Act or enter into any agreement with a Governmental Entity to, or represent to a Governmental Entity that it will delay or not consummate the Transaction, except with the prior written consent of Purchaser or the Sellers Representatives, respectively. In furtherance and not in limitation of the foregoing, each party shall make and, as may be required, Sellers shall cause each Company and/or its subsidiaries to make, an appropriate filing of a Notification and Report Form under the HSR Act (and to make such other filings as are required under Applicable Law in foreign jurisdictions governing antitrust, competition or merger control matters) with respect to the Transaction as promptly as practicable after the date hereof (but in no event later than ten days in the case of the "Notification and Report Form" under the HSR Act) and to supply as promptly as practicable any additional information and documentary material that may be requested under the HSR Act (or under such foreign laws). All such filings and information shall be in substantial compliance with Applicable Law. Each party will consult with counsel for the other parties as to, and will permit such counsel to participate in, any litigation referred to in Section 5.04(a)(iii) above. Each party will (x) promptly notify the other party of any written communication to that party from any Governmental Entity located in the U.S. and outside of the U.S. and, subject to Applicable Law, permit the other party to review in advance any proposed written communication to any such Governmental Entity and incorporate the other party's reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Transaction unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and
(z) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Entity or its respective staff on the other hand, with respect to this Agreement and the Transaction. Each party shall promptly notify the other parties in writing of any pending or, to the knowledge of such party, threatened Proceeding or investigation by any Governmental Entity or any other person (i) challenging this Agreement or the consummation of the Transaction or seeking material damages in connection with consummation of the Transaction or (ii) seeking to restrain or prohibit the consummation of the Transaction.

              (b) In connection with and without limiting the foregoing, Purchaser and the Companies and their respective Boards of Directors shall (i) take all action necessary so that no takeover statute or similar statute or regulation is or becomes applicable to the Transaction, and (ii) if any takeover statute or similar statute or regulation becomes applicable to the Transaction, take all action necessary so that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on the Transaction and the other transactions contemplated by this Agreement.

              (c) Notwithstanding the foregoing, in no event and under no circumstances shall Purchaser or Sellers have any obligation, in order to consummate the Transaction or to resolve objections, if any, to the consummation of the Transaction, to: (i) accept or offer to accept an order providing for the divestiture by Purchaser of any material part of the properties, assets, operations or businesses of the Companies or their subsidiaries taken as a whole or the Purchaser, its Permitted Designees or their respective affiliates taken as a whole, (ii) offer or agree to hold separate such properties, assets, operations or businesses pending divestiture, or (iii) agree to any other material conditions, restrictions or limitations on the material operations or businesses of the Companies or their subsidiaries, taken as a whole.

         SECTION 5.05. Consents. (a) Prior to the Closing, Sellers shall cause the Companies and their subsidiaries to use commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from any third party required under any Contract (including those set forth on SECTION 5.05 OF THE SELLER DISCLOSURE SCHEDULE), and to give prompt notice to the Purchaser of any notice or other communication from any person alleging that the consent of such person is or may be required under any Contract in connection with the transactions contemplated hereby. Purchaser shall, and shall cause its subsidiaries to (i) reasonably cooperate with Sellers and the Companies and their subsidiaries in connection with the foregoing and
(ii) use all commercially reasonable efforts to obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from any third party required under any Contract and to give prompt notice to Sellers of any notice or other communication from any person alleging that the consent of such person is or may be required under any Contract in connection with the transactions contemplated hereby. Notwithstanding the foregoing, none of Sellers, the Companies, their subsidiaries, Purchaser or its subsidiaries shall be required to expend money or, without Purchaser's prior written consent, amend, waive or otherwise alter any material terms under any Contract in order to obtain any waiver, consent, approval, order or authorization from any third party required under any Contract.

         SECTION 5.06 Publicity. Sellers and Purchaser agree that no public release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party (which for this purpose shall include the Companies and their subsidiaries or any affiliate thereof), without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Laws or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of the parties may make internal announcements to their respective employees that are consistent with the parties' prior public disclosures regarding this Agreement or the transactions contemplated hereby. Promptly on or immediately after the date hereof, Purchaser and Sellers shall jointly release a press release in the form agreed on before the date hereof.

         SECTION 5.07 Arrangements with Sellers. Except as described in or contemplated by this Agreement, or as otherwise set forth in SECTION 5.07 OF THE DISCLOSURE SCHEDULE, before the Closing, Sellers shall cause all Contracts and arrangements (including any Contract or arrangement relating to the extension of credit in the form of personal loans), if any, between the Companies or their subsidiaries, on the one hand, and Sellers or Executives, on the other hand, to be terminated or settled and be of no further force or effect, notwithstanding any terms thereof to the contrary.

         SECTION 5.08 Noncompetition and Nonsolicitation.

              (a) Subject to Section 5.08(b), for a period of five years from the Closing Date or, if later, five years from the date he is no longer employed by Purchaser, a Company or any of their subsidiaries (but in no event later than December 31, 2010, unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller

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or Executive shall engage, anywhere in the world, in any business competitive with any water related business conducted by the Companies or their subsidiaries, or by Purchaser or its subsidiaries on the Closing Date and on the date such Seller or Executive ceases to be employed by the Companies or their subsidiaries, or the Purchaser or its subsidiaries (the "Water Related Competitive Activities"), including through the ownership of an interest in a business engaged in a Water Related Competitive Activity or by managing such a business. Subject to Section 5.08(b), for a period of two years from the Closing Date or, if later, two years from the date he is no longer employed by Purchaser, a Company or any of their subsidiaries (but in no event later than four years from the Closing Date, unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall engage, anywhere in the world, in any business competitive with any non-water related business conducted by the Companies or their subsidiaries, or by Purchaser or its subsidiaries on the Closing Date and on the date such Seller or Executive ceases to be employed by the Companies or their subsidiaries, or the Purchaser or its subsidiaries (the "Non-Water Related Competitive Activities" and collectively with the Water Related Competitive Activities, the "Competitive Activities"), including through the ownership of an interest in a business engaged in a Non-Water Related Competitive Activity or by managing such a business.

              (b) The covenant in Section 5.08(a) shall not (i) apply to any activities conducted by any Seller or Executive on behalf of Purchaser or its affiliates (including the Companies), (ii) be breached as a result of the ownership by any Seller or any Executive of (A) less than 3% of any class of publicly traded equity or debt securities of a person engaged in any Competitive Activity, provided that no Seller controls such person (it being understood that the 3% threshold set forth in this subsection (A) shall not include any securities held by a registered investment company in which such Seller or Executive participates), or (B) any interest in any person who, after the date of acquisition of such interest, commences any Competitive Activity, provided that no Seller controls such person.

              (c) For a period of five years from the Closing Date or, if later, five years from the date he is no longer employed by Purchaser, any Company or any of their respective subsidiaries (but in no event later than December 31, 2010 unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall directly or indirectly (i) recruit or solicit for hire or hire or otherwise engage any employees of Purchaser, any Company or their respective subsidiaries or any such person who has terminated his/her relationship with the Purchaser, any Company or their respective subsidiaries within six months prior to such action by Seller or Executive or (ii) encourage or participate in such recruitment, solicitation or hiring.

              (d) For a period of five years from the Closing Date or, if later, five years from the date he is no longer employed by Purchaser, any Company or any of their subsidiaries (but in no event later than December 31, 2010 unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), no Seller or Executive shall directly or indirectly, solicit or do business in any capacity that constitutes Water Related Competitive Activities with any customer of the Purchaser, any Company or any of their respective subsidiaries.

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

              (e) For a period of two years from the Closing Date or, if later, two years from the date he is no longer employed by Purchaser (but in no event later than four years from the Closing Date, unless such Seller or Executive enters into a new employment agreement with Purchaser or its subsidiaries), a Company or any of their subsidiaries, no Seller or Executive shall directly or indirectly, solicit or do business in any capacity that constitutes Non-Water Related Competitive Activities with any customer of the Purchaser, any Company or any of their respective subsidiaries.

              (f) If any provision of this Section 5.08 shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable by law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Sellers and Executives agree that if any Seller or Executive violates any of the covenants in this Section 5.08, monetary damages will be inadequate, and Purchaser shall be entitled to injunctive relief and specific performance.


         SECTION 5.09 Corporate Indemnity For Company Managers, Officers and Directors.

              (a) Purchaser acknowledges that all rights with respect to indemnification, advancement of expenses and exculpation of former or present managers, directors, members, agents, officers and employees of the Companies or their subsidiaries with respect to acts or omissions occurring before the Closing, presently set forth in the articles of incorporation, bylaws, limited liability agreements or other comparable organizational documents or any other agreements of the Companies or their subsidiaries, shall continue indefinitely and Purchaser and its affiliates shall take no action to alter such rights as they apply to periods before the Closing.

              (b) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the former or present officers, directors, managers, members, agents and employees of the Companies and their subsidiaries and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which such person is entitled, whether under law, contract or otherwise.

              (c) In the event that Purchaser or any Company or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of such Purchaser or Company shall succeed to the obligations set forth in this Section 5.09.

         SECTION 5.10. No Solicitation of Proposals or Offers.

              (a) From the date hereof until the Closing (or, if earlier, termination of this Agreement in accordance with the terms hereof), Sellers shall not, nor shall any of them permit any Company or any of its subsidiaries to, nor shall any of them authorize or permit any officer, director or employee of or any investment banker, attorney, agent, accountant or other advisor or other representative of, any of the Sellers, the Companies or any of their subsidiaries to,

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

(i) solicit, initiate or encourage the submission of any offer or proposal for a stock purchase, merger, consolidation or other business combination involving the Companies or any of their subsidiaries or the sale of all or any significant portion of the assets, capital stock or equity interests in the Companies or any of their subsidiaries (a "Seller Transaction"), (ii) enter into any agreement with respect to any Seller Transaction or (iii) provide any non-public information regarding any Company or its subsidiaries to any third party or engage in any negotiations or discussions in connection with any Seller Transaction. Sellers shall, and shall cause the Companies and their subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Sellers, the Companies or their subsidiaries or any officer, director or employee of or any investment banker, attorney, agent, accountant or other advisor or other representative of, Sellers, the Companies or their subsidiaries, with any parties conducted heretofore with respect to any of the foregoing.

              (b) Sellers promptly shall advise Purchaser orally and within 24 hours in writing of the receipt of any communication (written or oral) relating to a Seller Transaction. Sellers promptly shall advise Purchaser of the identity of the person making or proposing any such Seller Transaction and of the material terms of any such Seller Transaction and of any changes thereto. Sellers promptly shall advise Purchaser orally and within 24 hours in writing of the commencement of any discussions with any third party or its representatives regarding a Seller Transaction by such third party.

              (c) From the date hereof and until the Closing (or, if earlier, termination of this Agreement in accordance with the terms hereof), Purchaser shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, agent, accountant or other advisor or other representative of, Purchaser or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of any offer or proposal for an Acquisition Transaction, (ii) enter into any agreement with respect to any Acquisition Transaction or (iii) provide any non-public information regarding Purchaser or its subsidiaries to any third party or engage in any negotiations or discussions in connection with or relating to, any Acquisition Transaction (or offer or proposal therefor); provided, however, that Purchaser may, after receiving any offer or proposal with respect to an Acquisition Transaction that was not solicited by Purchaser or its subsidiaries or any officer, director or employee of, or any investment banker, attorney, agent, accountant or other advisor or other representative of Purchaser or its subsidiaries, solicit, initiate or encourage the submission of any Acquisition Transaction from any third party, provide any non-public information regarding itself to any third party, engage in any negotiations or discussions with any third party regarding any Acquisition Transaction or enter into any agreement with respect to any Acquisition Transaction if Purchaser's Board determines in good faith, after consultation with counsel and its financial advisors, that the failure to solicit, initiate or encourage the submission of any Acquisition Transaction from any third party, provide such information, engage in such negotiations or discussions or enter into such agreement could result in a breach of its fiduciary duties under Applicable Law, except that (A) Purchaser may not take any such actions with respect to an offer or proposal for an Acquisition Transaction that is (at the time such action is taken) conditioned upon the Transaction not being consummated unless Purchaser's Board determines in good faith, after consultation with counsel and its financial advisors, that such Acquisition Transaction could result in a Purchaser Superior Proposal, (B) Purchaser may not request or require that any offer or proposal for an Acquisition Transaction solicited or initiated by Purchaser be conditioned

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upon the Transaction not being consummated (although the receipt of, and taking of any action (including those specified in clauses (i), (ii) and (iii) above) with respect to, offers or proposals for Acquisition Transactions that are so conditioned shall not constitute a breach of Purchaser's obligations under this clause (B), as long as Purchaser complies with the other requirements of this
Section 5.10 with respect to such offers or proposals, including clauses (A) and
(C) of this proviso) and (C) Purchaser and its subsidiaries may not enter into a definitive agreement providing for the implementation of an Acquisition Transaction that is conditioned upon the Transaction not being consummated unless (1) at least two business days prior to the date such definitive agreement is entered into, Purchaser has delivered to Sellers written notice advising Sellers that that Purchaser or its subsidiaries are prepared to enter into such a definitive agreement, specifying the material terms and conditions of such Purchaser Superior Proposal and identifying the person making such Purchaser Superior Proposal, and (2) Purchaser terminates this Agreement pursuant to Section 9.01(a)(vii) concurrently with entering into such definitive agreement. Purchaser shall, and shall cause each of its subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Purchaser, any subsidiary of Purchaser or any officer, director or employee of, or any investment banker, attorney, agent, accountant or other advisor or other representative of, Purchaser or its subsidiaries, with any parties conducted heretofore with respect to any of the foregoing. The term "Acquisition Transaction" means (i) a merger or consolidation involving Purchaser or (ii) the acquisition by any person or persons in any manner, directly or indirectly, of in excess of 25% of the voting stock of Purchaser or any assets or group of assets of Purchaser or its subsidiaries (including by way of a stock acquisition) having a value in excess of 25% of the book value of the total assets of Purchaser and its subsidiaries, taken as a whole (as reflected on the then most recent financial statements of Purchaser filed with the SEC), other than the Transaction. The term "Purchaser Superior Proposal" means an Acquisition Transaction that Purchaser's Board determines in good faith, after consultation with counsel and a financial advisor of nationally recognized reputation and taking into account all relevant material terms of such Acquisition Transaction and this Agreement (including any changes to this Agreement proposed by Sellers in response to an Acquisition Transaction), that, if consummated, would be more favorable to the stockholders of Purchaser than the Transaction and is reasonably capable of being consummated (including by not being subject to a financing condition).

              (d) After the date hereof and before the Closing (or, if earlier, termination of this Agreement in accordance with the terms hereof), neither the Purchaser Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Sellers, its recommendation to Purchaser's stockholders that they grant the Purchaser Stockholder Approval or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Transaction. Notwithstanding the foregoing, at any time after the date hereof and before receipt of the Purchaser Stockholder Approval, as a result of a Purchaser Superior Proposal, the Purchaser Board may withdraw or modify in a manner adverse to Sellers its recommendation to Purchaser's stockholders that they grant the Purchaser Approval, but only if and to the extent that Purchaser's Board determines in good faith, after consultation with counsel and its financial advisors, that failing to take any such action could result in a breach of the fiduciary duties of Purchaser's Board.

              (e) Purchaser promptly shall advise Sellers orally and within 24 hours in writing of the receipt of any offer or proposal for an Acquisition Transaction. Purchaser

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

promptly shall advise Sellers of the identity of the person making any such offer or proposal for an Acquisition Transaction and of the material terms of any such offer or proposal and of any changes thereto. Purchaser promptly shall advise Sellers orally and within 24 hours in writing of the commencement of any discussions with any third party or its representatives regarding an Acquisition Transaction by such third party.

              (f) Nothing contained in this Section 5.10 or Section 5.13 shall prohibit Purchaser or Purchaser's Board from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to Purchaser's stockholders if, in the good faith judgment of Purchaser's Board after consultation with outside counsel, the failure so to disclose could be inconsistent with its obligations under Applicable Law.

         SECTION 5.11. Companies' Financial Statements; Proxy Statement; SEC Filings.

              (a) Promptly after the date hereof, Sellers shall cause the Companies to conform the Combined Financial Statements to the requirements of Regulation S-X of the Exchange Act (collectively, the "S-X Compliant Financials"), and thereafter to promptly deliver the S-X Compliant Financial Statements (together with notes and schedules thereto), to the Purchaser.

              (b) As promptly as practicable after the execution of this Agreement, the parties shall prepare, and Purchaser shall file with the SEC, a proxy statement (the "Proxy Statement") to be sent to the stockholders of Purchaser in connection with Purchaser's stockholders meeting (the "Purchaser Stockholders Meeting") to consider the Purchaser Stockholder Approval. The Purchaser and each Seller shall promptly respond to any comments of the SEC relating to the Proxy Statement and shall use their respective commercially reasonable efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable after the date hereof. Purchaser shall cause the Proxy Statement to be mailed to its stockholders as soon as practicable after SEC clearance. Purchaser and each of the Sellers shall notify each other promptly on the receipt by it or its representatives of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing made under Section 5.11(c) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any filing made under Section 5.11(c). No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by Sellers or Purchaser, without providing the other party a reasonable opportunity to review and comment thereon. The Purchaser and each Seller, as the case may be, shall use their commercially reasonable efforts to cause all documents that Purchaser is responsible for filing with the SEC or other regulatory authorities in connection with the consummation of the Transaction under this Section 5.11 to comply in all material respects with all Applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any filing made under Section 5.11(c), Purchaser or Sellers, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its

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staff or any other government officials, and, to the extent required by
Applicable Law, mailing to stockholders of Purchaser, of such amendment or supplement.

              (c) Purchaser and Sellers shall promptly after the date hereof make all necessary filings with respect to this Agreement and the Ancillary Agreements under the Securities Act, the Exchange Act, the rules and regulations of the NYSE, applicable state blue sky laws and the rules and regulations thereunder ("the Applicable Filings"). Purchaser and Sellers shall cause all Applicable Filings to comply as to form and substance in all material respects with all Applicable Laws including (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the NYSE.

              (d) Sellers shall promptly furnish to Purchaser all information (including all S-X Compliant Financials) concerning the business and affairs of the Companies and their subsidiaries or the Sellers, as may reasonably be requested by Purchaser, in a form reasonably satisfactory to Purchaser, as shall be required to be included in or is otherwise reasonably necessary in connection with the preparation of, the Proxy Statement or any filing made under Section 5.11(c) or any amendments thereto. All financial statements furnished to Purchaser shall have been prepared in conformity with GAAP in effect in the United States applied on a consistent basis with the Combined Financials Statements and shall comply with the requirements of Regulations S-X of the Exchange Act. In addition, Sellers shall cause the counsel and accountants of the Companies and their subsidiaries to reasonably cooperate with Purchaser's counsel and auditors in preparation of the Proxy Statement and any filing made under Section 5.11(c). The information to be supplied by the Sellers for inclusion in the Proxy Statement or any filing made under Section 5.11(c), as applicable, (i) shall comply in all material respects with all Applicable Laws including the Exchange Act, the Securities Act and the rules and regulations of the NYSE, and (ii) will not, on the date the Proxy Statement is first mailed to stockholders of Purchaser, or, at the time of the Purchaser Stockholders Meeting, or on the date any filing made under Section 5.11(c) is filed with SEC or state securities authorities, as applicable, contain any statement that, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary to make the statements made in the Proxy Statement or any filing made under Section 5.11(c), as applicable, not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders Meeting that has become false or misleading. Sellers shall update any information or materials provided to Purchaser pursuant to this Section 5.11(d) to the extent necessary to maintain the accuracy and completeness thereof. Sellers' timely delivery to Purchaser of the information required by this Section 5.11 is a condition precedent to Purchaser's obligations pursuant to this Agreement and the Ancillary Agreements to file the Proxy Statement and any other documents; provided, however, that Purchaser's obligations shall continue after receipt of such information, except that Purchaser shall as promptly as practicable after the receipt of such information continue to comply with such obligations. The information to be supplied by Purchaser for inclusion in the Proxy Statement or any filing made under Section 5.11(c), as applicable,
(i) shall comply with all Applicable Laws including the Exchange Act, the Securities Act and the rules and regulations of the NYSE, and (ii) will not, on the date the Proxy Statement is first mailed to stockholders of Purchaser, or, at the time of the Purchaser Stockholders Meeting, or on the date any filing made under Section 5.11(c) is filed with SEC or state securities authorities, as applicable, contain any statement that, at such time and in light of

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the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary to make the statements made in the Proxy Statement or any filing made under Section 5.11(c), as applicable, not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Purchaser Stockholders Meeting that has become false or misleading. Purchaser shall update any information or materials included in the Proxy Statement or any filing made under Section 5.11(c) to the extent necessary to maintain the accuracy and completeness thereof.

              (e) Purchaser will timely file with the SEC all Contracts to which Purchaser or any subsidiary of Purchaser becomes a party, or by which any of them or their respective properties become bound and which are required to be filed or listed as an exhibit to the Purchaser SEC Documents.

         SECTION 5.12. New York Stock Exchange Listing. Purchaser shall use its commercially reasonable efforts to cause the shares of Common Stock to be issued to Sellers in the Transaction to be approved on or before the Closing Date for listing on the NYSE, subject to official notice of issuance.

         SECTION 5.13. Purchaser Stockholders Meeting. Purchaser, acting through its Board of Directors (the "Purchaser Board"), shall take all actions in accordance with Applicable Law and its articles of organization and bylaws to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within 120 days after the execution of this Agreement, the Purchaser Stockholders Meeting for the purpose of considering the Purchaser Stockholder Approval. In no event shall the Purchaser Stockholders Meeting not be held unless this Agreement is terminated in accordance with its terms. The Purchaser Board has voted to recommend to the stockholders of Purchaser that they grant the Purchaser Stockholder Approval and such recommendation shall be included in the Proxy Statement. Subject to the terms of
Section 5.10(d), neither the Purchaser Board nor any committee thereof shall withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Sellers, the recommendation of the Purchaser Board that the Purchaser's stockholders grant the Purchaser Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, after consultation with Sellers Representatives, Purchaser may adjourn or postpone the Purchaser Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Purchaser's stockholders or, if, as of the time for which the Purchaser Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Purchaser Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Stockholders Meeting.

         SECTION 5.14. Rights Agreement. Purchaser Board shall take all action necessary as Sellers or Purchaser may reasonably request to cause the Purchaser Rights Agreement to be inapplicable to the Transaction. Except as provided in the immediately preceding sentence or as requested in writing by Sellers Representatives, before the Closing, Purchaser Board shall not amend the Purchaser Rights Agreement. If any "Distribution Date" occurs under the Purchaser Rights Agreement at any time during the period from the date of this Agreement to the Closing (other than as a result of any action by any of the Sellers), Purchaser and Sellers shall make such

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

adjustment to the Initial Share Consideration as Purchaser and Sellers shall mutually agree so as to preserve the percentage ownership of Purchaser's capital stock that Sellers reasonably expected to receive as of the Closing as a result of the consummation of the Transaction.

         SECTION 5.15. Shelf Registration Statement. Purchaser shall comply with the provisions of the Stockholders Agreement relating to its obligation to register the shares of Common Stock comprising the Initial Share Consideration by filing the Shelf Registration Statement (as defined in the Stockholders Agreement) with the SEC, it being acknowledged that the effectiveness thereof is a condition to the Closing.

         SECTION 5.16. Borrowed Debt. At or before Closing, Sellers shall cause the Companies and their subsidiaries to repay all Borrowed Debt and pay or satisfy all obligations relating thereto and discharge (or provide for the discharge of) any Liens securing such Borrowed Debt and to terminate any agreements relating to foreign currency swaps, interest rate swaps, commodity swaps, options, caps, collars, hedges or forward exchanges or other similar agreements.

         SECTION 5.17. Foreign Qualifications. At or before Closing, Sellers shall cause (i) International to take any and all commercially reasonable actions necessary to restore its foreign qualification and good standing within the United Kingdom, Australia, Columbia and Thailand, (ii) S.A.R.L. to take any and all commercially reasonable actions necessary to restore its foreign qualification and good standing within France, and (iii) Ecolochem to take any and all commercially reasonable actions necessary to establish or restore its foreign qualification and good standing in any United States jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary. The parties agree that failure to so establish or so restore such qualifications shall not result in a failure of a condition to Closing set forth in this Agreement.

         SECTION 5.18. Permits. Sellers and Purchaser shall use their commercially reasonable efforts to cause the Companies or their subsidiaries and the Permitted Designees of Purchaser, to the extent necessary, to obtain the written consent or approval of each of the Governmental Entities issuing any of the Governmental Permits specified in SECTION 3.18 OF THE SELLER DISCLOSURE SCHEDULE to the transfer of any such Governmental Permit if, as a result of the Transaction, such consent or approval is necessary in order to allow the Companies or any of their subsidiaries to continue to enjoy the use of such Governmental Permit after the Closing. With respect to any Governmental Permits to be transferred to Purchaser or its Permitted Designees, or reissued in the name of Purchaser or its Permitted Designees, Sellers shall use their commercially reasonable efforts to cause the Companies and their subsidiaries to reasonably cooperate with Purchaser and Purchaser and the Permitted Designees shall reasonably cooperate with Sellers, the Companies and their subsidiaries in effectuating the transfer or reissuance of such Governmental Permits in the name of Purchaser or its Permitted Designees effective as of the Closing, including providing necessary information and confirming to any Governmental Entity the applicable Company or subsidiaries' readiness to surrender the Governmental Permits in the name of such Company or subsidiary upon the Closing and their subsequent transfer or reissuance to Purchaser or its Permitted Designees.

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         SECTION 5.19. Statute of Limitations. Without the prior written consent of the other parties hereto, no party shall, nor shall such party permit or cause its affiliates to, extend the statute of limitations with respect to Tax matters in a manner that would lengthen the time during which a party hereto is required to provide indemnification under Article X.

         SECTION 5.20. Notices of Certain Events. (a) From the date hereof until the Closing Date, Sellers shall promptly notify Purchaser of:

                           (i) any notice or other communication received by any
person included within the definition of "knowledge of Sellers" in Section 11.05(b) (A) from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or (B) from any Governmental Entity alleging that the Companies or their subsidiaries are liable under any Environmental Law;

                           (ii) any notice or other communication received by
any person included within the definition of "knowledge of Sellers" in Section 11.05(b) from any Governmental Entity in connection with the Transaction;

                           (iii) any actions, suits, claims, investigations or
proceedings commenced or threatened of which any person included within the definition of "knowledge of Sellers" in Section 11.05(b) has knowledge and which are against, relating to or involving or otherwise affecting (A) the Companies or their subsidiaries or (B) the Equity Interests, in each case which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.09 or which relate to the consummation of the Transaction;

                           (iv) any condition, event or matter (other than those
for which Purchaser's consent has been obtained) of which any person included within the definition of "knowledge of Sellers" in Section 11.05(b) has knowledge which, if pending or in existence on the date of this Agreement, would have been required to be disclosed pursuant to Section 3.11;

                           (v) any pending U.S. or foreign patent applications
which, if issued, would materially limit or materially prohibit the then current activities of the Companies or their subsidiaries of which any person included within the definition of "knowledge of Sellers" in Section 11.05(b) becomes aware;

                           (vii) any notice or other communication received by
any person included within the definition of "knowledge of Sellers" that any Senior Company Employee intends to terminate his or her employment to the extent that the disclosure of such information would not violate Applicable Law;

                           (viii) any condition, event or matter (other than
those for which Purchaser's consent has been obtained) of which any person included within the definition of "knowledge of Sellers" in Section 11.05(b) which, if pending or in existence on the date of this Agreement would have been required to be disclosed pursuant to Section 3.15.

              (b) From the date hereof until the Closing Date, Purchaser shall promptly notify Sellers Representatives of:

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

                           (i) any notice or other communication received by any
person included within the definition of "knowledge of Purchaser" in Section 11.05(b) (A) from any person alleging that the consent of such person is or may be required in connection with the Transaction or (B) from any Governmental Entity alleging that Purchaser or its subsidiaries are liable under any Environmental Law;

                           (ii) any notice or other communication received by
any person included within the definition of "knowledge of Purchaser" in Section 11.05(b) from any Governmental Entity in connection with the Transaction;

                           (iii) any actions, suits, claims, investigations or
proceedings commenced or threatened of which any person included within the definition of "knowledge of Purchaser" has knowledge and which are against, relating to or involving or otherwise affecting Purchaser or any of its subsidiaries, in each case which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.08 or which relate to the consummation of the Transaction;

                           (iv) any condition, event or matter (other than those
for which the consent of Sellers Representatives consent has been obtained) of which any person included within the definition of "knowledge of Purchaser" has knowledge which, if pending or in existence on the date of this Agreement, would have been required to be disclosed pursuant to Section 4.09;

                           (v) any pending U.S. or foreign patent applications
which, if issued, would materially limit or materially prohibit the then current activities of the Purchaser or its subsidiaries of which any person included within the definition of "knowledge of Purchaser" in Section 11.05(b) becomes aware of;

                           (vi) any condition, event or matter (other than those
for which Sellers' consent has been obtained) of which any person included within the definition of "knowledge of Purchaser" in Section 11.05(b) which, if pending or in existence on the date of this Agreement would have been required to be disclosed pursuant to Section 4.20; and

                           (vii) any communication received from any Lender
indicating that any financing for the Initial Cash Consideration to be entered into by Purchaser in connection with the Transaction will not be available.

         SECTION 5.21. Internal Controls. Sellers shall cause the Companies and their subsidiaries to use their commercially reasonable efforts to take any actions reasonably requested by Purchaser to establish and conform their internal controls and procedures to those required of a public company or a subsidiary thereof.

         SECTION 5.22. 401(k) Plan Termination. If requested by Purchaser no later than 30 days prior to the Closing Date, Sellers shall cause the Companies to terminate prior to the Closing Date any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

         SECTION 5.23. Purchaser Financing. Each Seller shall and shall cause each of the

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

Companies and their respective subsidiaries and their employees and representatives to use commercially reasonable efforts to actively assist the Purchaser, as may reasonably be requested by the Purchaser, in securing the credit facilities sought by the Purchaser in connection with the Transaction and further to actively assist the bank or banks providing such credit facilities, as may be reasonably requested by any such bank in the provision of such credit facilities or the syndication of the same.

         SECTION 5.24. Certain Employee Bonuses. Before the Closing Date, the Sellers shall cause the Companies and their subsidiaries to pay any and all sales bonuses payable by the Companies and their subsidiaries in November 2003 and executive bonuses payable by the Companies and their subsidiaries in January 2004.

         SECTION 5.25. Permitted Designees. In the event that Purchaser elects to cause any Permitted Designee to acquire any of the Equity Interests at the Closing, Purchaser shall ensure that any such Permitted Designee has the requisite corporate power and authority to execute, deliver and perform the Agreement and each Ancillary Agreement to which such Permitted Designee is a party and shall deliver a certificate to Sellers at the Closing setting forth representations and warranties relating to such Permitted Designee comparable to the representations and warranties regarding Purchaser set forth in the first and last sentences of Section 4.01, Section 4.02 and clause (i) of Section 4.04(a), it being agreed and acknowledged that such representations and warranties shall be subject to the provisions of Article VIII and Article X as if such representations and warranties were made by the Purchaser.

         SECTION 5.26. 401(k) Plan Qualification. Sellers shall and shall cause Ecolochem to act as promptly as possible (but in any event prior to Closing) in a manner reasonably acceptable to Purchaser to file a proper application with the Internal Revenue Service pursuant to Revenue Procedure 2003-44 (or successor guidance) that identifies the failures described in Section 3.14(a) of the Seller's Disclosure Schedule and seeks IRS approval of such corrections thereto, and Sellers shall use their commercially reasonable efforts to take any further action required to obtain such IRS approval.

         SECTION 5.27 Shareholders Agreements and Operating Agreement. Prior to the Closing Date, each Seller shall have taken all necessary action to (A) execute, on behalf of such Seller, any consent to the Transaction necessary under any of the Shareholders Agreements set forth on SECTION 2.02 OF THE SELLERS DISCLOSURE SCHEDULE (the "Sellers' Shareholder Agreements") to which such Seller is a party; (B) waive, on behalf of such Seller, any rights of first refusal such Seller may possess in connection with the consummation of the transactions contemplated by this Agreement under any of the Sellers' Shareholder Agreements to which such Seller is a party; (C) terminate, effective as of the Closing, each of the Sellers' Shareholder Agreements; (D) amend or waive the provisions of the operating agreement of Moson Holdings relating to any restrictions on the transfer of the Moson Holdings Interests; and (E) amend the Articles of Association of S.A.R.L. to provide that the death of a member will not cause the dissolution of S.A.R.L.

         SECTION 5.28 Identification of Investor Directors. Prior to December 31, 2003, the Sellers shall provide Purchaser in writing with the identity of each Investor Director (as such term is defined in the Stockholders Agreement) to be appointed to the Purchaser Board effective as of the Closing, and shall provide to Purchaser in a timely manner, with respect to each such Investor Director, all information required by Regulation 14A and Schedule 14A under the Exchange Act as the Purchaser may reasonably request.

         SECTION 5.29 Trustee Undertaking. The trustees of any Seller that is a trust shall require each beneficiary of such trust who is of legal capacity (or in the case of a beneficiary not of legal capacity, the parent or legal guardian of such beneficiary) and who is to receive a distribution of trust proceeds comprised in whole or in part of any consideration received by such trust pursuant to the Transaction, to execute, as a condition precedent to the receipt of any such distribution, an agreement (which for this purpose may be a single agreement encompassing all future distributions) whereby each such beneficiary agrees to return up to the entire amount of all such distributions (but no more) to the trust in order to indemnify, defend and hold harmless such trustees, to the extent that such trustees are required to indemnify the Purchasers against any Loss or Tax specified in Sections 10.01, 10.02 and 10.03. Further, each Executive shall use their respective best efforts to cause the trustees of any Seller that is a trust to comply with the foregoing requirements of this Section 5.29.

         SECTION 5.30. Nalco JV. Neither the Sellers, nor any of the Companies or their subsidiaries shall take any action or otherwise agree to or consent to the taking of any action or inaction without the prior written consent of the Purchaser that would have the effect of increasing the remaining amount of Ecolochem's required investment in, and capital contribution amount to, the Nalco JV.

         SECTION 5.31 Financing Efforts. Prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, Purchaser shall use its reasonable best efforts (i) to consummate the financing transactions contemplated by the Commitment Letter or (ii) to obtain Acceptable Alternative Financing. If Purchaser pursues financing other than as contemplated by the Commitment Letter, Purchaser shall first use its reasonable best efforts to obtain Acceptable Alternative Financing that does not involve the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock), and then if such financing is not available on terms acceptable to Purchaser Board, and if Purchaser Board determines in good faith that it is in the best interests of Purchaser andits stockholders to do so, such Acceptable Alternative Financing that involves the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock). During the periods that Purchaser is complying with its obligations under this Section 5.31, Sellers and the Sellers Representatives shall continue to perform their obligations under Section 5.23.


                                   ARTICLE VI


                          Employee and Benefit Matters
                          ----------------------------

         SECTION 6.01. Employees. At the Closing, each of Ecolochem, International and S.A.R.L. shall continue to employ all employees thereof (the "Company Employees") as at-will employees or as required under Applicable Law for employees outside the United States.

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

         SECTION 6.02. Benefit Plans. (a) Purchaser currently intends to offer to the Company Employees a package of employee benefits that is substantially comparable to the employee benefits currently provided under the existing plans and arrangements of the Companies and their subsidiaries which Purchaser employee benefits presently include a paid vacation policy, 401(k) plan participation, and group medical, dental, accident, disability, and life insurance coverage; provided, however, that Purchaser and its subsidiaries shall not be required to establish or offer any specific benefit plans or arrangements, except to the extent such plans or arrangements are offered to Purchaser's Employees generally; and provided further, that Purchaser and its subsidiaries shall not be precluded from discontinuing, reducing or modifying any particular benefit plans or arrangements at any time or from time to time. Notwithstanding anything in this Agreement to the contrary, in no event will any Company Employee be permitted to participate in the Purchaser's defined benefit pension plan.

              (b) Service. All service credited to each Company Employee through the Closing Date shall be recognized for purposes of determining each Company Employee's eligibility to participate and vest in employee benefit plans, programs, arrangements and policies maintained by Purchaser or its subsidiaries (including any severance, vacation or other time off plan or policy) in which such Company Employee participates after the Closing Date; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

              (c) Pre-Existing Conditions, Co-Payments and Deductibles. Purchaser shall use commercially reasonable efforts to waive (or cause to be waived) all pre-existing conditions, exclusions, waiting periods and actively-at-work requirements under all employee benefit plans, programs, arrangements and policies maintained by Purchaser or its subsidiaries for Company Employees and their covered dependents who are participants in comparable Company Employee Benefit Plans immediately prior to the Closing (other than limitations, including pre-existing conditions, exclusions, or waiting periods that are already in effect with respect to such Company Employees and dependents under such plans, programs, arrangements and policies and that have not been satisfied as of the date such Company Employees and dependents commence participation in such plans, programs, arrangements and policies), and Purchaser shall grant (or cause to be granted) full credit under all such plans, programs, arrangements and policies for all co payments and deductibles to the extent paid in the plan year in which the Closing Date occurs (or the year in which Company Employees and their dependents commence participation in such plans, programs, arrangements and policies, if later).

              (d) Vacation. Purchaser shall honor all unused vacation and other time-off, earned or accrued by the Company Employees through the Closing Date in accordance with the policies of the Companies and its subsidiaries in effect on the date hereof.

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

                                  ARTICLE VII


                                   Tax Matters
                                   -----------

         SECTION 7.01. Preparation of Tax Returns.

              (a) Sellers shall prepare and file, or shall cause to be prepared and filed, on a timely basis all Tax Returns of the Companies and their subsidiaries with respect to taxable periods ending on or before the Closing Date (including any Tax Return relating to any "S corporation" short taxable year of Ecolochem and International or any of its subsidiaries ending on the Closing Date). At least 30 business days prior to the due date for any such Tax Returns, the Companies shall deliver such prepared Tax Returns to Purchaser for its review and comment, and the Companies shall not file such Tax Returns, without Purchaser's consent prior to the due date for such Tax Returns (taking into account any available extensions) if such filing would have any impact on Purchaser's or its subsidiaries' Tax liability, the effectiveness of the Section 338 Elections, or any Tax attribute relevant to Purchaser or its subsidiaries. If any dispute in this regard has not been resolved before the filing of such Tax Return, then such dispute shall be submitted to the Accounting Firm for review and resolution pursuant to the procedure provided in 1.04(d). The parties shall use best efforts to resolve any disputes with respect to any such Tax Return prior to the due date (including extensions) thereof. If such dispute is not resolved on or before the due date for filing of any such Tax Return (including extensions), the Sellers shall have the authority to file such Tax Return or cause such Tax Return to be filed, and after the resolution of such dispute, the parties shall amend, or cause to be amended, such Tax Return as necessary to give effect to such resolution.

              (b) Purchaser shall file, or shall cause to be filed on a timely basis all other Tax Returns of the Companies and their subsidiaries (including any Tax Returns of the Companies and their subsidiaries with respect to a taxable year or period that includes, but does not end on, the Closing Date (a "Straddle Period")). At least 30 business days prior to the due date for any such Tax Returns for a Straddle Period, Purchaser shall deliver such Tax Returns for such Straddle Period to Sellers and shall not file such Tax Returns for such Straddle Period without the Sellers Representatives' consent prior to the due date for such Tax Return (taking into account any available extensions) if such filing would have any impact on Seller's Tax liability, or any Tax attribute relevant to Seller. If any dispute in this regard has not been resolved before the filing of such Tax Return, then such dispute shall be submitted to the Accounting Firm for review and resolution pursuant to the procedure provided in 1.04(d). The parties shall use best efforts to resolve any disputes with respect to any such Tax Return for such Straddle Period prior to the due date (including extensions) thereof. If such dispute is not resolved on or before the due date for filing of any such Tax Return for such Straddle Period (including extensions), Purchaser shall have the authority to file such Tax Return for such Straddle Period, and after the resolution of such dispute, the Purchaser shall amend such Tax Return for such Straddle Period as necessary to give effect to such resolution.

              (c) All Tax Returns described in Section 7.01(a) and all Tax Returns for a Straddle Period shall be prepared by the applicable party, to the extent permitted under Applicable Law, in a manner consistent with past practice of the Companies that does not distort

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

Taxable income (e.g., by accelerating or deferring income or deduction) and in accordance with any Allocation Schedule (and any Final Section 338 Tax Adjustment thereto).

              (d) Purchaser shall not be permitted, and shall not permit the Companies or any of their subsidiaries following the Closing, to file any amended Tax Returns of the Companies or any of their subsidiaries relating to any period, or portion thereof, ending on or before the Closing Date without the prior written consent of Sellers Representatives, which consent shall not be unreasonably withheld. If there is any dispute in this regard, then such dispute shall be submitted to the Accounting Firm for review and resolution pursuant to the procedure provided in 1.04(d).

         SECTION 7.02. Transfer and Similar Taxes. All sales (including, without limitation, bulk sales), use, value added, transfer, recording, ad valorem, privilege, documentary, registration, conveyance, license, stamp, duties or similar Taxes (including all applicable real estate transfer Taxes) and fees (including any penalties, interest and additions to Taxes) (collectively, "Transfer Taxes") arising out of, in connection with, or attributable to the Transaction shall be borne and paid 50% by Purchaser and 50% by Sellers. Purchaser and Sellers shall cooperate in preparing and timely filing all relevant Tax Returns required to be filed in respect of any Transfer Tax. Purchaser and Sellers shall use commercially reasonable efforts to avail themselves of any available exemptions or other opportunities to reduce or eliminate any Transfer Taxes.

         SECTION 7.03. Subchapter S Status. Sellers shall cause each of Ecolochem and International to maintain its respective status as an "S corporation" for U.S. Tax purposes through the Closing Date. Sellers shall cause each of S.A.R.L. and Moson Holdings to maintain its status as a societe a responsibilite limitee and limited liability company, respectively, so that each will be treated as a partnership for U.S. Tax purposes through the Closing Date.

         SECTION 7.04. FIRPTA Certificate. Sellers shall deliver to Purchaser at the Closing a certificate in form and substance reasonably satisfactory to Purchaser, duly executed and acknowledged, certifying to all facts necessary to exempt the Transactions from withholding under the provisions of the Foreign Investment in Real Property Tax Act.

         SECTION 7.05. Assistance and Cooperation. Each party, and its respective affiliates, shall:

              (a) cooperate fully in preparing and filing any Tax Returns of or relating to the Companies and their subsidiaries and preparing for any audits of, or disputes or litigation with Taxing Authorities regarding, any such Tax Returns;

              (b) maintain and make available to the other and to any Taxing Authority as reasonably requested all records, information, and documents relating to Taxes or Tax Returns of or relating to the Companies and their subsidiaries (including, without limitation, making available the personnel necessary to timely provide and, if necessary, answer any inquiries regarding such records, information, and documents);

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

              (c) provide timely notice to the other party in writing of any pending or threatened Tax audits, assessments or litigation with respect to the Companies and their subsidiaries for any taxable period for which the other party may have liability under this Agreement or otherwise;

              (d) furnish the other party with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any taxable period for which the other may have liability under this Agreement or otherwise; and

              (e) cooperate to ascertain, prior to Closing, the number of shares of capital stock of the Purchaser that will be held by the Sellers as a group (applying the stock attribution rules of Sections 267 and 318 of the Code) immediately after the Closing. In furtherance of the foregoing, Sellers shall use their commercially reasonable efforts to assist Purchaser in obtaining from all relevant persons, prior to Closing, a certificate indicating the number of shares of capital stock of the Purchaser that will be held by such persons directly or indirectly (applying the stock attribution rules of Sections 267 and 318 of the Code) immediately after Closing. Furthermore, on the date of this Agreement, each Seller shall inform Purchaser of the number of shares of capital stock of the Purchaser held by such Seller either directly or through any affiliate that such Seller controls. From the date of this Agreement to Closing, the Sellers shall not (and shall use their commercially reasonable efforts to cause their respective affiliates and beneficiaries not to) acquire either directly, or indirectly through any affiliate controlled by such Seller, affiliate or beneficiary, any (i) of the outstanding shares of capital stock of Purchaser or (ii) shares of stock in a regulated investment company under Subchapter M of the Code or other publicly-traded investment vehicle that exceed (together with shares of stock of such regulated investment company or other publicly-traded investment vehicle held by such person as of the date hereof) 0.5% of the outstanding shares of stock of such regulated investment company or other publicly-traded investment vehicle. In the event that Sellers, directly, indirectly, or by operation of the attribution rules of the Code referred to above, own shares of capital stock of the Purchaser prior to Closing, and Purchaser determines that such ownership could have a detrimental effect on Purchaser for Tax purposes, Sellers shall use their commercially reasonable efforts to cooperate with Purchaser to avoid such detrimental effect (which cooperation may include using their commercially reasonable efforts to dispose of shares of capital stock of the Purchaser, or using their commercially reasonable efforts to cause their affiliates and/or their beneficiaries to dispose of shares of capital stock of the Purchaser, if Purchaser so requests).

         SECTION 7.06. Disputes by Taxing Authority. In the event that any of the allocations described in EXHIBIT A, EXHIBIT B or Section 1.05 are disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party, and Sellers and Purchaser shall cooperate in good faith in responding to such challenge to preserve the effectiveness of such allocation, each at its own cost and expense.

         SECTION 7.07. Section 338(h)(10) Elections. The applicable Sellers and Purchaser shall, if Purchaser so elects, (i) join in making the election provided for by Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury regulations promulgated thereunder and any comparable election under state or local tax law with respect to Purchaser's acquisition of Ecolochem and/or International (any such election, a "Section 338 Election"), (ii) provide the necessary information to permit any Section 338 Election to be made, (iii) as promptly as practicable following the Closing Date, take all actions necessary and appropriate (including filing such tax returns, forms, elections, schedules and other documents as may be required, including IRS Form 8023, any equivalent form required by state or local law and any required schedules thereto) to effect and preserve any timely Section 338 Election, (iv) report Purchaser's acquisitions of Ecolochem and/or International, as the case may be, consistent with any Section 338 Election and (v) take no position to the contrary thereto in any Tax Return, any proceeding before any Taxing Authority or otherwise prejudice any such Section 338 Election, in each case unless otherwise required by a Final Determination. Sellers shall use their best efforts to insure that the acquisition of Ecolochem and International satisfies the provisions of
Section 338(d)(3) of the Code.

         SECTION 7.08. Failure to Maintain Subchapter S Status. In the event that it is determined that either (i) International has failed to qualify as an "S corporation" within the meaning of Section 1361 of the Code (or any comparable provision of any state or local Tax law) at any time after its inception and up to and including the Closing, or (ii) Ecolochem has failed to so qualify at any time after October 1, 1986 and up to and including the Closing, Sellers will use their best efforts to remedy International's and/or Ecolochem's (as the case may be) disqualification from treatment as an "S corporation" (which efforts shall include any measures that may be taken pursuant to Section 1362 of the Code or the Treasury Regulations related thereto and any comparable provision of any state or local Tax law).

         SECTION 7.09. Straddle Period. For purposes of this Agreement, in the case of any Straddle Period, the amount of any Income Taxes of the Companies and their subsidiaries for the period ending on and including the Closing Date shall be determined based on an interim closing of the books as of 11:59:59 p.m. on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Companies or any of their subsidiaries hold an interest shall be deemed to terminate at such time) (the "Pre-Closing Period"), and the amount of Taxes other than Income Taxes of the Companies and their subsidiaries for a Straddle Period which relate to the Pre-Closing Period shall be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the Taxable period ending on and including the Closing Date and the denominator of which shall be the number of days in such Straddle Period.

         SECTION 7.10. Tax Clearance Certificates. If requested in writing by Purchaser (which writing shall specify the applicable Tax Authority in question), Sellers shall use their commercially reasonable efforts to obtain as promptly as possible any Tax clearance certificates or other similar documents necessary to relieve Purchaser of any Tax withholding obligation or any successor or transferee liability for Taxes, but only to the extent that Sellers (on behalf of the Companies or on their own behalf) are legally entitled to obtain such certificates.

         SECTION 7.11. Actions on Closing Date. Other than the consummation of the Transaction and other transactions in the ordinary course of business, Sellers shall not take any action (or cause any of the Companies or their subsidiaries to take any action) on the day of Closing that is reasonably likely to increase the Tax liability of Purchaser, the Companies, or any of their respective subsidiaries.

         SECTION 7.12. Tax Audits. In the event that Sellers, become aware of the commencement or scheduling of any Tax audit or the commencement or scheduling of any other administrative or judicial proceeding with respect to the termination, assessment or collection of any Tax of the Companies or any of their subsidiaries, Sellers shall provide prompt notice to Purchaser describing such matter in reasonable detail.

         SECTION 7.13 Section 83(b) Elections. Each Seller that receives any consideration pursuant to this Agreement that is or may be subject to a "substantial risk of forfeiture" within the meaning of Section 83(c) of the Code shall make and file a timely election in accordance with Section 83(b) of the Code and the Treasury Regulations promulgated thereunder (and shall make a comparable election, if required or available, in any state or local jurisdiction). Notwithstanding Article X or any other provision of this Agreement to the contrary, Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries) for any withholding Tax or any other Tax arising as a result of the election required by this Section 7.13 or as a result of any failure to make and file the election required by this Section 7.13.


                                  ARTICLE VIII


                              Conditions Precedent
                              --------------------

         SECTION 8.01. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase the Equity Interests and to consummate the Transaction is subject to the satisfaction (or written waiver by Purchaser) as of the Closing of the following conditions:

              (a) Representations and Warranties. The representations and warranties of each Seller in this Agreement qualified as to materiality, Company Material Adverse Effect or knowledge and the representations set forth in Sections 2.02, 2.03, 2.04 and 3.02(a) and 3.02(b) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and the representations and warranties of each Seller in this Agreement not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Purchaser shall have received a certificate dated as of the Closing Date signed by such Seller to such effect.

              (b) Performance of Obligations. Each Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it by the time of the Closing. Purchaser shall have received a certificate dated as of the Closing Date signed by such Seller to such effect.

              (c) No Injunctions or Restraints. No Applicable Law or temporary restraining order, or preliminary or permanent injunction or other order or decree enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition (each, a "Legal Restraint") shall be in effect preventing the sale of any portion of the

Equity Interests, the issuance of any of the Initial Stock Consideration or the execution, delivery or performance of the Stockholders Agreement, the Employment Agreement, the Escrow Agreement or the Section 338 Escrow Agreement.

              (d) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated.

              (e) Employment Agreement. Lyman B. Dickerson shall have duly executed and delivered to Purchaser a counterpart of the Employment Agreement in the form of EXHIBIT C (the "Employment Agreement").

              (f) Escrow Agreement. Each Seller and the Escrow Agent shall have duly executed and delivered to Purchaser counterparts of the Escrow Agreement.

              (g) Stockholders Agreement. Each Seller shall have duly executed and delivered to Purchaser counterparts of the Stockholders Agreement in the form of EXHIBIT D (the "Stockholders Agreement").

              (h) Stockholder Approval. The Purchaser Stockholder Approval shall have been obtained.

              (i) NYSE Listing. The shares of Common Stock constituting the Initial Share Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

              (j) Opinion. Purchaser shall have received an opinion of Williams Mullen, in form and substance reasonably acceptable to Purchaser, substantially to the effect, set forth on EXHIBIT H, along with a reliance letter in favor of the lending institutions providing financing to the Purchaser in connection with the Transaction.

              (k) Seller Releases. Each Seller shall have executed a release in the form attached hereto as EXHIBIT J.

              (l) Borrowed Debt. All Borrowed Debt shall have been repaid and all obligations relating thereto shall have been paid or satisfied. All Liens securing such Borrowed Debt shall have been discharged or the discharge thereof shall have been adequately provided for. All Derivatives shall have been terminated.

              (m) Section 338 Escrow Agreement. If Purchaser shall have elected, pursuant to Section 1.05(f), to enter into the Section 338 Escrow Agreement, each Seller, Sellers Representatives and the escrow agent named in such Section 338 Escrow Agreement shall have duly executed and delivered to Purchaser counterparts of the Section 338 Escrow Agreement.

              (n) Shareholders/Operating Agreements. Each Seller shall have taken all necessary action to (A) execute, on behalf of such Seller, any consent to the Transaction necessary under any of the Sellers' Shareholder Agreements to which such Seller is a party; (B) waive, on behalf of such Seller, any rights of first refusal such Seller may possess in connection

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with the consummation of the transactions contemplated by this Agreement under any of the Sellers' Shareholder Agreements to which such Seller is a party; (C) terminate, effective as of the Closing Date, each of the Sellers' Shareholder Agreements; (D) amend or waive the provisions of the operating agreement of Moson Holdings relating to any restrictions on the transfer of the Moson Holdings Interests; and (E) amend the Articles of Association of Ecolochem S.A.R.L. to provide that the death of a member will not cause the dissolution of Ecolochem S.A.R.L.

              (o) Availability of Funds. Purchaser shall have either: (i) obtained Purchaser's proposed financing of the portion of the Initial Cash Consideration contemplated by the Commitment Letter; or (ii) obtained Acceptable Alternative Financing.

         SECTION 8.02. Conditions to Obligation of Sellers. The obligation of each Seller to transfer its Equity Interests and consummate the Transaction is subject to the satisfaction (or written waiver by Sellers Representatives) as of the Closing of the following conditions:

              (a) Representations and Warranties. The representations and warranties of Purchaser in this Agreement qualified by materiality, Purchaser Material Adverse Effect or knowledge and the representations set forth in Sections 4.10 and 4.11 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and the representations and warranties of Purchaser in this Agreement not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). Sellers Representatives shall have received a certificate dated as of the Closing Date signed by the Chief Financial Officer of Purchaser to such effect.

              (b) Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser by the time of the Closing. Sellers Representatives shall have received a certificate dated as of the Closing Date signed by the Chief Financial Officer of Purchaser to such effect.

              (c) No Legal Restraint. No Applicable Law or Legal Restraint shall be in effect preventing the sale of any portion of the Equity Interests, the issuance of any of the Initial Stock Consideration or the execution, delivery or performance of the Stockholders Agreement, the Employment Agreement, the Escrow Agreement or the Section 338 Escrow Agreement.

              (d) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated.

              (e) Employment Agreement. Purchaser shall have duly executed and delivered to Lyman B. Dickerson a counterpart of the Employment Agreement.

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

              (f) Escrow Agreement. Purchaser and the Escrow Agent shall have duly executed and delivered to each Seller counterparts of the Escrow Agreement.

              (g) Stockholders Agreement. Purchaser shall have duly executed and delivered to each Seller counterparts of the Stockholders Agreement.

              (h) Stockholders Approval. The Purchaser Stockholder Approval shall have been obtained.

              (i) NYSE Listing. The shares of Common Stock constituting the Initial Share Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance.

              (j) Opinion. Sellers shall have received an opinion of Testa, Hurwitz & Thibeault, LLP, in form and substance reasonably acceptable to Sellers Representatives, substantially to the effect set forth in EXHIBIT I, along with a reliance letter in favor of the lending institutions providing financing to the Purchaser in connection with the Transaction.

              (k) Shelf Registration Statement. The Shelf Registration Statement shall have been declared effective by the SEC on or before the Closing and shall continue to be effective as of the Closing.

              (l) Letter of Credit/Section 338 Escrow Agreement. Purchaser, at its option, shall have either obtained the letter of credit described in Section 1.05(f) or Purchaser and the escrow agent named in the Section 338 Escrow Agreement shall have duly executed and delivered to each Seller counterparts of the Section 338 Escrow Agreement.

              (m) Board of Directors. Provided that Sellers shall have complied with their obligations under Section 5.28, the Investor Directors (as such term is defined in the Stockholders Agreement) shall have been appointed to the Board of Directors of Purchaser.

              (n) Availability of Funds. Purchaser shall have either: (i) obtained Purchaser's proposed financing of the portion of the Initial Cash Consideration contemplated by the Commitment Letter; or (ii) obtained Acceptable Alternative Financing.

         SECTION 8.03. Waiver. If (a) any party entitled to the benefit of a representation or warranty contained in this Agreement becomes aware (the "Specified Party") of any event, change, effect, development, action or omission occurring between the date hereof and Closing (a "Specified Event") that has caused or will cause any representation or warranty contained in this Agreement to be untrue or incorrect or to be incapable of being true and correct as of the Closing Date, (b) such Specified Event would result in the failure of any of the conditions set forth in Section 8.01 or Section 8.02, as the case may be, to be satisfied and (c) the Specified Party does not exercise its rights to delay the Closing under this Article VIII, then such Specified Party shall not be entitled to make a claim for indemnity hereunder or otherwise with respect to such Specified Event.

         SECTION 8.04. Frustration of Closing Conditions. None of Purchaser or Sellers may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure

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

was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur, as required by
Section 5.04.


                                   ARTICLE IX


                                   Termination
                                   -----------


         SECTION 9.01. Termination.


              (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transaction abandoned at any time before the Closing:

                           (i) by mutual written consent of Sellers
Representatives and Purchaser;

                           (ii) by Sellers Representatives if any of the
conditions set forth in Section 8.02 shall have become incapable of fulfillment, and shall not have been waived in writing by Sellers Representatives;

                           (iii) by Purchaser if any of the conditions set forth
in Section 8.01 shall have become incapable of fulfillment, and shall not have been waived in writing by Purchaser;

                           (iv) by Sellers Representatives if Purchaser's Board
approves or recommends (or, if Purchaser is required under Applicable Law to publicly disclose its position with respect to a publicly announced Acquisition Transaction or offer or proposal therefor, Purchaser fails to recommend against, including by taking no position with respect to) an Acquisition Transaction;

                           (v) by Sellers Representatives if Purchaser's Board,
in accordance with Section 5.10(d), withdraws or modifies, or publicly proposes to withdraw or modify, in a manner adverse to Sellers its recommendation that the stockholders of Purchaser grant the Purchaser Stockholder Approval or fails to recommend, or publicly proposes not to recommend, that the stockholders of Purchaser grant the Purchaser Stockholder Approval;

                           (vi) by Sellers Representatives if an Acquisition
Transaction is consummated or a definitive agreement providing for the implementation of an Acquisition Transaction is entered into;

                           (vii) by Purchaser, if Purchaser's Board shall have
approved an Acquisition Transaction that is a Purchaser Superior Proposal and that is conditioned on the Transaction not being consummated, and the Purchaser shall have concurrently with such termination entered into a definitive agreement providing for the implementation of such Acquisition Transaction;

                           (viii) by Sellers Representatives or Purchaser, if
the Closing does not occur on or before six months from the date of this Agreement (the "Outside Date") provided that (i) the terminating party has fulfilled its obligations under Section 5.04 and (ii) Sellers Representatives or Purchaser may extend the Outside Date for an additional three-month period,

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

if, as of the Outside Date, (A) there exists a Legal Restraint that has not become final and non-appealable or (B) the waiting period under the HSR Act shall not have expired or been terminated;

                           (ix) by Sellers Representatives or Purchaser, if at a
duly held stockholders meeting of Purchaser or any adjournment thereof at which the Purchaser Stockholder Approval is voted on, the Purchaser Stockholder Approval shall have not been obtained;

                           (x) by Sellers Representatives or Purchaser, if
Purchaser shall not have obtained financing by the Outside Date (as such date may be extended as contemplated by Section 9.01(a)(viii)) for the Initial Cash Consideration (including the proposed financing as contemplated by the Commitment Letter or financing that qualifies as Acceptable Alternative Financing);

                           (xi) by Sellers Representatives if Purchaser shall
have obtained financing for the Initial Cash Consideration that involves the issuance, sale or delivery of equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock);

provided, however, that any party seeking termination under clause (ii), (iii), or (viii) is not then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement.

              (b) In the event of termination by Sellers Representatives or Purchaser under this Section 9.01, written notice thereof shall forthwith be given to the other parties and the Transaction shall be terminated, without further action by any party. If the Transaction is terminated as provided herein:

                           (i) each party shall return to the other all
documents and other material received from the other or their agents or representatives in connection with the Transaction, whether so obtained before or after the execution hereof; and

                           (ii) all confidential information received by each
party with respect to the other shall be treated in accordance with the Confidentiality Agreement and the terms of this Agreement, which shall remain in full force and effect notwithstanding its termination.

         SECTION 9.02. Effect of Termination. If this Agreement is terminated and the Transaction is abandoned as described in Section 9.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.03 relating to confidential information, (ii)
Section 11.03 relating to certain expenses, (iii) Sections 9.01, 9.02 and 9.03,
(iv) Section 5.06 relating to publicity, (v) Section 11.09 relating to governing law, (vi) Section 11.10 relating to jurisdiction and (vii) Section 11.11 relating to waiver of jury trial. Nothing in this Section 9.02 shall be deemed to release any party from any liability for any willful breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

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

         SECTION 9.03. Fee and Expenses.

              (a) Purchaser shall pay Sellers a fee of $13,200,000 if:

                           (i) this Agreement is terminated under Section
9.01(a)(iv) or 9.01(a)(vi) if the Acquisition Transaction that triggers the Sellers Representatives' right to so terminate is conditioned on the Transaction not being consummated in accordance with the terms of this Agreement;

                           (ii) this Agreement is terminated under Section
9.01(a)(v) or Section 9.01(a)(vii);

                           (iii) an Acquisition Transaction is consummated and
this Agreement is subsequently terminated under Sections 9.01(a)(viii) or 9.01(a)(ix), without the Transaction being consummated;

                           (iv) an Acquisition Transaction is publicly announced
or publicly proposed or publicly commenced and this Agreement is terminated under Section 9.01(a)(viii) or 9.01(a)(ix); or

                           (v) this Agreement is terminated by either Sellers
Representatives or Purchaser under Section 9.01(a)(x), if Purchaser fails to obtain financing, or Acceptable Alternative Financing, for the Initial Cash Consideration other than because of: (1) any change or development that shall have occurred since September 30, 2003 with respect to the Companies, or any additional information is disclosed to or discovered by any Lender (including, without limitation, information contained in any review, report or financial statement required to be provided to any of them in connection with the Commitment Letter), which any Lender reasonably determines has had or could reasonably be expected to have a material adverse effect on, or indicates a material worsening of, the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of Companies and their subsidiaries, taken as a whole; or (2) in the reasonable judgment of any Lender, a material adverse change or material disruption that shall have occurred after the date of the Commitment Letter in the financial, banking or capital markets generally (including, without limitation, the markets for loans to or debt securities issued by companies similar to Purchaser or the Companies), which has had or could reasonably be expected to have a material adverse effect on the syndication of any portion of the "Bank Facilities" (as such term is defined in the Commitment Letter).

              (b) If this Agreement is terminated under Section 9.01(a)(iv) or 9.01(a)(vi) in a manner that does not give rise to the rights set forth in
Section 9.03(a)(i), Purchaser shall pay Sellers an amount equal to the reasonable out-of-pocket costs and expenses of Sellers and the Companies incurred in connection with the negotiations leading up to and the performance of their obligations under this Agreement up to an aggregate of $4,500,000. If this Agreement is terminated under Section 9.01(a)(xi), Purchaser shall pay Sellers an amount equal to the reasonable out-of-pocket costs and expenses of Sellers and the Companies incurred in connection with the negotiations leading up to and the performance of their obligations under this Agreement up to an aggregate of $4,500,000.

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

              (c) Any amounts due under Section 9.03(a) or Section 9.03(b) shall be paid by wire transfer of immediately available funds within 10 business days after the date of termination of this Agreement. Such payment shall be made to the bank accounts of Sellers designated in writing by Sellers Representatives.

              (d) Purchaser acknowledges that the agreements contained in this
Section 9.03 are an integral part of the Transaction, and that, without these agreements, Sellers would not enter into this Agreement.

              (e) Sellers' sole and exclusive remedy for any breach of any representation or warranty of Purchaser contained in Section 4.24 (or any certificate delivered by Purchaser to Sellers with respect to such representations or warranties) or any covenant or other agreement of Purchaser contained in Section 5.31 shall be its ability to terminate this Agreement as contemplated by Section 9.01(a)(x) or (xi) and, if applicable, to be paid the amounts specified in Section 9.03(a)(v) or Section 9.03(b).

         SECTION 9.04. Amendment. This Agreement may be amended in writing by the parties (in the case of Purchaser), by action taken or authorized by Purchaser's Board, at any time before or after the Purchaser Stockholder Approval; provided, however, that, after the Purchaser Stockholder Approval, no amendment shall be made that, under Applicable Law or applicable rules and regulations of the NYSE, requires further approval by the stockholders of Purchaser without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         SECTION 9.05. Extension; Waiver. At any time before the Closing, the parties, by action taken or authorized by Sellers Representatives and Purchaser, may in writing, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided that any party hereto may unilaterally waive in writing compliance with any of the agreements or conditions contained herein to the extent any such agreement or condition is exclusively for the benefit of such party. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Subject to Section 8.03, the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 9.06. Expense or Fee Reimbursement. If either party fails to promptly pay to the other any expense, reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.



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

                                   ARTICLE X


                                 Indemnification
                                 ---------------

         SECTION 10.01. Tax and 401(a) Company Benefit Plan Indemnification.

              (a) Sellers shall jointly and severally indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries after the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives from any loss, liability, claim, damage or expense including reasonable legal fees and expenses (the amount of any such loss, liability, claim, damage or expense shall be determined without regard to any qualification relating to materiality, the cause or occurrence of a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable, or the knowledge of any person contained in any representation or warranty, giving rise to claim for indemnity hereunder) (each, a "Loss" and, collectively, "Losses") suffered or incurred by any such indemnified party (and in the case of Section 10.01(a)(ii), 10.01(a)(iii), and 10.01(a)(vi) below, shall pay any such Tax to Purchaser and its affiliates (including the Companies and their subsidiaries after the Closing)), to the extent arising from (i) any breach of any representation or warranty of Sellers contained in Sections 3.10(j), (k), (o), or (p), or any certificate delivered by such Seller under this Agreement with respect to Sections 3.10(j), (k), (o), or
(p), or Article VII (but excluding any breach of Section 7.05(e)), (ii) any Taxes (or the non-payment thereof) of the Companies or any of their respective subsidiaries, attributable to Taxable periods ending on or before the Closing Date (and, for any Straddle Period, the portion of such period extending through the end of the Closing Date), and for this purpose any Tax or other item that is attributable to an "overall foreign loss" within the meaning of Sections 904(f) and/or 1373 of the Code and that results from the transactions set forth in this Agreement shall be deemed to be Taxes of the Companies or any of their respective subsidiaries and shall be deemed to be attributable to Taxable periods ending on or before the Closing Date; (iii) any Tax imposed on the Companies or any of their respective subsidiaries as a result of or by reason of the transactions contemplated by this Agreement (other than (A) any Tax solely and directly attributable to making any Section 338 Election, (B) any Tax described in Section 7.02 payable by Purchaser or (C) without prejudice to the indemnification provided in Section 10.01(a)(i) with respect to Section 3.10(o), any Tax relating to any adjustment under Section 481(a) of the Code (and any corresponding provisions of state, local and foreign law) by reason of a change in accounting method or otherwise)); (iv) the failure by the Companies, any of their subsidiaries or the Sellers to satisfy any of the covenants of such persons under this Agreement, including but not limited to the covenants of such persons under Article VII hereof, to the extent that such covenants relate to Tax matters (but specifically excluding Section 7.05(e)), (v) the maintenance prior to Closing by the Companies or their subsidiaries of any Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (other than claims for benefits under any such Company Benefit Plan that are fully funded as of the Closing Date; provided that Sellers shall not be liable for any contributions or expenses in respect of any such Company Benefit Plan to the extent that such contributions or expenses are not due and payable at or prior to the Closing) and (vi) any Estate Tax attributable to assets included in the gross estate of the Estate of Richard C. Dickerson and assessed against the Purchaser and its affiliates (including the Companies and their subsidiaries) by the Internal Revenue Service, the Commonwealth of Virginia, or any other federal, state or foreign governmental authority. Notwithstanding anything in the foregoing to

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

the contrary, no indemnification shall be made with respect to an item to the extent such item was included in Closing Working Capital.

              (b) The aggregate liability of all Sellers for a breach of the representation in Section 3.10(p) shall in no event exceed the amount of the
Section 338 Tax Adjustment (taking into account any Final Section 338 Tax Adjustment).

              (c) Purchaser shall, and shall cause the Companies and their subsidiaries to, indemnify, defend and hold harmless Sellers and their affiliates (other than the Companies and their subsidiaries after the Closing) and each of their respective officers, directors, employees, stockholders, agents and representatives from any Loss suffered or incurred by such indemnified party to the extent arising from any Taxes (or the non-payment thereof) of the Companies or any of their respective subsidiaries attributable to Taxable periods (or portion of any Straddle Period) beginning after the Closing Date; provided, however, that Purchaser and the Companies and their subsidiaries shall not be required to indemnify, defend or hold harmless Sellers or any other person pursuant to this Section 10.01(c) for any matter with respect to which Sellers are obligated to indemnify Purchaser pursuant to this
Article X, and, for the avoidance of doubt, no Loss attributable to any such obligation of Sellers shall be treated as a Loss for purposes of this 10.01(c).

              (d) Notwithstanding anything in this Agreement to the contrary, Sellers shall have no liability under Sections 2.07 or 7.05 for any representations, warranties or covenants relating to the ownership of Purchaser stock by the beneficiaries of any Seller that is a trust or an estate.

         SECTION 10.02. Article II and Certain Other Indemnifications.

              (a) Each Seller, severally and not jointly, shall indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives against any Loss suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of such Seller contained in Sections 2.01, 2.02, 2.03 or 2.04 of this Agreement or any certificate delivered by such Seller under this Agreement with respect to Sections 2.01, 2.02, 2.03 or 2.04 and (ii) any breach by such Seller of Sections 5.03(b) or 5.08; provided that the aggregate liability of any Seller under this Section 10.02 shall in no event exceed the portion of the Initial Purchase Price received by such Seller.

              (b) Purchaser acknowledges that liability in respect of Section 10.02(a) shall be several and not joint and Purchaser shall only be entitled to seek indemnification in respect thereof from Sellers in breach of the applicable representation, warranty, covenant or certificate.

         SECTION 10.03. Other Indemnification by Sellers.

              (a) Except as relates to the specific matters identified in
Section 10.01 and Section 10.02, for which the sole indemnification is provided in Section 10.01 and Section 10.02, each Seller shall, jointly and severally, indemnify, defend and hold harmless Purchaser and its affiliates (including the Companies and their subsidiaries) and each of their respective officers,

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

directors, employees, stockholders, agents and representatives against any Loss suffered or incurred by any such indemnified party to the extent arising from:

                           (i) (A) any breach of any representation or warranty
of Sellers contained in Article III or Sections 2.05 or 2.06 of this Agreement or any certificate delivered by Sellers to Purchaser with respect to such representations or warranties;

                           (ii) any breach of any covenant or other agreement of
Sellers contained in this Agreement (other than Section 7.05(e), and Sections 5.03(b) and 5.08, which shall be governed by Section 10.02); and

                           (iii) the failure by the Companies or their
subsidiaries to receive the Consent required under any Contract set forth on
SECTION 3.03(A) OF THE SELLER DISCLOSURE SCHEDULE under the heading Ecolochem, Inc. Customer Contracts (the "Consent Contracts") which results in the termination of such Consent Contract by the other party thereto in the 12-month period after Closing (the date upon which such Consent Contract is terminated being referred to herein as the "Termination Date"), provided that (y) the other party to such Consent Contract does not withhold Consent based solely on the identity of Purchaser or its subsidiaries and (z) Purchaser uses commercially reasonable efforts to procure such Consent after the Closing (which shall not include a requirement to materially amend or otherwise materially alter the terms of such Consent Contract or to make any monetary payment), and provided further that any Loss under this Section 10.03(a)(iii) shall, with respect to any such terminated Consent Contract, be equal to the product of three times the Assumed Revenues received by the Companies or their subsidiaries under such Consent Contract. For purposes of the foregoing, "Assumed Revenues" with respect to a terminated Consent Contract shall equal the revenue generated under such Consent Contract during the period commencing on the date one year before the Termination Date and ending on the Closing Date.


                           (iv) any Loss resulting from a determination by the
Department of Labor that the Companies' field service representatives or other employees should be classified as non-exempt employees entitled to overtime pay; provided that such Loss shall only relate to pay periods occurring on or before the Closing Date.

              (b) Notwithstanding the foregoing,

                           (i) Sellers shall not have any liability under clause
(i) of Section 10.03(a) unless the aggregate of all such Losses for which all Sellers would, but for this Section 10.03(b)(i), be liable exceeds on a cumulative basis an amount equal to $3,300,000, and then Sellers shall only have liability to the extent of such excess;

                           (ii) Sellers shall not have any liability under
clause (i) of Section 10.03(a) for any individual item where the Loss relating thereto is less than $50,000 and such items shall not be aggregated for purposes of any other clause of this Section 10.03(b); provided that the amounts of any individual items which are substantially similar shall be aggregated together for purposes of satisfying such $50,000 amount;

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

                           (iii) except in respect of a breach of the
representations and warranties contained in Section 3.15, the aggregate liability of all Sellers under clause (i) of Section 10.03(a) shall in no event exceed $66,000,000 (the "Seller General Cap"); provided that all amounts paid by Sellers in respect of clauses (i), (ii), and (iv) of Section 10.03(b) shall be aggregated for purposes of determining whether the Seller General Cap has been reached;

                           (iv) in respect of a breach of the representations
and warranties contained in Section 3.15, the aggregate liability of all Sellers under clause (i) of Section 10.03(a) shall in no event exceed $165,000,000 (the "Seller Environmental Cap"); provided that all amounts paid by Sellers in respect of clauses (i), (ii), and (iii) of Section 10.03(b) shall be aggregated for purposes of determining whether the Seller Environmental Cap has been reached;

                           (v) no indemnification shall be made with respect to
an item of Loss under this Section 10.03 to the extent such item was included within the calculation of, or in determining Excess Cash or Closing Working Capital.

              (c) Purchaser acknowledges that except for remedies that cannot be waived as a matter of law, the remedies set forth in this Article X shall be its sole and exclusive remedies from and after the Closing with respect to any and all claims relating to (i) this Agreement, (ii) any certificate delivered in connection herewith, (iii) the Transaction, (iv) the Equity Interests or (v) the assets, liabilities and businesses of the Companies or their subsidiaries, in the case of clause (v) with respect to facts or circumstances in existence at or prior to the Closing; provided, however, that the foregoing shall not limit the right of the Purchaser to bring an action against any Seller in tort for fraud or other intentional misconduct or omission. In furtherance of the foregoing, Purchaser waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action it or any of its affiliates (including the Companies and their subsidiaries) may have against Sellers under any Applicable Law or equitable or common law rights and remedies relating to (i) this Agreement, (ii) any certificate delivered in connection herewith, (iii) the Transaction, (iv) the Equity Interests or (v) the assets, liabilities and businesses of the Companies or their subsidiaries, in the case of clause (v) with respect to facts or circumstances in existence at or prior to the Closing (except under the indemnification provisions of this Article X); provided, however, that the foregoing shall not limit the right of the Purchaser to bring an action against any Seller in tort for fraud or other intentional misconduct or omission, or prevent Purchaser from seeking equitable remedies available to it as a result of Sellers' breach of the covenants set forth in Section 5.03 or Section 5.08.

              (d) Purchaser acknowledges and agrees that, solely with respect to indemnification claims under Sections 10.03(a)(i) or (ii), Purchaser must first proceed against the Escrowed Funds (as such term is defined in the Escrow Agreement) prior to proceeding directly against Sellers with respect thereto.

         SECTION 10.04. Other Indemnification by Purchaser.

              (a) Purchaser shall, and shall cause its affiliates to, indemnify, defend and hold harmless Sellers and their affiliates (other than the Companies and their subsidiaries) and each of their respective agents, partners, employees, directors, officers, trustees and

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representatives against any Loss suffered or incurred by any such indemnified party to the extent arising from:

                           (i) any breach of any representation or warranty of
Purchaser contained in Article IV of this Agreement (other than Section 4.24) or any certificate delivered by Purchaser to Sellers with respect to such representations or warranties;

                           (ii) any breach of any covenant or other agreement of
Purchaser contained in this Agreement (other than Section 5.31); and

                           (iii) all obligations, liabilities and commitments of
whatever kind and nature, primary or secondary, direct or indirect, express, implied, liquidated, absolute, contingent or otherwise, known or unknown, whether or not accrued, of the Companies or their subsidiaries arising from facts or circumstances in existence at or prior to the Closing, including any such obligations, liabilities or commitments relating to (A) any Contract or oral contract, permit, plan or other commitment or agreement to which any of the Companies or their subsidiaries is a party or by which any of the Companies or their subsidiaries or any of their properties or assets is bound, (B) any Company Benefit Plan or (C) any Proceeding, except, in the case of each of clauses (A), (B) and (C), to the extent Sellers are required to provide indemnification for such obligations, liabilities and commitments under Sections 10.01, 10.02 or 10.03.

              (b) Notwithstanding the foregoing,


                           (i) Purchaser shall not have any liability under
clause (i) of Section 10.04(a) unless the aggregate of all such Losses for which Purchaser would, but for this Section 10.04(b)(i), be liable exceeds on a cumulative basis an amount equal to $3,300,000, and then Purchaser shall only have liability to the extent of such excess;


                           (ii) Purchaser shall not have any liability under
clause (i) of Section 10.04(a) for any individual item where the Loss relating thereto is less than $50,000 and such items shall not be aggregated for purposes of any other clause of this Section 10.04(b); provided that the amounts of any individual items which are substantially similar shall be aggregated together for purposes of satisfying such $50,000 amount;

                           (iii) except in respect of a breach of the
representations and warranties contained in Section 4.20, the aggregate liability of Purchaser under clause (i) of Section 10.04(a) shall in no event exceed $66,000,000 (the "Purchaser General Cap"); provided that all amounts paid by Purchaser in respect of clauses (i), (ii), and (iv) of Section 10.04(b) shall be aggregated for purposes of determining whether the Purchaser General Cap has been reached;

                           (iv) in respect of a breach of the representations
and warranties contained in Section 4.20, the aggregate liability of Purchaser under clause (i) of Section 10.04(a) shall in no event exceed $165,000,000 (the "Purchaser Environmental Cap"); provided that all amounts paid by Purchaser in respect of clauses (i), (ii), and (iii) of Section 10.04(b) shall be aggregated for purposes of determining whether the Purchaser Environmental Cap has been reached;

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              (c) Notwithstanding the foregoing, any breach of the
representations and warranties of Purchaser contained in Sections 4.02, 4.10,
4.11 and 4.13 shall not be subject to the limitations contained in clauses (i),
(ii), (iii) or (iv) of Section 10.04(b) and an item of Loss relating thereto shall not be aggregated for any such clause.

              (d) Sellers acknowledge that except for remedies that cannot be waived as a matter of law, the remedies set forth in this Article X shall be their sole and exclusive remedies from and after the Closing with respect to any and all claims relating to (i) this Agreement, (ii) any certificate delivered in connection herewith, (iii) the Transaction, and (iv) the assets, liabilities and business of the Purchaser or its subsidiaries, in the case of clause (iv) with respect to facts or circumstances in existence at or prior to the Closing; provided, however, that the foregoing shall not limit the right of Sellers to bring an action against Purchaser in tort for fraud or other intentional misconduct or omission. In furtherance of the foregoing, Sellers waive, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action they or any of their affiliates (including the Companies and their subsidiaries) may have against Purchaser under any Applicable Law or equitable or common law rights and remedies or otherwise relating to this Agreement, any certificate delivered in connection herewith and the Transaction (except under the indemnification provisions of this Article X); provided, however, that the foregoing shall not limit the right of Sellers to bring an action against Purchaser in tort for fraud or other intentional misconduct or omission.

              (e) Sellers' sole and exclusive remedy for any breach of any representation or warranty of Purchaser contained in Section 4.24 or any certificate delivered by Purchaser to Sellers with respect to such representations or warranties, or any covenant or other agreement of Purchaser contained in Section 5.31, shall be its ability to terminate this Agreement as contemplated by Section 9.01(a)(x) or (xi) and, if applicable, to be paid the amounts specified in Section 9.03(a)(v) or Section 9.03(b).

         SECTION 10.05. Limitations on Liability; Cooperation.

              (a) Notwithstanding any provision herein, none of Sellers or Purchaser shall in any event be liable to the other party or their affiliates, officers, directors, employees, stockholders, partners or trustees, on account of any indemnity obligation set forth in Section 10.01, Section 10.02, Section 10.03, Section 10.04 or otherwise for any indirect, consequential, special, incidental or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).

              (b) Purchaser and each Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

              (c) Nothing in this Agreement shall preclude Sellers from attempting to establish that the diminution in the value of the shares of Common Stock issued in the Transaction constitutes a direct damage of Sellers and that liability therefor is not precluded under Section 10.05(a).

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         SECTION 10.06. Losses Net of Insurance, etc. The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss. Any indemnity payment under this Agreement shall be treated, to the extent permitted by Applicable Law as an adjustment to the Initial Purchase Price for Tax purposes, and to the extent not so permitted, the amount of any such payment shall be adjusted to take into account the Tax, if any, resulting from the receipt of such payment.

         SECTION 10.07. Termination of Indemnification. The obligations to indemnify, defend and hold harmless a party:

              (a) under Section 10.01 shall terminate six months after the time the applicable statutes of limitation with respect to the Tax or 401(k) Plan matters liabilities in question expire (after giving effect to any extensions thereof);

              (b) under Section 10.03(a)(i) and 10.04(a)(i) shall terminate when the applicable representation or warranty terminates under Section 11.12;

              (c) under Section 10.03(a)(ii) and 10.04(a)(ii) with respect to covenants and other agreements for which performance is required at or before the Closing shall terminate 18 months after the Closing Date;

              (d) under Sections 10.03(a)(iii) and 10.03(a)(iv) shall terminate 18 months after the Closing Date;

              (e) under Sections 10.02(a)(ii), 10.03(a)(ii), and 10.04(a)(ii), in each case with respect to covenants and other agreements for which performance is required at or after the Closing Date, shall terminate 18 months after the last date for which performance is required in respect of such covenant or other agreement; and

              (f) under the other clauses of Section 10.02, Section 10.03 and
Section 10.04 shall not terminate; provided, however, that as to clauses (a),
(b), (c), (d) and (e) of this Section 10.07, such obligations to indemnify, defend and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.


         SECTION 10.08. Procedures Relating to Indemnification for Third-Party Claims.

              (a) For a person (the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than indemnification under Section 10.01 that shall be governed by Section 10.10), in respect of, arising out of or involving a claim or demand made by any third party against the indemnified party (a "Third-Party Claim"), such indemnified party must promptly notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim after receipt by such indemnified party of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be

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liable for any expenses incurred during the period the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

              (b) If a Third-Party Claim is made against an indemnified party that could result in an indemnification obligation of the indemnifying party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the indemnified party retains its own counsel because of a mutually agreed on conflict of interest. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period before the time the indemnified party shall have given notice of the Third-Party Claim as provided above).

              (c) If the indemnifying party so elects to assume the defense of any Third-Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (on the indemnifying party's request) the provision to the indemnifying party of records and information reasonably relevant to such Third-Party Claim, and making employees, if applicable, reasonably available to provide additional information and explanation of any material provided hereunder. Whether the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent. If the indemnifying party chooses to defend or prosecute any Third-Party Claim, the indemnified party must agree to any settlement, compromise or discharge of such Third-Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third-Party Claim.

         SECTION 10.09. Procedures Related to Indemnification for Other Claims (Other than Tax Claims under Section 10.01). If any indemnified party has a claim against any indemnifying party under Sections 10.02, 10.03 or 10.04 not involving a Third-Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall promptly deliver to the indemnifying party notice of such claim. The failure by any indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Sections 10.02, 10.03 or 10.04, except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in that the indemnified party failed to give such notice).

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

         SECTION 10.10. Procedures Relating to Indemnification of Tax Claims.

              (a) If one party is responsible for the payment of Taxes under
Section 10.01 or is otherwise responsible under the indemnification provisions of Section 10.01 for a Loss relating to a Tax (the "Tax Indemnifying Party"), and the other party to this Agreement (the "Tax Indemnified Party") receives notice or otherwise becomes aware of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") with respect to such Taxes or becomes aware of such Loss, the Tax Indemnified Party shall use reasonable efforts to notify the Tax Indemnifying Party in writing of such Tax Claim or Loss. Failure to deliver the aforementioned notice, however, shall not limit the liability of the Tax Indemnifying Party to the Tax Indemnified Party.

              (b) Subject to Section 10.10(d), with respect to any Tax Claim for which Purchaser is the Tax Indemnified Party and for which Purchaser has not waived its rights to indemnification for Taxes under this Agreement, Purchaser shall assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner;

              (c) The Sellers and each of their respective affiliates shall cooperate with Purchaser in contesting any Tax Claim, which cooperation shall include the retention and (on the Purchaser's request) the provision to the Purchaser of records and information reasonably relevant to such Tax Claim, and making employees reasonably available to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

              (d) In no case shall Purchaser or the Companies or their subsidiaries or any of their respective officers, directors, employees, stockholders, agents, representatives or affiliates settle or otherwise compromise any Tax Claim or Loss for which indemnification may be provided under
Section 10.01(a) without the prior written consent of Sellers Representatives, which consent may not be unreasonably withheld. Neither party shall settle a Tax Claim relating solely to Taxes of the Companies or any of their subsidiaries for a Straddle Period without the other party's prior written consent, which consent may not be unreasonably withheld.


         SECTION 10.11. Representations and Warranties. All representations, warranties, covenants, and agreements of the Sellers and the Purchaser made in this Agreement (as modified by the SELLERS DISCLOSURE SCHEDULE and the PURCHASER DISCLOSURE SCHEDULE) shall be deemed to have been relied upon by the party or parties to this Agreement to whom they are made, and shall survive the Closing as provided in Sections 10.07 and 11.12 regardless of any investigation or knowledge of any facts, circumstances or events on the part of such party or its representatives and each party hereby expressly reserves their respective rights to rely on, enforce and seek redress with respect to any breach of or non-compliance with any such representations, warranties, covenants and/or agreements regardless of any investigation or knowledge of any facts, circumstances or events on the part of such party or its representatives (other than in respect of such facts, circumstances or events disclosed in the Sellers Disclosure Schedule or the Purchaser Disclosure Schedule), in each case subject to the limitations set forth in this Article X. Nothing contained in this
Section 10.12 is intended to supercede the provisions of Section 8.03.


                                   ARTICLE XI


                               General Provisions
                               ------------------

         SECTION 11.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Sellers without the prior written consent of the other parties; provided, however, that Purchaser may assign its right to purchase the Equity Interests to one or more direct or indirect wholly-owned subsidiaries of Purchaser without the prior written consent of Sellers; provided further, that (a) no assignment shall limit or affect the assignor's obligations hereunder and (b) such assignee agrees in writing to be bound by the terms hereof and delivers any certificate contemplated by Section 5.25. This Agreement shall bind and inure to the benefit of Seller's heirs, legal guardians and successors and permitted assigns. Any attempted assignment in violation of this Section 11.01 shall be void.

SECTION 11.02. No Third-Party Beneficiaries. Except as provided in Article X or
Section 5.09, this Agreement is for the sole benefit of the parties, their heirs, legal guardians and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties, their heirs, legal guardians and permitted assigns, any legal or equitable rights hereunder.

         SECTION 11.03. Expenses.

              (a) Whether or not the transactions contemplated by this Agreement are consummated, except as provided in Section 7.02, Section 9.03(b) or Section 11.03(b), each Seller and the Purchaser shall be responsible for the payment of their own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations under this Agreement, including the fees of any attorneys, accountants or advisors employed or retained by or on behalf of such party. Subject to the provisions of Section 7.02, Section 9.03(b) and Section 11.03(b), the costs and expenses of Sellers, the Companies and their subsidiaries incurred in connection with the negotiations leading up to and the performance of their respective obligations under this Agreement, including the fees of any attorneys, accountants or advisors employed or retained by relating to the Transaction, shall be paid by Sellers individually, and no portion thereof shall be paid by, or shall be the responsibility of, the Companies or their subsidiaries after the Closing. Sellers shall jointly and severally indemnify Purchaser, the Companies and their subsidiaries for all costs and expenses of Sellers, the Companies and their subsidiaries referred to in the preceding sentence that are not paid in full before the Closing, without application of any deductible, threshold or other reduction or set off provided in this Agreement or otherwise.

              (b) Any provision in this Agreement to the contrary notwithstanding, all filing fees of Sellers, the Companies or their subsidiaries relating to compliance with the HSR Act and any similar merger, takeover or competitive laws of any foreign Governmental Entity or jurisdiction shall be reimbursed by Purchaser at Sellers' demand.

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

         SECTION 11.04. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) 5 business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

                           (i) if to Sellers,

                                            Ecolochem, Inc.
                                            4545 Patent Road
                                            Norfolk, VA 23502
                                            Attention:  Lyman B. Dickerson
                                            Fax: (757) 855-1478

                           with a copy to:

                                            Williams Mullen
                                            A Professional Corporation
                                            222 Central Park Avenue, Suite 1700
                                            Virginia Beach, VA  23462
                                            Attention:  Frederick T. Stant, Esq.
                                            Fax:  (757) 473-0395

                           and to:

                                            Cravath, Swaine & Moore, LLP
                                            Worldwide Plaza
                                            825 Eighth Avenue
                                            New York, NY  10019
                                            Attention:  Alan Stephenson, Esq.
                                            Fax:  (212) 474-3700

                           (ii) if to Purchaser,

                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, MA 02459
                                            Attention:  Stephen Korn, Vice
                                            President and General Counsel
                                            Fax:  (617) 926-3760


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

                           with a copy to:

                                            Testa, Hurwitz & Thibeault, LLP
                                            125 High Street
                                            Boston, MA  02110
                                            Attention:  Mark H. Burnett, Esq.
                                            Fax:  (617) 248-7100


or to such other address(es) as shall be furnished in writing by any such party to each of the other parties in accordance with the provisions of this Section 11.04.

         SECTION 11.05. Headings; Certain Definitions.

              (a) The descriptive headings of the Articles and Sections of this Agreement, the descriptive headings of the SELLER DISCLOSURE SCHEDULE and the PURCHASER DISCLOSURE SCHEDULE and the Table of Contents to this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

              (b) For all purposes hereof:

                           "affiliate" means, with respect to any specified
person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, but shall not include any joint venture of the Companies and their subsidiaries or the Purchaser or its subsidiaries.

                           "Acceptable Alternative Financing" shall mean any
financing obtained or to be obtained by Purchaser in connection with its proposed financing of a portion of the Initial Cash Consideration as an alternative to the proposed financing contemplated by the Commitment Letter that is approved by Purchaser Board, which financing may involve the issuance, sale or delivery of senior, senior subordinated or subordinated notes, or equity or equity-related securities (including debt securities convertible into, or exercisable or exchangable for, Common Stock), issued pursuant to a public offering or Rule 144A or other private placement.

                           "Applicable Law" means any statute, law, ordinance,
rule or regulation promulgated by any Governmental Entity.

                           "Borrowed Debt" means (A) indebtedness of the
Companies or their subsidiaries for money borrowed from a financial institution or any other person (other than the Companies and their subsidiaries) including, without limitation, any Seller and any affiliate of any Seller and (B) indebtedness evidenced by a promissory note, letter of credit, credit facility, bond or similar security.

                           "business day" means a day, other than a Saturday or
a Sunday, on which commercial banks are not required or authorized to close in the City of New York.

                           "Code" means the Internal Revenue Code of 1986, as
amended.

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

                           "Company Material Adverse Effect" means (i) any
change, event, fact or circumstance that has or would reasonably be expected to have a material adverse effect on the business, assets, condition, results of operations or prospects of the Companies and their subsidiaries, taken as a whole, or (ii) any change, event, fact or circumstance that would materially impair, or cause a material delay in the Sellers' ability to perform their obligations under this Agreement or the Ancillary Agreements; provided that any change, event, fact or circumstance resulting from the announcement or pending status of the Transaction shall not constitute a Company Material Adverse Effect.

                           "Consent" means any consent, approval or
authorization of any person.

                           "Contract" means any written or oral lease, sublease,
license, indenture, note, agreement, commitment, arrangement or other contract.

                           "control" when used with respect to any specified
person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.

                           "Environmental Laws" means all applicable federal,
state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions, arising thereunder, relating to property damage, the protection of human health or safety or the environment or to Releases of any Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials or the containment, removal or remediation thereof.

                           "Environmental Permits" means all permits, licenses,
registrations and other authorizations required under Environmental Laws.

                           "ERISA Affiliate" means, with respect to an entity,
any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

                           "Estate Tax" or "Estate Taxes" means all federal,
state, and foreign estate, inheritance or other wealth transfer or wealth receipt taxes imposed by virtue of the transmission of property, real or personal, tangible or intangible, included in the measure of a decedent's taxable estate or a beneficiary's taxable inheritance together with all interest, penalties, additions to tax and additional amounts with respect thereto.

                           "Exchange Act" means the Securities and Exchange Act
of 1934, as amended.

                           "Final Determination" shall mean the final resolution
of any Tax liability (including all related penalties, interest and additions to Tax) for a taxable period. A Final Determination shall result from the first to occur of:

                           (i) the expiration of 30 days after Internal Revenue
Service (the "IRS") acceptance of an offer to Waive Restrictions on Assessment and Collection of Deficiency in Tax and to Accept Overassessment on Federal Revenue Form 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions);

                           (ii) a decision, judgment, decree, or other order by
a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

                           (iii) the execution of a closing agreement under
Section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

                           (iv) the expiration of the time for filing a claim
for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or other relevant taxing authority;

                           (v) any other final disposition of the tax liability
for such period by reason of the expiration of the applicable statute of limitations; or

                           (vi) any other event that the parties agree is a
final and irrevocable determination of the liability at issue.

                           "Governmental Entity" means any federal, state, local
or foreign government or court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

                           "Hazardous Materials" means any and all environmental
pollutants and contaminants, environmental contamination, and any and all toxic, caustic, radioactive or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

                           "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

                           "including" or "includes" means including, without
limitation.

                           "Income Tax" or "Income Taxes" means all income or
franchise Taxes imposed on or measured by net income.

                           "Judgment" means any judgment, order or decree.

                           "knowledge of Purchaser" means the actual knowledge
of Douglas R. Brown, William J. McMahon, Edward J. Cichon, Thomas A. Heredia, John F. Curtis, Stephen Korn or Daniel M. Kuzmak and no other person.

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

                           "knowledge of Sellers" means the actual knowledge of
Lyman B. Dickerson, Douglas G. Dickerson, Mary S. Landon, J. Roger Taylor, Kenneth R. Schmidt, or F. Gray Kiger and no other person.

                           "Lender" shall mean any "Bank" or the "Lead Arranger"
(as each such term is defined in the Commitment Letter) or any lender or agent party to any definitive financing agreements that Purchaser may have entered into in connection with Purchaser's proposed financing of a portion of the Initial Cash Consideration.

                           "Nalco JV" means Process Water Services GP.

                           "NYSE" means the New York Stock Exchange, Inc.

                           "material" when used in conjunction with the
Companies or their subsidiaries or Purchaser and its subsidiaries, the Combined Balance Sheet or the Purchaser Balance Sheet, as applicable, means material to the Companies and their subsidiaries, taken as a whole or Purchaser and its subsidiaries, taken as a whole, as applicable.

                           "person" means any individual, firm, corporation,
partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

                           "Proceeding" means any investigations, lawsuits,
actions or proceedings.

                           "Purchaser Benefit Plan" means each "employee benefit
plan" as defined under ERISA, and each other material plan, arrangement or policy relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits (other than plans or arrangements mandatory under Applicable Law), in each case maintained by or contributed to the Purchaser or any of its ERISA Affiliates for the benefit of any of their present or former directors, officers or employees or with respect to which the Purchaser or any of its ERISA Affiliates may incur any liability.

                           "Purchaser Material Adverse Effect" means (i) any
change, event, fact or circumstance that has or would reasonably be expected to have a material adverse effect on the business, assets, condition, results of operations or prospects of Purchaser and its subsidiaries, taken as a whole, or
(ii) any change, event, fact or circumstance that would materially impair, or cause a material delay in Purchaser's ability to perform its obligations under this Agreement or the Ancillary Agreements; provided that any change, event, fact or circumstance resulting from the announcement or pending status of the Transaction shall not constitute a Purchaser Material Adverse Effect.

                           "Purchaser's Significant Subsidiaries" means Ionics
Iberica S.A., Ionics Italba S.p.A., Ionics Ultrapure Water Corporation, Aqua Design, Inc., and Sievers Instruments, Inc.

                           "Release" means any release, spill, emission,
leaking, pumping, injection, deposit, disposal, dispersal, leaching or discharge or any migration as a result of any of the foregoing, into the indoor or outdoor environment.

                           "SEC" means the U.S. Securities and Exchange
Commission and any successor agency thereto.

                           "subsidiary" of any person means another person, an
amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of its equity interests) owned, directly or indirectly, by such first person or by another subsidiary of such first person.

                           "Tax" or "Taxes" means all federal, state, local and
foreign net income, alternative or add-on minimum, Estate Tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever (including liability for Taxes imposed on another person, whether incurred or borne as a transferee or successor or by contract or otherwise), together with all interest, penalties, additions to tax and additional amounts with respect thereto.

                           "Tax Return" means all returns, declarations,
reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof.

                           "Taxing Authority" means any federal, state, local or
foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising tax regulatory authority.

              (c) The following terms have the meanings set forth in the following Sections:


Term                                                                    Section
----                                                                    -------

Accounting Firm..........................................................1.04(c)
Acquisition Transaction..................................................5.10(c)
Acceptable Alternative Financing........................................11.05(b)
affiliate...............................................................11.05(b)
Aggregate Consideration..................................................1.01(b)
Agreement...............................................................Preamble
Allocation Schedule......................................................1.05(g)
Ancillary Agreements........................................................2.01
Applicable Filings.......................................................5.11(c)
Applicable Law..........................................................11.05(b)
Assumed Revenues...................................................10.03(a)(iii)
Attorneys-in-Fact........................................................1.06(b)
Borrowed Debt...........................................................11.05(b)
business day............................................................11.05(b)
Closing.....................................................................1.02
Closing Date................................................................1.02
Closing Excess Cash Statement............................................1.04(b)

Closing WC Amount........................................................1.04(h)
Closing Working Capital..................................................1.04(b)
Closing Working Capital Statement........................................1.04(b)
Code....................................................................11.05(b)
Combined Balance Sheet...................................................3.04(a)
Combined Financial Statements............................................3.04(a)
Commercially Available Software..........................................3.07(h)
Commitment Letter...........................................................4.24
Common Stock.............................................................1.01(a)
Companies...............................................................Recitals
Company.................................................................Recitals
Company Amount...........................................................1.01(b)
Company Benefit Plans....................................................3.14(a)
Company Contracts........................................................3.08(b)
Company Employees...........................................................6.01
Company Intellectual Property............................................3.07(i)
Company Material Adverse Effect.........................................11.05(b)
Company Properties.......................................................3.06(a)
Competitive Activities...................................................5.08(a)
Confidentiality Agreement................................................5.03(a)
Consent.................................................................11.05(b)
Consent Contracts..................................................10.03(a)(iii)
Contract................................................................11.05(b)
control.................................................................11.05(b)
Current Assets...........................................................1.04(h)
Current Liabilities......................................................1.04(h)
Customer Contracts.......................................................3.08(c)
Deposits.................................................................1.04(a)
Derivatives..............................................................1.03(a)
Dickerson's Executors....................................................3.10(j)
Ecolochem...............................................................Recitals
Ecolochem Sellers.......................................................Recitals
Ecolochem Shares........................................................Recitals
Employee...................................................................3.14A
Employment Agreement.....................................................8.01(e)
Environmental Laws......................................................11.05(b)
Environmental Permits...................................................11.05(b)
Equity Interests.......................................................Recitals
ERISA...................................................................3.14(a)
ERISA Affiliate.........................................................11.05(b)
Escrow Account...........................................................1.03(a)
Escrow Agent.............................................................1.03(a)
Escrow Agreement.........................................................1.03(a)
Escrow Amount............................................................1.03(a)
Escrowed Shares..........................................................1.03(a)
Estate Tax..............................................................11.05(b)

Estate Taxes............................................................11.05(b)
Estimated Closing Excess Cash Amount.....................................1.04(a)
Estimated Closing Working Capital........................................1.04(h)
Estimated Closing WC Amount..............................................1.04(h)
Excess Cash..............................................................1.04(a)
Executive................................................................5.03(b)
Exchange Act............................................................11.05(b)
Final Closing WC Amount..................................................1.04(h)
Final Closing Working Capital............................................1.04(h)
Final Determination.....................................................11.05(b)
Final Excess Cash Amount.................................................1.04(a)
Final Section 338 Tax Adjustment.........................................1.05(i)
GAAP.....................................................................3.04(a)
Governmental Entity.....................................................11.05(b)
Governmental Permits........................................................3.18
Hazardous Materials.....................................................11.05(b)
HSR Act.................................................................11.05(b)
includes...............................................................11.05(b)
including...............................................................11.05(b)
Income Tax..............................................................11.05(b)
Income Taxes............................................................11.05(b)
indemnified party.......................................................10.08(a)
Initial Cash Consideration ..............................................1.01(a)
Initial Purchase Price...................................................1.01(a)
Initial Stock Consideration..............................................1.01(a)
Intellectual Property....................................................3.07(h)
International...........................................................Recitals
International Sellers...................................................Recitals
International Shares....................................................Recitals
Judgment................................................................11.05(b)
knowledge of Purchaser..................................................11.05(b)
knowledge of Sellers....................................................11.05(b)
Leased U.K. Real Property................................................3.06(c)
Legal Restraint..........................................................8.01(c)
Lender..................................................................11.05(b)
Liens....................................................................3.05(a)
Loss...................................................................10.01(a)
Losses.................................................................10.01(a)
material................................................................11.05(b)
Moson Holdings..........................................................Recitals
Moson Holdings Interests...............................................Recitals
Moson Holdings Sellers..................................................Recitals
Needham.....................................................................3.22
Non-Water Related Competitive Activities.................................5.08(a)
Notice of Disagreement...................................................1.04(c)
NYSE....................................................................11.05(b)

Outside Date.......................................................9.01(a)(viii)
Owned U.K. Real Property.................................................3.06(b)
Pension Scheme.............................................................3.14A
Permitted Designee......................................................Recitals
Permitted Designees.....................................................Recitals
Permitted Liens..........................................................3.05(a)
person..................................................................11.05(b)
Pre-Closing Period..........................................................7.09
Post-Closing Statements..................................................1.04(b)
Preliminary Allocation...................................................1.05(c)
Preliminary 338 Tax Adjustment...........................................1.05(d)
Prime Rate...............................................................1.04(f)
Proceeding..............................................................11.05(b)
Proxy Statement..........................................................5.11(b)
Purchaser...............................................................Preamble
Purchaser Balance Sheet..................................................4.06(b)
Purchaser Benefit Plans.................................................11.05(b)
Purchaser Board..........................................................5.13(a)
Purchaser Contracts......................................................4.18(a)
Purchaser Disclosure Schedule................................Article IV Preamble
Purchaser Employee Stock Options.........................................4.03(a)
Purchaser Employee Stock Plans...........................................4.03(a)
Purchaser Environmental Cap.........................................10.04(b)(iv)
Purchaser General Cap..............................................10.04(b)(iii)
Purchaser Intellectual Property..........................................4.23(f)
Purchaser Material Adverse Effect.......................................11.05(b)
Purchaser Rights.........................................................4.03(a)
Purchaser Rights Agreement...............................................4.03(a)
Purchaser SEC Reports....................................................4.05(a)
Purchaser's Significant Subsidiaries....................................11.05(b)
Purchaser Stockholder Approval..............................................4.13
Purchaser Stockholders Meeting...........................................5.11(b)
Purchaser Superior Proposal..............................................5.10(c)
Related Entity..............................................................3.17
Related Party...............................................................3.17
Release.................................................................11.05(b)
Required Capital Calls...................................................1.04(a)
Restricted Action........................................................5.01(a)
S.A.R.L................................................................Recitals
S.A.R.L. Interests......................................................Recitals
S.A.R.L. Sellers........................................................Recitals
Scheduled Company Intellectual Property..................................3.07(a)
SEC.....................................................................11.05(b)
Section 338 Election........................................................7.07
Section 338 Escrow Agreement.............................................1.05(f)
Section 338 Escrow Arrangement Fee.......................................1.05(f)

Section 338 Escrowed Funds...............................................1.05(f)
Section 338 Tax Adjustment...............................................1.05(b)
Securities Act..............................................................2.04
Seller Disclosure Schedule...................................Article II Preamble
Seller Environmental Cap............................................10.03(b)(iv)
Seller General Cap.................................................10.03(b)(iii)
Sellers.................................................................Preamble
Sellers' Shareholder Agreements.............................................5.27
Sellers Representatives..................................................1.06(a)
Seller Transaction.......................................................5.10(a)
Senior Company Employee..................................................3.13(e)
Senior Company Employees.................................................3.13(e)
Share Price..............................................................1.01(a)
Specified Event.............................................................8.03
Specified Party.............................................................8.03
Stockholders' Agreement..................................................8.01(g)
Straddle Period..........................................................7.01(b)
Sub-Account..............................................................1.03(a)
subsidiary..............................................................11.05(b)
S-X Compliant Financials.................................................5.11(a)
Tax....................................................................11.05(b)
Tax Claim...............................................................10.10(a)
Tax Indemnified Party...................................................10.10(a)
Tax Indemnifying Party..................................................10.10(a)
Tax Payment Date.........................................................1.05(g)
Tax Return..............................................................11.05(b)
Taxes..................................................................11.05(b)
Taxing Authority........................................................11.05(b)
Termination Date...................................................10.03(a)(iii)
Third-Party Claim.......................................................10.08(a)
Transaction.............................................................Recitals
Transfer Taxes..............................................................7.02
Water Related Competitive Activities.....................................5.08(a)
Working Capital..........................................................1.04(h)



         SECTION 11.06. Disclaimers; Acknowledgments; Integrated Contract.

              (a) The parties acknowledge that this Agreement, including the SELLER DISCLOSURE SCHEDULE, the PURCHASER DISCLOSURE SCHEDULE and the EXHIBITS, any written amendments to the foregoing satisfying the requirements of Section
9.04 hereof, the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any previous agreements and understandings (written or oral) between the parties with respect to such matters. In connection therewith, the parties acknowledge that, except as specifically set forth in writing in this Agreement, any written amendments to this Agreement satisfying the requirements of Section 9.04 hereof, the Ancillary Agreements and the Confidentiality Agreement, there are no restrictions, promises, representations, warranties, agreements or undertakings, express or implied, of any person with respect to the subject matter of this Agreement, the Ancillary Agreements or the Confidentiality Agreement, including any representation or warranty as to value, merchantability, fitness for a particular purpose or any other matter.

              (b) Purchaser acknowledges that Purchaser and its representatives and agents have been permitted full and complete access to the books and records, Contracts and other properties and assets of the Companies and their subsidiaries that Purchaser and its representatives and agents have desired or requested to see and/or review, and that Purchaser and its representatives and agents have had a full opportunity to meet with Sellers and the officers of the Companies and their subsidiaries to discuss the business of the Companies and their subsidiaries.

              (c) Sellers acknowledge that Sellers and their representatives and agents have been permitted full and complete access to the books and records, Contracts and other properties and assets of the Purchaser and its subsidiaries that Sellers and their representatives and agents have desired or requested to see and/or review, and that Sellers and their representatives and agents have had a full opportunity to meet with Purchasers and the officers of the Purchaser and its subsidiaries to discuss the business of the Purchaser and its subsidiaries.

              (d) Without limiting the generality of the foregoing, except as expressly set forth herein, Purchaser acknowledges that none of Sellers or any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information that Purchaser or its representatives or agents have been provided (oral or in writing) regarding the Companies and their subsidiaries and none of Sellers or any other person shall have or be subject to any liability to Purchaser or any other person with respect to any such information furnished by Sellers or the Companies or their subsidiaries to Purchaser or its representatives or agents, including any information made available to Purchaser and its representatives and agents in certain "data rooms," management presentations or otherwise.

              (e) Without limiting the generality of the foregoing, except as expressly set forth herein, Sellers acknowledge that neither the Purchaser nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information that Sellers or their representatives or agents have been provided (oral or in writing) regarding the Purchaser and its subsidiaries and neither the Purchaser nor any other person shall have or be subject to any liability to Sellers or any other person with respect to any such information furnished by Purchaser or its subsidiaries to Sellers or their representatives or agents, including any information made available to Sellers and their representatives and agents in certain "data rooms," management presentations or otherwise.

              (f) In connection with Purchaser's investigation of the Companies and their subsidiaries, Purchaser has received from or on behalf of Sellers or the Companies and their subsidiaries certain estimates, projections and forecasts, of the future performance of the Companies and their subsidiaries. Purchaser acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that Purchaser is familiar with such uncertainties, that Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts furnished to it (including the reasonableness of the assumptions underlying them), and that Purchaser has received no representation or warranty from any Seller or any other person with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying them). In furtherance thereof, each Seller expressly disclaims any and all liability that may be based on such information or errors therein or omissions therefrom.

              (g) In connection with Seller's investigation of the Purchaser and its subsidiaries, Sellers have received from or on behalf of Purchaser and its subsidiaries certain estimates, projections and forecasts, of the future performance of the Purchaser and its subsidiaries. Sellers acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts, that Sellers are familiar with such uncertainties, that Sellers are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts furnished to it (including the reasonableness of the assumptions underlying them), and that Sellers have received no representation or warranty from Purchaser or any other person with respect to such estimates, projections and other forecasts (including the reasonableness of the assumptions underlying them). In furtherance thereof, Purchaser expressly disclaims any and all liability that may be based on such information or errors therein or omissions therefrom.

         SECTION 11.07. Exhibits/Schedules; Conflicts

              (a) THE SELLER DISCLOSURE SCHEDULE, THE PURCHASER DISCLOSURE SCHEDULE and all EXHIBITS referred to herein are incorporated in and made a part of this Agreement. Any capitalized, but undefined, terms used in any of the above have the meaning defined in this Agreement. The disclosure of any matter in any section of the SELLER DISCLOSURE SCHEDULE or THE PURCHASER DISCLOSURE SCHEDULE shall expressly not be deemed to constitute an admission by any Seller or Purchaser, or to otherwise imply, that any such matter is material for the purpose of this Agreement. A fact or matter disclosed in the SELLER DISCLOSURE SCHEDULE or PURCHASER DISCLOSURE SCHEDULE with respect to one section of Article II, Article III or Article IV shall be deemed to be disclosed with respect to each other section of such Article where such disclosure is appropriate only to the extent that the relevance of the disclosure to such other section is readily apparent on the face thereof.

              (b) In the event of any conflict between the provisions of this Agreement (including the SELLER DISCLOSURE SCHEDULE, the PURCHASER DISCLOSURE SCHEDULE and the Exhibits), on the one hand, and the provisions of the Confidentiality Agreement or the Ancillary Agreements, on the other hand, the provisions of this Agreement shall control.

         SECTION 11.08. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Agreement, each signed by the other party or parties hereto or thereto.

         SECTION 11.09. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE

OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

         SECTION 11.10. Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this
Section 11.11. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Transaction in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 11.11. Waiver of Jury Trial. Each party waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transaction or disputes relating hereto or thereto. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.11.

         SECTION 11.12. Survival of Certain Representations.

              (a) The representations and warranties of Sellers in this Agreement (other than in Sections 2.01, 2.02, 2.03 and 2.04) and in any certificate delivered pursuant hereto (in each case other than the representations and warranties relating to Taxes and environmental matters set forth in Section 3.15), shall survive the Closing solely for purposes of Section
10.03 and shall terminate at the close of business on the date 18 months after the Closing Date, except that representations and warranties relating to Tax matters, shall survive until the expiration of the date that is six months after the expiration date of the applicable statute of limitations (including extensions) and that the representations and warranties in Section 3.15 shall terminate at the close of business on the fifth anniversary of the Closing Date. The representations and warranties contained in Sections 2.01, 2.02, 2.03 and
2.04 shall not terminate.

              (b) The representations and warranties of Purchaser in this Agreement (other than Sections 4.02, 4.10, 4.11, 4.13, 4.19 and 4.20) and in any certificate delivered pursuant hereto shall survive the Closing solely for purposes of Section 10.04 and shall terminate at the close of business on the 18-month anniversary of the Closing Date, except that the representations and warranties relating to Section 4.20 shall terminate at the close of business on the fifth anniversary of the Closing Date and the representations and warranties relating to Section 4.19 shall terminate as of the Closing. The representations and warranties contained in Sections 4.02, 4.10, 4.11 and 4.13 shall not terminate.

         SECTION 11.13. Further Assurances. On and after the Closing Date, from time to time, each party shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other parties from time to time to effectuate or confirm the transfer of the Equity Interests to Purchaser and the transfer of the Initial Share Consideration to Sellers in accordance with the terms of this Agreement.












                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS, each Seller and Purchaser have duly executed this Agreement as of the date first written above.

ECOLOCHEM SELLERS:

                           THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                           SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS
                           AMENDED


                           By: /s/ Lyman B. Dickerson
                               ----------------------------------
                               LYMAN B. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed


                           THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE, AS AMENDED


                           By: /s/ Douglas G. Dickerson
                               ----------------------------------
                               DOUGLAS G. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Marguerite W. Dickerson
                               -------------------------------
                               MARGUERITE W. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSOR TRUSTEE, AS AMENDED


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed

INTERNATIONAL SELLERS:

                           THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                           SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS
                           AMENDED


                           By: /s/ Lyman B. Dickerson
                               -------------------------------
                               LYMAN B. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed


                           THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE, AS AMENDED



                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Marguerite W. Dickerson
                               -------------------------------
                               MARGUERITE W. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSOR TRUSTEE, AS AMENDED


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed

                           THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED JULY 1, 2001


                           By: /s/ Lyman B. Dickerson
                               -------------------------------
                               LYMAN B. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Charles C. Kline
                               -------------------------------
                               CHARLES C. KLINE, Independent Trustee

                           November 18, 2003
                           Date Signed


                           THE RICHARD DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991

                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Marguerite W. Dickerson
                               -------------------------------
                               MARGUERITE W. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Frederick T. Stant
                               -------------------------------
                               FREDERICK T. STANT, III, Independent Trustee

                           November 18, 2003
                           Date Signed

                           THE DOUGLAS DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Frederick T. Stant
                               -------------------------------
                               FREDERICK T. STANT, III, Independent Trustee

                           November 18, 2003
                           Date Signed

MOSON HOLDINGS SELLERS:

                           THE LYMAN B. DICKERSON REVOCABLE TRUST DATED
                           SEPTEMBER 9, 1996, OR ANY SUCCESSOR TRUSTEE, AS
                           AMENDED


                           By: /s/ Lyman B. Dickerson
                               -------------------------------
                               LYMAN B. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed


                           THE RICHARD DICKERSON REVOCABLE TRUST DATED MARCH 5, 1993, OR ANY SUCCESSOR TRUSTEE, AS AMENDED


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Marguerite W. Dickerson
                               -------------------------------
                               MARGUERITE W. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           THE DOUGLAS G. DICKERSON REVOCABLE TRUST DATED JUNE 22, 1988, OR ANY SUCCESSOR TRUSTEE, AS AMENDED


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed

                           THE LYMAN DICKERSON IRREVOCABLE TRUST, DATED JULY 1, 2001


                           By: /s/ Lyman B. Dickerson
                               -------------------------------
                               LYMAN B. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed

                           By: /s/ Charles C. Kline
                               -------------------------------
                               CHARLES C. KLINE, Independent Trustee

                           November 18, 2003
                           Date Signed


                           THE RICHARD DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Marguerite W. Dickerson
                               -------------------------------
                               MARGUERITE W. DICKERSON, Co-Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Frederick T. Stant
                               -------------------------------
                               FREDERICK T. STANT, III, Independent Trustee

                           November 18, 2003
                           Date Signed

                           THE DOUGLAS DICKERSON IRREVOCABLE TRUST NO. 3, DATED JULY 1, 1991


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Trustee

                           November 18, 2003
                           Date Signed


                           By: /s/ Frederick T. Stant
                               -------------------------------
                               FREDERICK T. STANT, III, Independent Trustee

                           November 18, 2003
                           Date Signed

S.A.R.L. SELLERS:

                           /s/ Lyman B. Dickerson
                               -------------------------------
                               LYMAN B. DICKERSON

                           November 18, 2003
                           Date Signed



                           /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON

                           November 18, 2003
                           Date Signed


                           THE ESTATE OF RICHARD C. DICKERSON


                           By: /s/ Douglas G. Dickerson
                               -------------------------------
                               DOUGLAS G. DICKERSON, Co-Executor

                           November 18, 2003
                           Date Signed


                           By: /s/ Marguerite W. Dickerson
                               -------------------------------
                               MARGUERITE W. DICKERSON, Co-Executor

                           November 18, 2003
                           Date Signed

                      Signature Page to Purchase Agreement


PURCHASER:                 IONICS, INCORPORATED


                           By: /s/ Douglas R. Brown
                               -------------------------------
                               DOUGLAS R. BROWN

                           Its: President and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

The number in parenthesis represents the allocation of the Initial Cash Consideration and Initial Stock Consideration with respect to the applicable Equity Interests set forth below.


ECOLOCHEM, INC.

Lyman B. Dickerson, Trustee of the Lyman B. Dickerson Revocable Trust dated September 9, 1996, or any successor trustee, as amended - 6,000 shares of Common Stock (50%)

Douglas G. Dickerson, Trustee of the Douglas G. Dickerson Revocable Trust dated June 22, 1988, or any successor trustee, as amended - 3,000 shares of Common Stock (25%)

Douglas G. Dickerson, Trustee of the Richard C. Dickerson Revocable Trust dated March 5, 1993, or any successor Trustee, as amended - 3,000 shares of Common Stock (25%)


ECOLOCHEM INTERNATIONAL, INC.

Lyman B. Dickerson, Trustee of the Lyman B. Dickerson Revocable Trust dated September 9, 1996, or any successor trustee, as amended - 50 shares of Class A Voting Common Stock (10%)

Douglas G. Dickerson, Trustee of the Douglas G. Dickerson Revocable Trust dated June 22, 1988, or any successor trustee, as amended - 25 shares of Class A Voting Common Stock (5%)

Douglas G. Dickerson, Trustee of the Richard C. Dickerson Revocable Trust dated March 5, 1993, or any successor Trustee, as amended - 25 shares of Class A Voting Common Stock (5%)

The Lyman Dickerson Irrevocable Trust, Lyman B. Dickerson and Charles C. Kline, Trustees, dated July 1, 2001 - 200 shares of Class B Non-Voting Common Stock (40%)

The Douglas Dickerson Irrevocable Trust No. 3, Douglas G. Dickerson and Frederick T. Stant, III, Trustees, dated July 1, 1991 - 100 shares of Class B Non-Voting Common Stock (20%)

The Richard Dickerson Irrevocable Trust No. 3, Frederick T. Stant, III, Trustee, dated July 1, 1991 - 100 shares of Class B Non-Voting Common Stock (20%)

MOSON HOLDINGS, LLC

Lyman B. Dickerson, Trustee of the Lyman B. Dickerson Revocable Trust dated September 9, 1996, or any successor trustee, as amended - 50 Class A Voting Ownership Interests (5.56%)

Douglas G. Dickerson , Trustee of the Douglas G. Dickerson Revocable Trust dated June 22, 1988, or any successor trustee, as amended - 25 Class A Voting Ownership Interests (2.78%)

Douglas G. Dickerson, Trustee of the Richard C. Dickerson Revocable Trust dated March 5, 1993, or any successor trustee, as amended - 25 Class A Voting Ownership Interests (2.78%)

Lyman B. Dickerson, Trustee, and Charles C. Kline, Independent Trustee of The Lyman Dickerson Irrevocable Trust dated July 1, 1991 - 400 Class B Non-Voting Ownership Interests (44.44%)

Douglas G. Dickerson, Trustee, and Frederick T. Stant, III, Independent Trustee of The Douglas Dickerson Irrevocable Trust dated July 1, 1991 - 200 Class B Non-Voting Ownership Interests (22.22%)

Douglas G. Dickerson, Trustee, and Frederick T. Stant, III, Independent Trustee of The Richard Dickerson Irrevocable Trust dated July 1, 1991 - 200 Class B Non-Voting Ownership Interests (22.22%)


ECOLOCHEM, S.A.R.L.

Lyman B. Dickerson - 524 shares (50%)

Douglas G. Dickerson - 262 shares (25%)

The Estate of Richard C. Dickerson - 262 shares (25%)

                                                                       EXHIBIT B
                                                                       ---------



                            Purchase Price Allocation
                            -------------------------




Ecolochem, Inc.                                                  $  275,249,999

Ecolochem International, Inc.                                    $   50,000,000

Moson Holdings, LLC                                              $    4,000,000

Ecolochem, SARL                                                  $            1

Non-competition Agreements                                       $      750,000
                                                                 --------------
TOTAL                                                            $  330,000,000
                                                                 ==============




                                                COMPANY AMOUNT
                                                --------------
                                  Initial Cash                 Initial Stock
                                  Consideration                Consideration
                                 $  200,000,000             4,905,660 shares (5)
                                 --------------               --------------
Ecolochem, Inc.                  $  165,230,999 (1)(2)(3)          4,151,660

Ecolochem International, Inc.    $   30,019,000 (3)                  754,000 (4)

Moson Holdings, LLC              $    4,000,000 (1)                      -0-

Ecolochem, SARL                  $            1                          -0-

Lyman B. Dickerson
Non-Competition Agreement        $      500,000                          -0-

Doulgas G. Dickerson
Non-Competition Agreement        $      250,000                          -0-
                                 --------------               --------------
TOTAL                            $  200,000,000                    4,905,660

(1) The final valuation of these assets will be determined by appraisal prior to Closing. Any adjustments upward or downward will result in an opposite adjustment to the Initial Cash Consideration allocated to Ecolochem, Inc.

(2) Any adjustments pursuant to Section 1.05 will be allocated to Ecolochem, Inc.

(3) To the extent permitted by Applicable Law relating to Taxes, adjustment pursuant to Section 1.03(a)(viii) and 1.04 will be allocated to Ecolochem, Inc., however, between the date hereof and the Closing, the Sellers shall use all commercially reasonable efforts, and shall work with Purchaser, to reduce or eliminate, using all reasonable tax efficient means, Ecolochem International, Inc.'s Excess Cash deficit noted on Schedule 1 to Exhibit B.

(4) The number of shares comprising the Initial Stock Consideration allocated to Ecolochem International, Inc. shall be subject to adjustment based upon the closing price of Purchaser Common Stock as of the close of business on the trading day immediately preceding the Closing Date as reported on the NYSE (the "Closing Price"). The number of shares shall be increased or decreased as applicable, to a number equal to the quotient derived by dividing $19,981,000 by the Closing Price. Any change in the number of shares allocated to Ecolochem International, Inc. shall be offset by an offsetting adjustment to the number of shares allocated to Ecolochem, Inc.

(5) If, under Section 1.01(a), Purchaser elects to substitute cash for the shares of Common Stock that Seller would otherwise be entitled to receive under this Agreement, before Closing, Sellers will notify Purchaser which Sellers will reduce their share of the Initial Stock Consideration and correspondingly increase their share of the Initial Cash Consideration.

                                                                       EXHIBIT B
                                                                       ---------
                                                                      SCHEDULE 1
                                                                      ----------


                                    ECOLOCHEM

SCHEDULE EXPECTED CLOSING BALANCE SHEET / BOOK VALUE FOR INTERNATIONAL ON A PROFORMA BASIS (using September 30,2003 figures as included in the audited Combined Balance Sheet)


                                               BALANCE SHEET                           PROFORMA
                                               INCLUDED IN    "Excess Cash"  Interco   CLOSING
                                               COMBINED B/S   DEFICIT        Balances  BALANCE SHEET
                                               SEPT. 30, 2003 Sept. 30, 2003 net       SEPT.30, 2003
                                               -------------------------------------------------------
Cash (in effect the agreed upon adjustment
  for Deferred Taxes)                          $      552     $     (552)    $       --     $    1,000
                                                              $    1,000
Short-term investments
Trade accounts receivable                           2,559                                        2,559
Other receivables                                      65                                           65
Inventories                                           576                                          576
Prepaid expenses and other current assets             219                                          219
Intercompany Receivables                              801                          -801
                                               -------------------------------------------------------
   Total current assets                             4,772            448           -801          4,419
                                               -------------------------------------------------------

PP&E at cost                                       36,685                                       36,685
less Accum. Depreciation                          -16,782                                      -16,782
Net PP&E                                           19,903                                       19,903
Deposits                                                1                                            1
Other assets                                           34                                           34
                                               -------------------------------------------------------
   Total assets                                $   24,710     $      448     $     (801)    $   24,357
                                               =======================================================


Notes payable                                  $              $             $               $
Current installments of long-term debt              1,799         -1,799                             0
Accounts payable  (incl state & foreign
  income taxes payable)                               431                                          431
Accrued expenses                                      397            -17                           380
Due to affiliates                                     770                          -770              0
                                               -------------------------------------------------------
             Total current liabilities              3,397         -1,816           -770            811
                                               -------------------------------------------------------

Long-term debt, less current portion                4,895         -4,895                             0
                                               -------------------------------------------------------
Deferred Tax Liability                              1,438                                        1,438

Total Stockholders' Equity                         14,980          7,159            -31         22,108
                                               -------------------------------------------------------
   Total Liabilities and Stockholders' Equity  $   24,710     $      448     $     (801)    $   24,357
                                               =======================================================

                                                                       EXHIBIT C
                                                                       ---------
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT made as of_____________, 2004 (the "Agreement") by and between Ionics, Incorporated, a Massachusetts corporation with principal offices at 65 Grove Street, Watertown, MA 02472 (the "Corporation"), and Lyman B. Dickerson, an individual residing at 280 Leucadendra Drive, Coral Gables, Florida 33156 (the "Employee").

                               W I T N E S S E T H

         WHEREAS, the Corporation desires that the Employee be employed as its Vice President, Water Systems Division (consisting of the operations described below) on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Employee desires to be employed by the Corporation in such capacity, on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Employee has represented and warranted to the Corporation that he has no commitment, obligation or contract of any kind that is inconsistent with his being employed by the Corporation on the terms contained herein; and

         WHEREAS, this Agreement is being entered into in connection with, and its execution and delivery is a condition to the closing of, the sale to the Corporation of all of the outstanding capital stock, equity and membership interests of Ecolochem, Inc., Ecolochem S.A.R.L., Moson Holdings, LLC and Ecolochem International, Inc. (each, an "Ecolochem Entity" and collectively, the "Ecolochem Entities") by the holders thereof, including the Employee (the "Acquisition");

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained in this Agreement, the parties hereby agree as follows:

1. Duties. The Corporation hereby hires and agrees to employ the Employee, and the Employee agrees to be employed by the Corporation, in an executive capacity for the Term (as defined in Section 3(a) below) and on the terms and conditions set forth in this Agreement. During the Employment Term (as defined in Section 3(a) below), the Corporation shall employ the Employee as its Vice President, Water Systems Division (which includes, among other operations, the Ecolochem Entities, their respective subsidiaries and the Corporation's Ultrapure Water and Industrial Water operations), and as such, the Employee shall be the senior executive officer with responsibility for such Division and shall be responsible for managing the integration of the Ecolochem Entities with the Corporation's existing Ultrapure Water operations. During the Employment Term, the Employee shall report directly to, and shall be subject to the direction and control of, the Corporation's Chief Executive Officer, and the Employee shall be primarily based at Miami, Florida, except for reasonably required travel on the Corporation's business. During the Employment Term, the Employee shall devote substantially all of his business time, best efforts, and business judgment, skill, ability, knowledge, and energies to the advancement of the Corporation's best interests in the discharge of his responsibilities hereunder, which shall be the responsibilities commensurate with an executive position in a corporation with securities publicly traded in the United States.

2.       Compensation.

         (a) Base Salary. During the Employment Term, as compensation for the Employee's services hereunder, the Corporation shall pay to the Employee a base salary of $20,833.33 per month (for an annual rate of $250,000), subject to such salary increases as may be granted by the Corporation's Board of Directors (the "Board"). The base salary shall be payable in installments in accordance with the Corporation's regular practices, as such practices may be modified from time to time, but in no event less often than monthly. All payments shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

         (b) Bonus. In addition to his base salary, during the Employment Term, the Employee will be eligible to participate in any bonus program to be established by the Corporation for its senior executive personnel, based upon criteria determined solely by the Board. In order to be eligible to receive any bonus, the Employee must be employed on the date upon which the bonus payment is made.

         (c) Stock Options. Employee shall be eligible to participate in any stock option plans that may be provided by the Corporation to its key employees from time to time, as determined by the Compensation Committee of the Board of Directors.

         (d) Benefits. During the Employment Term, the Employee shall be eligible to participate in all benefit plans of the Corporation, including, without limitation, the Ionics, Incorporated Section 401(k) plan, and group medical, dental, accident, disability, life and other health benefit plans of the Corporation, as may be provided by the Corporation from time to time to the Corporation's executives of comparable status, subject to, and to the extent that, the Employee is eligible under such benefit plans in accordance with their respective terms. The Employee will be entitled to first-class air travel on all air travel taken on behalf of the Corporation in furtherance of his duties as an executive employee. The Corporation will pay for the maintenance of all airline club memberships held by the Employee, to the extent not already provided on a complimentary basis in conjunction with Employee's credit card accounts. Notwithstanding anything in this Agreement to the contrary, The Employee will not be eligible to or permitted to participate in the Corporation's defined benefit pension plan.

         (e) Vacation. The Employee shall be entitled to five weeks of vacation for each calendar year during the Term, at such times as shall be mutually agreed upon by the Corporation and the Employee, and otherwise in accordance with the Corporation's regular practices, as such practices may be modified from time to time.

         (f) Expenses. During the Employment Term, the Employee is authorized to incur reasonable expenses in the performance of his duties hereunder. The Corporation shall reimburse the Employee for all such expenses upon the presentation by the Employee, not less frequently than monthly, of signed, itemized expense reports, together with any receipts or vouchers, in accordance with the Corporation's policies and procedures as adopted and in effect from time to time applicable to its executive officers.

         (g) Indemnity. During the Employment Term and for six years thereafter, the Corporation will provide to the Employee indemnification rights available to its directors and officers generally, including the benefit of such policies of directors' and officers' liability insurance as the Corporation maintains for the benefit of all its directors and officers during such period.

3.       Term and Termination.

         (a) The term of this Agreement shall be for the period commencing on the date hereof and terminating on the date that is two years after the date hereof, unless earlier terminated pursuant to any of the provisions of this
Section 3 (the "Term"). The period commencing on the date hereof and ending on the earlier of (i) the expiration of the Term and (ii) the last day of the Employee's employment with the Corporation, a Ecolochem Entity or any of their respective subsidiaries shall be referred to as the "Employment Term."

         (b) The Corporation may terminate Employee's employment at any time for Cause (as defined below). "Cause" shall mean any of the following: (i) the Employee's dishonesty, malfeasance, disloyalty or breach of fiduciary duties to the Corporation; (ii) the conviction of, or plea of guilty or NOLO CONTENDERE by, the Employee for any felony involving moral turpitude (or for any lesser crime or offense involving the Corporation); (iii) the failure or refusal, except due to incapacity as a result of illness or disability, of the Employee to perform the lawful duties appropriate to his office assigned to him pursuant to this Agreement, provided that such failure or refusal continues uncorrected for a period of 30 days after the Employee shall have received specific written directions in respect thereof from the Chief Executive Officer; or (iv) any breach by the Employee of Section 4 of this Agreement or of the Employer's Agreement With Employee in the form of Exhibit A attached hereto. The Employee's employment shall also terminate immediately upon his death. The Corporation may terminate the Employee's employment upon ten (10) days' prior written notice following a determination by the Board that the Employee has a Permanent Disability (as hereinafter defined); provided, however, that no such termination shall be effective (i) prior to the expiration of the 180-day period following the date the Employee first incurred the condition which is the basis for the Permanent Disability or (ii) if the Employee begins to substantially perform the significant aspects of his regular duties prior to the proposed effective date of such termination. For purposes of this Agreement, "Permanent Disability" shall mean the Employee's inability, by reason of any physical or mental impairment, to substantially perform the significant aspects of his regular duties, as contemplated by this Agreement, which inability is reasonably contemplated to continue for at least one (1) year from its incidence and at least 90 days from the date of such determination. Any question as to the existence, extent, or potentiality of the Employee's Permanent Disability shall be determined by a qualified independent physician selected by the Employee (or, of the Employee is unable to make such selection, by an adult member of the Employee's immediate family) and reasonably acceptable to the Board. If the Employee's employment is terminated due to any of the reasons stated in this
Section 3(b), or if the Employee terminates his employment ((other than for Good Reason (as defined below) within 24 months after a Change in Control (as defined below)), then the Corporation shall have no further obligation to the Employee under this Agreement except for payment pursuant to Section 2 of this Agreement for services theretofore rendered by the Employee and for benefits required to be paid or provided by law and payments of the Employee's normal post-termination benefits in accordance with the Corporation's retirement, insurance and other benefit plans and arrangements.

         (c) If the Corporation terminates this Agreement prior to its expiration for any reason other than any of the reasons stated in Section 3(b), or if the Employee terminates his employment with the Corporation for Good Reason during the Employment Term within 24 months after a Change in Control, then the Employee shall receive (i) a severance benefit equal to (A) the sum equal to eighteen months of his then-current base salary, plus (B) an amount equal to 1.5 times the Employee's target bonus, if any, for the fiscal year in which such termination occurs, and (ii) benefits required to be paid or provided by law and payment of the Employee's normal post-termination benefits in accordance with the Corporation's retirement, insurance and other benefit plans and arrangements, including without limitation thereto the bonus earned for any fiscal year in which such termination occurs or any previous fiscal year but not fully paid at the time of such termination.

         (d) As used herein, the following terms shall have the following respective meanings:

                  (i) A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (A) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; (B) individuals who, as of the date hereof, constitute the Board (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (C) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Corporation's then outstanding securities; or (D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                  (ii) "Good Reason" shall mean, without the Employee's written consent, the occurrence within 24 months after a Change in Control of the Corporation, provided that such occurrence falls within the Employment Term, of any of the following circumstances unless, in the case of paragraphs (A), (C),
(D) or (F), such circumstances are fully corrected prior to the Employee's date of termination specified in the notice of termination given in respect thereof:

                           (A) any significant diminution in the Employee's
position, duties, responsibilities, power, title or office as in effect immediately prior to a Change in Control;

                           (B) any reduction in the Employee's annual base
salary as in effect on the date hereof or as the same may be increased from time to time;

                           (C) the failure of the Corporation to continue in
effect any material compensation or benefit plan in which the Employee participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants, as existed at the time of the Change in Control, or the failure by the Corporation to award cash bonuses to its executives in amounts substantially consistent with past practice in light of the Corporation's financial performance;

                           (D) the failure by the Corporation to continue to
provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Corporation's life insurance, medical, accident, or disability plans in which the Employee was participating at the time of the Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits, or the failure by the Corporation to provide the Employee with the number of paid vacation days to which he is entitled under the terms of this Agreement;

                           (E) any requirement by the Corporation or of any
person in control of the Corporation that the location at which the Employee performs his principal duties for the Corporation be changed to a new location outside a radius of 50 miles from his principal residence at the time of the Change in Control; or

                           (F) the failure of the Corporation to obtain a
satisfactory agreement from any successor to assume and agree to perform this Agreement.

         (e) Except for any right of continuation of benefits coverage to the extent provided by this Agreement or applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the termination of the Employment Term.

         (f) All payments made by the Corporation under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Corporation under any applicable law.

4.       Employee's Obligations.

         (a) Trade Secrets and Confidential Information. The Employee shall hold in confidence and not disclose (other than in the proper performance of his duties as an officer of the Corporation or as required by law, court order, subpoena or similar legal process) at any time (including any time subsequent to the termination of this Agreement) any and all trade secrets, confidential information or proprietary rights made known to him as such by the Corporation, including, without limiting the generality of the foregoing, customer lists; financial information of the Corporation and its customers; customer requirements; product information, formulations and content; new invention disclosures, patent applications, know-how and other proprietary intellectual property; and plans, systems, processes and preparations for the Corporation's current and proposed business activities. The Employee shall return all written or printed materials (whether in the form of reports, memoranda, lists, computer programs or otherwise) and all copies thereof belonging to the Corporation or relating to any aspect of its business upon the termination of this Employment Agreement.

         (b) Non-Competition/Non-Solicit. The Employee acknowledges that as Vice President, Water Systems Division of the Corporation, he will make a significant contribution to the goodwill of its business. The Employee further acknowledges that he will receive a significant economic benefit as a result of his employment by the Corporation hereunder and the sale to the Corporation of the Ecolochem Entities. In consideration thereof, the Employee agrees that during the Employment Term and for a period of five years thereafter, he will not:

                  (i) subject, to Section 4(b)(iii) for a period of five years from the date hereof or, if later, five years from the date Employee is no longer employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (but in no event later than December 31, 2010, unless Employee enters into a new employment agreement with the Corporation or its subsidiaries), Employee shall not engage, anywhere in the world, in any business competitive with any water-related business conducted by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries on the date hereof or on the date Employee ceases to be employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (the "Water-Related Competitive Activities"), including through the ownership of an interest in a business engaged in a Water-Related Competitive Activity or by managing such a business;

                  (ii) subject to Section 4(b)(iii), for a period of two years from the date hereof or, if later, two years from the date Employee is no longer employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (but in no event later than four years from the date hereof, unless Employee enters into a new employment agreement with the Corporation or its subsidiaries) Employee shall not engage, anywhere in the world, in any business competitive with any non-water-related business conducted by the Ecolochem Entities or their subsidiaries or the Corporation and its subsidiaries on the date hereof or on the date Employee ceases to be employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (the "Non-Water-Related Competitive Activities" and collectively with the Water-Related Competitive Activities, the "Competitive Activities"), including through the ownership of an interest in a business engaged in a Non-Water-Related Competitive Activity or by managing such a business.

                  (iii) the covenants in Section 4(b)(i) and (ii) shall not (A) apply to any activities conducted by Employee on behalf of the Corporation or its affiliates (including the Ecolochem Entities and their subsidiaries), (B) be breached as a result of the ownership by Employee of less than 3% of any class of publicly traded equity or debt securities of a person engaged in any Competitive Activity, provided that Employee does not control such person (it being understood that the 3% threshold set forth in this subsection (X) shall not include any securities held by a registered investment company in which Employee participates or (Y) any interest in any person who, after the date of acquisition of such interest, commences any Competitive Activity, provided that Employee does not control such person.

                  (iv) for a period of five years from the date hereof or, if later, five years from the date Employee is no longer employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (but in no event later than December 31, 2010 unless Employee enters into a new employment agreement with the Corporation or its subsidiaries), Employee shall not directly or indirectly (A) recruit or solicit for hire or hire or otherwise engage any employees of the Ecolochem Entities or their subsidiaries or the Corporation or its subsidiaries or any such person who has terminated his/her relationship with the Ecolochem Entities or their subsidiaries or the Corporation or its subsidiaries within six months prior to such action by Employee or (B) encourage or participate in such recruitment, solicitation or hiring.

                  (v) for a period of five years from the date hereof or, if later, five years from the date Employee is no longer employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (but in no event later than December 31, 2010 unless Employee enters into a new employment agreement with the Corporation or its subsidiaries), directly or indirectly, solicit or do business in any capacity that constitutes Water-Related Competitive Activities with any customer of the Ecolochem Entities or their subsidiaries or the Corporation or its subsidiaries.

                  (vi) for a period of two years from the date hereof or, if later, two years from the date Employee is no longer employed by the Ecolochem Entities or their subsidiaries or by the Corporation or its subsidiaries (but in no event later than four years from the date hereof, unless Employee enters into a new employment agreement with the Corporation or its subsidiaries), Employee shall not directly or indirectly, solicit or do business in any capacity that constitutes Non-Water-Related Competitive Activities with any customer of the Ecolochem Entities or their subsidiaries or the Corporation or its subsidiaries.

         (c) Injunctive Relief. The parties hereto agree that (i) irreparable injury will result to the Corporation, its business and property and its shareholders in the event of a breach of the provisions of this Section 4; and
(ii) the remedy which the Corporation may have at law for any breach or threat of breach of the provisions of this Section 4 is inadequate. Therefore, the Employee agrees that in the event of breach or threat of breach of the provisions hereof by the Employee, the Corporation shall be entitled to injunctive relief, specific performance or other equitable relief against the Employee restraining him from such a breach, in addition to any and all remedies of law. The Employee agrees that the provisions contained in this Section 4 shall remain in full force and effect notwithstanding the breach or claimed breach of any other provision hereof by any party hereto.

          (d) Judicial Intervention. If any provision of this Section 4 shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable by law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Employee agrees that if he violates any of the covenants in this Section 4, monetary damages will be inadequate, and the Corporation entitled to injunctive relief and specific performance.

5. Waiver of Breach. The waiver by either party hereto of a breach of any provision of this Agreement by the other party hereto shall not operate as or be construed to be a waiver of any subsequent breach of such other party.

6. Notices. Any notice or other communication required by or which may be given to either party hereunder shall be in writing and shall be deemed given effectively if delivered personally to such party (or the Clerk, in the case of the Corporation) or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the address stated for each party in the first paragraph of this Agreement. Either party may designate a different address by giving notice of change of address in the manner herein provided.

7. Construction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws thereof.

8. Arbitration. Any controversy or claim arising out of or relating to this Agreement or breach thereof (except those for which injunctive or other equitable relief may be sought) shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with the commercial arbitration rules then obtaining of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

9. Entire Agreement. This Agreement, together with the agreements attached hereto as Exhibits, constitutes the entire agreement of the parties hereto relating to the employment of the Employee by the Corporation. This Agreement may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

10. Assignment. This Agreement is a personal contract, and the Employee may not assign any of his rights or delegate any of his duties under this Agreement, but the rights of the Employee hereunder shall inure to the benefit of his heirs, executors, administrators and legal representatives. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation. The Corporation shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

11.      Severability; Survival.

         (a) It is further understood and agreed by the parties hereto that if any of the provisions of this Agreement shall contravene, or be invalid under, the laws of the jurisdiction where invoked, such contravention or invalidity shall not invalidate the whole Agreement, but it shall be construed as it not containing the particular provision or provisions held to be invalid in the said particular jurisdiction, and the rights and obligations of the parities shall be construed and enforced accordingly.

         (b) Sections 4, 5, 6, 7, 8, 9, 11, and 13 of this Agreement shall survive the expiration or earlier termination of this Agreement. In the event any monetary or other obligations are owing to Employee at the time of termination, such obligations shall not terminate.

12.      Miscellaneous.

         (a) The Employee shall sign the Agreement With Employee (dealing with inventions and proprietary information) attached hereto as Exhibit A simultaneously herewith.

         (b) Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute acknowledge and deliver such instruments and documents of further assurance, as may be necessary to carry out the provisions of this Agreement.

13. Consent to Jurisdiction. To the extent any claim or action (i) arising out of or based upon this Agreement; (ii) arising out of or based upon the Employee's employment with the Corporation and/or termination thereof; or (iii) relating to the subject matter hereof, is not subject to mandatory arbitration pursuant to Section 8 above, each of the Corporation and the Employee, by its or his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of Massachusetts and agrees not to commence any such claim or action other than in the above named courts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date hereinabove first set forth.

                                              IONICS, INCORPORATED


                                              By:
                                                  -----------------------------
                                                  Douglas R. Brown
                                                  Chief Executive Officer




                                                  -----------------------------
                                                  Lyman B. Dickerson

                                                                       EXHIBIT A
                                                                       ---------


                             AGREEMENT WITH EMPLOYEE

THIS AGREEMENT is made as of the ______day of __________________between Lyman B. Dickerson (hereinafter called the "Employee") and IONICS, INCORPORATED, a Massachusetts corporation (hereinafter called the "Company").

WHEREAS, the Company and its subsidiaries are engaged throughout the world in the manufacture of products in accordance with secret processes and formulas, and their employees have or may become acquainted with such processes and formulas and the research and developments carried on and may contribute new inventions or improvements on those already existing, or both; and

WHEREAS, Employee has become employed by the Company pursuant to an Employment Agreement of even date herewith (the "Employment Agreement").

NOW, THEREFORE, it is agreed as follows:

1. INTELLECTUAL PROPERTY. (a) Employee will promptly disclose in writing to the Clerk of the Company, or his nominee, all information, observations, data and records arising out of or obtained in the course of his work for the Company, and all those discoveries, inventions, devices, machines, processes, designs, composition of matter and improvements thereon, and any new use of the same, whether patentable or not, as well as patents and patent applications (hereinafter collectively called "inventions") made, conceived, developed or acquired by him, or under which Employee acquired the right to grant licenses or become licensed, whether alone or jointly with others, in connection with his employment by the Company and within a period of one year after termination, for whatever reason, of his employment hereunder, which (i) has arisen or may arise out of or in connection with his employment with the Company, or (ii) relate to any matters pertaining to or useful in connection with any present or contemplated activity or interest of the Company or of any of the affiliated or subsidiary companies of the Company, or (iii) relate to work done by the Company for a client, in each case, with which matters Employee has been or may be in any way connected or about which Employee has obtained knowledge in connection with his employment by the Company. All Employee's title and interest in, to and under all such inventions, licenses and rights to grant licenses shall be the sole and exclusive property of the Company, and Employee hereby assigns and agrees to assign the same to the Company.

     (b) It is the policy of the Company (which, however, assumes no obligation by this paragraph) to transfer or quitclaim to Employee any invention or improvement made or conceived by Employee which the Company deems not then of active interest to it or likely to become so.

     (c) Employee will at any time, whether or not then in the employ of the Company, upon the request of the Company and without further remuneration (except as provided in Section 4 hereof) (a) execute, acknowledge and deliver to the Company any document which the Company shall deem reasonably necessary to effect valid assignments to it of all Employee's right, title and interest in, to and under such inventions, licenses and rights to grant license, (b) execute any document which the Company shall deem reasonably necessary to enable it to file and prosecute applications for letters patent of the United States and any foreign country on such inventions, and
     (c) do all other things (including the giving of evidence in suits, interferences, oppositions, revocations and other proceedings) which the Company shall deem reasonably necessary or reasonably convenient for patenting or prosecuting or asserting patents for any and all such inventions, for the prosecution of applications for the reissue, renewal and extension of such patents, and for the establishing of any fact becoming known to Employee in connection with his employment.

2. CONFIDENTIAL INFORMATION. Employee acknowledges his obligations concerning trade secrets and confidential information set forth at Section 4(a) of the Employment Agreement.

3. GOVERNMENTAL MATTERS. Employee will do all things reasonably necessary for the Company to comply with U.S. Government regulations and with provisions of contracts between the U.S. Government and the Company which relate either to patent rights or to the safeguarding of information pertaining to the defense of the United States.

4. EXPENSES. All expenses incident to any action required by the Company or taken in its behalf pursuant to the terms of this agreement shall be borne by the Company, including a reasonable payment for Employee's time and expenses involved in case Employee is not then in the Company's employ, which payment for Employee's time shall not in any event be less than his salary for a comparable period of time as of the termination of his employment.

5. CONFIDENTIAL INFORMATION OF OTHERS. Employee shall not be requested or required to violate, and Employee agrees to respect, any valid obligations employee now has to prior employers or others relating to proprietary or confidential information and to Employee's inventions and discoveries. Employee has supplied or promptly shall supply to the Company a copy of all written agreements containing any such obligations.

This Agreement of two pages is executed in duplicate as a sealed instrument as of the date first set forth above.



                                                     IONICS, INCORPORATED



                                                     By
                                                       ------------------------



WITNESS:                                             EMPLOYEE:



--------------------------                           --------------------------
                                                     Lyman B. Dickerson

                                                                       EXHIBIT D
                                                                       ---------


================================================================================









                             STOCKHOLDERS AGREEMENT



                                   dated as of

                                  _______, 200_



                                      among



                              IONICS, INCORPORATED


                                       and


                THE INDIVIDUALS AND ENTITIES LISTED ON EXHIBIT A










================================================================================

                  STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of _____, 200_, among Ionics, Incorporated, a Massachusetts corporation (the "Company"), and the individuals and entities listed on Exhibit A attached hereto (each, a "Seller" and collectively, the "Sellers").

                  WHEREAS, the Company and the Sellers are parties to a Stock Purchase Agreement, dated as of November 18, 2003 (the "Purchase Agreement"), pursuant to which, among other things, the Investor Group (as defined below) will acquire shares of Common Stock (as defined below);

                  WHEREAS, the Company and the Sellers wish to make provision relating to the rights and obligations of the parties relating to ownership and disposition of the shares of the Common Stock; and

                  WHEREAS, the Closing (as defined below) is conditioned upon the Company and the Sellers entering into this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

                  SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquisition Shares" means the Common Stock issued to the Sellers at the Closing (including the Common Stock placed into the Escrow Account in accordance with the Purchase Agreement).

                  An "Affiliate" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Company and its subsidiaries shall not be deemed Affiliates of any member of the Investor Group.

                  Any Person shall be deemed to "Beneficially Own" shares of Common Stock that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately. The Investor Group shall be deemed to Beneficially Own all shares of Common Stock held as of the date of measurement in the Escrow Account.

                  "Blackout Period" shall have the meaning ascribed to such term in Section 5.11.

                  "Board" means the board of directors of the Company.

                  "Bona Fide Offer" means any Third Party Bid reasonably capable of being consummated, after taking into account the likelihood of redemption by the Company of any rights to acquire Common Stock issued under the Rights Agreement and of the implementation by the Company of other available anti-takeover defenses and mechanisms.

                  "Change in Control" means (i) the sale, lease or other Transfer to any Person or Persons, in one or a series of related transactions, of any assets of the Company or its subsidiaries having a value in excess of 50% of the book value of the total assets of the Company and its subsidiaries, taken as a whole, as reflected on the then most recent financial statements of the Company filed with the SEC, (ii) any transaction that would result in the Directors who immediately prior to the transaction constituted the Board (together with any new Directors whose election by the Board was approved by the aforementioned Directors) ceasing for any reason to constitute a majority of the Board; or (iii) the acquisition by any Person or Persons (whether by way of merger, consolidation, tender offer, exchange offer or any similar transaction) of Beneficial Ownership in excess of 50% of the Outstanding Shares.

                  "Closing" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Closing Date" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Closing Ownership Percentage" shall mean the percentage of the Outstanding Shares issued to the Investor Group and into the Escrow Account at Closing, after giving effect to such issuance.

                  "Common Stock" shall mean the Common Stock of the Company, par value $1.00 per share.

                  "Company" shall have the meaning ascribed to such term in the recitals.

                  "Competitor List" shall have the meaning ascribed to such term in Section 4.01(b).

                  "Cut-Off Date" shall have the meaning ascribed to such term in
Section 2.04.

                  "Demand Registration Statement" shall have the meaning ascribed to such term in Section 5.02(a).

                  "Director" shall mean a member of the Board.

                  "Escrow Account" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Holders" shall mean the members of the Investor Group who hold Registrable Securities.

                  "Incidental Registration Statement" shall have the meaning ascribed to such term in Section 5.03(a).

                  "Independent Director" means a director who qualifies as independent for purposes of membership on a board of directors of a company (as opposed to committee membership) under the then effective rules and regulations of the NYSE and the SEC.

                  "Investor Directors" means such Persons who are designated in writing by the Investor Group, as such designation may change from time to time, to serve as Directors in accordance with Section 2.01; provided, however, that a Person designated by the Investor Group to serve as an Investor Director shall continue to be an Investor Director for all purposes under this Agreement, and the Investor Group shall not change (or attempt to change) the designation of such Person previously designated as an Investor Director, in each case until such Person is no longer serving as a Director, and any such change (or attempted change) shall be null and void; and further provided that each Investor Director other than Mr. LD must qualify as an Independent Director; and further provided that each Investor Director must (i) not be a director, officer, employee, consultant or material customer of, or material supplier to, any Person listed on the Competitor List, and (ii) in the good faith judgment of the Investor Group, have such credentials and experience as would reasonably be expected of a member of a board of directors of a company with securities listed on the NYSE (Mr. LD is hereby acknowledged to have such credentials and experience).

                  "Investor Group" means the Sellers and any Permitted Transferee to whom Acquisition Shares have been transferred in accordance with this Agreement; provided that any such Permitted Transferee has become a party hereto and has agreed to be bound by the terms hereof.

                  "Investor-Related Party" means a member of the Investor Group and any Affiliate controlled by any member of the Investor Group.

                  "LD Family Group" means (i) Mr. LD, (ii) the spouse, children (whether by birth or adoption) and grandchildren (or other lineal descendants) of Mr. LD, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the Persons specified in clauses (i) or (ii) of this sentence, and (iv) a trust of which Mr. LD is trustee, the beneficiaries of which include only one or more of the Persons specified in clauses (i), (ii) and (iii) of this sentence. For purposes of this Agreement only, neither the LD Family Group nor any member of the LD Family Group shall be deemed to Beneficially Own any Acquisition Shares Beneficially Owned by any Person not specified in the preceding sentence.

                  "Lower Share Total" shall mean the number of shares of Common Stock obtained by multiplying (i) 0.10 and (ii) the Outstanding Shares as of the date of measurement.

                  "Mr. LD" shall mean Lyman B. Dickerson.

                  "Non-Investor Directors" shall mean Directors other than the Investor Directors.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Outstanding Shares" means the aggregate number of issued and outstanding shares of Common Stock as of the date of measurement. The term "Outstanding Shares" shall not include Common Stock that is subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights.

                  "Permitted Transferees" means (i) any member of the Investor Group, (ii) the spouse, children (whether by birth or adoption), grandchildren (or other lineal descendants), aunts, uncles, nieces and nephews of any member of the Investor Group, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any member of the Investor Group and (iv) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general and limited partners of which, include only one or more of the Persons specified in clauses (i), (ii) and (iii) of this sentence.

                  "Person" means any individual, corporation, firm, partnership, limited liability company, joint venture, trust, estate, business association, organization, governmental entity or other entity.

                  "Purchase Agreement" shall have the meaning ascribed to such term in the recitals.

                  "Registration Expenses" shall mean all expenses incurred by the Company arising from the Company's performance of or compliance with Article V, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of one law firm representing holders of Registrable Securities, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company. Registration Expenses shall exclude all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons, all transfer taxes, if any, related to the sale or disposition of Registrable Securities by holders of such Registrable Securities, and the fees and disbursements of more than one law firm representing holders of Registrable Securities.

                  "Registrable Securities" shall mean the Acquisition Shares and any securities that are issued or distributed or are issuable in respect of any Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been sold or distributed pursuant to Rule 144, or (iii) such securities shall cease to be outstanding; provided, however, that Registrable Securities Transferred among the members of the Investor Group shall remain Registrable Securities, regardless of how they are sold or distributed.

                  "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Registration Share Total" shall mean the lesser of (a) [_____] shares of Common Stock, representing 5% of the Outstanding Shares as of the close of business on the day immediately preceding the Closing Date; provided that in the event the Company, by stock split, reverse stock split or combination, changes as a whole the number of Outstanding Shares, the Registration Share Total shall be adjusted proportionately to reflect such event and (b) the number of shares of Common Stock obtained by multiplying (i) 0.05 and (ii) the Outstanding Shares as of the date of measurement.

                  "Release Share Total" shall mean the number of shares of Common Stock obtained by multiplying (i) 0.15 and (ii) the Outstanding Shares as of the date of measurement.

                  "Required Registration Statement" shall mean any Demand Registration Statement or any Shelf Registration Statement, as applicable.

                  "Rights Agreement" means the Renewed Rights Agreement, dated as of August 19, 1997, between the Company and EquiServe Trust Company, N.A. (as successor to BankBoston, N.A.), as amended at any time or from time to time, and any renewal or replacement of such Renewed Rights Agreement or any new, similar agreement adopted or implemented by the Company at any time or from time to time after the date hereof.

                  "Rule 144" means Rule 144 (or any similar provision then in force) under the Securities Act.

                  "SEC" means the Securities and Exchange Commission or any successor governmental entity.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Selling Holder" means a Holder who has requested inclusion of Registrable Securities in a Demand Registration Statement or an Incidental Registration Statement, and each Holder whose Registrable Securities are included in a Shelf Registration Statement, as the case may be.

                  "Selling Period" shall have the meaning ascribed to such term in Section 5.02.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement filed by the Company pursuant to the provisions of
Section 5.01 with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3), that covers some or all of the Registrable Securities, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Spanish Holders" shall mean those certain non-employee optionholders, who have registration rights with respect to no more than 30,000 shares of Common Stock, subject to adjustment for any stock splits, stock dividends and the like.

                  "Standstill Period" shall have the meaning ascribed to such term in Section 3.01(a).

                  "Third Party Bid" means an offer or proposal by any Person or Persons, or any "group" within the meaning of Section 13(d)(3) of the Exchange Act, other than an Investor-Related Party or any such "group" of which an Investor-Related Party is a member or any such "group" or Person of which an Investor-Related Party is an Affiliate or an "associate" (as such term is defined under Rule 12b-2 under the Exchange Act), to acquire (whether by way of purchase, merger, consolidation, tender offer, exchange offer or any similar transaction) in excess of 25% of Outstanding Shares or any assets or group of assets of the Company or its subsidiaries having a book value in excess of 25% of the book value of the total assets of the Company and its subsidiaries, taken as a whole, as reflected on the then most recent financial statements of the Company filed with the SEC.

                  "Total Ownership Amount" means the aggregate number of Outstanding Shares Beneficially Owned by the members of the Investor Group.

                  "Transfer" shall have the meaning ascribed to such term in
Section 4.01(a).

                  "Transfer Restricted Period" shall have the meaning ascribed to such term in Section 4.01(a).

                  "Underwriter" shall have the meaning ascribed to such term in
Section 5.08(a).

                  "Underwritten Offering" shall have the meaning set forth in
Section 5.02(d).

                  "Upper Share Total" shall mean the number of shares of Common Stock obtained by multiplying (i) 0.15 and (ii) the Outstanding Shares as of the date of measurement.

                                   ARTICLE II

                              Corporate Governance
                              --------------------

                  SECTION 2.01. Board of Directors. (a) Prior to the Closing, and as a condition to the Closing, the size of the Board shall be increased such that the Board shall consist of no more than 12 Directors. Unless otherwise required by the Massachusetts Business Corporation Law, for so long as the Investor Group is entitled to designate any Investor Director pursuant to this
Section 2.01, the Board shall not consist of more than 12 Directors or be classified into less than three classes, with each class holding office for a term of three years.

                  (b) As a condition to the Closing, and effective as of the Closing, the Company shall cause the Investor Directors set forth on Schedule I attached hereto (which such Investor Directors shall be Mr. LD and one other Investor Director) to be appointed to the Board as Directors, each to serve in a different class of Director; provided that Mr. LD shall be appointed to that class of Director which term of office expires the furthest length of time from the Closing and the other Investor Director set forth on such Schedule I shall be appointed to that class of Director which term of office expires the next furthest length of time from the Closing. For so long as the Investor Group is entitled to designate at least one Investor Director to serve as Director under this Agreement, that Investor Director shall be Mr. LD.

                  (c) (i) For so long as the Total Ownership Amount continuously equals or exceeds the Upper Share Total from and after the date hereof, the Investor Group shall be entitled to designate up to two Investor Directors to serve as Directors. For so long as the Total Ownership Amount is less than the Upper Share Total but continuously equals or exceeds the Lower Share Total from and after the date hereof, the Investor Group shall be entitled to designate up to one Investor Director to serve as a Director. If, during the period commencing on the date hereof and ending on the fourth anniversary of the date hereof, the Total Ownership Amount is less than the Lower Share Total but the LD

Family Group continuously Beneficially Owns from and after the date hereof at least 75% of the Acquisition Shares Beneficially Owned by the LD Family Group on the date hereof (after giving effect to the Closing), the Investor Group shall be entitled to designate Mr. LD (but no other person) as an Investor Director to serve as a Director. Subject to the foregoing sentence, if at any time the Total Ownership Amount is less than the Lower Share Total, the Investor Group shall not be entitled to designate any Investor Director to serve as a Director and, effective as of the first time the Total Ownership Amount is less than the Lower Share Total, the Investor Group's rights under this Section 2.01 and Sections
2.02 shall terminate.

                  (ii) If an Investor Director dies, resigns from the Board (other than pursuant to Section 2.03) or is removed from the Board or disqualified from serving on the Board in accordance with applicable law or the Company's articles of organization or by-laws, a new Investor Director may be designated by the Investor Group to fill the vacancy created by the death, resignation, disqualification or removal of such Investor Director, if at the time of such designation, after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), and the Company shall use its best efforts to cause such new Investor Director so designated to be appointed to the Board to fill such vacancy. Subject to the maximum number of Directors permitted by the by-laws and articles of organization of the Company and this Agreement, if any Investor Director included in the slate of nominees recommended by the Board for election at a meeting of the stockholders of the Company is not elected to be a Director at such meeting, and if at the time of the designation referred to later in this sentence, after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), the Company shall use its best efforts to cause the number of directorships on the Board to be increased by one or two, if necessary, and shall use its best efforts to cause a new Investor Director designated by the Investor Group in accordance with the provisions of this Section 2.01(c) (who shall not be the Investor Director who failed to be so elected) or, in the case of Mr. LD (unless such appointment would not be permitted under the then applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation), Mr. LD, to be appointed to the Board to fill the vacancy created by such increase in directorships. If the by-laws or articles of organization of the Company then in effect would not permit the increase in the number of directorships contemplated by the foregoing sentence, the Company shall use its best efforts to cause the by-laws or articles of organization of the Company, as the case may be, to be amended to permit such increase. If, at the time the Company commences soliciting proxies for, or puts a slate of nominees up for election as Directors at, the next meeting of the Company's stockholders at which Directors are to be elected after there occurs or is created a vacancy contemplated by either of the first two sentences of this Section 2.01(c)(ii), (A) after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), and

(B) the Board has failed to appoint as a Director an Investor Director designated by the Investor Group pursuant to either of the first two sentences of this Section 2.01(c)(ii) to fill a then-existing vacancy on the Board, despite the Company's obligation to use its best efforts to cause an Investor Director to be so appointed to the Board, the Investor Group may designate in writing, in advance of the time the Company commences soliciting proxies for such meeting, an Investor Director to be included in the slate of nominees recommended by the Board for election as Directors at such meeting in lieu of requiring the Board to appoint an Investor Director to fill such vacancy.

                  (iii) If (A) the class of Directors in which an Investor Director is serving is to stand for election at the next meeting of the Company's stockholders and (B) after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), an Investor Director (to be designated in writing in advance of the time the Company commences soliciting proxies for such meeting by the Investor Group) shall be included in the slate of nominees recommended by the Board for election (which such inclusion in such slate shall be in addition to the inclusion of an Investor Director in the slate of nominees contemplated by the last sentence of
Section 2.01(c)(ii)).

                  (d) At any time the slate of nominees recommended by the Board for election as Directors includes any Investor Director, the Company shall use its best efforts to secure the election of such Investor Director to the Board, including by active solicitation of proxies and contesting any proxy contest, provided that such proxy contest is being waged by a Person other than an Investor-Related Party or any "group" within the meaning of Section 13(d)(3) of the Exchange Act of which an Investor-Related Party is a member. The Company shall not include in any slate of nominees recommended by the Board for election as Directors at a meeting of the Company's stockholders any more nominees than there are directorships on the Board that are subject to election at such meeting.

                  (e) As a condition to an Investor Director's ability to stand for election, such Investor Director shall provide to the Company in a timely manner all information required by Regulation 14A and Schedule 14A under the Exchange Act as the Company may reasonably request with respect to such Investor Director in a timely manner.

                  (f) If, for any reason, any Investor Director nominated for election at a meeting of the stockholders called therefor is not so elected to the Board by the stockholders of the Company, then the Company shall (i) exercise all authority under applicable law to cause a Person designated by the Investor Group who would otherwise qualify as an Investor Director (an "Investor Group Observer") to attend all Board meetings and to the extent contemplated by
Section 2.02 all committees thereof as an observer; (ii) provide such Investor Group Observer advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board, provided that if the Investor Group Observer attends any such meeting, such Investor Group Observer will be deemed to have had proper notice thereof (or such committee thereof); (iii) provide such Investor Group Observer with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to the Board (or such committee thereof) and shall permit such Investor Group Observer to have the same access to information concerning the business and operations of the Company as such Investor Group Observer would have had as an Investor Director; and (iv) on a basis consistent with the members of the Board (or such committee thereof), permit such Investor Group Observer to discuss the affairs, finances and accounts of the Company with the Board (or such committee thereof), and to make proposals and furnish advice to the Board (or such committee thereof) with respect thereto, without voting. As a condition precedent to any Person serving as an Investor Group Observer, such Person shall enter into a written agreement with the Company specifying that such Person shall be bound by the same duties of confidentiality, good faith and loyalty as if such Investor Group Observer were a Director, and containing provisions regarding non-disclosure and restrictions on use of confidential information (which such provisions may be perpetual), and provisions regarding non-competition and non-solicitation and prohibiting such Person from pursuing the Company's corporate opportunities (which such provisions shall be no more restrictive than similar obligations imposed on a Director by virtue of service on the Board), which agreement shall be in form and substance reasonably acceptable to the Company and the Investor Group. Neither any failure by the Company, the Board, or the agents thereof, to provide notice to an Investor Group Observer of a meeting of the Board pursuant to the foregoing provisions, nor any failure by an Investor Group Observer to attend any such meeting, shall in any way affect the authority of the Board to hold such meeting or the legitimacy of any actions taken by the Board at such meeting.

                  SECTION 2.02. Committee Membership. For so long as the Investor Group is entitled to designate at least one Investor Director for election to the Board under this Agreement, each committee of the Board shall consist of at least one Investor Director; provided, however, that if no Investor Director is eligible for membership on any given committee of the Board under then applicable listing and corporate governance standards of the NYSE or any applicable law, rule or regulation, then such committee of the Board shall include an Investor Director only when so permitted by the listing and corporate governance standards of the NYSE and any applicable law, rule or regulation; provided, further, that the Company shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Investor Director designated by the Investor Group on such committee, including, without limitation, by causing an increase in the number of Directors on such committee. To the extent that no Investor Director is eligible for membership on a committee of the Board, the Investor Group shall be entitled to designate an Investor Group Observer to attend and observe the meetings of such committee, provided that (i) the observation is not prohibited by applicable listing or corporate governance standards of the NYSE, or any applicable law, rule or regulation, and (ii) that such Investor Group Observer would otherwise satisfy all of the eligibility requirements for service on such committee applicable to the Directors in accordance with the applicable listing and corporate governance standards of the NYSE and any applicable law, rule or regulation. Subject to the foregoing, the Company shall take appropriate action, effective as of immediately after the Closing Date, to allow for the appointment of the Investor Director set forth on Schedule I attached hereto to the Board committees set forth opposite such Investor Director's name on Schedule I.

                  SECTION 2.03. Resignations. If, at any time the Company notifies the Investor Group in writing (supported by adequate detail as to its calculation) that the Total Ownership Amount is less than the minimum level required under Section 2.01(c)(i) to designate the number of Investor Directors then serving on the Board, the Investor Group shall cause, within three (3) business days thereafter, that number of Investor Directors (the identity of such Directors to be selected by the Investor Group) to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Directors that the Investor Group would have been entitled to designate in accordance with Section 2.01(c)(i); provided that if Mr. LD is then sitting on the Board, all Investor Directors other than Mr. LD shall have resigned before Mr. LD resigns pursuant to this Section 2.03. As a condition to an Investor Director's nomination for membership on the Board or election as a Director (whichever comes first), and in support of the provisions of this Section 2.03, such Investor Director shall furnish the Company with his or her written resignation from the Board, effective upon the Company's acceptance thereof, in the event that such Investor Director does not so resign in accordance with the foregoing provisions of this Section 2.03.

                  SECTION 2.04. Voting of Shares. Until the earliest of (a) the first anniversary of the Closing Date, (b) the date the Total Ownership Amount is less than the Release Share Total and (c) the date when the Investor Group no longer has the right to designate any Investor Directors, or relinquishes the right to designate all Investor Directors (the earliest of such dates, the "Cut-Off Date"), each member of the Investor Group will vote, or grant a proxy to the Company or its authorized designee to vote, all shares of Common Stock Beneficially Owned by such Person as to any matter presented to the stockholders of the Company in the same proportion as the votes cast by or on behalf of the holders of the Common Stock other than the members of the Investor Group on such matter; provided, that the members of the Investor Group may vote in any manner they choose in any election of the Investor Directors.

                  SECTION 2.05. Restrictions on Company Action; Bylaws. Except as required by applicable law, rule or regulation or the applicable listing or corporate governance standards of the NYSE, the Company shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action that would conflict with the terms of this Agreement. The Company and each member of the Investor Group shall each take or cause to be taken all lawful action necessary to ensure at all times that the Company's articles of organization and by-laws or any other agreement are not at any time inconsistent with the provisions of this Agreement.

                  SECTION 2.06. Certain Protective Provisions. From the date hereof until the earlier of (x) the date on which the Standstill Period ends and
(y) the date on which the members of the Investor Group are released from the provisions of Section 3.01 in accordance with this Agreement, the Company shall not (i) amend the Rights Agreement in a manner, or adopt, enter into or implement any Rights Agreement, that would restrict the ability of the members of the Investor Group from acquiring "Beneficial Ownership" (as defined in the Rights Agreement) of up to the number of shares of "Common Stock" (as defined in the Rights Agreement) that the members of the Investor Group are permitted to acquire under the Rights Agreement without becoming an "Acquiring Person" (as defined in the Rights Agreement) under the Rights Agreement as in effect on the date of the Purchase Agreement; and (ii) except in connection with any Rights Agreement (which shall be governed by clause (i) of this sentence and not this clause (ii)), enter into, amend or modify any contract, instrument or agreement, or issue any debt or equity securities, that would limit, in a manner materially adverse to, and materially disproportionate to, the members of the Investor Group compared to holders of shares of Common Stock generally (or holders of securities issued in respect of shares of Common Stock generally), the ability of the members of the Investor Group to (A) own or maintain ownership of a specified number or percentage of shares of Common Stock or (B) vote their shares of Common Stock, unless such contract, instrument, agreement or debt or equity securities permits the members of the Investor Group to continue owning and voting (1) the same number or percentage of shares of Common Stock held by the members of the Investor Group from and after the time of such entry into, amendment, modification or issuance to the same extent that the members of the Investor Group could do so before such entry into, amendment, modification or issuance and (2) any additional shares of Common Stock that members of the Investor Group may acquire Beneficial Ownership of, without violating any provision of this Agreement and without becoming an "Acquiring Person" (as defined in the Rights Agreement) under the Rights Agreement as in effect at the applicable time. The Company shall take all action necessary to exempt any Transfer to any Seller made in accordance with this Agreement, or any acquisition of Beneficial Ownership of shares of Common Stock that Sellers may acquire without violating any provision of this Agreement and without becoming an "Acquiring Person" (as defined in the Rights Agreement) under the Rights Agreement as in effect at the applicable time, from the provisions of Chapters 110C and 110F under the Massachusetts Corporation-Related Laws (or any successor statutes to such Chapters).

                  SECTION 2.07. Chairmanship. Mr. LD shall have the right, should he so desire, to be appointed as Chairman of the Board for each of the two years following the effective date of Mr. LD's resignation as an employee of the Company if either (i) Arthur L. Goldstein no longer serves as Chairman of the Board at such time or (ii) such resignation occurs at any time following the second anniversary of the date hereof, subject to the action of the Board to appoint Mr. LD to that position (and the Company shall use its best efforts to obtain such appointment unless such appointment is prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation). Mr. LD shall have the right to continue to serve as Chairman of the Board for each year during such two-year period following the effective date of his resignation as an employee of the Company, subject to (a) the action of the Board continuing him in such position (and the Company shall use its best efforts to continue such appointment unless such continuation is prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation) and (b) Mr. LD then being a Director. Notwithstanding the foregoing, Mr. LD shall have no right to be Chairman of the Board at any time after the LD Family Group ceases to Beneficially Own at least 75% of the Acquisition Shares Beneficially Owned by the LD Family Group on the date hereof (after giving effect to the Closing). To exercise his rights under this Section 2.07, Mr. LD must provide the Board and the Company written notice thereof, and the Board shall have a reasonable time to act on such notice, but in any event shall so act no later than 120 days after the Company's receipt of such notice.

                                   ARTICLE III

                                   Standstill
                                   ----------

                  SECTION 3.01. Standstill. (a) Except as otherwise provided in this Agreement, from the date hereof until the earlier of (x) the fifth anniversary of the date of the Purchase Agreement and (y) the date the Total Ownership Amount is less than the Release Share Total (the "Standstill Period"), without the prior approval of a majority of the Non-Investor Directors, no Investor-Related Party shall, directly or indirectly, (i) acquire voting securities of the Company that would result in the Investor Group Beneficially Owning, in the aggregate, a percentage of the Outstanding Shares in excess of the sum of (A) the Closing Ownership Percentage plus (B) 1% (excluding any changes to ownership resulting solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company), (ii) make, solicit, initiate, encourage or participate in any offer or proposal that would reasonably be expected to result in a Change of Control or, if made by a Person other than an Investor-Related Party or a group of which an Investor-Related Party is a member, to constitute a Third Party Bid,
(iii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act), other than for the benefit of the Investor Directors, if and to the extent the Investor Group is entitled to designate any Investor Directors hereunder, or the other Director nominees of the Board, (iv) become part of a "group" (other than a group that includes only members of the Investor Group) that would be required to file a
Schedule 13D with the SEC disclosing an intention to change or influence the control of the Company, or (v) grant any proxies, transfer shares to any voting trust or enter into any voting agreement (other than (x) among the members of the Investor Group, (y) pursuant to this Agreement or (z) in respect of proxies voting in favor of a slate of Directors nominated by the Board). Notwithstanding the foregoing, any member of the Investor Group may propose, or engage in discussions with the Board regarding, (I) a possible Change of Control transaction involving the Investor Group or (II) a possible acquisition involving members of the Investor Group of the securities or assets of the Company or its subsidiaries, provided that such discussions are not, and shall not be, publicly disclosed by any member of the Investor Group or any other Investor-Related Party or any of their respective respresentatives and would not in the written opinion of counsel to the Company reasonably satisfactory to the Investor Group (it being agreed and acknowledged that Testa, Hurwitz & Thibeault, LLP is satisfactory counsel) be required by applicable law to be publicly disclosed.

                  (b) Nothing in this Section 3.01 shall (i) prohibit or restrict any member of the Investor Group from responding to any inquiries from any stockholders of the Company as to such Person's intention with respect to the voting of any Common Stock Beneficially Owned by such Person, (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof, (iii) prohibit any member of the Investor Group from acquiring securities of the Company issued by way of conversion, dividend, stock split or other distribution or exchange, recapitalization or reclassification or similar transaction in respect of securities which such member of the Investor Group is permitted to Beneficially Own under this Agreement, or (iv) except as provided in Section 2.04, restrict the ability of the members of the Investor Group from voting for or against or abstaining from any vote in connection with any Change in Control transaction or Third Party Bid, (v) prevent the members of the Investor Group from selling their Acquisition Shares or (vi) prohibit any member of the Investor Group from complying with applicable law.

                  (c) Each member of the Investor Group shall be fully released from the provisions of this Section 3.01 in the event that (i) the Board fails to appoint Mr. LD as Chairman of the Board at any time that Mr. LD has the right to, and has exercised his right to, be so appointed by the Board in accordance with Section 2.07 and such appointment is not prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, (ii) at any time during the two-year period after the date hereof, an Investor Director then serving on the Board dies, resigns (other than as required by Section 2.03) or is removed or disqualified and the Board fails to appoint to the Board any Investor Director designated by the Investor Group to be so appointed by the Board in accordance with Section 2.01(c)(ii) as successor to such Investor Director and such appointment is not prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, or (iii) the Board fails to appoint Mr. LD to the Board as an Investor Director in accordance with Section 2.01(b) and maintain Mr. LD on the Board as an Investor Director in accordance with the applicable provisions of Sections 2.01 and 2.03 at any time during the three-year period after the date hereof (other than as a result of Mr. LD's death or resignation or the prohibition, by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, of Mr. LD's appointment to or continuation of service on the Board as an Investor Director).

                  SECTION 3.02. Right to Participate in Sale; Certain Releases from Standstill. (a) Notwithstanding the provisions of Section 3.01, during the Standstill Period, the Company shall provide each member of the Investor Group with the opportunity to participate in any bidding process sponsored by the Company or its representatives in connection with any transaction which could result in a Change in Control or constitute a Third Party Bid. In connection therewith, the Company shall (i) notify a designated representative of the Investor Group promptly of (but no later than five (5) business days after) (A) its receipt of any offer or proposal relating to a Change in Control transaction or a Third Party Bid and (B) the Company or its representatives soliciting, initiating or encouraging any offer or proposal relating to a Change in Control transaction or a Third Party Bid, (ii) promptly upon request provide the Investor Group detail as to the status of any such bidding process or any negotiations or discussions with any other Person in connection with a Change in Control or a Third Party Bid (except that the Company shall not be required to provide any member of the Investor Group any information as to the identity of, or the terms and conditions (including price) being discussed with or offered by, any other Person), (iii) provide the members of the Investor Group the opportunity to participate in any bidding process relating to such transaction on terms no less favorable than those applicable to any other potential bidder and (iv) provide members of the Investor Group access and information relating to such transaction on a basis no less favorable than the access and information provided to any other potential bidder.

                  (b) Each member of the Investor Group shall be fully released from the provisions of Section 3.01 in the event that any Person (other than any Investor-Related Party) publicly proposes a Third Party Bid and either (i) such Third Party Bid constitutes a Bona Fide Offer or (ii) the Company takes substantive action in respect of, or in response to, such Third Party Bid and that action does not require the approval of the Company's stockholders (e.g., the sale of significant assets).

                                   ARTICLE IV

                              Transfer Restrictions
                              ---------------------

                  SECTION 4.01. Restrictions. (a) During the six months following the Closing (the "Transfer Restricted Period"), no member of the Investor Group may sell, dispose, convey or otherwise transfer (collectively, "Transfer") any of the Acquisition Shares if, following the consummation of such Transfer, the Investor Group would Beneficially Own less than 90% of the Acquisition Shares; provided, however, that any member of the Investor Group shall have the right to Transfer Acquisition Shares to any Permitted Transferee; provided, further, that, as a condition to any such Transfer to a Permitted Transferee, such Permitted Transferee shall become a party hereto and agree to be bound by the terms hereof as if such Permitted Transferee were a member of the Investor Group. Subject to Section 4.01(b), after the Transfer Restricted Period, the members of the Investor Group shall not be restricted under this
Section 4.01 from Transferring any Acquisition Shares.

                  (b) For so long as the Total Ownership Amount equals or exceeds the Release Share Total, no member of the Investor Group shall, without the prior written approval of a majority of the Non-Investor Directors, knowingly Transfer any Acquisition Shares to any Person set forth on Schedule II hereto (the "Competitor List"). The Board may, no more than once during any six-month period, replace up to two of the Persons included on the Competitor List with two other Persons; provided, however, that no Person may be included in the Competitor List unless the Board (by majority vote of the Non-Investor Directors) reasonably determines that such Person is a competitor of the Company and its subsidiaries in a significant business line of the Company and its subsidiaries. At no time shall the number of Persons included on the Competitor List exceed eight.

                  (c) Notwithstanding anything in this Agreement to the contrary, any member of the Investor Group may Transfer shares of Common Stock pursuant to (i) any merger, consolidation or other transaction which has been approved by the Board and the stockholders of the Company or (ii) any tender offer or exchange offer (A) constituting a Bona Fide Offer, regardless whether such offer has been approved by the Board or (B) made by the Company.

                  (d) All Transfers of Acquisition Shares by the Investor Group shall be made (i) in accordance with Rule 144, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in a transaction exempt from the registration requirements of the Securities Act or (iv) in a Third Party Bid if and to the extent permitted under Section 4.01(c).

                  SECTION 4.02. Legends. (a) Except as set forth in Section 4.02(b), during the term of this Agreement, all certificates representing Acquisition Shares Beneficially Owned by the Investor Group shall bear an appropriate restrictive legend indicating that such Acquisition Shares are subject to restrictions pursuant to this Agreement and that such shares were not issued pursuant to a public offering registered pursuant to the Securities Act.

                  (b) Prior to any Transfer or proposed Transfer of Beneficial Ownership by any members of the Investor Group of any Acquisition Shares to any Person (other than pursuant to Article V), such member shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed and acknowledged that Williams Mullen is satisfactory counsel) to the effect that the proposed Transfer may be effected pursuant to a then-effective Registration Statement or without registration under the Securities Act and any applicable state securities laws, whereupon, subject to the provisions of Section 4.01, such member shall be entitled to Transfer such stock in accordance with the terms of its notice. Each certificate for Acquisition Shares transferred as above provided shall bear the legends provided in Section 4.02(a), except that such certificate shall not bear such legends as they relate to the Securities Act if (i) such transfer is made under an effective Registration Statement or in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

                                   ARTICLE V

                               Registration Rights
                               -------------------

                  SECTION 5.01. Shelf Registration Statement. (a) On or before the Closing Date, the Company shall use its commercially reasonable efforts to register all of the Registrable Securities by filing with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the

Closing; provided, however, that if having the Shelf Registration Statement filed or declared effective as of the Closing will cause the issuance of the Acquisition Securities to the Investor Group at Closing to fail to meet an applicable exemption from the registration requirements of the Securities Act, the Shelf Registration Statement may be declared effective under the Securities Act no later than 10 days following the Closing (if the condition to the Closing under the Purchase Agreement relating to such Shelf Registration Statement has been waived). The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective during the period from the date a Shelf Registration Statement is declared effective by the SEC until the first date on which (i) the Total Ownership Amount is less than the Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k) (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, any state securities or "blue sky" laws, or any other rules and regulations thereunder). No Person other than the Holders and the Spanish Holders shall be entitled to have included in the Shelf Registration Statement any shares of Common Stock.

                  (b) A Shelf Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC.

                  (c) If at any time or from time to time any Holder desires to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, the underwriters, including the managing underwriter, shall be selected by the Holders and shall be reasonably acceptable to the Company (it being acknowledged and agreed that each of Goldman Sachs & Co. and Needham & Co. is an acceptable managing underwriter).

                  (d) The Company's obligations under this Section 5.01 shall terminate after the first date on which (i) the Total Ownership Amount is less than Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

                  SECTION 5.02. Demand Registration. (a) If (i) for any reason, during any period when the Shelf Registration Statement is required under
Section 5.01 to be effective, the Company is not qualified under the Securities

Act to maintain the effectiveness of the Shelf Registration Statement or fails to do so, or (ii) during the period between the termination of the Company's obligations under Section 5.01 and the termination of the Company's obligations under this Section 5.02 (any such period, a "Demand Period"), then at any time during a Demand Period, Holders of not less than 25% of the Registrable Securities may make a written request to the Company (which request shall specify the Registrable Securities intended to be disposed of by such Persons and the intended method of distribution thereof) that the Company register any and all of the Registrable Securities requested to be so registered by filing with the SEC a Registration Statement covering such Registrable Securities (a "Demand Registration Statement"). Upon the receipt of such a request, the Company shall promptly notify all Holders from whom notice has not been received, and such Holders shall then be entitled within 10 days thereafter to request the Company to include in such Demand Registration Statement all or any portion of their Registrable Securities. Promptly following the expiration of such 10-day period, and provided the Company is then in a Demand Period, the Company shall cause to be filed a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request, and shall use its commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective for the underwriters or Selling Holders, as applicable, to sell all the Registrable Securities covered by such Demand Registration Statement, but in any event a period of no more than 150 days following the date on which such Demand Registration Statement is declared effective (the "Selling Period") or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or "blue sky" laws, or any other rules and regulations thereunder). The Company shall not be required to cause to be effective more than two Demand Registration Statements pursuant to this Section 5.02. In no event shall the Company grant any "incidental" or "piggyback" registration rights to any Person other than the Holders in connection with the filing of a Demand Registration Statement relating to an underwritten sale of the securities to be so registered, and other than Spanish Holders.

                  (b) Subject to the provisions of Section 5.02(e), a Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Selling Holder), the Selling Period shall be extended by that number of days during which such stop order, injunction or other order or requirement remains in effect or is not reversed, vacated, waived or otherwise lifted.

                  (c) If at any time or from time to time any Selling Holder desires to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the underwriters, including the managing underwriter, shall be selected by the Selling Holders and shall be reasonably acceptable to the Company (it being acknowledged and agreed that each of Goldman Sachs & Co. and Needham & Co. is an acceptable managing underwriter).

                  (d) If a registration pursuant to this Section 5.02 involves an underwritten offering of the securities being registered (an "Underwritten Offering"), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Selling Holders that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in such offering; provided, however, that (i) any securities requested by any parties other than the Spanish Holders to be included in such registration shall be excluded from such registration before any Registrable Securities may be so excluded, and (ii) the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in such offering shall be allocated pro rata among the Selling Holders on the basis of the number of Registrable Securities requested to be registered by all Selling Holders.

                  (e) The Selling Holders, at any time prior to the effective date of a Demand Registration Statement, may revoke the Demand Registration Statement, without liability to any Holder except as may be provided under this
Section 5.02(e), by providing a written notice to the Company revoking such request. Notwithstanding the provisions of Section 5.02(b), any Demand Registration Statement revoked by Selling Holders (whether before or after such Demand Registration Statement has been declared effective) shall be deemed to have been "effective" for purposes of this Agreement unless (i) such revocation was made by the Selling Holders due to adverse, material non-public information about the Company of which none of the Selling Holders were aware at the time of initiating the request for such Demand Registration Statement, or (ii) the Selling Holders, within 30 days of such revocation, reimburse the Company for all Registration Expenses incurred by the Company in connection with the Demand Registration Statement so revoked.

                  (f) The Company's obligations under this Section 5.02 shall terminate after the first date on which (i) the Total Ownership Amount is less than the Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 (other than in situations in which the only reason no member of the Investor Group is such an "affiliate" is the Company's breach of its obligations under Section 2.01) and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

                  SECTION 5.03. Incidental Registration. (a) If (x) for any reason the Company is not qualified under the Securities Act to maintain an effective Shelf Registration Statement or fails, if so required pursuant to
Section 5.01, to do so, or (y) during the period between the termination of the Company's obligations under Section 5.01 and the termination of the Company's obligations under this Section 5.03, and the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account or for the account of any other Person, other than pursuant to Section 5.02, (other than (i) any Registration Statement relating to any employee benefit or similar plan or any dividend reinvestment plan, (ii) pursuant to a Registration Statement filed in connection with an exchange offer or (iii) in connection with a transaction subject to Rule 145 under the Securities Act) the Company shall, if at such time the Shelf Registration Statement is not effective, give written notice to each Holder at least 10 days prior to the initial filing of a Registration Statement with the SEC pertaining thereto (an "Incidental Registration Statement") informing such Holder of its intent to file such Incidental Registration Statement and of such Holder's rights under this Section
5.03 to request the registration of the Registrable Securities held by such Holder. Upon the written request of any Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by such Holder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

                  (b) If a registration pursuant to this Section 5.03 involves an Underwritten Offering and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Selling Holders that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to include in such required registration: first, all the securities initially proposed to be sold pursuant to such Incidental Registration Statement by the Company (in the case of a primary offering by the Company), and second, the amount of Registrable Securities and other securities requested to be included in such registration that the Company is so advised can be sold in such offering, allocated pro rata among the Selling Holders and other security holders of the Company requesting such registration on the basis of the number of Registrable Securities and other securities requested to be included by all Selling Holders and other security holders.

                  (c) The Company may, at any time prior to the effective date of an Incidental Registration Statement, revoke such Incidental Registration Statement without liability to any Holder, by providing a written notice of such revocation to the Selling Holders.

                  (d) The Company's obligations under this Section 5.03 shall terminate after the first date on which (i) the Total Ownership Amount is less than Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 (other than in situations in which the only reason no member of the Investor Group is such an "affiliate" is the Company's breach of its obligations under
Section 2.01) and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

                  SECTION 5.04. Registration Expenses. The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 5.01, 5.02 and 5.03. Each Holder selling Registrable Securities pursuant to any Required Registration Statement or any Incidental Registration Statement shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons, transfer taxes, if any, and all fees and disbursements of legal counsel not included as Registration Expenses hereunder, related to the sale or disposition of such Registrable Securities in proportions to the amount of such Holder's shares of Common Stock included in any Required Registration Statement or any Incidental Registration Statement.

                  SECTION 5.05. Restrictions on Public Sale by Holders of Registrable Securities. If requested by the underwriter or managing underwriter in any Underwritten Offering (by the Company or any other Person) of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock, each Holder shall agree not to effect any public sale or distribution of Common Stock during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with Underwritten Offering.

                  SECTION 5.06. Registration Procedures. In connection with the obligations of the Company pursuant to Sections 5.01, 5.02 and 5.03, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration under the Securities Act of the Registrable Securities entitled to be included in such registration in order to permit the sale of such Registrable Securities (in accordance with their intended method or methods of distribution, in the case of a Required Registration Statement), and the Company shall:

                  (a) (i) prepare and file a Registration Statement with the SEC (within the time period specified in Section 5.01 or 5.02, as applicable, in the case of a Required Registration Statement) which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Required Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 5.01 or 5.02, as applicable, in the case of a Required Registration Statement, and (iii) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement
(x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (b) in the case of a Required Registration Statement, and subject to Section 5.06(j), prepare and file with the SEC such amendments and post-effective amendments to each such Required Registration Statement as may be necessary to keep such Required Registration Statement effective for the applicable required period set forth herein with respect thereto; cause each prospectus forming part of such Required Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Required Registration Statement during the applicable required period in accordance with the intended method or methods of distribution by the Selling Holders, as set forth in such Registration Statement;

                  (c) furnish to each Selling Holder and to each underwriter of an Underwritten Offering of Registrable Securities covered by such Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and subject to the Selling Holders' compliance with the provisions of Section 5.07(b), the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such Selling Holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

                  (d) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each underwriter, if any, or any Selling Holder shall reasonably request;
(ii) use its commercially reasonable efforts to cause such registration or qualification to remain effective during the period such Registration Statement is required to be kept effective (in the case of a Required Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary to enable each such underwriter, if any, and Selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

                  (e) advise each Selling Holder promptly, and, if requested by such Selling Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) during the period during which the Company is required hereunder to keep a Registration Statement effective, of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose,
(iii) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required hereunder to be effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (f) furnish counsel for each underwriter, if any, and for each Selling Holder copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information;

                  (g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

                  (h) upon request, furnish to the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Selling Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (i) cooperate with each Selling Holder and the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Selling Holder or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

                  (j) upon the occurrence of any event contemplated by Section 5.06(e)(iv), during the period in which a Registration Statement is required hereunder to be kept in effect, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (k) in the case of an Underwritten Offering, enter into underwriting agreements in customary form, (including provisions with respect to indemnification and contribution in customary form and consistent with the provisions and procedures relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities covered by a Registration Statement as shall be reasonably requested by the underwriters, and in connection therewith:

                           (i) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                           (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Selling Holders) addressed to each Selling Holder and the underwriters covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters and Selling Holders;

                           (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and

                            (iv) deliver such customary documents and certificates as may be reasonably requested by the managing underwriters;

                  (l) make available for inspection by representatives of the Selling Holders and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

                  (m) (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to each Selling Holder and to counsel to the Selling Holders and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any; and consider in good faith such reasonable changes in any such document prior to or after the filing thereof as counsel to such Selling Holders or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by such Selling Holders or any underwriter for discussion of such document; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Selling Holders; consider in good faith such reasonable changes in such document prior to or after the filing thereof as counsel for the Selling Holders or such underwriter shall request; and make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

                  (n) use its commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on any securities exchange on which the Common Stock is then listed if so requested by the Selling Holders;

                  (o) provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

                  (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

                  (q) cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

                  SECTION 5.07. Obligations of Selling Holders. (a) Each Selling Holder shall, as a condition to the exercise of any registration rights of such Person provided herein, furnish to the Company such information and materials regarding such Person, the ownership of Registrable Securities by such Person and the proposed distribution by such Person of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Selling Holder shall, as a condition to participating in any Underwritten Offering of Registrable Securities, enter into such agreements as the underwriters thereof may reasonably request from time to time. Each Selling Holder shall promptly update in writing any information or materials provided to the Company pursuant to this Section 5.07(a) to the extent reasonably necessary to maintain the accuracy and completeness thereof and the Company shall promptly update any Registration Statement to reflect such updated information. Each Selling Holder shall take all such action as may be reasonably required by the Company to permit the Company to comply with all applicable requirements of the Securities Act and the Exchange Act.

                  (b) Promptly upon receipt of any written notice of the Company of the happening of any event of the kind described in Section 5.06(e)(ii) or
(iv), each Selling Holder shall, and shall cause its agents to, forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Person's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.06(j), and, if so directed by the Company, such Person shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Person's possession, of the prospectus covering such Registrable Securities which was current at the time of receipt of such notice. Without limiting the foregoing, each Selling Holder shall, and shall cause its agents to, use only the current prospectus, as amended or supplemented from time to time, that is made available to such Selling Holder by the Company for use in connection with the disposition of such Selling Holder's Registrable Securities.

                  (c) Each Selling Holder agrees that it will not effect any disposition under any effective Registration Statement of any Acquisition Shares or other Registrable Securities other than in accordance with the plan of distribution of such securities described in such Registration Statement.

                  SECTION 5.08. Indemnification. (a) The Company shall indemnify and hold harmless each Person who participates as an underwriter (any such

Person being an "Underwriter"), each Selling Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                           (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                           (iii) against any and all reasonable expense whatsoever, as incurred (including, subject to Section 5.08(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder or Underwriter with respect to any loss, liability, claim, damage, judgment, settlement or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by such Person expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (2) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished or made available copies thereof to the Underwriter or Selling Holder from which the Person asserting such loss, liability, claim, damage, judgment, settlement or expense purchased the securities that are the subject thereof prior to the date of sale by such

Underwriter or Selling Holder to such Person, or (B) the failure of such Selling Holder to comply with its obligations set forth in Section 5.07.

                  (b) Indemnification by Sellers, Underwriters, Etc. Each Selling Holder shall severally indemnify and hold harmless the Company, each Underwriter and the other Selling Holders, and each of their respective partners, directors, officers and employees (including each Director and each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Underwriter or any other Selling Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments, settlements and expenses described in the indemnity contained in Section 5.08(a)(i) - (iii) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder), as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto),
(ii) untrue statements or omissions or alleged untrue statements or omissions that were corrected in an amended or supplemented Registration Statement or prospectus that the Company had made available to the Underwriter or such Selling Holder prior to the date of sale of securities covered thereby by such Underwriter or Selling Holder to the Person asserting such loss, liability, claim, damage, judgment, settlement or expense, or (iii) third party claims arising from the failure of such Selling Holder to comply with its obligations set forth in Section 5.07 ; provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

                  (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If any indemnifying party or parties does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). In no event, however, will any indemnifying party or parties be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 5.08(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

                  (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5.08 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments, settlements and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments, settlements and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments, settlements or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments, settlements and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                           (ii) The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this
         Section 5.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 5.08(d), an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           (iii) For purposes of this Section 5.08, each Person, if any, who controls a Selling Holder or an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

                  SECTION 5.09. Inconsistent Actions. The Company shall not grant to any Person the right to include securities in any Required Registration Statement, other than the rights granted in this Agreement.

                  SECTION 5.10. Certain Actions by the Company. Upon the request of the Selling Holders, the Company shall, and shall cause its officers to, participate in customary "road shows" for purposes of assisting in the sale of Regisrable Securities by the Selling Holders, including by meeting with potential investors and making presentations reasonably requested by the Selling Holders and taking such actions as reasonably required by any Underwriter participating in such sale; provided that (i) the dollar value of the Registrable Securities being offered for sale is in excess of $10 million and
(ii) the Company shall not be required to participate in more than two (2) such road shows per year in connection with offerings of Registrable Securities. The Company shall bear all costs and expenses incurred in connection with the performance of its obligations under this Section 5.10.

                  SECTION 5.11. Blackout Periods. Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled, for reasonable periods of time not to exceed 45 consecutive days and in no event to exceed more than an aggregate of 90 days during any 360-day period (a "Blackout Period"), to postpone and delay the filing or effectiveness of any Demand Registration Statement, or suspend the effectiveness of any Registration Statement, if a majority of the Non-Investor Directors shall determine in their good faith judgment that any such filing or the offering of any Registrable Securities would (a) impede, delay or otherwise interfere with any material pending or contemplated acquisition or divestiture, or (b) require disclosure of material non-public information (other than information relating to an event described in clause (a) above) which, if disclosed at such time, would be detrimental to the best interests of the Company and its stockholders. Upon written notice by the Company to each Holder of such determination, such Holder shall keep the fact of any such notice strictly confidential, and during any Blackout Period promptly halt any offer, sale, trading or transfer by it or any of its subsidiaries of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of each prospectus included in the Registration Statement, and any amendment or supplement thereto by it for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in its possession of the prospectus covering such Registrable Securities.

                  SECTION 5.12. Rules 144 and 144A. The Company shall timely file or furnish the reports required to be filed or furnished by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 or 144A under the Securities Act).

                                   ARTICLE VI

                                  Miscellaneous
                                  -------------

                  SECTION 6.01. Term; Notices. (a) This Agreement shall be effective from the date hereof until the tenth anniversary of the date hereof, or until mutually terminated by the parties hereto, if earlier. If the Company is involved in a merger, consolidation or similar transaction in which the Common Stock is converted or exchanged into shares of capital stock of another Person, proper provision shall be made to cause Article V to apply to such shares of capital stock from and after the consummation of that transaction, except that for purposes of Article V, the terms "Registrable Securities" and "Common Stock" shall mean such shares of capital stock received in that transaction, and the calculation of "Outstanding Shares," "Registration Share Total" and "Total Ownership Amount" shall be based on the shares of capital stock received in that transaction, in each case instead of the Common Stock.

                  (b) All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

                  If to any member of the Investor Group, to it at the following address:

                           Ecolochem, Inc.
                           4545 Patent Road
                           Norfolk, VA 23502
                           Attention: Lyman B. Dickerson
                           Telecopy:  757.855.1478

                  with a copy to:

                           Williams Mullen
                           222 Central Park Avenue
                           Suite 1700
                           Virginia Beach, VA
                           Attention:  Frederick T. Stant, Esq.
                           Telecopy:  757.473.5308

                           and

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:  Alan Stephenson, Esq.
                           Telecopy:  212.474.3700

                  If to the Company, at the following address:

                           Ionics, Incorporated
                           65 Grove Street
                           Watertown, MA  02472
                           Attention: General Counsel
                           Telecopy:  617.926.3760

                  with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA 02110
                           Attention:  Mark H. Burnett, Esq.
                           Telecopy:  617.248.7100


or, in the case of any other Person who becomes a party to, or subject to, this Agreement, to the address set forth in the written agreement executed pursuant to Section 6.06, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the secretary of the Company.

                  SECTION 6.02. Applicable Law. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

                  SECTION 6.03. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  SECTION 6.04. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

                  SECTION 6.05. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, or any provision hereof, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  SECTION 6.06. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the prior written consent of the other parties; provided that members of the Investor Group may assign all or a portion of their rights under Article V to any Permitted Transferee in connection with any permitted Transfer of Common Stock to such Person if such Common Stock constitutes "restricted securities" as defined in Rule 144 after such Transfer; provided that such transferee agrees to be bound by the terms of Article V. Any purported assignment of rights under this Agreement in violation of this Section 6.06 shall be void and of no effect.

                  SECTION 6.07. Defaults. A default by the Investor Group, on the one hand, or by the Company, on the other hand, in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by the other party.

                  SECTION 6.08. Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by (a) in the case of each Article other than Article V (and the definitions attendant thereto), Section 2.07 and this Section 6.08, (i) the Company and (ii) the Investor Group, (b) in the case of Article V (and the definitions attendant thereto) and this Section 6.08, (i) the Company and (ii) the Holders, and (c) in the case of Section 2.07, (i) the Company and (ii) Mr. LD.

                  SECTION 6.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same Agreement.

                  SECTION 6.10. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement other than the provisions of Article V, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. The parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of securing or posting any bond or providing prior notice.

                  SECTION 6.11. Exclusive Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this Section 6.11. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 6.11(b).

                  SECTION 6.12. Attorneys' Fees. In any action or proceeding (i) brought to enforce any provision of this Agreement, or (ii) where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  SECTION 6.13. Approvals, Etc. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Investor Group, such determination, approval, consent, or request shall be made by members of the Investor Group representing a majority of the Common Stock Beneficially Owned by the Investor Group, unless the Investor Group agrees upon a different methodology; provided that the Company is notified in advance in writing of such methodology. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Holders, such determination, approval, consent, or request shall be made by Holders representing a majority of the Registrable Securities Beneficially Owned by such Holders, unless the Holders agree upon a different methodology; provided that the Company is notified in advance in writing of such methodology. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Selling Holders, such determination, approval, consent, or request shall be made by Selling Holders representing a majority of the Registrable Securities requested to be included (or, in the case of the Shelf Registration Statement, included) in the applicable Registration Statement, unless the Selling Holders agree upon a different methodology; provided that the Company is notified in advance in writing of such methodology.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          IONICS, INCORPORATED


                                          By:
                                             ------------------------


                                          Its:
                                              -----------------------

                                          THE LYMAN B. DICKERSON REVOCABLE TRUST
                                          DATED SEPTEMBER 9, 1996, OR ANY
                                          SUCCESSOR TRUSTEE, AS AMENDED



                                          By:
                                             -----------------------------------
                                             LYMAN B. DICKERSON, Trustee

                                             ________________, 2004
                                             Date Signed


                                          THE DOUGLAS G. DICKERSON REVOCABLE
                                          TRUST DATED JUNE 22, 1988, OR ANY
                                          SUCCESSOR TRUSTEE, AS AMENDED


                                          By:
                                             -----------------------------------
                                             DOUGLAS G. DICKERSON, Trustee

                                             ________________, 2004
                                             Date Signed


                                          THE RICHARD DICKERSON REVOCABLE TRUST
                                          DATED MARCH 5, 1993, OR ANY
                                          SUCCESSOR TRUSTEE, AS AMENDED


                                          By:
                                             -----------------------------------
                                             DOUGLAS G. DICKERSON, Co-Trustee

                                             ________________, 2004
                                             Date Signed


                                          By:
                                             -----------------------------------
                                             MARGUERITE W. DICKERSON, Co-Trustee

                                             ________________, 2004
                                             Date Signed

                                          THE LYMAN DICKERSON IRREVOCABLE TRUST,
                                          DATED JULY 1, 2001


                                          By:
                                             -----------------------------------
                                             LYMAN B. DICKERSON, Trustee

                                              ________________, 2004
                                              Date Signed


                                          By:
                                             -----------------------------------
                                             CHARLES C. KLINE,
                                             Independent Trustee

                                             ________________, 2004
                                             Date Signed


                                          THE DOUGLAS DICKERSON IRREVOCABLE
                                          TRUST NO. 3, DATED JULY 1, 1991


                                          By:
                                             -----------------------------------
                                             DOUGLAS G. DICKERSON, Trustee

                                             ________________, 2004
                                             Date Signed


                                          By:
                                             -----------------------------------
                                             FREDERICK T. STANT, III,
                                             Independent Trustee

                                             ________________, 2004
                                             Date Signed

                                          THE RICHARD DICKERSON IRREVOCABLE
                                          TRUST NO. 3, DATED JULY 1, 1991

                                          By:
                                             -----------------------------------
                                             DOUGLAS G. DICKERSON, Co-Trustee

                                             ________________, 2004
                                             Date Signed


                                          By:
                                             -----------------------------------
                                             MARGUERITE W. DICKERSON,
                                             Co-Trustee

                                             ________________, 2004
                                             Date Signed


                                          By:
                                             -----------------------------------
                                             FREDERICK T. STANT, III,
                                             Independent Trustee

                                             ________________, 2004
                                             Date Signed

                                          --------------------------------------
                                          LYMAN B. DICKERSON

                                          ________________, 2004
                                          Date Signed



                                          --------------------------------------
                                          DOUGLAS G. DICKERSON

                                          ________________, 2004
                                          Date Signed



                                          THE ESTATE OF RICHARD C. DICKERSON


                                          By:
                                             -----------------------------------
                                             DOUGLAS G. DICKERSON, Co-Executor

                                             ________________, 2004
                                             Date Signed


                                          By:
                                             -----------------------------------
                                             MARGUERITE W. DICKERSON,
                                             Co-Executor

                                             ________________, 2004
                                             Date Signed

                                                                       EXHIBIT A




                                 LIST OF SELLERS
                                 ---------------


1. Lyman B. Dickerson, Trustee of the Lyman B. Dickerson Revocable Trust dated September 9, 1996, or any other successor Trustee, as amended

2. Douglas G. Dickerson, Trustee of the Douglas G. Dickerson Revocable Trust dated June 22, 1988, or any other successor Trustee, as amended

3. Douglas G. Dickerson, Trustee of the Richard C. Dickerson Revocable Trust, dated March 5, 1993, or any other successor Trustee, as amended

4. The Lyman Dickerson Irrevocable Trust, Lyman B. Dickerson and Charles C. Kline, Trustees, dated July 1, 1991

5. The Douglas Dickerson Irrevocable Trust No. 3, Douglas G. Dickerson and Frederick T. Stant, III, Trustees, dated July 1, 1991

6. The Richard Dickerson Irrevocable Trust No. 3, Frederick T. Stant, III, Trustee, dated July 1, 1991

7.   Lyman B. Dickerson

8.   Douglas G. Dickerson

9.   Estate of Richard C. Dickerson

                                                                      SCHEDULE I





                  INVESTOR DIRECTORS AND COMMITTEE APPOINTMENTS
                  ---------------------------------------------



[TO BE COMPLETED PRIOR TO CLOSING.]

                                                                     SCHEDULE II





                                 COMPETITOR LIST
                                 ---------------



[TO BE COMPLETED PRIOR TO CLOSING.]

                                                                       EXHIBIT E
                                                                       ---------

         THIS ESCROW AGREEMENT is dated as of [ ], 200__ (this "Escrow Agreement"), among IONICS, INCORPORATED, a Massachusetts corporation (the "Buyer"), and the entities and persons listed on Exhibit A hereto (each a "Seller" and collectively, the "Sellers"), [ ] and [ ] ("Sellers'
Representatives") and [ ] (the "Escrow Agent").


         Buyer and Sellers entered into a Purchase Agreement dated as of November 18, 2003 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Sellers and Sellers have agreed to sell to Buyer their interests in Ecolochem, Inc., a Virginia corporation, Ecolochem International, Inc., a Delaware corporation, Ecolochem S.A.R.L., a societe a responsabilite limitee organized under the laws of France, and Moson Holdings, LLC, a Virginia limited liability company. In accordance with Section 1.06 of the Purchase Agreement, each of the Sellers appointed Sellers' Representatives to act on their behalf under the terms and conditions of this Escrow Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement.

         In accordance with Section 1.03(a)(vi) of the Purchase Agreement, Buyer is hereby depositing with the Escrow Agent the following:

         (i) [$20,000,000][This amount is subject to increase in accordance with
Section 1.03(a)(vi) of the Purchase Agreement.] in cash (the "Cash Amount"), which shall be allocated among sub-accounts in the name of each Seller (each such sub-account, a "Sub-Account") in the manner and amount set forth on Exhibit A hereto (such amount of cash placed in a Seller's Sub-Account, together with any Interest (as defined in Section 3) attributable thereto, less any amounts
(A) distributed pursuant to any Indemnification Claim or Judicial Claim (as such terms are defined below), or (B) available to be distributed pursuant to any pending Indemnification Claim (whether or not contested) or Judicial Claim, in each case in accordance with the terms and conditions of this Escrow Agreement, a Seller's "Available Cash Amount"), to be held and disposed of as herein provided; and

         (ii) [ ] shares of Common Stock [This amount is subject to decrease in accordance with Section 1.03(a)(vi) of the Purchase Agreement.] accompanied by attached stock transfer powers (the "Stock Amount"), which shall be allocated among the Sub-Accounts in the manner and amount set forth on Exhibit B hereto (such amount of shares of Common Stock placed in a Seller's Sub-Account, less any shares of Common Stock (A) distributed pursuant to any Indemnification Claim or Judicial Claim, or (B) available to be distributed pursuant to any pending Indemnification Claim (whether or not contested) or Judicial Claim, in each case in accordance with the terms and conditions of this Escrow Agreement, a Seller's "Available Stock Amount" and, together with a Seller's Available Cash Amount, such Seller's "Seller's Escrowed Funds"), to be held and disposed of as herein provided. The aggregate of all Sellers' Available Cash Amounts and Available Stock Amounts are referred to herein as the "Escrowed Funds."

         It is expressly understood and agreed by the parties hereto that all references herein to the Purchase Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall have no obligation or duties with respect thereto.

         SECTION 1. Deposit of the Escrowed Funds. At the Closing, Buyer shall, in the case of the Cash Amount, deliver to the Escrow Agent by wire transfer of immediately available funds and, in the case of the Stock Amount, deliver certificates representing the Common Stock in the amounts and registered in the name of the Sellers, each as set forth on Exhibit B, to the Escrow Agent, and the Escrow Agent, on behalf of the Sellers, shall promptly acknowledge receipt in writing of, the Cash Amount and Stock Amount. The Escrow Agent shall allocate the Cash Amount and the Stock Amount among the Sub-Accounts in the manner and amount set forth on Exhibit B hereto. Each Seller's Available Cash Amount shall be deposited initially into an insured interest-bearing money-market account of [ ], and thereafter shall be invested and liquidated in accordance with Section 3.

         SECTION 2. Disposition of Escrowed Funds. (a) Each of Buyer and Sellers' Representatives shall only make claims for payment out of a Seller's Escrowed Funds, and the Escrow Agent shall only make payment out of a Seller's Escrowed Funds, in accordance with the following procedures and under the following circumstances:

         (i) In the event that Buyer determines, from time to time, that a Buyer Indemnified Party (as defined in Section 8(b)) is entitled to indemnification pursuant to Sections 10.01, 10.02 or 10.03 of the Purchase Agreement, Buyer shall, if such indemnification is pursuant to Section 10.03 of the Purchase Agreement (other than Section 10.03(a)(iii) or (iv) of the Purchase Agreement), and may, if such indemnification is pursuant to Sections 10.01, 10.02 or 10.03(a)(iii) or (iv) of the Purchase Agreement, deliver to the Escrow Agent and Sellers' Representatives a written notice signed by Buyer (A) certifying that a Buyer Indemnified Party is entitled to indemnification pursuant to the Purchase Agreement, (B) indicating the amount of indemnification to which such Buyer Indemnified Party is entitled, (C) indicating the Sub-Accounts, and the allocation thereof, from which payment should be made, (D) indicating the account of such Buyer Indemnified Party to which payment shall be made and (E) directing the Escrow Agent to deliver payment to the Buyer Indemnified Party from the applicable Seller's Escrowed Funds (an "Indemnification Claim"). The notice of claim shall only be based on a good faith belief that such claim is valid and shall provide reasonable detail as to the nature of such claim and the facts that serve as a basis therefor. All Indemnification Claims shall be allocated to each Sub-Account in the amounts indicated in subsection (C). Each Indemnification Claim shall be allocated pro rata among all of the Sub-Accounts, unless the Indemnification Claim arises out of Section 10.02 of the Purchase Agreement, in which case the Indemnification Claim shall be allocated to the Sub-Account or pro rata among the Sub-Accounts of the Person or Persons whose breach of the Purchase Agreement gave rise to the Indemnification Claim. In no event shall the Escrow Agent remove from a Sub-Account any amounts in excess of the amount allocated thereto pursuant to the previous sentence.

         (ii) (A) Within 45 days after the date of receipt by the Escrow Agent of an Indemnification Claim (the "Claim Receipt Date"), the Escrow Agent shall deliver to Buyer from the Escrowed Funds the amount set forth in such Indemnification Claim, unless:

                  (1) prior to the expiration of 40 days after the Claim Receipt Date, the Escrow Agent shall have received written notice from the Sellers' Representatives, a copy of which shall be forwarded by the Sellers' Representatives to the Buyer simultaneously with the forwarding thereof to the Escrow Agent, that Sellers' Representatives elect to contest all or a portion of such Indemnification Claim; or

                  (2) prior to the expiration of 40 days after the Claim Receipt Date, the Escrow Agent shall have received written notice from the Buyer that such Indemnification Claim has been satisfied other than through operation of this Escrow Agreement.

            (B) If Sellers' Representatives have filed with the Escrow Agent a written notification pursuant to Section 2(a)(ii)(A)(1) hereof, then the Escrow Agent shall thereafter deliver to Buyer (1) any uncontested amount set forth in such Indemnification Claim from the Escrowed Funds in accordance with the provisions of Section 2(a)(iii) and Section 2(a)(iv), and (2) the contested amount set forth in such Indemnification Claim from the Escrowed Funds, in each case only in accordance with either: (i) joint written instructions signed by Buyer and Sellers' Representatives and received by the Escrow Agent; or (ii) the provisions of Section 2(a)(vi) below.

         (iii) Subject to the provisions of Sections 2(a)(i) and 2(a)(ii), the Escrow Agent shall make payment in respect of an Indemnification Claim from the applicable Seller's Escrowed Funds in the following amounts and in the following order of priority:

            (A) first, from such Seller's Available Cash Amount, cash in an amount equal to the lesser of (x) the amount allocated to such Seller's Sub-Account in accordance with the last two sentences of Section 2(a)(i) and (y) such Seller's Available Cash Amount; and

            (B) second, if and to the extent such Indemnification Claim is not satisfied in its entirety by the payment out of such Seller's Available Cash Amount pursuant to clause (A) of this Section 2(a)(iii), from such Seller's Available Stock Amount, that number of shares of Common Stock having a value (based on the Agreed Price, as defined below) equal to the lesser of (x) the amount allocated to such Seller's Sub-Account in accordance with the last two sentences of Section 2(a)(i) less any amount paid out of such Seller's Available Cash Amount pursuant to clause (A) of
     Section 2(a)(iii), and (y) the value of such Seller's Available Stock Amount (based on the Agreed Price). For the avoidance of doubt, the Escrow Agent shall not be authorized to make payment to Buyer from a Seller's

     Available Stock Amount until no funds remain in a Seller's Available Cash Amount.

         (iv) Payments made by the Escrow Agent in cash from a Seller's Available Cash Amount pursuant to Section 2(a)(iii)(A) or Section 2(a)(vi) shall be made in the form of a wire transfer to the account of the Buyer Indemnified Party specified in the Indemnification Claim, or the Enforcing Party specified in the Judicial Claim, to which such payment relates. Payments made by the Escrow Agent in stock from a Seller's Available Stock Amount pursuant to Section 2(a)(iii)(B) or Section 2(a)(vi) shall be made by (A) Buyer's receipt of the applicable deposited certificates for the Available Stock Amount, (B) Buyer's presenting to the Escrow Agent replacement certificates for each Seller's remaining Available Stock Amount and (C) Buyer's stock transfer to the account of, and in the name of, the Buyer Indemnified Party specified in the Indemnification Claim, or the Enforcing Party specified in the Judicial Claim, to which such payment relates.

         (v) The shares of Common Stock placed in escrow hereunder shall, for all purposes of this Escrow Agreement, be valued at $26.50 per share (the "Agreed Price"). For the avoidance of doubt, to the extent a claim is made against a Seller's Available Stock Amount, the amount of shares to be withdrawn from such Available Stock Amount by any Buyer Indemnified Party will be determined on the basis that one share of Common Stock has a value equal to the Agreed Price.

         (vi) In the event a court of competent jurisdiction has issued a final and nonappealable award or order requiring payment of all or any portion of a Seller's Escrowed Funds to a Seller or a Buyer Indemnified Party, the party hereto entitled to enforce such award or order (the "Enforcing Party") shall promptly deliver to the Escrow Agent and the other parties hereto a written notice (A) attaching such award or order, (B) indicating the account of the Enforcing Party to which payment shall be made, (C) indicating the Sub-Accounts from which the court has ordered that payment shall be made, and (D) directing the Escrow Agent to deliver payment to the Enforcing Party from the Escrowed Funds (a "Judicial Claim"). All Judicial Claims shall be allocated to each Sub-Account as set forth in the court's order; provided that if no allocation is set forth in the court order made with respect to a Judicial Claim, such Judicial Claim shall be allocated pro rata among all of the Sub-Accounts, unless the Judicial Claim arises out of Section 10.02 of the Purchase Agreement, in which case the Judicial Claim shall be allocated to the Sub-Account or pro rata among the Sub-Accounts of the Person or Persons whose breach of the Purchase Agreement gave rise to the Judicial Claim. In no event shall the Escrow Agent remove from a Sub-Account any amounts in excess of the amount allocated thereto pursuant to the previous sentence. The Escrow Agent shall as promptly as reasonably practicable after the receipt of a Judicial Claim (but in no event later than five business days after such receipt) make payment to the Enforcing Party from the applicable Seller's Escrowed Funds in the priority described in
Section 2(a)(iii) and in accordance with the provisions of Section 2(a)(iv), except that if a Seller is an Enforcing Party, Buyer shall present to the Escrow Agent all necessary replacement certificates.

         (vii) Unless otherwise directed in a writing jointly signed by Sellers' Representatives and Buyer or by a court of competent jurisdiction, as promptly as reasonably practicable after the day that is 12 months after the date hereof, but in no event later than five business days after the day that is 12 months after the date hereof, the Escrow Agent shall deliver to Sellers' Representatives an aggregate amount that is equal to the excess, if any, of (A) all Available Cash Amounts plus all Available Stock Amounts (valued on a per share basis at the Agreed Price), over (B) 50% of the Cash Amount plus 50% of the Stock Amount (valued on a per share basis at the Agreed Price). Payment under this Section 2(a)(vii) shall be made by (x) a wire transfer to the accounts designated in writing by Sellers' Representatives of the cash to be withdrawn from all Available Cash Amounts and (y) delivery of the shares of Common Stock to be withdrawn from all Available Stock Amounts to, and in the name of, the persons designated in writing by Sellers' Representatives.

         (viii) Unless otherwise directed in a writing signed by Sellers' Representatives and Buyer or by a court of competent jurisdiction, as promptly as reasonably practicable after the Cut-Off Time (as defined below), but in no event later than five business days after the Cut-Off Time, the Escrow Agent shall deliver to Sellers' Representatives an aggregate amount (the "Cut-Off Payment") equal to all Available Cash Amounts and all Available Stock Amounts. Payment under this Section 2(a)(viii) shall be made by (x) a wire transfer to the accounts designated in writing by Sellers' Representatives of the cash to be withdrawn from all Sellers' Available Cash Amounts and (y) delivery of an amount of shares of Common Stock to be withdrawn from all Available Stock Amounts to, and in the name of, the persons designated in writing by Sellers' Representatives.

         (ix) The Buyer Indemnified Parties may not seek directly from Sellers any portion of an unsatisfied Indemnification Claim resulting from the market price of the Common Stock being below the Agreed Price. Without limiting the foregoing, as a condition precedent to Buyer making any Indemnification Claim hereunder for the indemnification of any Buyer Indemnified Party other than the Buyer and its subsidiaries, such Buyer Indemnified Party shall agree in writing to be bound by the foregoing sentence.

         (x) Notwithstanding the foregoing, the Escrow Agent shall not make any payment in respect of an Indemnification Claim that it receives after 5:00 p.m. New York City time on the day that is 24 months after the date hereof, if such day is a business day, or if such day is not a business day, the next business day thereafter (such time, the "Cut-Off Time").

         (xi) The Escrow Agent shall continue to hold and administer, pursuant to the terms hereof, any of the Escrowed Funds retained by the Escrow Agent following payment of the Cut-Off Payment until the final disposition of all pending Indemnification Claims and Judicial Claims in accordance with Section 2 of this Agreement. Upon final disposition of all such pending Indemnification Claims and Judicial Claims pursuant to

Section 2, the Escrow Agent shall then distribute to Sellers the remainder of the Escrow Funds pursuant to Section 2(a)(viii) hereof.

         SECTION 3. Investments; Disposition of Income. (a) At the written direction of Sellers' Representatives, the Escrow Agent shall invest a Seller's Available Cash Amount within two business days after receipt of such written direction in (i) United States' government securities or securities of agencies of the United States government which are guaranteed by the United States government and which mature nine months or less from the date of investment,
(ii) debt securities (including certificates of deposit) issued by any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating in excess of $500 million and whose long-term debt securities have a rating of "A" or higher by Standard and Poor's Rating Service and which mature nine months or less from the date of investment or (iii) any other instrument as Buyer and Sellers' Representatives, from time to time, shall jointly designate in writing. Any income received by the Escrow Agent from investments of a Seller's Available Cash Amount pursuant to this Section 3 (such income being referred to as "Interest") shall be added to such Seller's Available Cash Amount and distributed as provided in this Escrow Agreement. Periodic statements will be provided to Sellers' Representatives and Buyer reflecting transactions executed in connection with the Escrowed Funds.

         (b) In the event that the Escrow Agent is required to distribute a Seller's Available Cash Amount under Section 2, the Escrow Agent shall sell or liquidate the investments made under Section 3(a) in respect thereto as and to the extent necessary to fund such distribution. The Escrow Agent shall sell or liquidate such investments in accordance with such investments' average overnight yield for the prior business day and in order of the lowest to highest overnight yield for such investments. Such sales or liquidations shall be made as promptly as practicable after the Escrow Agent becomes obligated to make such distribution, but in no event later than one business day thereafter.

         (c) Upon the sale or liquidation of an investment of a Seller's Available Cash Amount, the proceeds shall be deposited into an insured interest-bearing money-market account of the Escrow Agent pending distribution pursuant to Section 2.

         SECTION 4. Concerning the Escrow Agent. (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to
Section 1 and Section 3 of this Escrow Agreement.

         (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement. The Escrow Agent's duties are ministerial in nature.

         (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds. Without limiting the joint and several nature of the obligations of Sellers' Representatives and Buyer pursuant to this Section 4(c), as between themselves, the Sellers' Representatives and Buyer agree that they shall each share 50% of all losses, liabilities, claims, actions, taxes, damages and expenses for which the Escrow Agent is entitled to indemnification hereunder which, in the case of Sellers, shall be satisfied first from the Available Cash Amount and second from the Available Stock Amount.

         (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agent may act pursuant to the advice of counsel reasonably acceptable to both Sellers' Representatives and Buyer with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

         (f) The Escrow Agent does not have any interest in any Seller's Available Cash Amount or any Seller's Available Stock Amount deposited hereunder but is serving as escrow agent only and having only possession thereof. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. Sellers' Representatives shall provide the Escrow Agent with appropriate W-9 forms for tax identification, number certification, or nonresident alien certifications.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

         (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (i) Sellers' Representatives and Buyer may jointly remove the Escrow Agent and terminate this Escrow Agreement upon ten days prior written notice signed by both parties. Upon such removal and termination, all then existing Available Cash Amounts and Available Stock Amounts (including all investments) shall be transferred in accordance with the joint written instructions of Sellers' Representatives and Buyer.

         (j) The Escrow Agent shall have no responsibility for the contents of any court order and may rely without any liability upon the contents thereof.

         (k) The Escrow Agent shall be paid $[ ] annually. Buyer shall pay to the Escrow Agent its fees for the acceptance and administration of this Escrow Agreement (pursuant to the terms of Annex A attached hereto). All fees shall be paid in United States currency and payable in the United States at the office of the Escrow Agent. Notwithstanding anything in this Escrow Agreement to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution from the Escrowed Funds to Buyer, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are any fees or expenses (including indemnities) then due to the Escrow Agent from Buyer. Upon receipt of payment for such fees or expenses, the Escrow Agent shall promptly make such disbursements or distributions to Buyer.

         SECTION 5. Priority: Sellers' Assets. (a) Buyer acknowledges and agrees that, solely with respect to indemnification claims under Section 10.03 of the Purchase Agreement (other than indemnification claims under Section 10.03(a)(iii) or (iv) of the Purchase Agreement), the Buyer Indemnified Parties must first proceed against the Escrowed Funds prior to proceeding directly against Sellers with respect thereto.

         (b) The parties agree that Escrowed Funds are assets of Sellers (and not Buyer or its subsidiaries or any Buyer Indemnified Party) and are placed in escrow solely to secure Sellers' indemnification obligations under the Purchase Agreement. No other person shall have any right, title or interest in or to the Escrowed Funds.

         SECTION 6. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) 5 business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

         (a) if to Buyer, to:

                 Ionics, Incorporated
                 65 Grove Street
                 Watertown, MA 02459
                 Fax: (617) 926-3760

                 Attention: Stephen Korn, Vice President and General Counsel

         with copies to:

                 Testa, Hurwitz & Thibeault, LLP
                 125 High Street
                 Boston, Massachusetts 02110
                 Fax: (617) 248-7100

                 Attention: Mark H. Burnett

         (b) if to Sellers' Representatives or any Seller, to:

                 Ecolochem, Inc.
                 4545 Patent Road
                 Norfolk, VA 23502
                 Fax:  (757) 855-1478

                 Attention: Lyman B. Dickerson

         with copies to:

                 Williams Mullen
                 222 Central Park Avenue, Suite 1700
                 Virginia Beach, Virginia 23462
                 Fax: (757) 473-0395

                 Attention: Frederick T. Stant

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, New York 10019
                 Fax: (212) 474-3700

                 Attention: Alan Stephenson

         (c) if to the Escrow Agent, to:

                 Attention:

         SECTION 7. Termination. This Escrow Agreement shall automatically terminate upon the complete distribution of all Cash Amounts and all Stock Amounts in accordance with the terms hereof.

         SECTION 8. Miscellaneous. (a) This Escrow Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted violation of this Section 8(a) shall be void.

         (b) As used herein the term "Buyer Indemnified Party" shall refer to each of Buyer and its affiliates (including the Companies and their subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives.

         (c) This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Escrow Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Escrow Agreement, each signed by the other party or parties hereto or thereto.

         (d) This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or waiver in respect of this Escrow Agreement shall be effective unless it shall be in writing and signed by each party hereto.

         (e) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

         (f) Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Escrow Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New

York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this paragraph. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (g) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or disputes relating hereto or thereto. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Escrow Agreement by, among other things, the mutual waivers and certifications in this paragraph.

         (h) This Escrow Agreement may be amended in writing by the parties. This Escrow Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         (i) The Sellers' Representatives, on behalf of each of the Sellers, acknowledges and agrees that each Seller will provide its correct Taxpayer Identification Number to the Escrow Agent, and will report all Interest earned under this Escrow Agreement as taxable income to the Internal Revenue Service or other Taxing Authority. The Escrow Agent (or Buyer, if Buyer is the withholding agent) shall be permitted to report and withhold any required Taxes as it determines it may be required by any law or regulation in effect, and remit such Taxes to the appropriate Taxing Authorities, and the Sellers' Representatives, on behalf of each of the Sellers, acknowledge and agree that the Sellers will hold the Escrow Agent (and Buyer, if Buyer is the withholding agent) harmless from and against any such Taxes.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

                                  IONICS, INCORPORATED


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------

                                  THE LYMAN B. DICKERSON REVOCABLE
                                  TRUST DATED SEPTEMBER 9, 1996, OR ANY
                                  SUCCESSOR TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     LYMAN B. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  THE DOUGLAS G. DICKERSON REVOCABLE
                                  TRUST DATED JUNE 22, 1988, OR ANY
                                  SUCCESSOR TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  THE RICHARD DICKERSON REVOCABLE
                                  TRUST DATED MARCH 5, 1993, OR ANY
                                  SUCCESSOR TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co- Trustee

                                  ________________, 2004
                                  Date Signed

                                  THE LYMAN DICKERSON IRREVOCABLE
                                   TRUST, DATED JULY 1, 2001


                                  By:
                                     ------------------------------------------
                                     LYMAN B. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     CHARLES C. KLINE, Independent Trustee

                                  ________________, 2004
                                  Date Signed


                                  THE DOUGLAS DICKERSON IRREVOCABLE
                                  TRUST NO. 3, DATED JULY 1, 1991


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     FREDERICK T. STANT, III, Independent
                                     Trustee

                                  ________________, 2004
                                  Date Signed

                                  THE RICHARD DICKERSON IRREVOCABLE
                                  TRUST NO. 3, DATED JULY 1, 1991

                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     FREDERICK T. STANT, III, Independent
                                     Trustee

                                  ________________, 2004
                                  Date Signed

                                  ---------------------------------------------
                                  LYMAN B. DICKERSON

                                  ________________, 2004
                                  Date Signed


                                  ---------------------------------------------
                                  DOUGLAS G. DICKERSON

                                  ________________, 2004
                                  Date Signed


                                  THE ESTATE OF RICHARD C. DICKERSON


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Executor

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Executor

                                  ________________, 2004
                                  Date Signed

                                  [      ], as Escrow Agent


                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------

                                                                       EXHIBIT F
                                                                       ---------

SCHEDULE OF EXCESS CASH




                                                                                   Combined     Eliminate      Adjusted
                                                                                   June 30,       Joint        June 30,
                                                                                     2003        Venture         2003
                                                                                   --------      --------      --------
Cash                                                                               $  7,103      $   (237)     $  6,866
Short-term investments                                                                 9987             0          9987
IRS tax deposits (included in long-term other assets)                                  1774             0          1774
                                                                                   --------      --------      --------
                                                                                     18,864          (237)       18,627

Notes payable                                                                      $   --        $   --        $   --
Current installments of long-term debt                                                -2679             0         -2679
Notes payable                                                                         -5500             0         -5500
Long-term debt, less current installments                                             -8800             0         -8800
Agreed upon Adjustment for Minority interest in NALCO
   Joint Venture (A)                                                                                    0             0
Accrued liability interest rate swap (B)                                               -409             0          -409
Agreed upon Adjustment for Deferred income taxes (@ 10%
   NPV of the Sept 30th amounts per provided KPMG analysis)                               0             0             0
                                                                                   --------      --------      --------
                                                                                     -17388             0        -17388

     "Excess Cash"                                                                 $  1,476      $   (237)     $  1,239
                                                                                   ========      ========      ========


                                                                                   Audited
                                                                                  (Nov. 3rd
                                                                                    report)
                                                                                   Combined     Eliminate      Adjusted
                                                                                 September 30,    Joint      September 30,
                                                                                     2003        Venture         2003
                                                                                   --------      --------      --------
Cash                                                                               $  4,074      $   (468)     $  3,606
Short-term investments                                                                11380             0         11380
IRS tax deposits (included in long-term other assets)                                  1621             0          1621
                                                                                   --------      --------      --------
                                                                                     17,075          (468)       16,607

Notes payable                                                                      $   --        $   --        $   --
Current installments of long-term debt                                                -2098             0         -2098
Notes payable                                                                         -4800             0         -4800
Long-term debt, less current installments                                             -8700             0         -8700
Agreed upon Adjustment for Minority interest in NALCO
   Joint Venture (A)                                                                                    0             0
Accrued liability interest rate swap (B)                                               -362             0          -362
Agreed upon Adjustment for Deferred income taxes (@ 10%
   NPV of the Sept 30th amounts per provided KPMG analysis)                           -1000             0         -1000
                                                                                   --------      --------      --------
                                                                                     -16960             0        -16960

     "Excess Cash"                                                                 $    115      $   (468)     $   (353)
                                                                                   ========      ========      ========

(A) Any unpaid capital call amount to be deducted at Closing, if applicable*

(B) Figures presented are per information supplied by Gray Kiger - actual figures as of Closing to be used

SCHEDULE OF "WORKING CAPITAL"

                                                                                                           Adjusted
                                                                                                           "Working
                                                   Combined                            Eliminate           Capital"
                                                   June 30,        "Excess Cash"         Joint             June 30,
                                                     2003           Adjustments         Venture              2003
                                                  ----------        ----------         ----------         ----------
Cash                                              $    7,103        $   (6,866)        $     (237)        $     --
Short-term investments                                 9,987            (9,987)              --                 --
Trade accounts receivable                             17,428              --                 (333)            17,095
Other receivables (1)                                    705              --                 --                  705
Inventories                                            3,622              --                 --                3,622
Prepaid expenses and other current assets                808              --                 --                  808
                                                  ----------        ----------         ----------         ----------
     Total current assets                             39,653           (16,853)              (570)            22,230

Notes payable                                     $     --          $     --           $     --           $     --
Current installments of long-term debt                 2,679            (2,679)              --                 --
Accounts payable                                       5,290              --                  (84)             5,206
Accrued expenses(3)(4)                                 3,318              (409)               (86)             2,823
State and foreign income taxes payable (2)              --                --                 --                 --
                                                  ----------        ----------         ----------         ----------
     Total current liabilities                        11,287            (3,088)              (170)             8,029
                                                  ----------        ----------         ----------         ----------
"Working capital"                                 $   28,366        $  (13,765)        $     (400)        $   14,201
                                                  ==========        ==========         ==========         ==========

                                                                                                           Adjusted
                                                    Audited                                                "Working
                                                   Combined                            Eliminate           Capital"
                                                September 30,      "Excess Cash"         Joint           September 30,
                                                     2003           Adjustments         Venture              2003
                                                  ----------        ----------         ----------         ----------
Cash                                              $    4,074        $   (3,606)        $     (468)        $     --
Short-term investments                                11,380           (11,380)              --                 --
Trade accounts receivable                             21,879              --                 (326)            21,553
Other receivables (1)                                  1,187              --                 --                1,187
Inventories                                            3,437              --                 --                3,437
Prepaid expenses and other current assets                357              --                 --                  357
                                                  ----------        ----------         ----------         ----------
     Total current assets                             42,314           (14,986)              (794)            26,534

Notes payable                                     $     --          $     --           $     --           $     --
Current installments of long-term debt                 2,098            (2,098)              --                 --
Accounts payable                                       6,364              --                 (183)             6,181
Accrued expenses(3)(4)                                 3,644              (362)              (111)             3,171
State and foreign income taxes payable (2)              --                --                 --                 --
                                                  ----------        ----------         ----------         ----------
     Total current liabilities                        12,106            (2,460)              (294)             9,352
                                                  ----------        ----------         ----------         ----------
"Working capital"                                 $   30,208        $  (12,526)        $     (500)        $   17,182
                                                  ==========        ==========         ==========         ==========

Explanations for basis of calculation of Current Assets and Current Liabilities included in the audited Combined Balance Sheets:

(1) Other receivables balance to exclude any advances to shareholders - for example at March 31, 2003 Other receivables of $ 5,894 included $5,300 of advances to shareholders for S-Corp taxes - it is agreed that any such advances would be reclassified as shareholder distributions as of the closing balance sheet date.

(2) At June 30, 2003 the state and foreign income taxes payable position (per the KPMG audited financials dated Sept 26, 2003) shows a zero balance. At September 30, 2002 and 2001 the prior audited report reflected the balances of $413 and $1,172 respectively (the $1,172 apparently before some Restatement adjustment of $478). Payables for state and foreign income taxes as well as other taxes have been reclassified in the latest financial statements under "Accounts Payable"; it is accepted that, as of Closing, those balances shall be paid by the Companies with the amounts consistently considered as current liabilities

(3)  Accrued liabilities do not include unused vacation

(4) Accrued liabilites do not include discretionary bonuses; all Bonuses payable to employees of the Companies and their subsidiaries that are currently scheduled to be paid in November 2003 for sales bonuses and January 2004 for other employees, although discretionary, shall be paid before the close of business on the business day immediately prior to the Closing Date

                                                                      Schedule 1
                                                                              to
                                                                       Exhibit F
                                                                       ---------

ECOLOCHEM Example of "True Up" Mechanism for Closing Excess Cash and Closing Working Capital

                                                                                                        $000's
                                                                                  Example A    Example B    Example C    Example D
Assumptions for Calculation of theoretical "Closing Cash Payment"

Initial Cash Consideration as per Sec 1.01 (a)                                    $ 200,000    $ 200,000    $ 200,000    $ 200,000
less Escrow Amount per Sec 1.03(a)(vi)                                            $ (20,000)   $ (20,000)   $ (20,000)   $ (20,000)
Unadjusted Closing Cash Payment                                                   $ 180,000    $ 180,000    $ 180,000    $ 180,000

"Estimated Closing Excess Cash Amount" per Sec 1.03(a)(viii) and Sec 1.04(a)      $   1,000    $  (1,000)   $   1,000    $  (1,000)

"Estimated Closing Working Capital"                                               $  20,000    $  15,000    $  20,000    $  15,000
minus Target Working Capital per Sec 1.04(h)                                      $  17,000    $  17,000    $  17,000    $  17,000
"Estimated Closing  WC Amount" per Sec 1.03(a)(viii) and Sec 1.04(h)              $   3,000    $  (2,000)   $   3,000    $  (2,000)

Unadjusted Closing Cash Payment                                                   $ 180,000    $ 180,000    $ 180,000    $ 180,000
Adjustment for "Estimated Closing Excess Cash Amount"  per Sec 1.03(a)(viii)      $   1,000    $  (1,000)   $   1,000    $  (1,000)
Adjustment for "Estimated Closing WC Amount" at Closing per Sec 1.03(a)(viii)     $   3,000    $  (2,000)   $   3,000    $  (2,000)
Closing Cash Payment Amount                                                       $ 184,000    $ 177,000    $ 184,000    $ 177,000


True Up Based on "Closing Excess Cash Statement" and "Closing WC Statement"

"Final Excess Cash  Amount" as per "Closing Excess Cash Statement" per
   Sec 1.04 (b)                                                                   $   2,500    $   2,500    $  (2,500)   $  (2,500)
less "Estimated Closing Excess Cash Amount" per Sec 1.03(a)(viii)                 $   1,000    $  (1,000)   $   1,000    $  (1,000)
Payment due re "Final Excess Cash Amount" due to (from) Sellers per Sec 1.04(g)   $   1,500    $   3,500    $  (3,500)   $  (1,500)

"Final Closing Working Capital"  as per "Closing Working Capital Statement"
   per Sec 1.04 (b)                                                               $  18,000    $  18,000    $  15,000    $  15,000
minus Target Working Capital per Sec 1.04(h)                                      $  17,000    $  17,000    $  17,000    $  17,000
"Final Closing WC Amount" per Sec 1.04 (f)                                        $   1,000    $   1,000    $  (2,000)   $  (2,000)
less "Estimated Closing WC Amount" per Sec 1.03(A)(viii)                          $   3,000       (2,000)       3,000       (2,000)
Payment due re "Final Closing WC Amount" due to (from) Sellers per Sec 1.04(f)    $  (2,000)   $   3,000    $  (5,000)   $    --

Net effect of Excess Cash and WC Amounts ("True Up") - balance due to
  (from) Sellers                                                                  $    (500)   $   6,500    $  (8,500)   $  (1,500)

                                                                       EXHIBIT G
                                                                       ---------



                 AMENDMENT NO. 1 TO THE RENEWED RIGHTS AGREEMENT
                 -----------------------------------------------

         AMENDMENT NO. 1, dated as of November 17, 2003 (this "Amendment"), to the RENEWED RIGHTS AGREEMENT, dated as of August 19, 1997 between IONICS, INCORPORATED, a Massachusetts corporation (the "Company"), and EQUISERVE TRUST COMPANY, N.A. (as successor to BankBoston, N.A.), as Rights Agent (the "Rights Agreement"). All terms not otherwise defined herein shall have the meanings given such terms in the Rights Agreement. Unless otherwise specified herein, all section references made herein are references to sections in the Rights Agreement.

                              W I T N E S S E T H:

         WHEREAS, on December 22, 1987, the Board of Directors of the Company (the "Board") adopted a stockholder rights plan (the "Existing Rights Plan") and executed a Rights Agreement between the Company and the Rights Agent (the "1987 Agreement");

         WHEREAS, the Existing Rights Plan expired on December 31, 1997;

         WHEREAS, on August 19, 1997 the Board determined it desirable and in the best interests of the Company and its stockholders for the Company to renew the Existing Rights Plan upon its expiration and to implement such renewal by executing the Rights Agreement;

         WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may cause the Rights Agreement to be amended at any time prior to the Distribution Date without the approval of any holders of certificates representing shares of Common Stock of the Company;

         WHEREAS, on November 2, 2003, the Board authorized and approved the acquisition by the Company of Ecolochem, Inc., Ecolochem S.A.R.L., Moson Holdings, LLC and Ecolochem International, Inc. and their subsidiaries (the "Ecolochem Acquisition") as provided under that certain Purchase Agreement (the "Purchase Agreement") dated as of November 18, 2003 among the Company and the individuals and entities listed on Exhibit A thereto (the "Sellers");

         WHEREAS, in connection with the Ecolochem Acquisition, the Company intends to issue to Sellers shares of the Common Stock of the Company pursuant to the Purchase Agreement (the "Shares Sale") (which will be deemed Beneficially Owned by the Sellers under the Rights Agreement);

         WHEREAS, in connection with the Ecolochem Acquisition, the Company and Sellers intend to enter into that certain Stockholders Agreement contemplated by the Purchase Agreement (the "Stockholders Agreement") granting certain rights to, and imposing certain restrictions on, Sellers with respect to shares of Common Stock of the Company; and

         WHEREAS, in anticipation of and in connection with the Ecolochem Acquisition and Shares Sale, on November 2, 2003, the Board authorized and approved an amendment of the Rights Agreement for the express purpose of rendering the Rights Agreement inapplicable to the Transaction (as defined in the Purchase Agreement), including without limitation, the Shares Sale and the other transactions contemplated by the Purchase Agreement;

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Notwithstanding anything to the contrary in the Rights Agreement, the Rights Agreement shall not apply to, and none of the Sellers will become an Acquiring Person upon, and no Distribution Date, Section 11(a)(ii) Event, Stock Acquisition Date or Triggering Event will occur as a result of, (i) the approval, execution, delivery, consummation or performance of the Purchase Agreement, (ii) the announcement of the Ecolochem Acquisition or Shares Sale,
(iii) the consummation of the Transaction, or (iv) following the consummation of the Transaction, the sale, disposition, conveyance or other transfer by any Sellers or their Permitted Transferees (as such term is defined in the Stockholders Agreement) to any Permitted Transferees of shares of Common Stock of the Company issued to Sellers pursuant to the Purchase Agreement.

         2. The definition of "Acquiring Person" set forth in Section 1(a) is hereby amended and restated in its entirety as follows:

                  "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (each as hereinafter defined) of such Person, shall be the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include an Exempt Person or the 2003 Special Exempt Persons (each as hereinafter defined).

         3. A new definition is hereby added to Section 1 as Section 1(uu), which such new definition shall read in its entirety as follows:

                  "2003 Ecolochem Purchase Agreement" shall mean that certain Purchase Agreement dated as of November 4, 2003 among the Company and the Persons listed on Exhibit A thereto, as amended and supplemented from time to time in accordance with its terms.

         4. A new definition is hereby added to Section 1 as Section 1(vv), which such new definition shall read in its entirety as follows:

                  "2003 Ecolochem Stockholders Agreement" shall mean that certain Stockholders Agreement contemplated by the 2003 Ecolochem Purchase Agreement, as amended and supplemented from time to time in accordance with its terms.

         5. A new definition is hereby added to Section 1 as Section 1(ww), which such new definition shall read in its entirety as follows:

                  "2003 Special Exempt Persons" shall mean, collectively, (i) the Persons listed on Exhibit A to the 2003 Ecolochem Purchase Agreement (the "Sellers"), (ii) any Permitted Transferee (as such term is defined in the 2003 Ecolochem Stockholders Agreement) of any such Person who becomes a party to the 2003 Ecolochem Stockholders Agreement and (iii) any Persons to whom the shares of Common Stock of the Company issued in the Shares Sale are attributed due to their relationship with any Person described in the immediately preceding clauses (i) and (ii) (but only to the extent of such attribution); provided, however, that each such Person shall cease to be 2003 Special Exempt Persons upon the earliest to occur, subsequent to the execution and delivery of the 2003 Ecolochem Purchase Agreement, of the following events: (A) all Persons described in the immediately preceding clauses (i) and (ii), together with their Affiliates, Associates and Permitted Transferees who become parties to the 2003 Ecolochem Stockholders Agreement, cease to Beneficially Own in the aggregate 15% or more of the shares of Common Stock of the Company then outstanding, or (B) the percentage of outstanding shares of Common Stock of the Company Beneficially Owned by all Persons described in the immediately preceding clauses (i) and (ii), together with their Affiliates, Associates and Permitted Transferees who become parties to the 2003 Ecolochem Stockholders Agreement, exceeds the sum of (x) the lowest percentage of outstanding shares of Common Stock of the Company Beneficially Owned in the aggregate by all Persons described in the immediately preceding clauses (i) and (ii), together with their Affiliates, Associates and Permitted Transferees who become parties to the 2003 Ecolochem Stockholders Agreement, while any such Persons are 2003 Special Exempt Persons, plus (y) 1% (excluding any such changes to ownership resulting solely as a result of a reduction in the number of shares of Common Stock of the Company outstanding due to the repurchase of shares of Common Stock of the Company by the Company), or (C) the percentage of outstanding shares of Common Stock of the Company Beneficially Owned by the Sellers exceeds the sum of (x) that percentage of outstanding shares of Common Stock of the Company issued to the Sellers pursuant to the 2003 Ecolochem Purchase Agreement plus (y) 1% (excluding any such changes to ownership resulting solely as a result of a reduction in the number of shares of Common Stock of the Company outstanding due to the repurchase of shares of Common Stock of the Company by the Company), or
                  (D) the 2003 Ecolochem Purchase Agreement is terminated prior to the issuance of shares of Common Stock of the Company contemplated thereby.

         6. Section 3(a) is hereby amended and restated in its entirety as follows:

                  (a) Until the earliest of (i) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board before the occurrence of a Distribution Date) after the Stock Acquisition Date (or, if the tenth Business Day (or such later date) after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), (ii) the Close of Business on the tenth Business Day (or such specified or unspecified later date as may be determined by the Board before the occurrence of a Distribution Date) after the date that a tender or exchange offer by any Person (other than an Exempt Person or, solely with respect to the acquisition of shares of Common Stock of the Company pursuant to the 2003 Ecolochem Purchase Agreement, the 2003 Special Exempt Persons) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraphs (b) and (c) of this Section 3) by the certificates for the Common Stock of the Company registered in the names of the holders thereof (which certificates shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock of the Company (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, substantially in the form attached hereto as Exhibit A (the "Rights Certificates"), evidencing one Right for each share of Common Stock of the Company so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock of the Company has been made pursuant to Section 11(i) hereof, at the time of distribution of the Rights Certificates, the Company shall not be required to issue Rights Certificates evidencing fractional Rights, but may, in lieu thereof, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         7. Section 11(a)(ii) is hereby amended and restated in its entirety as follows:

                  (ii) In the event (a "Section 11(a)(ii) Event") that any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding, unless the event causing the 15% threshold to be crossed (A) is a transaction set forth in Section 13(a) hereof, or (B) is an acquisition of shares of Common Stock of the Company pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock of the Company at a price and on terms determined by at least a majority of the Outside Directors, after receiving advice from one or more investment banking firms, to be (x) at a price that is fair to stockholders (taking into account all factors which such members of the Board deem relevant, including without limitation prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (y) otherwise in the best interests of the Company and its stockholders, or (C) is the execution, delivery, consummation and performance of the 2003 Ecolochem Purchase Agreement, or (D) is the sale, disposition, conveyance or other transfer of shares of Common Stock of the Company from one or more Persons, each of whom was a 2003 Special Exempt Person immediately prior to such transaction, to a Person who, immediately following such transaction, is a 2003 Special Exempt Person, then promptly after the date of occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (1) multiplying the then current Purchase Price by the then number of shares of Common Stock of the Company for which a Right was exercisable immediately prior to the first occurrence of a
                  Section 11(a)(ii) Event (whether or not such Right was then exercisable) and (2) dividing that product (which following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock of the Company on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares").

         8. Except as amended hereby, the Rights Agreement shall continue in full force and effect.

         9. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity and performance of the terms of this Amendment, regardless of the law that might be applied under principles of conflicts of laws.

         10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Renewed Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:

                                          IONICS, INCORPORATED


By:_______________________                By:_________________________
   Name:                                     Name:
   Title:                                    Title:


Attest:

                                          EQUISERVE TRUST COMPANY, N.A.


By:_______________________                By:_________________________
   Name:                                     Name:
   Title:                                    Title:

                                                                       EXHIBIT H
                                                                       ---------

              Legal Opinion of Counsel to Sellers and the Companies


     The opinion of Williams Mullen to be delivered pursuant to Section 8.01 (j) of the Purchase Agreement shall be to the following effect:

1. Each Company, and each Seller that is not a natural person, is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which it is so formed or organized.

2. The execution, delivery and performance of the Purchase Agreement and each of the Ancillary Agreements to which each Seller that is not a natural person is a party are within the requisite power of such Seller and have been duly authorized by all necessary action on such Seller's part.

3. The Purchase Agreement and each of the Ancillary Agreements to which each Seller is a party have been duly executed and delivered by such Seller. The Purchase Agreement and each of the Ancillary Agreements to which each Seller is a party constitute the valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and, insofar as the remedy of specific performance is concerned, the exercise of judicial discretion.

4. Each Seller's execution, delivery and performance of the Purchase Agreement and each of the Ancillary Agreements to which such Seller is a party and the consummation by such Seller of the Transaction do not require such Seller to request or receive any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Entity, except (i) such as have been obtained or made, (ii) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws and filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, (iii) those that may be required solely by reason of the participation of Purchaser or Purchaser's affiliates in the Transaction, and (iv) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to materially impair such Seller's ability to consummate the Transaction.

5. Each Seller's execution, delivery and performance of the Purchase Agreement and the consummation by such Seller of the Transaction do not (i) conflict with or contravene the organizational or governing documents of the Companies or, if such Seller is not a natural person, such Seller, (ii) violate any outstanding order, writ, injunction or decree of any court or Governmental Entity applicable to such Seller or any Company and known to such counsel, or (ii) assuming compliance with the matters referred to in
     Section 2.05(b) of the Purchase Agreement, contravene any material Applicable Law applicable to such Seller or any Company.

6. Upon the Purchaser obtaining control of the Equity Interests, and assuming that the Purchaser is acquiring the Equity Interests without notice of any adverse claim within the meaning of

     Section 8-102 of the Uniform Commercial Code, upon delivery of the Equity Interests by or on behalf of the Sellers to the Purchaser and the payment of the Initial Cash Consideration and Initial Stock Consideration therefor in accordance with the Purchase Agreement, the Purchaser will acquire all rights of the Sellers in the Equity Interests free of any adverse claim.

                                                                       EXHIBIT I
                                                                       ---------

                      Legal Opinion of Purchaser's Counsel


The opinion of Testa, Hurwitz & Thibeault, LLP to be delivered pursuant to
Section 8.02(j) of the Purchase Agreement shall be to the following effect:

1. Purchaser is a duly incorporated and validly existing corporation in good standing under the laws of the Commonwealth of Massachusetts.

2. The execution, delivery and performance of the Purchase Agreement and the Ancillary Agreements to which Purchaser is a party are within the corporate power of Purchaser and have been duly authorized by all necessary corporate action on Purchaser's part.

3. The Purchase Agreement and each of the Ancillary Agreements to which Purchaser is a party have been duly executed and delivered by Purchaser. The Purchase Agreement and the Ancillary Agreements to which Purchaser is a party constitute the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and, insofar as the remedy of specific performance is concerned, the exercise of judicial discretion. The foregoing notwithstanding, no opinion is hereby expressed as to the validity or enforceability of the indemnification and contribution provisions contained in the Stockholders Agreement and, with respect to the performance by the Purchaser of its obligations under the Stockholders Agreement, such counsel assumes compliance by the Purchaser at such time with the registration requirements of the Securities Act and with applicable state securities laws.

4. The execution, delivery and performance by Purchaser of the Purchase Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation by Purchaser of the Transactions do not require Purchaser to request or receive any consent, approval or action by or in respect of, or any declaration, filing or registration with, any Governmental Entity, except (i) such as have been obtained or made, (ii) those required under any State "blue sky" laws in connection with the issuance or resale of the shares of Common Stock to be issued by the Purchaser pursuant to the Purchase Agreement, (iii) those that may be required solely by reason of the participation of Sellers or the Companies or their subsidiaries in the Transaction, (iv) the filing with the SEC of those required to be made by Purchaser under the Purchase Agreement or the Ancillary Agreements or in connection with the Transaction or the performance of Purchaser's obligations under the Purchase Agreement or the Ancillary Agreements in each case under the Securities Act or the Exchange Act, (v) filings and qualifications with the NYSE in respect of the Initial Share Consideration,
     (vi) compliance with and filings under the HSR Act and similar compliance and filings with non-U.S. Governmental Entities having authority over merger, control or competition laws, and (vii) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.

5. Purchaser's execution, delivery and performance of the Purchase Agreement and the consummation by Purchaser of the Transaction do not (i) conflict with or contravene the articles of organization or bylaws of Purchaser,
     (ii) violate any outstanding order, writ, injunction or decree of any court or Governmental Entity applicable to Purchaser and known to such counsel, or (iii) assuming compliance with the matters referred to in Section 4.04(b) of the Purchase Agreement, contravene any material Applicable Law applicable to the Purchaser. Purchaser's execution, delivery and performance of the Stockholders Agreement do not (i) conflict with or contravene the articles of organization or bylaws of Purchaser, or (ii) assuming compliance with the matters referred to in Section 4.04(b) of the Purchase Agreement, contravene any material Applicable Law.

6. The shares of Common Stock to be issued by the Purchaser pursuant to the Purchase Agreement have been duly authorized and, when issued in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable.

                                                                       EXHIBIT J
                                                                       ---------

                    RELEASE OF CLAIMS AND COVENANT NOT TO SUE

         This Release of Claims and Covenant Not To Sue (the "Release") is executed as of ____________ __, 200__ pursuant to Section 8.01(k) of the Purchase Agreement among each of the Sellers identified therein (each a "Seller" and collectively, the "Sellers") and Ionics, Incorporated ("Ionics") dated as of November 18, 2003 (the "Purchase Agreement"). Capitalized terms used in this Release and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                                   WITNESSETH

         WHEREAS, it is a condition to the consummation of the Purchase Agreement that Sellers execute this Release;

         WHEREAS, Sellers have agreed to execute this Release as a condition to their receipt of the Initial Purchase Price under the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         Each of the undersigned Sellers, on its own behalf and on behalf of each of such Seller's heirs, successors and assigns (and if such Seller is a trust or estate, on behalf of such Seller's beneficiaries, to the extent the trustees, executors, or legal representatives of such trust or estate are permitted by the constituent trust or estate documentation or relevant law to grant a release similar to that granted hereunder on behalf of the beneficiaries of such trust or estate), hereby absolutely and unconditionally releases, remises and discharges each of Ecolochem Inc., Ecolochem International, Inc., Ecolochem S.A.R.L. and Moson Holdings, LLC and each of their respective subsidiaries (collectively, the "Companies"), and each of their divisions, successors and assigns (the "Released Parties"), from any and all obligations, debts, liabilities, claims, actions, causes of action, suits, complaints, contracts, agreements, promises, judgments and damages of any kind whatsoever (collectively, the "Released Claims"), whether in law or in equity, whether existing or contingent, known or unknown, which such Seller now has or has ever had, in his or its own name or names, in the name of or through any other person or entity, in his or its individual capacities, or in any corporate, representative or other capacity against the Companies arising out of any matter, cause or event occurring on or prior to the date hereof (the "Closing Date") relating to the business, operations, management, finances and other affairs of the Companies; provided, however, that nothing contained herein shall operate to release (a) as to any Seller who shall be offered continued employment with the Companies, any obligation of the Companies arising under any offer letter, employment agreement, assignment of invention and non-competition agreement, or related employment documentation, (b) any rights under any benefit plan of the Companies, (c) tort claims based on personal injury or similar claims, and (d) any of Sellers' rights, obligations or remedies under the Purchase Agreement or the Ancillary Agreements.

         The Sellers further covenant and agree not to voluntarily commence, join in, prosecute, or otherwise voluntarily participate in any suit or proceeding, at law, in equity, or through any other methods or means, in a position which is adverse to the Companies or any of them, relating to any Released Claim other than in respect of the matters described in clauses (a)-(d) of the preceding paragraph.

         Notwithstanding anything to the contrary herein, all rights to indemnification existing on the Closing Date in favor of the present or former employees, agents, representatives, officers and directors of the Companies with respect to actions taken prior to the Closing Date, as provided in the certificates of incorporation, by-laws or similar organizational documents of the Companies (as amended), will survive this Release and continue in full force and effect. Each Seller further represents that, except as permitted by the Purchase Agreement, such Seller has not assigned and will not assign in the future any claim such Seller may have against the Released Parties other than by operation of law.

         This Release represents a complete understanding between the parties relating to the subject matter hereof and supersedes any and all other agreements and understandings, whether oral or written, between such Seller and the Released Parties which are not included herein. This Release may not be modified, altered or changed except upon written consent of the parties. This Release will be binding upon the parties and will inure to the benefit of such Seller and the Released Parties and their respective successors and assigns.

         This Release shall be governed by and construed in accordance with the law of the State of New York. This Release may be signed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. In the event of a conflict between the terms of the Release and the Purchase Agreement or any Ancillary Agreement relating to the terms hereof, the terms of the Purchase Agreement or such Ancillary Agreement shall control.

                                    * * * * *

THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE FOREGOING RELEASE OF CLAIMS, THAT THE UNDERSIGNED FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH RELEASE OF CLAIMS AND THAT THE UNDERSIGNED ARE KNOWINGLY AND VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS RELEASE OF CLAIMS, THE UNDERSIGNED DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY IONICS, THE COMPANIES OR THEIR RESPECTIVE ATTORNEYS WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

         IN WITNESS WHEREOF, the undersigned have executed this Release as of the ________ day of ___________, 200__:



                                  PURCHASER:
                                  ----------

                                  IONICS, INCORPORATED



                                  By:
                                     ------------------------------------------

                                  Its:
                                      -----------------------------------------

                                  COMPANIES:
                                  ----------

                                  ECOLOCHEM, INC.



                                  By:
                                     -----------------------------------------

                                  Its:
                                      ----------------------------------------



                                  ECOLOCHEM INTERNATIONAL, INC.



                                  By:
                                     ------------------------------------------

                                  Its:
                                      -----------------------------------------



                                  ECOLOCHEM S.A.R.L.



                                  By:
                                     ------------------------------------------

                                  Its:
                                      -----------------------------------------



                                  MOSON HOLDINGS, LLC



                                  By:
                                     ------------------------------------------

                                  Its:
                                      -----------------------------------------

                                  SELLERS:
                                  --------

                                  THE LYMAN B. DICKERSON REVOCABLE TRUST
                                  DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR
                                  TRUSTEE, AS AMENDED



                                  By:
                                     ------------------------------------------
                                     LYMAN B. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed



                                  THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                  DATED JUNE 22, 1988, OR ANY SUCCESSOR
                                  TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed



                                  THE RICHARD DICKERSON REVOCABLE TRUST
                                  DATED MARCH 5, 1993, OR ANY SUCCESSOR
                                  TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed

                                  THE LYMAN DICKERSON IRREVOCABLE TRUST,
                                  DATED JULY 1, 2001


                                  By:
                                     ------------------------------------------
                                     LYMAN B. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     CHARLES C. KLINE, Independent Trustee

                                  ________________, 2004
                                  Date Signed


                                  THE DOUGLAS DICKERSON IRREVOCABLE TRUST
                                  NO. 3, DATED JULY 1, 1991


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     FREDERICK T. STANT, III, Independent
                                     Trustee

                                  ________________, 2004
                                  Date Signed

                                  THE RICHARD DICKERSON IRREVOCABLE TRUST
                                  NO. 3, DATED JULY 1, 1991


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     FREDERICK T. STANT, III, Independent
                                     Trustee

                                  ________________, 2004
                                  Date Signed

                                  ---------------------------------------------
                                  LYMAN B. DICKERSON

                                  ________________, 2004
                                  Date Signed


                                  ---------------------------------------------
                                  DOUGLAS G. DICKERSON

                                  ________________, 2004
                                  Date Signed


                                  THE ESTATE OF RICHARD C. DICKERSON


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Executor

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Executor

                                  ________________, 2004
                                  Date Signed

                                                                       EXHIBIT K
                                                                       ---------

         THIS SECTION 338 ESCROW AGREEMENT is dated as of [ ], 200__ (this "Escrow Agreement"), among IONICS, INCORPORATED, a Massachusetts corporation (the "Buyer"), and the entities listed on Exhibit A hereto (each a "Seller" and collectively, the "Sellers"), Lyman B. Dickerson and Douglas G. Dickerson ("Sellers' Representatives") and [ ] (the "Escrow Agent").


         Buyer and Sellers entered into a Purchase Agreement dated as of November 18, 2003 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Sellers and Sellers have agreed to sell to Buyer their interests in Ecolochem, Inc., a Virginia corporation, Ecolochem International, Inc., a Delaware corporation, Ecolochem S.A.R.L., a societe a responsabilite limitee organized under the laws of France, and Moson Holdings, LLC, a Virginia limited liability company. In accordance with Section 1.06 of the Purchase Agreement, each of the Sellers appointed Sellers' Representatives to act on their behalf under the terms and conditions of this Escrow Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement.

         In accordance with the Purchase Agreement, Buyer is hereby depositing with the Escrow Agent [$Insert Amount of Preliminary 338 Tax Adjustment] in cash, which amount shall be (A) decreased, if and when the Preliminary 338 Tax Adjustment is finally determined to be less than such amount pursuant to Section 1.05(d) of the Purchase Agreement, or (B) increased or decreased, as applicable, to an amount equal to the Section 338 Tax Adjustment as and when such amount is finally determined pursuant to Section 1.05(g) or Section 1.05(i) (the "Cash Amount"). The Cash Amount less any amounts distributed pursuant to Section 2(b) below is referred to herein as the "Escrowed Funds."

         It is expressly understood and agreed by the parties hereto that all references herein to the Purchase Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall have no obligation or duties with respect thereto.

         SECTION 1. Deposit of the Escrowed Funds. At the Closing, Buyer shall deliver to the Escrow Agent by wire transfer of immediately available funds and the Escrow Agent, shall promptly acknowledge receipt in writing of, the Cash Amount. The Cash Amount shall be deposited initially into an insured interest-bearing money-market account of [ ], and thereafter shall be invested and liquidated in accordance with Section 3. Immediately after the Section 338 Tax Adjustment is finally determined in accordance with the terms of Section
1.05 of the Purchase Agreement, Buyer shall deliver to the Escrow Agent by wire transfer of immediately available funds an amount equal to the amount, if any, by which the Section 338 Tax Adjustment exceeds the Preliminary 338 Tax Adjustment, such amount shall be invested and liquidated in accordance with
Section 3 hereof. In the event that the Section 338 Tax Adjustment is finally determined to be less than the Preliminary Section 338 Tax Adjustment, the Escrow Agent shall deliver to the Buyer, by wire transfer of immediately available funds, an amount equal to the amount by which the Section 338 Tax Adjustment is less than the Preliminary 338 Tax Adjustment.

         SECTION 2. Purpose and Release. (a) The Escrowed Funds shall serve as the source of payments that may become due to Sellers from Buyer pursuant to
Section 1.05(g) of the Purchase Agreement (the "Section 338 Tax Adjustment Amount"). For purposes of this Agreement, the term "Business Day" shall mean any day other than a Saturday or Sunday on which the Escrow Agent is open for business.

         (b) Within three (3) Business Days of receipt of a written notice (a "Claim Notice") executed and delivered by the Sellers' Representatives at any time on or before June 15, 2005 instructing the Escrow Agent to disburse a specified amount of funds (the "Claim Amount") from the Escrowed Funds to the Sellers' Representatives, on behalf of any Seller for the payment of the tax obligation of such Seller relating to the Section 338 Election of the Buyer, the Escrow Agent shall release such funds as set forth in such notice; provided, however, that Sellers' Representatives shall not be entitled to issue any Claim Notice prior to any Tax Payment Date and provided, further, that any Claim Notice shall be based on Sellers' Representatives' good faith belief that the Claim Amount sought pursuant to such Claim Notice is owed to Sellers pursuant to
Section 1.05(g) of the Purchase Agreement and that such Claim Amount, when aggregated with the Claim Amounts of all other Claim Notices issued hereunder, does not exceed the amount of the Section 338 Tax Adjustment, or if so determined prior to the termination of this Agreement, the amount of the Final
Section 338 Adjustment. Payments made by the Escrow Agent in cash from the Escrowed Funds shall be made in the form of a wire transfer to the accounts specified in the applicable Claim Notice.(c) The amount of the Escrowed Funds which are not subject to a Claim Notice and which have not otherwise been distributed to Sellers' Representatives, shall be released by the Escrow Agent to the Buyer as soon as practicable, upon the earlier of (i) the date on which Buyer determines that the amount of the Section 338 Tax Adjustment remaining unpaid is equal to zero ("Buyer's Determination"), or (ii) June 30, 2005 (the "Release Date"); provided that in the case of clause (i), (A) Buyer has provided Sellers' Representatives and the Escrow Agent written notice of Buyer's Determination at least 10 business days prior to the date of release specified in such notice ("Buyer's Termination Notice") and (B) prior to the expiration of the 10 business day period after delivery of Buyer's Termination Notice, the Escrow Agent shall not have received written notice from the Sellers' Representatives (the "Sellers' Notice") (a copy of which shall be forwarded by the Sellers' Representatives to the Buyer simultaneously with the forwarding thereof to the Escrow Agent) that Sellers' Representatives elect to contest Buyer's Determination.

         (d) If Sellers' Representatives have filed a Sellers' Notice pursuant to Section 2(c)(ii)(B) hereof, then the Escrow Agent shall thereafter deliver to Buyer Escrowed Funds in an amount equal to any amount not contested by Sellers' Representatives in the Sellers' Notice and shall not make further disbursements of the Escrowed Funds to Buyer until the earlier to occur of (i) such time as the Escrow Agent has received joint disbursement instructions from the Sellers' Representatives and Buyer or (ii) June 30, 2005.

         SECTION 3. Investments; Disposition of Income. (a) At the written direction of Buyer, the Escrow Agent shall invest the Escrowed Funds within two business days after receipt of such written direction in (i) United States' government securities or securities of agencies of the United States government which are guaranteed by the United States government and which mature nine months or less from the date of investment, (ii) debt securities (including certificates of deposit) issued by any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating in excess of $500 million and whose long-term debt securities have a rating of "A" or higher by Standard and Poor's Rating Service and which mature nine months or less from the date of investment or (iii) any other instrument as Buyer and Sellers' Representatives, from time to time, shall jointly designate in writing. Any income received by the Escrow Agent from investments of the Escrowed Funds pursuant to this Section 3 (such income being referred to as "Interest") shall be added to the Escrowed Funds and distributed as provided in this Escrow Agreement. Periodic statements will be provided to Sellers' Representatives and Buyer reflecting transactions executed in connection with the Escrowed Funds.

         (b) In the event that the Escrow Agent is required to distribute Escrowed Funds under Section 2, the Escrow Agent shall sell or liquidate the investments made under Section 3(a) in respect thereto as and to the extent necessary to fund such distribution. The Escrow Agent shall sell or liquidate such investments in accordance with such investments' average overnight yield for the prior business day and in order of the lowest to highest overnight yield for such investments. Such sales or liquidations shall be made as promptly as practicable after the Escrow Agent becomes obligated to make such distribution, but in no event later than one business day thereafter. Notwithstanding the foregoing, no later than two business days prior to April 10, 2005 Escrow Agent shall sell or liquidate all of the investments made under Section 3(a) in respect of the Escrowed Funds.

         (c) Upon the sale or liquidation of an investment of the Escrowed Funds, the proceeds shall be deposited into an insured interest-bearing money-market account of the Escrow Agent pending distribution pursuant to
Section 2.

         SECTION 4. Concerning the Escrow Agent. (a) The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to
Section 3 of this Escrow Agreement.

         (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto with respect to the subject matter hereof except this Escrow Agreement. The Escrow Agent's duties are ministerial in nature.

         (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes (not including any taxes of the Escrow Agent measured by or imposed upon income, and not including any franchise or excise taxes), damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Funds.

         (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agent may act pursuant to the advice of counsel reasonably acceptable to both Sellers' Representatives and Buyer with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

         (f) The Escrow Agent does not have any interest in any Escrowed Funds deposited hereunder but is serving as escrow agent only and having only possession thereof. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. Sellers' Representatives shall provide the Escrow Agent with appropriate W-9 or other certification forms for tax identification number certification, or nonresident alien certifications with respect to Sellers.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

         (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (i) Sellers' Representatives and Buyer may jointly remove the Escrow Agent and terminate this Escrow Agreement upon ten days prior written notice signed by both parties. Upon such removal and termination, all then existing Escrowed Funds (including all investments) shall be transferred in accordance with the joint written instructions of Sellers' Representatives and Buyer.

         (j) The Escrow Agent shall have no responsibility for the contents of any court order and may rely without any liability upon the contents thereof.

         (k) The Escrow Agent shall be paid $[ ] annually. Sellers' Representative shall on behalf of the Sellers, pay to the Escrow Agent its fees for the acceptance and administration of this Escrow Agreement (pursuant to the terms of Annex A attached hereto). All fees shall be paid in United States currency and payable in the United States at the office of the Escrow Agent. Notwithstanding anything in this Escrow Agreement to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution from the Escrowed Funds (A) to the Sellers' Representative or Sellers, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are fees or expenses or any amounts then due to the Escrow Agent from the Sellers pursuant to Section 4(c) then due to the Escrow Agent from the Sellers' Representatives; or (B) to Buyer, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are any amounts then due to the Escrow Agent from the Buyer pursuant to Section 4(c) hereof. Upon receipt of payment for such fees or expenses, the Escrow Agent shall promptly make such disbursements or distributions to Buyer.

         SECTION 5. Sellers' Assets. The parties agree that Escrowed Funds (up to an amount equal to the Section 338 Tax Adjustment, or if so determined prior to the termination of this Agreement, the amount of the Final Section 338 Adjustment each as determined pursuant to Section 1.05 of the Purchase Agreement) are assets of Sellers (and not Buyer or its subsidiaries), and are placed in escrow solely to secure Buyer's obligations to Sellers in respect of the amount of the Section 338 Tax Adjustment or the amount of the Final Section 338 Adjustment, as the case may be. No other person shall have any right, title or interest in or to the Escrowed Funds.

         SECTION 6. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) 5 business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

         (a) if to Buyer, to:

                  Ionics, Incorporated
                  65 Grove Street
                  Watertown, MA 02459
                  Fax:  (617) 926-3760

                  Attention:  Stephen Korn, Vice President and General Counsel

         with copies to:

                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, Massachusetts 02110
                  Fax: (617) 248-7100

                  Attention: Mark H. Burnett

         (b) if to Sellers' Representatives or any Seller, to:

                  Ecolochem, Inc.
                  4545 Patent Road
                  Norfolk, VA 23502
                  Fax:  (757) 855-1478

                  Attention: Lyman B. Dickerson

         with copies to:

                  Williams Mullen
                  222 Central Park Avenue, Suite 1700
                  Virginia Beach, Virginia 23462
                  Fax: (757) 473-0395

                  Attention: Frederick T. Stant

                  Cravath, Swaine & Moore
                  Worldwide Plaza
                  825 Eighth Avenue
                  New York, New York 10019
                  Fax: (212) 474-3700

                  Attention: Alan Stephenson

         (c) if to the Escrow Agent, to:

                           Attention:

         SECTION 7. Termination. This Escrow Agreement shall automatically terminate upon the complete distribution of all Escrowed Funds in accordance with the terms hereof.

         SECTION 8. Miscellaneous. (a) This Escrow Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted violation of this Section 8(a) shall be void.

         (b) This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Escrow Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Escrow Agreement, each signed by the other party or parties hereto or thereto.

         (c) This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or waiver in respect of this Escrow Agreement shall be effective unless it shall be in writing and signed by each party hereto.

         (d) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

         (e) Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Escrow Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this paragraph. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (f) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or disputes relating hereto or thereto. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Escrow Agreement by, among other things, the mutual waivers and certifications in this paragraph.

         (g) This Escrow Agreement may be amended in writing by the parties. This Escrow Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

         (h) The Sellers' Representatives, on behalf of each of the Sellers, acknowledges and agrees that each Seller will provide its correct Taxpayer Identification Number to the Escrow Agent, and will report all Interest and other income earned under this Escrow Agreement as taxable income to the Internal Revenue Service or other Taxing Authority. The Escrow Agent (or Buyer, if Buyer is the withholding agent) shall be permitted to report and withhold any required Taxes as it determines it may be required by any law or regulation in effect, and remit such Taxes to the appropriate Taxing Authorities, and the Sellers' Representatives, on behalf of each of the Sellers, acknowledge and agree that the Sellers will hold the Escrow Agent (and Buyer, if Buyer is the withholding agent) harmless from and against any such Taxes.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

                              IONICS, INCORPORATED


                              By:
                                 ----------------------------------------------

                              Its:
                                  ---------------------------------------------

                                  THE LYMAN B. DICKERSON REVOCABLE TRUST
                                  DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR
                                  TRUSTEE, AS AMENDED



                                  By:
                                     ------------------------------------------
                                     LYMAN B. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed



                                  THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                  DATED JUNE 22, 1988, OR ANY SUCCESSOR
                                  TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed



                                  THE RICHARD DICKERSON REVOCABLE TRUST
                                  DATED MARCH 5, 1993, OR ANY SUCCESSOR
                                  TRUSTEE, AS AMENDED


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed

                                  THE LYMAN DICKERSON IRREVOCABLE TRUST,
                                  DATED JULY 1, 2001


                                  By:
                                     ------------------------------------------
                                     LYMAN B. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     CHARLES C. KLINE, Independent Trustee

                                  ________________, 2004
                                  Date Signed


                                  THE DOUGLAS DICKERSON IRREVOCABLE TRUST
                                  NO. 3, DATED JULY 1, 1991


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     FREDERICK T. STANT, III, Independent
                                     Trustee

                                  ________________, 2004
                                  Date Signed

                                  THE RICHARD DICKERSON IRREVOCABLE TRUST
                                  NO. 3, DATED JULY 1, 1991


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Trustee

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     FREDERICK T. STANT, III, Independent
                                     Trustee

                                  ________________, 2004
                                  Date Signed

                                  ---------------------------------------------
                                  LYMAN B. DICKERSON

                                  ________________, 2004
                                  Date Signed


                                  ---------------------------------------------
                                  DOUGLAS G. DICKERSON

                                  ________________, 2004
                                  Date Signed


                                  THE ESTATE OF RICHARD C. DICKERSON


                                  By:
                                     ------------------------------------------
                                     DOUGLAS G. DICKERSON, Co-Executor

                                  ________________, 2004
                                  Date Signed


                                  By:
                                     ------------------------------------------
                                     MARGUERITE W. DICKERSON, Co-Executor

                                  ________________, 2004
                                  Date Signed

                                  [ ], as Escrow Agent


                                  By:
                                     ------------------------------------------

                                  Its:
                                      -----------------------------------------